UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. 1)
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☒    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

INSPIRATO INCORPORATED
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐    No fee required.
☒    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

0904340001-1579809772-290/3.0

EXPLANATORY NOTE

This Amendment No. 1 to the preliminary proxy statement (this “Amended Proxy Statement”) amends and restates the preliminary proxy statement and proxy card of Inspirato Incorporated (“Inspirato,” “we,” “us” or “our”) filed with the Securities and Exchange Commission on July 25, 2025 (the “Proxy Statement”). The Proxy Statement was filed in connection with our upcoming special meeting of stockholders to consider proposals relating to our proposed merger (the “Merger”) with Buyerlink, Inc. (the “Special Meeting”).

This Amended Proxy Statement is being filed to add a new proposal for consideration at the Special Meeting. To ensure that Inspirato Class A common stock, par value $0.0001 per share (“Inspirato Common Stock”), will remain eligible for listing on the Nasdaq Stock Market upon the completion of the Merger, we are asking stockholders in this Amended Proxy Statement to approve a further amendment to our certificate of incorporation to effect a reverse stock split pursuant to which each five shares of Inspirato Common Stock and Inspirato preferred stock, par value $0.0001 per share (“Inspirato Preferred Stock”), would be combined into one share of Inspirato Common Stock and one share of Inspirato Preferred Stock, respectively (the “Reverse Split Proposal”).

The changes to the Proxy Statement as reflected in this Amended Proxy Statement include updates and other conforming changes relating to the addition of the Reverse Split Proposal as new Proposal 3, such as a related risk factor and tax disclosure. No attempt has been made in this Amended Proxy Statement to otherwise modify or update disclosures presented in the Proxy Statement. This Amended Proxy Statement does not otherwise reflect events occurring after the filing of the Proxy Statement or modify or update disclosures affected by subsequent events.

1544 Wazee Street
Denver, Colorado 80202
(303) 586-7771
[●]
Dear Stockholders:
On behalf of the Board of Directors of Inspirato Incorporated (“Inspirato,” “we,” “us,” or “our”), we are pleased to enclose the accompanying proxy statement relating to our proposed merger with Buyerlink, Inc., a Delaware corporation (“Buyerlink”).
On June 25, 2025, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among us, RR Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Inspirato (“Merger Sub”), and Buyerlink, which is wholly owned by One Planet Ops Inc. (“One Planet Ops”), a wholly owned subsidiary of One Planet Group, LLC ("One Planet Group"). Pursuant to the Merger Agreement, and subject to the terms and conditions set forth therein, Merger Sub will merge with and into Buyerlink (the “Merger”), with Buyerlink surviving the Merger as a wholly owned subsidiary of Inspirato. In connection with the Merger, and as consideration therefor, Inspirato will issue to One Planet Ops (i) 73,941,230 shares of Inspirato’s Class A common stock, par value $0.0001 per share (“Inspirato Common Stock” ) and (ii) 8,262,327 shares of a newly designated class of Inspirato preferred stock, par value $0.0001 per share (“Inspirato Preferred Stock”), in each case prior to the Reverse Split and subject to adjustment in accordance with the terms of the Merger Agreement (collectively, the “Merger Consideration”).
The issuance of the Merger Consideration pursuant to the Merger (the “Stock Issuance”) requires approval by Inspirato stockholders (i) under the rules of the Nasdaq Stock Market, LLC ("Nasdaq"), as the Stock Issuance will exceed 20% of Inspirato’s outstanding voting power prior to the issuance and (ii) in order to increase the number of shares of common and preferred stock authorized for issuance under Inspirato’s certificate of incorporation. In addition, to ensure that the Inspirato Common Stock will remain eligible for listing on the Nasdaq Stock Market upon the completion of the Merger, we are asking stockholders to approve a further amendment to the certificate of incorporation to effect a reverse stock split pursuant to which each five shares of Inspirato Common Stock and Inspirato Preferred Stock would be combined into one share of Inspirato Common Stock and one share of Inspirato Preferred Stock, respectively (the “Reverse Split”).
Specifically, at the special meeting of stockholders (the “Special Meeting”), Inspirato stockholders will be asked to vote on the following proposals:
•Proposal 1: To approve, for purposes of complying with Nasdaq Rule 5635, the Stock Issuance pursuant to the Merger Agreement (the “Stock Issuance Proposal”).
•Proposal 2: To approve an amendment to Inspirato’s certificate of incorporation to increase the authorized number of shares of Inspirato Common Stock and Inspirato Preferred Stock to facilitate the issuance of the Merger Consideration required by the Merger Agreement (the “Authorized Shares Proposal”).
•Proposal 3: To approve an amendment to Inspirato's certificate of incorporation to effect the Reverse Split (the "Split Proposal").
•Proposal 4: To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Stock Issuance Proposal,the Authorized Shares Proposal, and/or the Split Proposal (the “Adjournment Proposal”).
Each proposal is described in more detail in the accompanying proxy statement, which we urge you to read carefully.
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The Special Meeting will be held on [●], 2025, at 9:00 a.m., Mountain Daylight Time, and will be conducted entirely online to allow for greater participation. Stockholders may participate in the Special Meeting by visiting [www.virtualshareholdermeeting.com/ISPO2025SM].
The Board of Directors, acting on the unanimous recommendation of a special committee, recommends that Inspirato stockholders vote “FOR” the Stock Issuance Proposal, “FOR” the Authorized Shares Proposal, "FOR" the Split Proposal and “FOR” the Adjournment Proposal.

The approval of the Stock Issuance Proposal and the Authorized Shares Proposal are conditions to completion of the Merger, and the Merger cannot be completed unless these approvals are obtained. The approval of the Split Proposal is not a condition to the completion of the Merger, but Inspirato and Buyerlink would not expect to complete the Merger if the Split Proposal is not approved and, as a result, the Inspirato Common Stock would become ineligible for continued listing on the Nasdaq Stock Market upon the completion of the Merger.
The enclosed proxy statement provides detailed information about the Special Meeting, the Merger, and the proposals to be considered. Please read the entire proxy statement carefully, including “Risk Factors” beginning on page 14 and “Where You Can Find More Information” beginning on page 103.
On behalf of our Board of Directors, we would like to express our appreciation for your continued support of and interest in Inspirato.
Sincerely,
Payam Zamani
Chief Executive Officer and Chairperson of the Board

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INSPIRATO INCORPORATED
1544 Wazee Street
Denver, Colorado 80202
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
A special meeting of stockholders (the “Special Meeting”) of Inspirato Incorporated (“Inspirato,” “we,” “us,” or “our”) will be held online on [●], 2025, at 9:00 a.m., Mountain Daylight Time, accessible via the following virtual meeting link: [www.virtualshareholdermeeting.com/ISPO2025SM], for the following purposes:
•Proposal 1: To approve, for purposes of complying with Nasdaq Rule 5635, the Stock Issuance pursuant to the Merger Agreement (the “Stock Issuance Proposal”).
•Proposal 2: To approve an amendment to Inspirato’s certificate of incorporation to increase the authorized number of shares of Inspirato Common Stock and Inspirato Preferred Stock to facilitate the issuance of the Merger Consideration required by the Merger Agreement (the “Authorized Shares Proposal”).
•Proposal 3: To approve an amendment to Inspirato’s certificate of incorporation to effect the Reverse Split (the “Split Proposal”).
•Proposal 4: To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Stock Issuance Proposal, the Authorized Shares Proposal and/or the Split Proposal (the “Adjournment Proposal”).
Only holders of record of Inspirato Common Stock at the close of business on July 8, 2025 are entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof.
Each proposal described above is more fully set forth in the accompanying proxy statement, which we urge you to read carefully.
Whether or not you plan to participate in the Special Meeting, please submit your proxy promptly by following the instructions provided. Your vote is very important, and submitting your proxy will help ensure a quorum and reduce expenses associated with further solicitation.

By order of the Board of Directors,
Brent Wadman
General Counsel and Secretary
Denver, Colorado
[●]
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CALCULATION OF FILING FEE TABLES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	EX-107

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INSPIRATO INCORPORATED
PROXY STATEMENT
FOR A SPECIAL MEETING OF STOCKHOLDERS
To be held at 9:00 a.m., Mountain Daylight Time on [●], [●], 2025
Summary
For your convenience, below is a summary of certain information contained in this proxy statement. This summary highlights selected information and does not include all the details that may be important to you. To fully understand the proposed Merger between Inspirato and Buyerlink, including the Stock Issuance, the Authorized Share Amendment and the Reverse Split, you should read this entire proxy statement carefully, including its annexes and incorporated documents. See “Where You Can Find More Information” on page 103.
The Parties to the Merger (Page 26)
Inspirato Incorporated
Inspirato, a Delaware corporation, is a luxury travel subscription platform providing access to a curated collection of vacation homes, hotel partners, and bespoke experiences. Its principal executive offices are located at 1544 Wazee Street, Denver, Colorado 80202, and its telephone number is (303) 586-7771. The Inspirato Common Stock is listed on Nasdaq under the symbol “ISPO.” Additional information about Inspirato is included in documents incorporated by reference in this proxy statement. See “Where You Can Find More Information” on page 103.
Buyerlink Inc.
Buyerlink, a privately held Delaware corporation, is a technology-enabled marketing services platform. It is wholly owned by One Planet Ops, a diversified technology company focused on innovation and entrepreneurship in impact-driven industries. Buyerlink’s principal executive offices are located at 1820 Bonanza Street, Walnut Creek, California 94596.
One Planet Ops Inc.
One Planet Ops Inc., a privately owned Delaware corporation, is a holding company that does not directly engage in operating activities. It is the sole stockholder of Buyerlink and will receive the Merger Consideration from Inspirato in connection with the transaction. Its principal executive offices are located at 1820 Bonanza Street, Walnut Creek, California 94596. The sole stockholder of One Planet Ops is One Planet Group, and both entities are beneficially owned and controlled by Payam Zamani, who also serves as Inspirato’s Chief Executive Officer ("CEO") and Chairperson of the Board of Directors. Mr. Zamani is the beneficial owner of approximately 49% of the Inspirato Common Stock.
RR Merger Sub, Inc.
Merger Sub, a privately held Delaware corporation, is a wholly owned subsidiary of Inspirato that was formed solely for the purpose of facilitating the Merger. Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the Merger Agreement, including the preparation of applicable regulatory filings in connection with the Merger. Its principal executive offices are located at 1544 Wazee Street, Denver, Colorado 80202, and its telephone number is (303) 586-7771.

The Merger (Page 27)
The terms and conditions of the Merger are set forth in the Merger Agreement, a copy of which is attached to this proxy statement as Annex A. You are encouraged to read the Merger Agreement in its entirety, as it is the primary legal document governing the Merger and related transactions.
Pursuant to the Merger Agreement, and in accordance with the Delaware General Corporation Law (the “DGCL”), at the effective time of the Merger (the “Effective Time”), Merger Sub will merge with and into Buyerlink, with Buyerlink surviving as a wholly owned subsidiary of Inspirato (the “Surviving Company”). Following the Merger, Inspirato will change its corporate name to “One Planet Platforms, Inc.” and will remain the publicly traded holding company of both Buyerlink and Inspirato (“One Planet Platforms” or the "Combined Company"). One Planet Platforms will reconstitute its seven member Board of Directors, with six directors to be designated by One Planet Group and one director to be designated by the special committee of independent directors of the current Inspirato Board of Directors (the “Special Committee”).
In exchange for all of the outstanding equity interests of Buyerlink, Inspirato will issue to One Planet Ops the Merger Consideration. The Merger Consideration is structured to be tax-deferred for U.S. federal income tax purposes and to qualify as a “reorganization” under Section 368(a) of the Internal Revenue Code.
The Merger Agreement includes customary representations, warranties, and covenants of the parties, as well as conditions to closing and termination rights. It also provides for potential termination fees under certain circumstances.
Upon closing of the Merger, One Planet Ops and its affiliates will own approximately 91% of the outstanding Inspirato Common Stock and Mr. Zamani will beneficially own approximately 92% of the then-outstanding Inspirato Common Stock.
Merger Consideration (Page 27)
At the Effective Time, all of the issued and outstanding equity interests of Buyerlink will be converted into the right to receive the Merger Consideration from Inspirato, payable to One Planet Ops as the sole stockholder of Buyerlink. The Merger Consideration will consist of 73,941,230 shares of Inspirato Common Stock and (ii) 8,262,327 shares of Inspirato Preferred Stock, in each case prior to the Reverse Split and subject to adjustment in accordance with the terms of the Merger Agreement. The Merger Consideration is based on an equity valuation of Buyerlink of $326.3 million. For accounting purposes under the reverse merger an equity valuation of Inspirato of $38.9 million, or $3.12 per share (prior to the Reverse Split) was used as consideration.
The number of shares of Inspirato Preferred Stock issued to One Planet Ops will be adjusted, up or down, based on Buyerlink’s cash and net working capital at the Effective Time relative to targets of $5.0 million in cash and $13.7 million in net working capital. To the extent Buyerlink’s cash and net working capital exceed those targets, it will receive additional shares of Inspirato Preferred Stock valued at $3.61 per share, the 45 day average trading price of the Inspirato Common Stock when the Merger Agreement was entered into (prior to the Reverse Split); to the extent Buyerlink’s cash and net working capital are less than those targets, the number of shares of Inspirato Preferred Stock it will receive will be reduced on the same basis.
In addition, Inspirato will issue restricted stock units (“RSUs”), and deferred cash awards, to certain employees of Buyerlink at the Effective Time (referred to in the Merger Agreement as the “Converted RSU Awards,” the “Additional RSU Awards” and the “Converted Cash Awards”). Changes in the number of those awards (collectively, the “Buyerlink Employee Awards”), resulting, for example, from the termination of a designated Buyerlink employee prior to closing, could also result in changes to the number of shares of Inspirato Common Stock and Inspirato Preferred Stock received by One Planet Ops at closing. Under the terms of the Merger Agreement, the value of the Buyerlink Employee Awards is effectively deducted from the $326.3 million equity valuation of Buyerlink.
Inspirato Preferred Stock (Page A-69)
The shares of Inspirato Preferred Stock to be issued to One Planet Ops as part of the Merger Consideration will be entitled to receive monthly cash dividends accruing at 7.0% per annum, will have a liquidation preference of $3.61 per share, the 45 day average trading price of the Inspirato Common Stock when the Merger Agreement was entered into (prior to the Reverse Split), and will be convertible into shares of Inspirato Common Stock on a 1:1 basis. The shares will be mandatorily redeemable on the fifth anniversary of the closing of the Merger or, at One Planet Ops’s election, in three equal installments on the first three anniversaries of the closing. The redemption price will equal the liquidation preference plus accrued and unpaid dividends or the value of the Inspirato Common Stock into which the Inspirato Preferred Stock are then convertible. The term sheet for the Inspirato Preferred Stock is included as Exhibit A to the Merger Agreement, which is attached hereto as Annex A.
Authorized Shares Amendment (Page C-1)
The number of shares of Inspirato Common Stock and Inspirato Preferred Stock to be issued at the closing of the Merger exceeds the number of shares currently authorized by Inspirato’s certificate of incorporation. Accordingly, the Merger Agreement provides that closing will be conditioned on, among other things, the approval of the Inspirato stockholders of an amendment to the certificate of incorporation pursuant to which the authorized number of shares of Inspirato Common Stock and Inspirato Preferred Stock would be increased to 180 million and 16 million, respectively (the “Authorized Shares Amendment”). A copy of the proposed Authorized Shares Amendment is attached hereto as Annex C-1.
Reverse Split (Page C-2)
Nasdaq rules require that in the event of a “reverse merger” such as the Merger, the post-closing company must satisfy certain requirements, including, in the case of Inspirato, a common stock trading price of at least $3.00. Because the trading price of the Inspirato Common Stock is currently below $3.00, to ensure that the stock will remain eligible for listing on Nasdaq upon the completion of the Merger, we are asking stockholders to approve the Split Proposal, the implementation of which is expected to result in the trading price of the Inspirato Common Stock being substantially greater than $3.00. Pursuant to the Reverse Split, each five shares of Inspirato Common Stock and Inspirato Preferred Stock would be combined into one share of Inspirato Common Stock and one share of Inspirato Preferred Stock, respectively. The approval of the Split Proposal is not a condition to the completion of the Merger, but Inspirato and Buyerlink would expect not to complete the Merger if the Split Proposal is not approved and, as a result, the Inspirato Common Stock would become ineligible for continued listing on Nasdaq upon the completion of the Merger. A copy of the proposed amendment to the Inspirato certificate of incorporation to implement the Split Proposal (the "Reverse Split Amendment") is attached hereto as Annex C-2.
Interests of Inspirato’s Directors and Executive Officers in the Merger (Page 40)
Mr. Zamani is Inspirato’s CEO and is the Chairperson of Inspirato’s Board of Directors (the “Inspirato Board”). Mr. Zamani, as the CEO of One Planet Group, is the beneficial owner of approximately 49% of the Inspirato Common Stock. Mr. Zamani is also the CEO and beneficial owner of One Planet Ops, which is the sole owner of Buyerlink.
Other than Mr. Zamani and certain other members of the Inspirato Board of Directors and executive officers who may continue to serve in similar roles with the Combined Company after the Merger, none of the members of the Inspirato Board of Directors or Inspirato’s executive officers have interests in the Merger that are different from or in addition to the interests of Inspirato’s stockholders. For more details, see “The Merger—Interests of Inspirato’s Directors and Executive Officers in the Merger” in this proxy statement.
Voting Agreement (Page 41)
Contemporaneously with the execution of the Merger Agreement, One Planet Group entered into a Voting Agreement with Inspirato pursuant to which One Planet Group agreed to vote all of its shares of Inspirato Common Stock in favor of the Stock Issuance Proposal and the Authorized Shares Proposal. One Planet Group is the record owner of approximately 34% of the Inspirato Common Stock as of the record date. The Voting Agreement terminates at the earlier of (i) the termination of the Merger Agreement in accordance with its terms or (ii) the Effective Time. Inspirato currently expects that One Planet Group will vote their shares “FOR” the Stock Issuance Proposal, the Authorized Shares Proposal and the Adjournment Proposal.
Recommendation of the Board of Directors and its Reasons for Determination (Page 31)
The Inspirato Board of Directors, acting upon the unanimous recommendation of the Special Committee, has unanimously:

•determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, the Stock Issuance and the Authorized Shares Amendment are fair to, and in the best interests of, Inspirato and its stockholders;
•approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Stock Issuance, the Authorized Shares Amendment and the Reverse Split; and
•recommended that Inspirato stockholders vote “FOR” each of the proposals to be presented at the Special Meeting: the Stock Issuance Proposal, the Authorized Shares Proposal, the Reverse Split and the Adjournment Proposal.
In making its determination, the Board of Directors considered a range of factors, including:
•the strategic rationale for the combination, particularly the opportunity to enhance Inspirato’s technology and customer acquisition capabilities through integration with Buyerlink’s performance marketing platform;
•the financial terms of the Merger and the expected alignment of interests with One Planet Group as a long-term stockholder;
•the expectation that the Merger will allow existing Inspirato stockholders to benefit from potential value creation in the combined business;
•the fairness opinion received by the Special Committee from its financial advisor, which concluded that the consideration to be paid by Inspirato is fair, from a financial point of view, to Inspirato and its stockholders;
•the results of Inspirato's due diligence review of Buyerlink’s operations, financial performance, legal matters, and compliance posture;
•the arms-length nature of the negotiation process, in which the Special Committee was advised by independent legal counsel and independent financial advisors;
•the expected continued public company status and listing of Inspirato (under its new name, One Planet Platforms) with reconstituted governance reflecting the post-transaction ownership; and
•Inspirato's constrained liquidity and the Inspirato Board of Directors' belief that the Merger will provide Inspirato with greater financial flexibility and enhanced cash flow potential.
For a more detailed discussion of the Inspirato Board of Directors' rationale and supporting materials, including the fairness opinion and related analysis, please see the section titled “The Merger—Recommendation of the Board of Directors and Its Reasons for Its Determination.”
Opinion of Financial Advisor (Page 33)
In May 2025, the Special Committee engaged Roth Capital Partners, LLC (“Roth Capital”) to act as its exclusive financial advisor in connection with the proposed Merger. As part of its engagement, the Special Committee requested that Roth Capital evaluate the fairness, from a financial point of view, to Inspirato of the Merger Consideration to be issued by Inspirato pursuant to the Merger Agreement.
At a meeting of the Special Committee held on June 23, 2025, Roth Capital rendered an oral opinion, subsequently confirmed in writing as of the same date, to the effect that, as of June 23, 2025 and based upon and subject to the various assumptions made, procedures followed, matters considered, and limitations on the scope of the review undertaken by Roth Capital as set forth in its opinion, the Merger Consideration was fair, from a financial point of view, to Inspirato. For a description of the opinion that the Special Committee received from Roth Capital, see “Opinion of Financial Advisor.”
Listing of Common Stock and Name Change (Page 41)

Following the closing of the Merger, Inspirato will continue to be a publicly traded company listed on Nasdaq. The common stock of the Combined Company will trade under a new corporate name: “One Planet Platforms, Inc.” Inspirato will file a certificate of amendment to its certificate of incorporation to effect the name change promptly after the closing.
Inspirato will use its commercially reasonable efforts to maintain compliance with all Nasdaq listing requirements, both through the closing of the Merger and as a continuing obligation of the Combined Company.
Accounting Treatment (Page 41)
The Merger is expected to be accounted for using the acquisition method of accounting in accordance with generally accepted accounting principles in the United States (“GAAP”). Under the acquisition method, Buyerlink will be treated as the accounting acquirer. Accordingly, the identifiable assets acquired and liabilities assumed of Inspirato will be recorded at their estimated fair values as of the acquisition date, and any excess of the purchase price over the estimated fair value of the net assets acquired will be recorded as goodwill.
The parties have agreed to use their reasonable best efforts to obtain a legal opinion from Buyerlink's counsel confirming the intended tax treatment. However, no assurance can be provided that the Internal Revenue Service (“IRS”) or a court will ultimately agree with this treatment.
Regulatory Approvals (Page 41)
The Stock Issuance requires approval by Inspirato stockholders under the rules of Nasdaq, as the shares of Inspirato Common Stock and Inspirato Preferred Stock issued as Merger Consideration will exceed 20% of Inspirato’s outstanding voting power prior to the issuance. In addition, under the DGCL, the Authorized Shares Amendment and the Reverse Split require the approval of the Inspirato stockholders.
Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the rules promulgated thereunder, the Merger may not be completed until notifications have been filed with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the Department of Justice (the “DOJ”), and the applicable waiting period has expired or been terminated. The parties expect to file the required notifications with the FTC and DOJ promptly following the execution of the Merger Agreement. Completion of the Merger is subject to the expiration or early termination of the HSR Act waiting period.
The parties are not aware of any other material federal, state or foreign regulatory approvals required to complete the Merger.
Treatment of Buyerlink Distribution Rights (Page 42)
Certain employees of Buyerlink currently hold Distribution Rights which entitle them to receive specified payments or other consideration upon the occurrence of certain corporate events, including a reverse merger. The Merger Agreement contemplates that the Distribution Rights will be converted into Converted RSU Awards and Converted Cash Awards at the Effective Time, and also that Inspirato will issue, as soon as practicable after the Effective Time, certain Additional RSU Awards, which will be subject to vesting as described in the Merger Agreement. The value of these Buyerlink Employee Awards will be deducted from the value otherwise payable by Inspirato as Merger Consideration pursuant to a formula set forth in the Merger Agreement. The number of Buyerlink Employee Awards could change between the execution of the Merger Agreement and the closing of the Merger, e.g. due to the termination of employment of one or more of the relevant Buyerlink employees. If so, this may result in changes to the number of shares of Inspirato Common Stock and Inspirato Preferred Stock issued as Merger Consideration.
No Appraisal Rights (Page 43)
In accordance with the DGCL, no appraisal rights will be available with respect to the transactions contemplated by the Merger Agreement.
Stockholders’ Agreement (Page 47)

At the closing of the Merger, Inspirato and One Planet Group will enter into a Stockholders’ Agreement pursuant to which, among other things, One Planet Group will have the right to designate six of the seven members of the One Planet Platforms Board of Directors, with the remaining director designated by the Special Committee from the members of such Special Committee. In addition, One Planet Group will have approval rights over certain corporate actions of Inspirato and will have customary registration rights for its shares of Inspirato Common Stock.
The Special Meeting (Page 57)
The Special Meeting of Inspirato’s stockholders will be held on [●], 2025, at 9:00 a.m., Mountain Daylight Time. The meeting will be conducted virtually via live audio webcast at www.virtualshareholdermeeting.com/ISPO2025SM.
Stockholders of record as of the close of business on the record date are entitled to vote at the Special Meeting. Each share of Inspirato Common Stock outstanding on the record date is entitled to one vote on each proposal. As of the record date, there were 12,469,941 shares of Inspirato Common Stock issued and outstanding and held by 29 holders of record.
The purpose of the Special Meeting is to vote on the following proposals:
•Proposal 1: To approve, for purposes of complying with Nasdaq Rule 5635, the Stock Issuance pursuant to the Merger Agreement (the Stock Issuance Proposal).
•Proposal 2: To approve an amendment to Inspirato’s certificate of incorporation to increase the authorized number of shares of Inspirato Common Stock and Inspirato Preferred Stock to facilitate the issuance of the Merger Consideration required by the Merger Agreement (the Authorized Shares Proposal).
•Proposal 3: to approve an amendment to Inspirato's certificate of incorporation to effect the Reverse Split (the Split Proposal).
•Proposal 4: To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Stock Issuance Proposal, the Authorized Shares Proposal and/or the Split Proposal (the Adjournment Proposal).
The presence, either virtually or by proxy, of holders of a majority of the outstanding shares of Inspirato Common Stock entitled to vote will constitute a quorum. If a quorum is not present, the Special Meeting may be adjourned to a later date by the chairman of the meeting or the affirmative vote of a majority of the votes actually cast by the stockholders who are present in person or by proxy and entitled to vote at the Special Meeting. Even if a quorum is present, the Special Meeting may also be adjourned in order to provide more time to solicit additional proxies in favor of the Stock Issuance Proposal, Authorized Shares Proposal and the Split Proposal by the chairman of the Special Meeting or if sufficient votes are cast in favor of Adjournment Proposal.
The required votes to approve the proposals at the Special Meeting are as follows:
•Proposal 1 (Stock Issuance Proposal): Approval of this proposal requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote. Abstentions will have the same effect as votes “AGAINST” this proposal and broker non-votes will have no effect on the outcome.
•Proposal 2 (Authorized Share Proposal): Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Inspirato Common Stock. Abstentions and broker non-votes will have the same effect as votes “AGAINST” this proposal.
•Proposal 3 (Split Proposal): Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Inspirato Common Stock. Abstentions and broker non-votes will have the same effect as votes "AGAINST" this proposal.

•Proposal 4 (Adjournment Proposal): Approval of this proposal requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote. Abstentions will have the same effect as votes “AGAINST” this proposal and broker non-votes will have no effect on the outcome.

The Merger cannot be completed unless both the Stock Issuance Proposal and the Authorized Shares Proposal are approved by Inspirato’s stockholders. Failure to approve either proposal will result in termination of the Merger Agreement. The approval of the Split Proposal is not a condition to the completion of the Merger, but Inspirato and Buyerlink would expect not to complete the Merger if the Split Proposal is not approved and, as a result, the Inspirato Common Stock would become ineligible for continued listing on Nasdaq upon the completion of the Merger.
Risk Factors (Page 14)
You should consider all the information contained in, and incorporated by reference into, this proxy statement in deciding how to vote for the proposals presented in the proxy statement. In particular, you should consider the factors described under “Risk Factors” in this proxy statement.

Questions and Answers about the Proxy Materials and the Special Meeting
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.
Why am I receiving these materials?
You are receiving these proxy materials because the Inspirato Board of Directors is soliciting your proxy to vote at the Special Meeting of Inspirato stockholders and any postponements, adjournments, or continuations thereof. The Special Meeting will be held virtually on [●], [●], 2025, at 9:00 a.m., Mountain Daylight Time. You may attend, submit questions, and vote online at [www.virtualshareholdermeeting.com/ISPO2025SM].
These materials were first made available to stockholders on or about [●], 2025, to stockholders of record as of July 8, 2025 (the “record date”).
What proposals will be voted on at the Special Meeting?
Stockholders will vote on the following proposals:
•Proposal 1: To approve, for purposes of complying with Nasdaq Rule 5635, the Stock Issuance pursuant to the Merger Agreement (the Stock Issuance Proposal).
•Proposal 2: To approve an amendment to Inspirato’s certificate of incorporation to increase the authorized number of shares of Inspirato Common Stock and Inspirato Preferred Stock to facilitate the issuance of the Merger Consideration required by the Merger Agreement (the Authorized Shares Proposal).
•Proposal 3: To approve an amendment to Inspirato's certificate of incorporation to effect the Reverse Split (the Split Proposal).
•Proposal 4: To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Stock Issuance Proposal, the Authorized Shares Proposal and/or the Split Proposal (the Adjournment Proposal).
Our management and the Inspirato Board of Directors are not aware of any other matters to be presented at the Special Meeting.
How does the Board of Directors recommend that I vote?
The Inspirato Board unanimously recommends voting:
•“FOR” Proposal 1 (the Stock Issuance Proposal)
•“FOR” Proposal 2 (the Authorized Shares Proposal)
•"FOR" Proposal 3 (the Split Proposal)
•“FOR” Proposal 4 (the Adjournment Proposal)
What will happen in the Merger?
Upon completing the Merger, Buyerlink will become a wholly owned subsidiary of Inspirato. Inspirato will issue the Merger Consideration to One Planet Ops, Buyerlink’s sole stockholder. After the Merger, Inspirato will change its name to “One Planet Platforms, Inc.” Under the new name, Inspirato and Buyerlink will be combined into a single, integrated company. Inspirato will continue as a key brand within the newly formed organization. The Combined Company will operate a diversified portfolio of marketplaces, anchored by travel, automotive, and home services, and will seek to leverage artificial intelligence and a scalable business model to support long-term growth.

What is Buyerlink?
Buyerlink is a technology-enabled marketing services company connecting businesses and consumers through online marketing solutions. It is wholly owned by One Planet Ops and will become part of the Combined Company, One Planet Platforms, Inc. following the Merger.
What consideration will Inspirato pay in the Merger?
Upon the closing of the Merger, Inspirato will issue the Merger Consideration to One Planet Ops, as the sole stockholder of Buyerlink. The Merger Consideration will consist of 73,941,230 shares of Inspirato Common Stock and (ii) 8,262,327 shares of Inspirato Preferred Stock, in each case prior to the Reverse Split and subject to adjustment in accordance with the terms of the Merger Agreement. Additional details regarding the Merger Consideration are detailed in the Merger Agreement attached as Annex A. The Merger Consideration is based on an equity valuation of Buyerlink of $326.3 million. For accounting purposes, under the reverse merger an equity valuation of Inspirato of $38.9 million, or $3.12 per share was used as consideration (prior to the Reverse Split).
Upon closing of the Merger, One Planet Group and its affiliates will own approximately 91% of the outstanding Inspirato Common Stock. Payam Zamani, our CEO and Chairperson of the Inspirato Board, beneficially owns 100% of One Planet Group and currently beneficially owns 49% of the outstanding Inspirato Common Stock. Accordingly, upon closing of the Merger, Mr. Zamani will beneficially own approximately 92% of the then-outstanding Inspirato Common Stock.
How will the number of shares of Inspirato Common Stock and Inspirato Preferred Stock issued at the closing of the Merger be adjusted?
The number of shares of Inspirato Preferred Stock issued to One Planet Ops will be adjusted, up or down, based on Buyerlink’s cash and net working capital (relative to a defined target amount). In addition, the number of shares of Inspirato Common Stock and Inspirato Preferred Stock issued to One Planet Ops may be adjusted based on changes in certain equity awards issued to Buyerlink employees. See “The Merger Agreement—Merger Consideration” on page 50.
The number of shares of Inspirato Common Stock and Inspirato Preferred Stock issued to One Planet Ops as Merger Consideration will be reduced as a result of the Reverse Split in the same proportion (i.e. five to one) as other outstanding shares of Inspirato Common Stock.
Why is stockholder approval required?
The Nasdaq Stock Market requires approval when the issuance of a listed company’s securities exceeds 20% of outstanding shares of common stock or voting power of a listed company. Additionally, increasing authorized shares and effecting a reverse stock split require stockholder approval under our certificate of incorporation.
What happens if the Merger is not completed?
If the Merger does not close, Inspirato will continue as a standalone public company. Inspirato may owe a termination fee as detailed in “The Merger Agreement—Termination” on page 49.
When do we expect to complete the Merger?
The Merger is anticipated to close in the third quarter of 2025, subject to obtaining stockholder approval and satisfying other closing conditions. Timing and completion are not guaranteed.
What are the key conditions to completing the Merger?
Conditions include stockholder approval of Proposal 1 and Proposal 2, regulatory clearances, satisfaction of other customary conditions in the Merger Agreement and receipt of specified third-party consents and approvals. See “The Merger Agreement—Closing of the Merger—Conditions to the Merger” on page 48.

Who is entitled to vote at the Special Meeting?
Holders of Inspirato Common Stock at the close of business on July 8, 2025, the record date, may vote. As of the record date, there were approximately 12,469,941 shares of Inspirato Common Stock outstanding, with one vote per share.
Is there a list of registered stockholders entitled to vote?
Yes. A stockholder list will be available for review at our principal office (1544 Wazee Street, Denver, Colorado 80202) during normal business hours beginning ten days before the meeting, and online during the Special Meeting at [www.virtualshareholdermeeting.com/ISPO2025SM].
What vote is required to approve each proposal?
•Proposal 1 (the Stock Issuance Proposal): Approval of this proposal requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote. Abstentions will have the same effect as votes “AGAINST” this proposal and broker non-votes will have no effect on the outcome.
•Proposal 2 (the Authorized Share Proposal): Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Inspirato Common Stock. Abstentions and broker non-votes will have the same effect as votes “AGAINST” this proposal.
•Proposal 3 (the Split Proposal): Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Inspirato Common Stock. Abstentions and broker non-votes will have the same effect as votes "AGAINST" this proposal.
•Proposal 4 (the Adjournment Proposal): Approval of this proposal requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote. Abstentions will have the same effect as votes “AGAINST” this proposal and broker non-votes will have no effect on the outcome.
What constitutes a quorum?
A quorum consists of a majority of the issued and outstanding shares of Inspirato Common Stock entitled to vote. Abstentions and broker non-votes count towards a quorum.
How do I vote?
•Stockholders of record: Vote via Internet (www.proxyvote.com), telephone (1-800-690-6903), by mail (proxy card), or at the meeting online.
•“Street name” holders: Follow your broker’s voting instructions or request a legal proxy to vote online at the meeting.
Can I change or revoke my vote?
•Stockholders of record: Yes. Submit new voting instructions online or by mail, deliver a written revocation, or vote during the meeting.
•“Street name” holders: Follow your broker’s instructions to change your vote.
Will Inspirato shares trade on Nasdaq post-Merger?
Yes. Assuming the Merger closes and the Reverse Split is approved, shares of Inspirato Common Stock will continue trading on Nasdaq as “One Planet Platforms, Inc.”

What if I have trouble attending the virtual meeting?
If you experience issues, call the support number provided on the virtual meeting login page.
What is the effect of giving a proxy?
Your proxy authorizes Brent Wadman, General Counsel and Secretary of Inspirato, to vote your shares according to your instructions or, absent instructions, per the recommendations of the Inspirato Board.
Who will count the votes?
Votes will be tabulated by Broadridge Financial Solutions, Inc., which will serve as the inspector of elections.
How can I contact our transfer agent?
Contact Broadridge Financial Solutions at 855-627-5081, or in writing:
Broadridge Shareholder Services
c/o Broadridge Corporate Issuer Solutions
1155 Long Island Avenue
P.O. Box 1342, Brentwood, NY 11717-0718
Who pays for the proxy solicitation?
We will bear all proxy solicitation costs. Our directors, officers, and employees may assist without additional compensation.
Where will the voting results be announced?
We will report the results via Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) within four business days following the meeting.
Are appraisal rights available?
No appraisal rights are available regarding the proposals presented.
What if multiple stockholders live at my address but only one copy arrived?
We use householding to send a single copy to multiple stockholders at one address unless instructed otherwise. Request additional copies or change delivery preferences by contacting Investor Relations at:
Inspirato Incorporated
Attention: Investor Relations
1544 Wazee Street
Denver, Colorado 80202
Tel: (303) 586-7771
“Street name” stockholders may contact their broker, bank, or other nominee to request information about householding.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect, among other things, the current expectations of Inspirato regarding future events, including the anticipated benefits of the proposed Merger with Buyerlink, the expected completion and timing of the Merger, and related transactions such as the issuance of the Merger Consideration.
All statements contained in this proxy statement other than statements of historical fact should be considered forward-looking statements, including, but not limited to, statements that include the words “may,” “might,” “will,” “should,” “could,” “expect,” “intend,” “target,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “future,” “goal,” “objective,” “continue,” or similar words or expressions. Forward-looking statements are not guarantees or assurances of future performance and are subject to risks, uncertainties, and assumptions that could cause actual outcomes and results to differ materially from those expressed in such statements.
Such risks and uncertainties include, but are not limited to:
•the possibility that Inspirato stockholders may not approve the proposals required to complete the Merger;
•the risk that one or more conditions to closing the Merger may not be satisfied or waived in a timely manner, or at all;
•uncertainties regarding the timing of the Merger, including the risk that it may be delayed or may not occur at all;
•the occurrence of events giving rise to the right of one or both parties to terminate the Merger Agreement, including under circumstances that might require payment of a termination fee;
•the effects of the announcement or pendency of the Merger on the businesses of Inspirato and Buyerlink, including with respect to employee retention, relationships with customers, suppliers, and competitors;
•negative effects of the announcement or the completion of the Merger on the market price of Inspirato Common Stock, and the financial performance and ability to maintain business relationships;
•potential legal proceedings or regulatory challenges related to the Merger;
•the risk that the Combined Company may not realize the anticipated benefits or synergies from the Merger, or that such benefits may take longer than expected to achieve;
•the possibility that the combined business may not perform as expected or may encounter unforeseen challenges;
•the risk of disruption to Inspirato’s or Buyerlink’s ongoing operations due to the Merger;
•the ability to successfully integrate the operations of Buyerlink and Inspirato;
•the impact of evolving market dynamics, economic conditions, and industry competition on Inspirato’s or Buyerlink’s businesses;
•the risk that the trading price of the Inspirato Common Stock may decline as a result of the Reverse Split;
•changes in applicable laws, regulations, or accounting standards;
•material reductions in corporate liquidity or a limitation on and access to capital markets;
•potential adverse effects from cybersecurity incidents or other operational disruptions;

•uncertainties relating to the economic environment, including interest rates, inflation, and consumer travel behavior; and
•other risk factors as detailed from time to time in Inspirato’s reports filed with the SEC, such as its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the SEC, including the risks and uncertainties set forth in or incorporated by reference into this proxy statement in the section entitled “Risk Factors.” See “Where You Can Find More Information” on page 103.
No assurance can be given that the Merger or any other transaction described in this proxy statement will be completed, or that if completed, they will achieve the expected benefits or results. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this proxy statement or as of the date of the documents incorporated by reference, as applicable.
These forward-looking statements reflect Inspirato’s current views with respect to future events and are based on numerous assumptions and assessments made by Inspirato in light of management's experience and perception of historical trends, current conditions, business strategies, operating environments, future developments and other factors that management believes to be appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this proxy statement could cause Inspirato’s plans with respect to the Merger, actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this proxy statement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as of the date of this proxy statement or, in the case of a document incorporated by reference, as of the date of that document. Except as required by law, Inspirato undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information, or future circumstances.

RISK FACTORS
Risks Related to the Merger
The number of Inspirato shares to be issued in the Merger will not fluctuate with market price changes, potentially impacting dilution and valuation.
The number of shares of Inspirato Common Stock and Inspirato Preferred Stock to be issued to One Planet Group in the Merger is based on a formula set forth in the Merger Agreement and will not be adjusted for changes in Inspirato’s stock price prior to closing. As a result, fluctuations in the trading price of Inspirato Common Stock may affect the value of the consideration received by One Planet Ops and the dilution experienced by existing Inspirato stockholders. These fluctuations could result from changes in our business, operations or prospects prior to or following the completion of the Merger, general market and economic conditions and other factors both within and beyond the control of the parties.
Certain members of the Inspirato Board and management have interests in the Merger that are different from, or in addition to, those of Inspirato stockholders.
In considering whether to adopt the Merger Agreement and approve the transactions contemplated thereby, Inspirato stockholders should be aware that certain members of management and the Inspirato Board have interests in the Merger that differ from, or are in addition to, their interests as stockholders of Inspirato.
Upon closing of the Merger, One Planet Group, and associated entities, will own approximately 91% of the outstanding Inspirato Common Stock. Payam Zamani, our CEO and Chairperson of the Inspirato Board, beneficially owns 100% of One Planet Group and currently beneficially owns 49% of the outstanding Inspirato Common Stock. Accordingly, upon closing of the Merger, Mr. Zamani will beneficially own approximately 92% of the then-outstanding Inspirato Common Stock.
Except for Mr. Zamani and certain members of the Inspirato Board and executive officers who may continue to serve in similar roles after the Merger, none of the members of the Inspirato Board or Inspirato’s executive officers have interests in the Merger that differ from or are in addition to the interests of Inspirato’s stockholders generally. See “The Merger—Interests of Inspirato’s Directors and Executive Officers of in the Merger.”
The Merger is subject to multiple closing conditions, any of which could delay or prevent its completion.
The obligations of the parties to consummate the Merger are subject to a number of conditions, including, among others, stockholder approval of the Stock Issuance Proposal and the Authorized Shares Proposal, the absence of legal prohibitions, the receipt of regulatory approvals and the entry into a reasonable amendment to Inspirato’s 8.0% senior secured convertible note (the “Inspirato Note”), which make the completion and timing of the completion of the Merger uncertain. See “The Merger Agreement—Conditions to the Closing” for more detailed discussion regarding conditions to the Merger. Failure to satisfy one or more of these conditions, some of which are beyond the control of the parties, could delay or prevent the Merger from being completed.
If the Merger is not completed, Inspirato’s ongoing business, financial condition, operating results and stock price may be materially adversely affected. Without realizing any of the benefits of having completed the Merger, Inspirato will be subject to a number of risks, including but not limited to the following:
•the market price of Inspirato Common Stock could decline to the extent that the current market price reflects a market assumption that the Merger will be completed;
•we may be required to pay a termination fee to Buyerlink under certain circumstances (see “—The Merger Agreement contains termination rights and may require Inspirato to pay a termination fee” below);
•if the Merger is terminated there is no assurance that Inspirato would be able to secure a comparable or more favorable alternative transaction;
•Management time and resources devoted to the Merger may divert attention from other strategic priorities or operational needs;

•the announcement or failure of the Merger may trigger negative reactions from the financial markets, customers, suppliers or employees potentially impacting operations or relationships; and
•Inspirato will be required to pay incurred costs relating to the Merger, such as legal, accounting, financial advisory and printing fees, whether or not the Merger is completed.
In addition, a failure to complete the Merger could result in litigation related to the termination or enforcement of the Merger Agreement, which could be costly and disruptive. The materialization of any of these risks could adversely impact our ongoing business, financial condition, operating results and stock price. Similarly, delays in the completion of the Merger could, among other things, result in additional transaction costs, loss of revenue or other negative effects associated with uncertainty about completion of the Merger.
We will incur significant non-recurring costs related to the Merger and potential integration.
We expect to incur significant non-recurring costs in connection with the Merger, including both transaction-related and post-closing integration expenses. Certain non-recurring costs will be incurred regardless of whether the Merger is consummated. These include, but are not limited to, fees paid to legal, financial and accounting advisors, filing fees and printing costs. If the Merger is completed, we expect to incur additional non-recurring costs related to the integration of operations and the pursuit of anticipated synergies. These integration-related costs may include system and platform alignment, rebranding, staffing adjustments, and other operations changes. Additional unanticipated costs may also arise during the integration process. There can be no assurance that the elimination of certain duplicative functions, as well as the realization of other efficiencies related to the integration of the two businesses, will be sufficient to offset the expense incurred. Thus, any net benefit may not be achieved in the near term, the long term or at all.
The Merger Agreement contains provisions that limit our ability to pursue alternatives to the Merger, could discourage a potential competing acquiror of us from making a favorable alternative transaction proposal.
The Merger Agreement contains certain provisions that restrict our ability to initiate, encourage, seek or solicit, knowingly facilitate or, subject to certain exceptions, engage in discussions or negotiations with respect to, or approve or recommend, an Alternative Proposal (as defined in “The Merger Agreement—No Solicitation”). In addition, Buyerlink generally has an opportunity to offer to modify the terms of the Merger Agreement in response to any Superior Proposal (as defined in “The Merger Agreement—No Solicitation”) before the Inspirato Board may withdraw or qualify its recommendation with respect to the Merger-related proposals or otherwise terminate the Merger Agreement. These provisions could discourage a potential third-party acquirers or merger partners from considering or proposing an alternative transaction involving all or a significant portion of Inspirato.
The Merger Agreement contains termination rights and may require Inspirato to pay a termination fee.
The Merger Agreement includes mutual termination rights for both parties. It also provides that Inspirato may be required to pay a $1 million termination fee to Buyerlink under certain circumstances, including if the Inspirato Board changes its recommendation of the Merger or approves a Superior Proposal. The existence of this fee may discourage competing proposals and could result in additional financial obligations for Inspirato if the Merger is not completed. See “The Merger Agreement—Termination.”
There is a risk of business disruption and loss of key personnel during the pendency of the Merger.
The announcement and pendency of the Merger may adversely impact relationships with customers, suppliers, and employees. Buyerlink and Inspirato may experience disruption in operations or the departure of key personnel, which could impair performance prior to or after the Merger. Accordingly, no assurance can be given that we will be able to retain key employees to the same extent that we have been able to in the past.
Under the terms of the Merger Agreement, we are subject to certain restrictions on the conduct of business prior to completing the Merger, which may adversely affect our ability to execute certain of our business strategies, including the ability in certain cases to enter into or amend contracts, acquire or dispose of assets, incur indebtedness or incur capital expenditures. Such limitations could adversely affect our businesses and operations prior to the completion of the Merger. See “The Merger Agreement—Covenants—Conduct of Business.”

Regulatory approvals may be delayed or subject to conditions that could adversely affect the Combined Company.
The Stock Issuance requires approval by Inspirato stockholders under the rules of Nasdaq, as the shares of Inspirato Common Stock and Inspirato Preferred Stock to be issued as Merger Consideration will exceed 20% of Inspirato’s outstanding voting power prior to the issuance. In addition, under the DGCL, the Authorized Shares Amendment and the Reverse Split require the approval of the Inspirato Stockholders.
Under the HSR Act, and the rules promulgated thereunder, the Merger may not be completed until notifications have been filed with the FTC and the Antitrust Division of the DOJ, and the applicable waiting period has expired or been terminated. The parties have filed the required notifications with the FTC and DOJ. Completion of the Merger is subject to the expiration or early termination of the HSR Act waiting period. Regulatory delays or conditions could affect the timing or benefits of the Merger. In addition, such conditions, terms, obligations or restrictions may result in the delay or abandonment of the Merger. While the parties believe the completion of the Merger will not likely be prevented by antitrust law, there can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if a challenge is made, what the result will be.
Under the Merger Agreement, the parties have agreed to use reasonable best efforts to obtain all regulatory clearances necessary to complete the Merger as promptly as reasonably practicable. In addition, in order to complete the Merger, we may be required to comply with conditions, terms, obligations or restrictions imposed by regulatory entities and such conditions, terms, obligations or restrictions may have the effect of delaying completion of the Merger, imposing additional material costs on or materially limiting the revenues of the Combined Company or otherwise reducing the anticipated benefits of the Merger. See “The Merger—Regulatory Approvals” for further discussion.
The parties are currently not aware of any other material federal, state or foreign regulatory approvals required to complete the Merger.
The opinion of our financial advisor will not reflect changes in circumstances between the signing of the Merger Agreement and the completion of the Merger.
We have received an opinion from our financial advisor, Roth Capital, in connection with the signing of the Merger Agreement. We have not obtained any updated opinion from our financial advisor as of the date of this proxy statement. The opinion was based on information available at the time it was delivered. Changes in the operations or prospects of either Inspirato or Buyerlink, as well as market or economic conditions, could materially affect the value of Inspirato or Buyerlink by the time the Merger is completed. The opinion speaks only as of its date and does not reflect any development after that time, including those that may occur prior to the completion of the Merger. Because we do not currently anticipate asking Roth Capital to update its opinion, the opinion will not address the fairness of the Merger Consideration from a financial point of view at the time the Merger is completed. The Inspirato Board’s recommendation that Inspirato stockholders vote “FOR” approval of the Stock Issuance Proposal, “FOR” the Authorized Shares Proposal, "FOR" the Split Proposal and “FOR” the Adjournment Proposal, however, is made as of the date of this proxy statement.
For a description of the opinion that we received from Roth Capital, see the section entitled “The Merger—Opinion of Financial Advisor.” A copy of the opinion of Roth Capital is attached as Annex B to this proxy statement.
Potential litigation against the parties in relation to the Merger could result in substantial costs, an injunction preventing the completion of the Merger and/or a judgment resulting in the payment of damages.
Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into merger agreements. Even if such a lawsuit is unsuccessful, defending against these claims can result in substantial costs. An adverse judgment could result in monetary damages, which could have a negative impact on our liquidity and financial condition. These lawsuits could prevent or delay the completion of the Merger. We may also incur additional costs, including expenses related to the indemnification of directors and officers. There is no assurance that we will prevail in any such litigation.

Inspirato stockholders are not entitled to appraisal rights in connection with the Merger.
Appraisal rights are statutory rights that enable stockholders to dissent from certain extraordinary transactions, such as certain mergers, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in connection with the applicable transaction. Under the DGCL, holders of shares of Inspirato Common Stock will not have rights to an appraisal of the fair value of their shares in connection with the Merger. See “The Merger Agreement—No Appraisal Rights” for additional information.
The unaudited pro forma financial information included in this proxy statement may not necessarily reflect the Combined Company’s operating results and financial condition following the Merger.
The unaudited pro forma condensed combined financial information ("pro forma financial information") included in this proxy statement is derived from our and Buyerlink’s separate historical consolidated financial statements. The preparation of this pro forma financial information is based upon available information and certain assumptions and estimates that we currently believe are reasonable. These assumptions and estimates may not prove to be accurate, and this pro forma financial information does not necessarily reflect what the Combined Company’s results of operations and financial position would have been had the Merger been completed on the relevant dates assumed and the assumptions and estimates were to prove accurate, or what the Combined Company’s results of operations or financial position will be in the future.
The Reverse Split may adversely impact the trading price and/or liquidity of the Inspirato Common Stock
The effect of the Reverse Split on the per share trading price of the Inspirato Common Stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. In many cases, the market price of a company’s shares declines after a reverse stock split, or the market price of a company’s shares immediately after a reverse stock split does not reflect a proportionate or mathematical adjustment to the market price based on the ratio of such reverse stock split. Accordingly, the trading price of the Inspirato Common Stock after the Reverse Split may be lower than the proportionate price of the stock before the Reverse Split. In addition, the liquidity of the Inspirato Common Stock may be negatively impacted by the Reverse Split, given the reduced number of publicly-held shares that would be outstanding after the Reverse Split, particularly if the per share trading price does not increase proportionately as a result of the Reverse Split.
Risk Related to Inspirato’s Business
You should read and consider the risk factors specific to Inspirato’s business and operations that will affect the combined Company after completion of the Merger. These risks are described in Item 1A of Inspirato’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in Part II, Item 1A of Inspirato’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which are incorporated by reference into this proxy statement, and in other documents that are incorporated by reference into this proxy statement. See “Where You Can Find Additional Information” beginning on page 103 for the location of information incorporated by reference into this proxy statement.
Risks Related to Buyerlink’s Business
Industry and Market Risks
Buyerlink’s business is subject to risks related to economic and other changes affecting the digital performance marketing industry.
Buyerlink operates in the dynamic and highly competitive digital performance marketing industry, where advertiser demand fluctuates based on macroeconomic conditions, regulatory changes, and trends in specific verticals such as automotive and home services. A downturn in digital advertising spending, major platform changes, or a broader economic slowdown may materially impact Buyerlink’s results. Clients may respond to general economic downturns or other adverse events by reducing their marketing budgets in order to meet earnings goals or preserve liquidity. Similarly, consumer behavior and advertiser budgets, and therefore Buyerlink’s business, are affected by economic factors such as interest rates. For example, increases in interest rates tend to lead to reductions in client spending, particularly in verticals such as home improvement and automotive. Accordingly, Buyerlink’s prospects, business, financial condition and operating results may be materially adversely affected by unfavorable general economic conditions or other events that reduce demand for Buyerlink's products and services.
Buyerlink’s growth prospects are dependent on continued increases in the adoption of performance-based digital marketing strategies.
Buyerlink’s future growth depends on the continued digital transformation of customer acquisition strategies in industries it serves. Growth in clients’ adoption of performance-based digital marketing strategies could slow, or reverse, due to variety of external factors—many of which are beyond Buyerlink’s control. Economic uncertainty, inflationary pressures, rising interest rates, or budget constraints may cause advertisers to reduce or reallocate marketing spend, slow adoption of new tools, or revert to traditional or brand-focused campaigns. Similarly, increased regulatory scrutiny over consumer data privacy, targeting practices, and digital advertising disclosures may discourage certain advertisers from embracing performance-based models or impose compliance burdens that limit their scalability. In addition, changes in consumer behavior or preferences—such as increased use of ad blockers, growing distrust of targeted advertising, or migration to platforms where Buyerlink’s reach is limited—could diminish the effectiveness of Buyerlink’s offerings and reduce advertiser demand. If the broader digital advertising industry experiences a slowdown in the adoption of performance-based models, or if Buyerlink is unable to capitalize on evolving trends in digital customer acquisition, its addressable market could contract, This would limit Buyerlink’s growth opportunities, reduce revenue visibility, and adversely affect its business, financial condition, and long-term prospects.
Buyerlink competes in a highly competitive industry. Failure to compete effectively would have an adverse effect on its prospects and results of operations.
Buyerlink’s business is subject to high levels of competition, including from search platforms, affiliate networks, and vertically integrated marketplaces. Many of which have greater financial, technical, and operational resources and/or greater brand recognition. If Buyerlink fails to differentiate its offerings, maintain traffic efficiency, or deliver superior performance to advertisers, its market share may decline. In addition, competitors may offer similar services at lower prices, form exclusive partnerships, or invest aggressively in product innovation and customer acquisition. New or emerging entrants may also introduce disruptive technologies or business models, particularly in verticals where Buyerlink is still expanding or has limited brand recognition. Buyerlink's ability to compete effectively depends on its capacity to continuously improve its platform, including through mobile optimization, artificial intelligence ("AI") integration, and lead delivery infrastructure. Buyerlink's clients expect consistent delivery of high-quality, actionable leads. If Buyerlink fails to meet these expectations — due to issues such as lead misrouting, auction inefficiencies, poor traffic sourcing, or others — it may lose clients to competitors and suffer reputational damage. If Buyerlink is unable to complete successfully or respond to evolving industry dynamics, its business, financial condition, and operating results could be materially and adversely affected.
Operational Risks
Buyerlink’s business may be adversely affected if it is unable to implement changes in its offerings, processes, or strategic focus effectively over time.
The digital performance marketing industry is characterized by rapidly changing offerings and technology. As Buyerlink’s product offerings, vertical mix and pricing strategy evolve, the resulting changes may introduce complexity, involve additional costs or risks, or reduce financial performance. For example, the rollout of new product features or business lines may require substantial investments in research and development, sales enablement, or customer support. Similarly, changes in pricing models or allocation algorithms may unintentionally impact advertiser return on investment, traffic quality, or campaign performance. Any misalignment between Buyerlink’s evolving offerings and customer expectations could negatively affect customer satisfaction, retention, and Buyerlink's reputation. If Buyerlink is unable to adapt its business to changing customer preferences and needs, technological developments and economic circumstances, its prospects and operating results may will be adversely affected.
Buyerlink may face risks in implementing its strategic transactions strategy.
Buyerlink’s business strategy includes expansion through acquisitions and other strategic transactions and investments. Buyerlink may not be successful in identifying appropriate acquisition candidates or investment opportunities or consummating acquisitions or investments on terms satisfactory to it. In addition, it may not succeed in integrating any newly acquired companies into its existing operations in a way that produces the synergies or other benefits it hopes to achieve. In addition, acquisitions, dispositions and other business combination transactions may distract management from issues affecting its existing business, result in significant transaction costs and/or result in Buyerlink becoming subject to unanticipated liabilities.
Interruption or failure of Buyerlink’s information technology and communications systems could impair its ability to effectively deliver its services, which could cause it to lose clients and harm its results of operations.
Buyerlink’s success depends in substantial part on the reliability, scalability of its platform, and security of its technology platform and cloud-based infrastructure. These systems support critical functions, including lead delivery, campaign performance, and data processing. Any damage to or failure of Buyerlink's technology systems, whether due to internal issues or third-party service disruptions, could impair its ability to deliver offerings accurately and on time, which may lead to revenue loss, reduced profitability, and harm to its reputation if clients perceive its services as unreliable. Buyerlink's systems and operations may be vulnerable to a range of risks, including hardware or software failures, cyberattacks, power outages, and outages at third-party data centers. External events such as earthquakes, fires, floods, climate-related incidents, and other natural disasters as well as acts of war, terrorism, or vandalism, could also disrupt Buyerlink's operations. Even short-term events, like fluctuations in power or failed transitions to backup systems, may degrade system performance. Although Buyerlink relies on infrastructure designed to ensure business continuity, including redundant systems and back-up generators at data centers, these measures may be inadequate in a sustained or large-scale outage. If Buyerlink experiences frequent or prolonged systems disruptions, the perceived value and reliability of its services may decline, potentially leading to client attrition and long-term reputational harm. Moreover, steps Buyerlink has taken in the past, or may take in the future, to improve system reliability and redundancy such as infrastructure investments and contingency planning are, or may be, costly and may not fully mitigate the risk of unexpected downtime or performance degradation. These risks could adversely affect Buyerlink's operating results, customer relationship, and financial condition.
Buyerlink's development and use of AI could give rise to legal and/or regulatory action, damage Buyerlink’s reputation or otherwise harm its business.
Buyerlink integrates AI and machine learning in campaign optimization and traffic routing. Its research and implementation of AI technology remains ongoing, and AI algorithms and training methodologies may be flawed. Leveraging AI capabilities to potentially improve internal operations also presents further risks, costs, and challenges. In particular, Buyerlink develops and uses AI in ways that can raise ethical and legal issues which it may not identify or resolve before they arise. The AI-related legal and regulatory landscape remains uncertain and may be inconsistent from jurisdiction to jurisdiction. Buyerlink’s obligations to comply with the evolving legal and regulatory landscape could entail significant costs or limit its ability to incorporate certain AI capabilities into its offerings. AI-related issues, deficiencies and/or failures could damage Buyerlink’s reputation, give rise to legal and/or regulatory action, including as a result of new applications of existing data protection, privacy, intellectual property, and other laws, or otherwise materially harm its business. Accordingly, Buyerlink’s future success and results of operations depends in part on its ability to use AI in a cost-effective, legally and ethically compliant and strategically sound manner.
If Buyerlink is unable to adequately protect and manage intellectual property, its competitive position could be harmed.
Buyerlink relies on a combination of proprietary technology and open-source components to operate its business. It protects its intellectual property ("IP") through patent, copyright, trademark, and trade secret laws, as well as contractual agreements, including confidentiality and invention assignment arrangements with employees wand third parties. However, these protections may be insufficient to prevent unauthorized access, use, or disclosure of its technology, trade secrets, or know-how.
Monitoring and enforcing IP rights can be difficult, expensive, and not always successful. Buyerlink may be unable to prevent third parties from misappropriating its proprietary technology or from developing products that are similar or functionally equivalent. Additionally, legal standards regarding the validity, scope, and unenforceability of IP rights are uncertain and very by jurisdiction. IP protections available in some foreign countries may be weaker than those in the United States, making it harder to enforce rights internationally. Competitors or other third parties may use confusingly similar names, services, or domain names, potentially diminishing Buyerlink's brand equity or causing customer confusion.

In addition, Buyerlink's contractual agreements may not fully prevent unauthorized use or reverse engineering, and breaches may occur without effective remedies. Even when enforceable, legal disputes related to IP can be costly, time-consuming, and disruptive to operations. If Buyerlink is unable to adequately secure and enforce its intellectual property rights, it may lose market share, suffer reputational harm, or incur significant legal expenses, any which could adversely affect its business, financial condition, and results or operations.
Buyerlink’s business could be materially and adversely affected by a cybersecurity breach or other attack, failure or interruption involving its computer systems.
Buyerlink's operations depend on the security and availability of its information systems and infrastructure, including those maintained by third-party service providers. These systems support critical business functions, such as lead delivery, campaign performance, and the processing and transmission of sensitive data.
Buyerlink faces persistent and evolving cybersecurity threats, including malware, ransomware, phishing, denial-of-service attacks, and unauthorized access. These risks may arise from malicious activity, employee error, or weaknesses in third-party systems. In the past, Buyerlink has experienced common attempts to gain unauthorized access — such as phishing — expects to face similar threats in the future. Such risks can increase following the Merger as a result of Buyerlink becoming an operating subsidiary of a publicly listed company.
The growing use of AI to automate and scale cyberattacks also increases the risk of more targeted, sophisticated incidents. A successful breach or attack could result in operational disruptions, corruption, or loss of data, unauthorized disclosure of sensitive or personal information, and reputational damage. Even the perception of a cybersecurity incident could erode customer trust and demand for Buyerlink's services.
Similarly, even brief power outages or failed transitions to backup systems may still degrade performance or availability. Despite these controls, system disruptions or data losses may occur — especially during large-scale or sustained incidents.
Controls implemented by Buyerlink or its vendors, including cloud providers, may fail or prove inadequate. The sophistication of attackers, including state-sponsored actors, and the rapid evolution of cyber threats make complete protection difficult.
Buyerlink's reliance on third-party systems for data hosting, processing, and integration increases its exposure. These third parties may lack sufficient controls or store data in jurisdictions with weaker legal protections. Contractual safeguards may not fully protect Buyerlink in the event of a breach or data loss, and may limit its ability to recover damages or mitigate losses.
Buyerlink also collects, transmits, and stores consumer information as part of its operations. Any data breach, whether resulting from internal vulnerabilities or third-party service providers, could lead to regulatory penalties, reputational damage, and material remediation costs that exceed the limits of its insurance coverage. The scope and financial impact of such events could be significant and may not be fully mitigated by insurance or contractual protections.
Similarly, any cybersecurity incident could lead to regulatory investigations, litigation, contractual liability, and increased compliance costs. Remediation efforts may require substantial resources and cause business disruption. These risks may grow if Buyerlink continues to scale and manage increasing volumes of data. Any of the above could materially and adversely affect Buyerlink’s business, operating results, financial condition, and long-term prospects.
Buyerlink’s business would be adversely affected if the communications systems it uses are disrupted.
Buyerlink’s lead delivery infrastructure relies on email, SMS, and telephony services to connect advertisers with consumers. Disruptions to any of these channels, whether due to technical failures, provider outages, spam filtering, or user-level issues, may result in delayed or undelivered leads. Such disruptions could impair campaign performance, reduce customer satisfaction, or lead to client attrition. In addition, Buyerlink's use of these channels is subject to evolving regulations such as the Telephone Consumer Protection Act (TCPA) and the CAN-SPAM Act. Changes in the regulatory landscape or noncompliance could restrict Buyerlink's ability to use these communications effectively or increase its exposure to legal liability. Any significant or sustained interruption in communications may adversely affect Buyerlink's lead quality, client retention, and overall business performance.

Buyerlink is subject to numerous regulations, including regulations regarding data privacy and security.
Buyerlink is subject to a range of evolving legal and regulatory requirements, including those related to data privacy, advertising practices, and consumer protection. These frameworks continue to grow in scope and complexity, particularly as laws governing the solicitation, collection, retention, sharing, and other processing of personal information expand in the U.S. and internationally.
At the federal level, Buyerlink is subject to laws and regulations enforced by the Federal Trade Commission (FTC), which prohibits unfair or deceptive acts or practices, including those involving consumer data handling and privacy. Buyerlink must also comply with statutes such as the Telephone Consumer Protection Act (TCPA) and the CAN-SPAM Act, which govern communications via phone, SMS, and email. In certain contexts, provisions of the Gramm-Leach-Bliley Act (GLBA) may also apply, particularly where Buyerlink engages with financial or insurance-related services.
At the State level, Buyerlink is subject to a growing patchwork of privacy laws, including the California Consumer Privacy Act (CCPA). These laws impose requirements related to data collection, use , and disclosure, and provide individuals with rights to access, delete, or opt out of the sale or sharing of their personal information. Additional states — such as Virginia, Colorado, Connecticut, and Utah — have enacted similar legislation, with more under consideration. All 50 states also require consumer notification in the event of certain data breaches. Comparable privacy and cybersecurity laws in other countries may apply where Buyerlink or its clients operate internationally.
Buyerlink's business activities may also be subject to advertising regulations and consumer protection laws that vary significantly by jurisdiction. These include requirements related to consent, disclosures, marketing content, and the use of tracking technologies such as cookies. Regulatory scrutiny over digital marketing practices has increased, and any failure to comply with applicable standards may result in fines, enforcement actions, or restrictions on business practices.
In addition to statutory and regulatory obligations, Buyerlink hay be contractually bound to adhere to data privacy, security, and compliance standards required by its clients — especially those in highly regulated industries. These contracts may impose specific operational requirements, audit rights, or limitation on how Buyerlink collects or processes data.
As regulatory expectations continue to evolve — particularly in areas such as data privacy, artificial intelligence, and digital advertising — Buyerlink anticipates that compliance efforts will become more complex and resource-intensive. A failure to comply with applicable laws, regulations, or contractual requirements — whether due to internal process failures, legal uncertainty, or third-party lapses — could lead to enforcement actions, reputational harm, loss of customers, or other consequences that materially and adversely affect Buyerlink's business, financial condition, and results of operations.
Changes in laws, browser technologies, or user behavior affecting online tracking could impair Buyerlink's ability to target ads or measure campaign performance.
Buyerlink, like many digital marketing companies, uses data collection technologies to optimize marketing efforts and evaluate campaign effectiveness. Regulatory developments, such as data privacy laws, or actions by major browsers and platforms to restrict third-party tracking (including cookies), may reduce the availability or accuracy of such data. Additionally, users can increasingly control or block data collection, and some clients may limit how data is gathered or used in campaigns. These changes could impair Buyerlink's ability to deliver targeted advertising, assess campaign performance, or attribute results, which may adversely affect its business, operations, or client relationships.
The loss of any of Buyerlink’s major clients would adversely affect its results.
Buyerlink derives a significant portion of revenue from a limited number of significant clients. These clients may not be bound by long-term contracts or may have the ability to reduce their spending on short notice, making Buyerlink vulnerable to fluctuations in client budgets, marketing strategies, or business performance. The loss of any of its major clients or a reduction in their spending with Buyerlink could have a materially adverse effect on its results of operations. Additionally, some of Buyerlink’s largest clients may exert significant negotiating leverage due to the volume of business they generate. This could result in pricing pressure, less favorable contract terms, or other concessions that may adversely impact Buyerlink’s margins. Long-term success requires maintaining relationships with large advertisers while attracting new clients in growth verticals. If Buyerlink is unable to do so, this would restrict its customer diversification and its revenue growth.

Buyerlink’s business depends on its strong brand recognition, and any failure to maintain, protect and enhance its brand could hurt its ability to retain or expand its base of clients.
Buyerlink believes that maintaining and increasing the strong recognition of its brands is critical to its future success. To grow its business, it must maintain, protect and enhance its brands. There is no guarantee that it will be successful in doing so, and a failure to do so would harm its growth prospects and operating results. Complaints or negative publicity about Buyerlink’s business practices and culture, including its offerings, technologies, practices, management team, employees, compliance with applicable laws and regulations, data privacy and security practices, customer service and other aspects of its business could diminish confidence in and the use of its services. If Buyerlink experiences negative publicity, its reputation and the value of its brand could decline.
Buyerlink may face risks associated with operating in foreign jurisdictions.
Buyerlink engages personnel, including contractors and outsourced teams, in countries outside the United States ("U.S."). This global workforce strategy introduces risks related to compliance with foreign labor laws, wage and benefit regulations, and cross-border data and payment requirements. Political or economic instability in these jurisdictions could disrupt operations, delay deliverables, or increase costs. In addition, Buyerlink is subject to foreign currency fluctuations that may impact payments, compensation planning, and financial reporting. Changes in exchange rates may affect the translation of expenses and liabilities into U.S. dollars and contribute to variability in reported results. Buyerlink must comply with evolving legal and regulatory requirements in the countries where its personnel are located, which may increase the complexity and cost of managing its operations.
Financial and Economic Risks
Buyerlink’s results of operations have fluctuated in the past and may do so in the future, which makes its results of operations difficult to predict.
Historically, Buyerlink’s results of operations have fluctuated due to changes in its business, its industry and the general economic and regulatory climate. Buyerlink expects its future results of operations to vary significantly from quarter to quarter due to a variety of factors, many of which are beyond its control. For example, pandemics such as the COVID-19 pandemic and geopolitical events such as the Russia-Ukraine conflict and other conflicts in the Middle East may make Buyerlink’s results of operations difficult to predict. Furthermore, changes in monetary or fiscal policy as the result of pandemics, military conflicts or otherwise may have consequences for Buyerlink’s businesses that are unprecedented or otherwise difficult to predict. Similarly, changes caused by seasonal variation in performance, changes in media costs and changes in advertiser behavior could affect Buyerlink’s results from quarter to quarter. In addition, increases in operating costs, including as a result of inflation affecting including cloud hosting, media buying and labor costs, may reduce Buyerlink’s profitability if not offset by price increases or productivity gains. Buyerlink’s fluctuating results of operations could cause its performance and outlook to be below the expectations of investors, causing the price of the Inspirato Common Stock following the Merger to decline. Buyerlink’s business changes and evolves over time, and, as a result, its historical results of operations may not be useful in predicting its future results of operations.
Buyerlink may experience losses as a result of credit extensions to clients or clients’ credit card usage.
Part of Buyerlink’s business model involves extending credit to clients. As a result, Buyerlink may incur losses or may be required to write down the value of assets if clients delay repayment or default, and these losses or write-downs may exceed Buyerlink’s estimates. particularly in times of economic uncertainty, sector-specific volatility, or customer-specific financial stress. In addition, Buyerlink accepts credit card payments, which exposes it to risks of fraud, operational, and financial risks. These include the potential for fraudulent transactions, unauthorized use of payment methods, and chargebacks initiated by clients disputing charges. High levels of chargebacks could result in increased fees, fines, or even the suspension of Buyerlink’s ability to process payments through certain providers. Any significant increase in credit losses, fraudulent activity, or operational failures in the payments process could negatively impact Buyerlink’s cash flows, increase operating costs, and subject the company to reputational harm or regulatory scrutiny.

Buyerlink may not be able to raise the additional capital needed in order to implement its strategy.
Buyerlink may not have sufficient internal resources to support its growth initiatives, product development, acquisitions, and operational and financing needs. If so, it may attempt to obtain external financing, and such financing may not be available on reasonable terms or at all. If so, Buyerlink may be unable to pursue strategic opportunities or meet its financial obligations. Market conditions, the interest rate environment and Buyerlink’s operating performance may affect its access to capital. If Buyerlink obtains equity financing, including acquisitions paid for with stock, the relative ownership interest of existing stockholders will be diluted. Such dilution could impact the market price of the Inspirato Common Stock following the Merger, particularly if not accompanied by commensurate increases in earnings or long-term value. If Buyerlink obtains additional debt financing, it may become subject to additional restrictions on the operation of its business and a portion of its future cash flow would have to be allocated to debt service and repayment.
People and Organizational Risks
Failure to retain and attract key personnel could have an adverse effect on Buyerlink’s business, results of operations, financial condition and prospects.
The success of Buyerlink’s business relies heavily on key personnel such as Mr. Zamani, its CEO. Mr. Zamani has been instrumental in shaping Buyerlink’s culture, strategic direction, and customer and partner relationships. The loss of his services—whether due to resignation, disability, death, or other reasons—could have a material adverse effect on Buyerlink’s business operations, growth initiatives, and investor confidence. Similarly, should Buyerlink be unable to retain or attract other members of management, its business, results of operations, financial condition, liquidity and prospects could be materially impacted. Further, a shortage of skilled employees could make it more difficult for Buyerlink to attract and retain qualified personnel and could require an increase in the wage and benefits packages that it offers, thereby increasing its operating costs. Any increase in Buyerlink’s operating costs could materially and adversely affect its business, financial condition and operating results.
Risks Related to the Combined Company
Inspirato stockholders will experience substantial dilution and Mr. Zamani will become a significant stockholder following the Merger.
Upon completion of the Merger, One Planet Ops will receive shares of Inspirato Common Stock and Inspirato Preferred Stock representing a substantial majority of the total shares outstanding. This will significantly dilute the ownership interests of existing Inspirato stockholders and result in Mr. Zamani having effective control over the Inspirato Board and any matter presented to the Inspirato stockholders for approval (see “—Risks Related to the Merger—Certain members of the Inspirato Board and management have interests in the Merger that are different from, or in addition to, those of Inspirato stockholders.”). As a result, current Inspirato stockholders will have significantly less influence on our policies than they have prior to the completion of the Merger.
Following the Merger, Inspirato will operate under a new name and corporate structure.
Inspirato will change its name to “One Planet Platforms, Inc.” and will operate as a holding company for both Buyerlink and Inspirato LLC. The rebranding and structural transition may create confusion or uncertainty among existing and potential investors, customers, business partners, and other stakeholders regarding the Combined Company’s strategic direction, identity, and focus. The new name may reduce brand recognition or customer loyalty associated with the Inspirato brand, particularly among long-standing members and partners. Additionally, the adoption of a holding company structure may introduce complexities in financial reporting, tax compliance, governance, and operational oversight, as well as increase administrative and legal costs. The Combined Company may also be required to update contracts, marketing materials, regulatory filings, internal systems, and employee communications to reflect the new name and structure, which could be time-consuming and resource-intensive. If the rebranding and restructuring are not effectively executed or well-received, the Combined Company’s reputation, customer retention, and overall business performance could be adversely affected.

Inspirato’s continued listing on Nasdaq depends on compliance with applicable listing standards.
Following the closing of the Merger, Inspirato will continue to be a publicly traded company listed on Nasdaq. The Inspirato Common Stock of the Combined Company will trade under a new corporate name: “One Planet Platforms, Inc.”
Failure to maintain compliance could result in delisting, which would have a material adverse effect on the liquidity, trading volume, and market price of the Combined Company’s common stock. It could also reduce investor confidence, limit access to capital markets, and impair the Combined Company’s ability to attract and retain employees, customers, and strategic partners.
Forward-looking financial information and unaudited pro forma financial data may not reflect actual future performance.
The proxy statement includes unaudited pro forma financial information that is based on various assumptions, estimates, and adjustments. These assumptions, while believed to be reasonable at the time they were made, are inherently uncertain, may be subjective, and may not reflect actual events or outcomes. The pro forma financial information does not purport to represent what the Combined Company’s actual financial position or results of operations would have been had the Merger occurred on the dates assumed, nor does it purport to project the Combined Company’s future financial performance. Additionally, assumptions, estimates, and adjustments used in the preparation of such pro forma financial information are subject to numerous risks and uncertainties discussed elsewhere in this proxy statement, including business, economic, competitive, and regulatory factors, many of which are beyond the Combined Company’s control. As such, investors should not place undue reliance on the pro forma financial information as a prediction of actual future results.
The market price of the Inspirato’s common stock may decline as a result of the Merger.
The market price of the Inspirato Common Stock may decline as a result of the Merger if, among other things, it is unable to achieve the expected benefits and synergies of the Merger, if the Merger is not completed within the anticipated timeframe or if the transaction costs related to the Merger are greater than expected. The market price also may decline if we do not achieve the perceived benefits and expected synergies of the Merger as rapidly or to the extent anticipated by financial or industry analysts or if the effect of the Merger on our financial position, results of operations or cash flows is not consistent with the expectations of financial or industry analysts.
Inspirato may not realize the anticipated benefits and synergies of the Merger or those benefits may take longer to realize than expected.
The success of the Merger depends on the ability of the Combined Company to integrate operations, cultures, and business systems effectively. This integration process may be complex, costly, and time-consuming, and could encounter unexpected challenges, including difficulties in consolidating corporate functions, aligning strategic priorities, harmonizing business practices, or retaining key employees and customers. The benefits of the Merger—including expected cost savings, increased scale, enhanced capabilities, expanded market reach, and revenue synergies— may not be realized as expected or may not be achieved within the anticipated time frame, or at all. Any failure or delay in successfully integrating the two businesses may result in the Combined Company not achieving the expected financial and strategic benefits of the transaction and could adversely affect its business, financial condition, results of operations, and future prospects.
The Combined Company will qualify for an exemption from certain Nasdaq rules, which could reduce the governance protections afforded to shareholders
Following the Merger, One Planet Platforms, Inc. will be a “controlled company” within the meaning of Nasdaq rules and, as a result, will qualify for and may rely on exemptions from certain corporate governance requirements. As a result, investors may not have the same protections afforded to investors of companies that cannot rely on such exemptions and are subject to such requirements.
Under the Nasdaq rules, a company of which more than 50% of the voting power is held by an individual, a group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements of Nasdaq, including, but not limited to, the requirement that:

•a majority of the Board of Directors consist of directors who qualify as “independent” as defined under the Nasdaq listing rules;
•its Board of Directors have a nominating and corporate governance committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities,
•its Board of Directors has a compensation committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
•its Board of Directors conduct an annual performance evaluation of its compensation committee and the nominating and corporate governance committees;
The Combined Company may rely on some or all of these exemptions so long as we remain a “controlled company”. As a result, the Combined Company may not have (i) a majority of independent directors, (ii) a nominating and governance committee composed entirely of independent directors, and (iii) a compensation committee composed entirely of independent directors.
Accordingly, our investors may not have the same protections afforded to investors of companies subject to all of the corporate governance requirements.
The Combined Company’s ability to use net operating loss (“NOL”) carryforwards and certain other tax attributes may be limited.
Each of Inspirato and Buyerlink has incurred substantial losses during its history. Unused losses for the tax years beginning before January 1, 2018, will carry forward to offset future taxable income, if any, until such unused losses expire. Unused federal losses generated in tax years beginning after December 31, 2017 will not expire and may be carried forward indefinitely, but the deductibility of such federal NOL carryforwards in taxable years beginning after December 31, 2020 is limited to 80% of taxable income. In addition, both current and future unused losses and other tax attributes may be subject to limitation under Sections 382 and 383 of the IRS Code if the Combined Company undergoes an “ownership change,” generally defined as a greater than 50 percentage point change (by value in our equity ownership by certain stockholders over a three-year period. The Merger will result in an ownership change for Inspirato. Buyerlink’s NOL carryforwards may also be subject to limitation as a result of prior shifts in equity ownership and/or the Merger. Additional ownership changes in the future could result in additional limitations on Inspirato’s, Buyerlink’s and the Combined Company’s NOL carryforwards. Similar provisions of state tax law may also apply to limit our use of accumulated state tax attributes. In addition, at the state level, there may be periods during which the use of NOLs is suspended or otherwise limited, which could accelerate or permanently increase state taxes owed. Consequently, even if the Combined Company achieves profitability, it may not be able to utilize a material portion of Inspirato’s, Buyerlink’s, or the Combined Company’s NOL carryforwards and other tax attributes, which could adversely affect the Combined Company’s business, cash flow, financial condition or results of operations.

PARTIES TO THE MERGER
Inspirato Incorporated
Inspirato, a Delaware corporation, is a luxury travel subscription platform providing access to a curated collection of vacation homes, hotel partners, and bespoke experiences. Inspirato delivers tailored travel solutions through its innovative membership model, which combines access, service, and value.
The Inspirato Common Stock is listed on Nasdaq under the symbol “ISPO.” Additional information regarding Inspirato’s business, properties, financial condition, executive compensation, and related matters is included in Inspirato’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is incorporated by reference into this proxy statement.
Inspirato’s principal executive offices are located at 1544 Wazee Street, Denver, Colorado 80202, and its telephone number is (303) 586-7771. For more information about Inspirato, please visit its website at www.inspirato.com. The contents of Inspirato’s website are not incorporated by reference into this proxy statement.
Buyerlink Inc.
Buyerlink, a privately held Delaware corporation, is a technology-enabled marketing services platform. Buyerlink operates a proprietary platform that uses AI and data science to connect consumers with service providers across a variety of verticals, including home services, legal, automotive, and financial services.
Buyerlink is wholly owned by One Planet Ops. Buyerlink’s principal executive offices are located at 1820 Bonanza Street, Walnut Creek, California 94596.
One Planet Ops Inc.
One Planet Ops Inc., a privately owned Delaware corporation, is a holding company that does not directly engage in operating activities. It is the sole stockholder of Buyerlink and will receive the Merger Consideration from Inspirato in connection with the transaction. Its principal executive offices are located at 1820 Bonanza Street, Walnut Creek, California 94596. The sole stockholder of One Planet Ops is One Planet Group, and both entities are beneficially owned and controlled by Payam Zamani, who also serves as Inspirato’s CEO and Chairperson of the Board. Mr. Zamani is the beneficial owner of approximately 49% of the Inspirato’s Common Stock.
RR Merger Sub, Inc.
Merger Sub, a privately held Delaware corporation, is a wholly owned subsidiary of Inspirato that was formed solely for the purpose of facilitating the Merger. At the Effective Time of the Merger, Merger Sub will merge with and into Buyerlink, with Buyerlink continuing as the Surviving Company and a wholly owned subsidiary of Inspirato.

THE MERGER
On June 25, 2025, Inspirato, Buyerlink, and Merger Sub entered into the Merger Agreement. The Merger Agreement provides for the Merger of Merger Sub with and into Buyerlink, with Buyerlink surviving the Merger as a wholly owned subsidiary of Inspirato. The Merger was approved by the Inspirato Board, acting on the unanimous recommendation of the Special Committee, as well as by the board of directors of Buyerlink and the sole stockholder of Merger Sub.
The Merger and related transactions were the result of a thorough process initiated by the Special Committee to explore potential strategic alternatives. After extensive negotiations with Buyerlink and its sole stockholder, One Planet Ops, which is wholly owned subsidiary of One Planet Group, the parties agreed to pursue a business combination designed to enhance scale, technology capabilities, and growth potential in the digital customer acquisition and travel subscription sectors.
Transaction Structure
Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Buyerlink, with Buyerlink surviving the Merger as a wholly owned subsidiary of Inspirato. As a result of the Merger, the separate corporate existence of Merger Sub will cease, and Buyerlink will continue as the Surviving Company under the laws of the State of Delaware and as a direct, wholly owned subsidiary of Inspirato.
Following the closing of the Merger, Inspirato will be renamed “One Planet Platforms, Inc.” and will continue as a public company listed on Nasdaq. One Planet Platforms will serve as the holding company, with both Buyerlink and Inspirato’s existing business (operated through Inspirato LLC) functioning as independent operating subsidiaries under this structure. The existing Inspirato executive team will remain in place, and the One Planet Platforms board of directors will be reconstituted to reflect the terms of the Merger Agreement.
The number of shares of Inspirato Common Stock and Inspirato Preferred Stock to be issued at the closing of the Merger exceeds the number of shares currently authorized by Inspirato’s certificate of incorporation. Accordingly, the Merger Agreement provides that closing will be conditioned on, among other things, the approval of the Inspirato stockholders of the Authorized Shares Amendment, pursuant to which the authorized number of shares of Inspirato Common Stock and Inspirato Preferred Stock would be increased to 180 million and 16 million, respectively. Inspirato will complete the Reverse Split promptly following the closing of the Merger.
The closing of the Merger is subject to satisfaction or waiver of customary conditions, including the approval of the Stock Issuance Proposal and Authorized Shares Proposal by Inspirato stockholders, the absence of any material adverse change with respect to either party, and certain regulatory and third-party approvals. The approval of the Split Proposal is not a condition to the completion of the Merger, but Inspirato and Buyerlink would expect not to complete the Merger if the Split Proposal is not approved and, as a result, the Inspirato Common Stock would become ineligible for continued listing on the Nasdaq Stock Market upon the completion of the Merger. The parties currently expect the Merger to close in the third quarter of 2025.
Merger Consideration
At the Effective Time, all of the issued and outstanding equity interests of Buyerlink will be converted into the right to receive the Merger Consideration from Inspirato, payable to One Planet Group as the sole stockholder of Buyerlink. The Merger Consideration will consist of 73,941,230 shares of Inspirato Common Stock, and (ii) 8,262,327 shares of Inspirato Preferred Stock, in each case prior to the Reverse Split and subject to adjustment as described in “The Merger Agreement—Merger Consideration”. In addition, Inspirato will issue (i) Converted RSU Awards and Additional RSU Awards (settled in Inspirato Common Stock), and (ii) Converted Cash Awards (linked to the Preferred Stock value), in each case vesting over three years to certain Buyerlink employees. See “The Merger Agreement - Treatment of Buyerlink Distribution Rights”.
The number of shares of Inspirato Preferred Stock included in the Merger Consideration is subject to post-closing adjustment based on Buyerlink’s final cash and net working capital. The number of shares of Inspirato Common Stock and Inspirato Preferred Stock issued to One Planet Ops as Merger Consideration, and the number of Converted RSU Awards and Additional RSU Awards, will be reduced as a result of the Reverse Split in the same proportion (i.e. five to one) as other outstanding shares of Inspirato Common Stock.

Background of the Merger
The following is a summary of the key meetings, discussions, and events that led to the execution of the Merger Agreement. This summary does not purport to include all conversations among the parties.
In the ordinary course of business, the Inspirato Board and senior management regularly assess strategic alternatives to enhance long-term stockholder value, including the evaluation of potential business combinations and partnerships.
On April 23, 2025, during a regularly scheduled meeting of the Inspirato Board, Payam Zamani, the Chairperson of the Inspirato Board and the CEO of both Inspirato and One Planet Group, introduced the idea of exploring a potential strategic business combination between Inspirato and Buyerlink. Mr. Zamani outlined the potential benefits of such a transaction, including complementary capabilities and shared growth opportunities, and indicated that One Planet Group would be open to engaging in further discussions.
Following Mr. Zamani’s presentation, the Inspirato Board entered executive session—excluding Mr. Zamani—to consider the implications of the proposal. Recognizing the potential conflicts of interest presented by Mr. Zamani’s dual roles, the Inspirato Board determined that it was appropriate to form a special committee composed solely of independent directors to review and evaluate any potential transaction involving Buyerlink.
Later that day, the Inspirato Board formally established the Special Committee, composed of independent directors of the Inspirato Board, and delegated to it the full authority to review, evaluate, negotiate, and recommend whether to proceed with any potential transaction involving Buyerlink. The Special Committee was empowered to retain its own independent legal and financial advisors, and to consider alternatives to, or to reject, the proposed transaction.
On May 1, 2025, Inspirato and Buyerlink began exchanging due diligence materials in connection with the proposed transaction, pursuant to a previously executed confidentiality agreement dated March 17, 2025.
On May 5, 2025, the Special Committee held a meeting to interview and evaluate potential law firms to serve as its independent legal counsel in connection with the proposed transaction. Following these interviews, the Special Committee shared and discussed its feedback and assessed the law firms’ presentations and the strengths of the firms. The Special Committee selected and engaged DLA Piper LLP (US), with Benjamin Griebe serving as lead counsel. Inspirato continued to be represented by Davis Graham & Stubbs LLP and Buyerlink engaged Davis Polk & Wardwell LLP ("Davis Polk") as its legal counsel for the transaction.
On May 6, 2025, the Special Committee held two separate meetings. During the first meeting, the Special Committee discussed the potential role of Sam Veazey, Inspirato Chief Transformation Officer, and his limited participation as an advisor to the Special Committee. The Special Committee also discussed the appropriate channels of communication between Mr. Zamani and Buyerlink, Inspirato management, and the Special Committee. In the second meeting, the Special Committee met with and interviewed potential financial advisors. Each prospective advisor firm made a presentation to the Special Committee. During the presentation, the Special Committee asked questions, and the meeting participants discussed the firm’s qualifications, experience, perspectives on the proposed transaction and proposed fees. Following the interviews, the Special Committee shared and discussed their feedback and assessed the financial advisors’ presentations and considered the members’ past experiences with the firms. The Special Committee selected Roth Capital as its financial advisor to provide a fairness opinion in connection with the proposed transaction. The Special Committee also discussed the independence of its members and asked Mr. Griebe to review the procedures undertaken and consider whether further analysis was needed to confirm the independence of its members.
On May 13, 2025, the Special Committee held a meeting and reviewed the roles of the various legal counsel engaged in connection with the transaction. The Special Committee then discussed the status of the engagement of Roth Capital. The Special Committee also discussed, and considered diligence procedures for reviewing Buyerlink’s financial information. The Special Committee received a presentation from legal counsel regarding best practices for special committees evaluating strategic alternatives and communicating with the various parties during the transaction process.

On May 19, 2025, the Special Committee held a meeting and discussed and considered the scope and focus areas for the financial and business diligence to be conducted with respect to Buyerlink. The Special Committee members discussed the diligence review process with members of Inspirato’s management team present at the meeting.
On May 22, 2025, Inspirato provided a draft letter of intent to One Planet Group and Davis Polk. This draft contemplated a reverse merger transaction in which Buyerlink would be merged with and into a subsidiary of Inspirato. This draft also included a 90-day exclusivity period and indicated that 10% of the merger consideration to be issued to Buyerlink would be subject to a holdback to cover potential indemnification obligations. This draft did not include a proposed valuation for either Inspirato or Buyerlink.
On May 27, 2025, Davis Polk sent to Inspirato a revised draft letter of intent. This draft contemplated a merger transaction based on valuation of Buyerlink of $326.3 million and a valuation of Inspirato based on the trading price of the Inspirato Common Stock at the time of the signing of the letter of intent or the definitive merger agreement, whichever is lower. This draft also rejected the concept of a holdback of merger consideration and indicated that Buyerlink would not have any post-closing liabilities for breaches of representations, warranties or pre-closing covenants. In addition, as contemplated by this draft, the merger consideration would be (i) comprised 90% of Inspirato Common Stock with the remaining 10% to be paid in the form of a 7.0% promissory note with a 24-month term and (ii) increased to the extent Buyerlink’s cash on hand at closing exceeded $5.0 million.
On May 29, 2025, the Special Committee held two meetings. In the first meeting, Mr. Michael Arthur, Inspirato's Chief Financial Officer ("CFO"), provided the Special Committee with an update on Inspirato’s financial condition and cash position, noting in particular its limited liquidity. The Special Committee considered the Company’s financial condition and discussed potential impacts on the proposed transaction, including the potential benefits of increased financial resources and cash generation potential of the Combined Company. Mr. Arthur then led the Special Committee through a review of Buyerlink’s financial statements. Mr. Arthur also presented an analysis of Buyerlink’s proposed enterprise and equity value multiples. The Special Committee discussed the current status of transaction diligence, and meeting participants also discussed Buyerlink’s EBITDA. Meeting participants also discussed the proposed valuation for Buyerlink as contemplated by the May 29, 2025 draft letter of intent, potential net working capital target and outstanding diligence items. The Special Committee discussed the current status of transaction diligence, areas for further legal and financial review, and the then-current state of negotiations regarding the letter of intent, including the anticipated transaction timeline. In the second meeting, the Special Committee reviewed the background of One Planet Group’s original investment in the Company, discussed the current draft of the letter of intent, considered alternative transaction structures being evaluated by the parties, and reviewed the proposed valuation methodology and factors that could impact valuation. At this meeting, the Special Committee determined to propose a valuation of Buyerlink of $312.6 million.
Between May 30 and June 20, 2025, the management teams of Inspirato and Buyerlink held recurring Friday meetings to review and discuss key issues and outstanding items related to the proposed merger and associated matters.
On May 30, 2025, Mr. Arthur and Ansley Griffith of Inspirato, Vice President, Financial Planning & Analysis ("FP&A") & Strategic Finance, met with Mr. Zamani and Carlton Hamer, CFO of Buyerlink, to review combined financials of Inspirato and Buyerlink. Following that meeting, Inspirato's management team met with Buyerlink's management team and Roth Capital to discuss due diligence matters including Buyerlink's business model, different business segments and associated unit economics, and key business metrics and levers. Later that same day, Inspirato provided to Buyerlink and Davis Polk a revised draft letter of intent, including the proposed $312.6 million valuation of Buyerlink. This draft also contemplated (i) that the valuation of the Inspirato Common Stock would be based on the volume-weighted average trading price of the stock for the 30 days preceding the execution of the Merger Agreement. (ii) that the Merger Consideration would be adjusted up or down based on Buyerlink’s cash and net working capital at closing, (iii) a 10% indemnification holdback as previously proposed and (iv) Buyerlink would be obligated to pay a reverse termination fee to Inspirato in certain circumstances.
On June 2, 2025, Davis Polk sent a revised draft of the letter of intent to Inspirato. This draft reinstated the valuation provisions of the May 27 draft for both Buyerlink and Inspirato, but further provided that the value of the Inspirato Common Stock would be subject to a cap of $3.50 per share. This draft also rejected the 10% indemnification holdback and provided that both Buyerlink and Inspirato would be subject to liability for a potential termination fee.

Later that day, the Special Committee held a meeting and reviewed a revised draft of the letter of intent. The Special Committee also conferred with Mr. Brent Wadman, Inspirato General Counsel, and Mr. Griebe regarding key transaction terms and the proposed post-closing governance structure. Mr. Arthur presented on the financial terms reflected in the revised draft. The meeting participants considered and discussed the expectations that the Combined Company would be raising additional capital in connection with or following the closing of the transaction. The Special Committee provided guidance to Company management on the stock price methodology to be used for valuing the Company in the transaction.
On June 3, 2025, the Special Committee met again to discuss the continued negotiations between the parties regarding the letter of intent. The Special Committee discussed approaches to address the open terms in the letter of intent, including potential counter proposals to be delivered to Buyerlink relating to the stock price methodology. The Committee also discussed and considered a new closing condition requested by Buyerlink pursuant to which the closing of the Merger would be conditioned upon Inspirato reaching an agreement with the holder of the Inspirato Note. The Special Committee provided instructions to Mr. Griebe regarding the language for the closing condition to be included in the letter of intent.
On June 4, 2025, Inspirato provided to Davis Polk a revised draft of the letter of intent that (i) accepted the proposed $326.3 million valuation for Buyerlink, (ii) included a closing condition relating to the Inspirato Note, and (iii) included a 45-day valuation period for the Inspirato Common Stock and a valuation cap of $4.00 per share. Later that day, Inspirato and Buyerlink executed a final version of the letter of intent on the terms proposed. Following execution, the parties commenced negotiation of the definitive Merger Agreement.
On June 6, 2025, Inspirato provided to Davis Polk initial drafts of the Merger Agreement and the promissory note on terms consistent with the final letter of intent.
On June 11, 2025, Davis Polk circulated an issues list regarding the draft Merger Agreement. The list included a reference to proposals pursuant to which One Planet Group would exercise its Inspirato warrants at a discounted exercise price of $2.00, holders of Buyerlink distribution rights would receive Inspirato RSUs at a 50% discount and each of the termination fee and reverse termination fee in the merger agreement would be $2.5 million.
On June 15, 2025, Davis Polk provided to Inspirato a revised draft of the Merger Agreement reflecting its positions as set forth in the issues list.
On June 16, 2025, the Special Committee held a meeting and unanimously ratified the letter of intent and recommended that the letter of intent and transactions contemplated thereby be submitted to the Board for ratification and approval of the same. The Special Committee also received an update on the status of negotiations concerning the draft Merger Agreement, including Buyerlink’s proposals regarding the discounted RSU issuance and warrant exercise. Mr. Arthur then provided an update on the Company management’s discussions with the holder of the Inspirato Note. The Special Committee considered the status of Inspirato’s engagement with the holder and discussed alternative ways to obtain the holder’s support for the transaction. Inspirato management and the Special Committee also discussed the key open matters that would need to be resolved prior to consummation of the proposed transaction.
On June 18, 2025, Mr. Arthur and Mr. Zamani met to discuss the treatment of employee distributions rights and preferred share structure in the context of the proposed merger.
On June 19, 2025, Inspirato provided a revised draft of the Merger Agreement to Davis Polk. This draft rejected the Buyerlink proposals regarding the discounted RSU issuance and warrant exercise and proposed mutual termination fees of $1.0 million.
On June 21, 2025, Davis Polk circulated a revised draft of the Merger Agreement. This draft removed the concept of including a promissory note as a portion of the merger consideration and replaced it with preferred stock, and accepted Inspirato’s deletion of the discounted RSU issuance and warrant exercise provisions.
On June 21 and 22, 2025, the parties continued to discuss, and exchange drafts of, the Merger Agreement, focusing on the terms of the proposed preferred stock and the Merger Agreement closing condition relating to the Inspirato Note.

On June 23, 2025, the Special Committee held a meeting to review and consider a substantially final draft of the merger agreement. Mr. Arthur made a presentation on the material terms of the merger agreement and the proposed transaction. The meeting participants discussed the terms of the Merger Agreement and the impact on the Inspirato’s stockholders. Mr. Arthur also provided an update on the discussions held by Inspirato management with representatives of the holder of the Inspirato Note. The Special Committee discussed and considered the terms of the Inspirato Preferred Stock that would be issued to One Planet Group in the Merger. Mr. Arthur then reviewed the remaining open points in the Merger Agreement and the Special Committee discussed and considered proposals for resolving those open points. Mr. Arthur also provided the Special Committee with an update on the Company’s business and financial condition and forecast for the second half of 2025. The Special Committee asked questions and evaluated the expected timeline for closing the Merger. Representatives of Roth Capital presented its financial analysis regarding the fairness of the transaction, from a financial perspective to Inspirato’s stockholders. Following discussion, Roth Capital rendered its oral opinion to the Special Committee, which was subsequently confirmed by delivery of a written opinion, dated June 23, 2025, to the effect that, as of such date and based upon and subject to the factors, assumptions, qualifications and any limitations set forth in its written opinion, the Merger Consideration to be paid to One Planet Group in the proposed merger was fair, from a financial point of view, to Inspirato.. Following various questions regarding Roth Capital’s analysis, the Special Committee met in executive session and unanimously recommended that the Inspirato Board approve the Merger Agreement and the transactions contemplated thereby. Acting on that recommendation, the Inspirato Board unanimously approved entry into the Merger Agreement.
On June 25, 2025, following the recommendation of the Special Committee and approval by the Inspirato Board, Inspirato, Buyerlink, and Merger Sub executed the definitive Merger Agreement and Buyerlink entered into a definitive Merger Agreement.
Recommendation of the Board of Directors and Its Reasons for Its Determination
On June 23, 2025, the Inspirato Board, acting upon the unanimous recommendation of the Special Committee, approved by a majority the following:
•determined that the Merger Agreement, the Merger, the Stock Issuance and the Authorized Shares Amendment are fair to, and in the best interests of, Inspirato and its stockholders;
•approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Stock Issuance and the Authorized Shares Amendment; and
•recommended that Inspirato stockholders vote “FOR” each of the proposals to be presented at the Special Meeting: the Stock Issuance Proposal, the Authorized Shares Proposal, and the Adjournment Proposal.
In reaching its determination, the Inspirato Board considered a number of factors, including the principal strategic factors set forth below (not necessarily presented in order of relative importance):
•the belief that the combination with Buyerlink would enhance Inspirato’s customer acquisition and digital performance marketing capabilities, complementing Inspirato’s subscription travel model;
•the opportunity to form a technology-forward platform with increased operational scale and diversified revenue streams, enabling future innovation and growth;
•the view that the Combined Company—under the new name “One Planet Platforms, Inc.”—would be better positioned to pursue long-term strategic initiatives across consumer-facing digital markets;
•the expectation that the financial terms of the Merger and the expected alignment of interests with One Planet Group as a long-term stockholder, while preserving Inspirato’s cash resources;
•the expectation that the Merger will allow existing Inspirato stockholders to benefit from potential value creation in the combined business;
•the belief that Buyerlink’s operating margins and cash flow profile could contribute positively to the financial profile of the combined entity, enhancing its strategic optionality; and

•the view that expected continued public company status and listing on Nasdaq (under its new name, One Planet Platforms) post-closing would provide ongoing liquidity and visibility for existing stockholders.
•Other factors considered by the Inspirato Board include the following:
•the recommendation of the Special Committee following an independent review and negotiation process, including its receipt of a fairness opinion from its financial advisor;
•the terms of the Merger Agreement, including customary representations, warranties, covenants, and termination rights, which the Inspirato Board, in consultation with outside legal counsel, deemed to be reasonable and in line with market practice;
•the anticipated timeline for closing the transaction in the third quarter of 2025, subject to stockholder approval, regulatory approval, receipt of specified third-party consents and approvals, and satisfaction of customary closing conditions;
•the ability of the Inspirato Board to change its recommendation in response to a Superior Proposal or material intervening event, subject to the provisions of the Merger Agreement and payment of a termination fee;
•the limited operational overlap between Inspirato and Buyerlink, which is expected to reduce integration complexity and business disruption;
•the terms of the Stockholders Agreement to be entered into at closing, including governance and transfer restrictions; and
•the fact that the transaction was structured as a tax-deferred reorganization under Section 368(a) of the Internal Revenue Code.
Potential risks and countervailing factors considered by the Inspirato Board include the following:
•the possibility that the Merger might not be completed on the anticipated timeline or at all, and the potential consequences of such a delay or termination;
•the fixed nature of the Stock Issuance, which does not adjust for changes in Inspirato’s market price between signing and closing;
•the dilution to existing stockholders and the significant ownership position to be held by One Planet Group following the transaction;
•the conflict of interest represented by Mr. Zamani’s roles with Inspirato and Buyerlink, and Mr. Zamani’s increased level of control of Inspirato following the Merger;
•the restrictions imposed by the Merger Agreement on Inspirato’s ability to solicit alternative proposals and the related termination fee obligations;
•the operational risks associated with integrating Buyerlink’s business and aligning corporate cultures and systems;
•the risk of potential disruption to Inspirato’s operations and relationships with employees, customers, and business partners during the pendency of the Merger; and
•the transaction-related costs, including legal, financial advisory, and integration planning expenses.
After considering the foregoing factors and risks, among others, the Inspirato Board concluded that the potential benefits of the Merger outweighed the risks and uncertainties and determined that the Merger was in the best interests of Inspirato and its stockholders.

The foregoing discussion is intended to summarize, but not exhaustively detail, the material factors considered by the Inspirato Board. The Inspirato Board did not quantify or assign relative weights to the factors listed above and considered the transaction as a whole in light of all the information presented.
Opinion of Financial Advisor
In May 2025, the Special Committee engaged Roth Capital to act as its exclusive financial advisor in connection with a potential strategic transaction involving Inspirato and Buyerlink. As part of its engagement, the Special Committee requested that Roth Capital evaluate the fairness, from a financial point of view, to Inspirato of the aggregate consideration to be issued by Inspirato pursuant to the Merger Agreement.
At a meeting of the Special Committee held on June 23, 2025, Roth Capital rendered an oral opinion, subsequently confirmed in writing as of the same date, to the effect that, as of June 23, 2025 and based upon and subject to the various assumptions made, procedures followed, matters considered, and limitations on the scope of the review undertaken by Roth Capital as set forth in its opinion, the aggregate consideration to be paid by Inspirato pursuant to the Merger Agreement was fair, from a financial point of view, to Inspirato.
Opinion of Roth Capital Partners, LLC
Pursuant to an engagement letter, dated May 9, 2025, the Special Committee retained Roth Capital to render its opinion to the Special Committee as to whether the Merger Consideration (as defined below) payable by Inspirato in the Merger, as provided in the Merger Agreement, was fair, from a financial point of view, to Inspirato. On June 23, 2025, Roth Capital rendered its opinion to the Special Committee, which opinion was initially rendered orally and subsequently confirmed in writing, that, as of the date of such opinion, and based upon the assumptions made, procedures followed, matters considered, and qualifications and limitations of the review set forth in Roth Capital’s written opinion, dated June 27, 2025, (the “Roth Fairness Opinion”), the Merger Consideration to be paid by Inspirato in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to Inspirato. For purposes of the Roth Fairness Opinion, the term “Merger Consideration” means (i) a number of shares of Class A Common Stock equal to (A)(1) ninety percent (90%) of the Transaction Valuation (as defined in the Merger Agreement) divided by (2) the Inspirato Per Share Value (as defined in the Merger Agreement) minus (B) the number of shares of Inspirato Common Stock subject to the Converted RSU Awards and the Additional RSU Awards, rounded down to the nearest whole share, and (ii) a number of shares of Inspirato Preferred Stock per share equal to (A)(1) ten percent (10%) of the Transaction Valuation minus (2) the total amount of cash payable pursuant to the Converted Cash Awards divided by (B) the Inspirato Per Share Value, rounded down to the nearest whole share. The full text of the Roth Fairness Opinion, which sets forth the procedures followed, assumptions made, matters considered, and qualifications and limitations of the review undertaken by Roth Capital in rendering such opinion, is attached to this proxy statement as Appendix B and is incorporated by reference in its entirety to this proxy statement. The Roth Fairness Opinion was prepared for the information and use of the Special Committee (in its capacity as such) in connection with its consideration of the Merger. The Roth Fairness Opinion was not intended to be used for any other purpose without Roth Capital’s prior written approval in each instance, except as expressly provided for in the Roth Fairness Opinion. Roth Capital has consented to the use of the Roth Fairness Opinion in this proxy statement. The Roth Fairness Opinion did not address Inspirato’s underlying business decision to enter into the Merger Agreement or complete the Merger, or the relative merits of the Merger, as compared to any alternative transactions that were or may be available to Inspirato, and does not constitute a recommendation to the Special Committee or to any stockholder of Inspirato as to how such stockholder should vote with respect to the Merger or any other matter. The following summary of the Roth Fairness Opinion is qualified in its entirety by reference to the full text of such opinion.
For purposes of the Roth Fairness Opinion and in connection with Roth Capital’s review, Roth Capital, among other things:
•reviewed the Merger Agreement;
•reviewed and analyzed certain information, including historic financial results and forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Buyerlink and Inspirato that were furnished to Roth Capital by or through the management team of Inspirato;

•conducted discussions with members of the senior management of Inspirato concerning the information described in the preceding bullet;
•reviewed and analyzed certain publicly available information relating to Inspirato, including reported prices and trading activity for the Inspirato Common Stock, Inspirato’s recent annual report to stockholders, its annual report on Form 10-K for the year ended December 31, 2024, and the most recent quarterly report on Form 10-Q for the three-month period ended March 31, 2025, as well as Inspirato’s financial outlook for 2025, provided by the management of Inspirato;
•reviewed and analyzed the financial information and data, to the extent publicly available, of certain acquisitions that Roth Capital deemed relevant;
•compared certain publicly available financial and other information for certain public companies that Roth Capital deemed relevant;
•participated in certain discussions with management of Inspirato, its legal advisors and the management of Buyerlink; and
•performed such other analyses and considered such other factors as Roth Capital deemed appropriate for the purpose of reviewing the proposed Merger and arriving at their opinion.
In rendering the Roth Fairness Opinion, Roth Capital noted that the Merger Agreement provided that, subject to the terms, conditions and adjustments set forth in the Merger Agreement, (i) at the Effective time, units of Buyerlink Distribution Rights shall be assumed by Inspirato and converted into Converted RSU Awards and Converted Cash Awards in accordance with and subject to the terms of the Merger Agreement, and (ii) at or as soon as practicable following the Effective Time, Inspirato shall issue a number of Additional RSU Awards in accordance with and subject to the terms of the Merger Agreement.
In rendering its opinion, Roth Capital assumed and relied upon, without independent verification, the accuracy and completeness of all information that was publicly available or was supplied or otherwise made available to Roth Capital by or through the management of Inspirato. With respect to information provided to or reviewed by it, Roth Capital was advised by the management of Inspirato and the management of Buyerlink that such information does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in any material respect. With respect to the financial projections of Inspirato and Buyerlink, Roth Capital was advised by the management of Inspirato and the management of Buyerlink that such projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Inspirato and the management of Buyerlink of the future financial performance of Inspirato and Buyerlink. Roth Capital does not express any opinion as to any such financial forecasts, estimates or forward-looking information, the assumptions on which they are based, or on the assumed probabilities associated with future events contemplated thereby.
Roth Capital assumed that the Merger and other transactions contemplated by the Merger Agreement would be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions. Roth Capital also assumed that all governmental, regulatory or other approvals and consents required for the consummation of the Merger would be obtained without imposition of any delays, limitations, conditions or restrictions that would have an adverse effect on Inspirato or on the contemplated benefits expected to be derived in the proposed Merger. Roth Capital is not a legal, tax, accounting or regulatory advisor, and expressed no opinion as to legal, tax, accounting or regulatory matters. Roth Capital has relied upon, without independent verification, the assessment of Inspirato and its legal, tax, accounting and regulatory advisors with respect to legal, tax, accounting and regulatory matters. Accordingly, the Roth Fairness Opinion does not address any legal, tax, accounting or regulatory matters, as to which Roth Capital understood that Inspirato had obtained such advice as it deemed necessary from qualified professionals.
Roth Capital did not perform any valuations or appraisals of any of the specific assets or liabilities (fixed, contingent or other) of Inspirato or Buyerlink, and Roth Capital has not been furnished or provided with any such appraisals or valuations. Additionally, Roth Capital did not make any physical inspection of the properties or assets of Inspirato or Buyerlink. Roth Capital did not evaluate the solvency of Inspirato, Buyerlink or any of their respective subsidiaries (or the impact of the transactions contemplated by the Merger Agreement thereon) under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Roth Capital expresses no view or opinion regarding the liquidation value of Inspirato, Buyerlink or any other entity. Roth Capital did not undertake any independent analysis of any pending or threatened litigation, to which Inspirato, Buyerlink or any of their respective affiliates is a party or may be subject, and Roth Capital did not make any assumptions concerning the possible assertion of claims, outcomes or damages arising out of any such matters.
The Roth Fairness Opinion was necessarily based on the economic, monetary, financial and other conditions as they existed and could have been evaluated as of the date of the Roth Fairness Opinion. Events occurring after the date of the Roth Fairness Opinion could materially affect the assumptions used in preparing the Roth Fairness Opinion. Roth Capital does not have any obligation or responsibility to update, reaffirm or revise the Roth Fairness Opinion or otherwise comment upon any circumstances, developments or events occurring after the date of the Roth Fairness Opinion.
Roth Capital is a nationally recognized investment banking firm that provides financial advisory services and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements, secondary distributions of listed and unlisted securities, and valuations for corporate, estate and other purposes. Roth Capital was selected by Inspirato based on Roth Capital’s experience, expertise, reputation and familiarity with Inspirato. The Special Committee did not impose any limitations on Roth Capital with respect to the investigations made or procedures followed in rendering its opinion. The Roth Fairness Opinion was approved by an authorized internal fairness committee at Roth Capital in accordance with its customary practice.
The opinion of Roth Capital was limited to and addressed only the fairness of the Merger Consideration to be paid by Inspirato to the extent expressly set forth in the Roth Fairness Opinion. Roth Capital was not asked to, nor did Roth Capital offer any opinion on, and the Roth Fairness Opinion did not address, any other term, aspect or implication of the Merger Agreement, including, without limitation, the form of the Merger, or any other agreements, arrangements or understandings entered into in connection with the Merger Agreement or otherwise, including, without limitation, the fairness of the amount or nature of any compensation to any officers, directors or employees of any party to the Merger Agreement, or any class of such persons, relative to the Merger Consideration, or the fairness of the Merger to the holders of any class of securities, creditors or other constituencies of Inspirato. Further, Roth Capital expressed no opinion as to the actual value of the shares of Inspirato or the prices at which shares of Inspirato, in each case, including those shares of Inspirato to be issued in the Merger, will trade at any time before or after the announcement of the signing of the Merger Agreement or during the time between the announcement of signing of the Merger Agreement and the Closing.
In connection with its engagement by the Special Committee, Roth Capital agreed to receive a fee of $750,000, a portion of which was payable upon Roth Capital’s retention, and the balance upon delivery of the opinion to the Special Committee in form and substance reasonably satisfactory to the Special Committee; provided, that such fairness opinion fee was not contingent upon Roth Capital determining that the Merger Consideration payable by Inspirato pursuant to the Merger Agreement is fair from a financial point of view to Inspirato. Roth Capital will receive an additional fee of $100,000 due and payable upon each additional formal affirmation of the opinion (if any) requested by Inspirato. Inspirato has agreed to indemnify Roth Capital against certain liabilities. Roth Capital will also be reimbursed for certain expenses in connection with its services up to a limit of $50,000 for all expenses, which limit may be modified with the consent of Inspirato.
Roth Capital is a full-service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and other financial services. In the ordinary course of business, Roth Capital and its affiliates may acquire, hold or sell, for Roth Capital’s or its affiliates’ own accounts and for the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of Inspirato and the other parties to the Merger, and, accordingly, may at any time hold a long or a short position in such securities. Roth Capital has not had a material relationship with, nor has it otherwise received any fees from Inspirato, Buyerlink or any other parties to the Merger during the two (2) years preceding the date of the Roth Fairness Opinion.
Summary of Material Financial Analyses
The following is a summary of material financial analyses prepared, or reviewed, by Roth Capital and discussed with the Special Committee in connection with the rendering of the Roth Fairness Opinion:
•discounted cash flow analysis with respect to Buyerlink performed by Roth Capital;

•selected publicly traded comparable companies analysis with respect to Buyerlink performed by Roth Capital; and
•selected precedent M&A transactions analysis with respect to Buyerlink performed by Roth Capital.
The order in which the analyses are listed above and described below does not represent the relative importance or weight given to the analyses by Roth Capital. Some of the summaries of financial analyses include information presented in tabular format. In order to fully understand the analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of Roth Capital’s analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the analyses.
Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before June 20, 2025, and is not necessarily indicative of current market conditions.
Discounted Cash Flow Analysis
The discounted cash flow analysis is a “forward looking” methodology and is based on projected future cash flows to be generated by Buyerlink which are then discounted back to June 20, 2025. This methodology has three primary components: (a) the present value of projected standalone unlevered, after-tax free cash flows for a determined period, (b) the present value of the terminal value of cash flows (representing firm value beyond the time horizon on the projection), and (c) the weighted average cost of capital (“WACC”) used to discount such future cash flows and terminal value back to the present.
For purposes of the discounted cash flow analysis, Roth Capital utilized Inspirato management’s projected standalone unlevered, after-tax free cash flows for Buyerlink for the calendar years ending December 31, 2026 through December 31, 2028, and for the period between June 20, 2025 and December 31, 2025 (the “Stub Period”), which were based on the projections. All of the information used in Roth Capital’s analysis was based on publicly available sources and the financial projections provided by Inspirato’s management and based on forecasts and estimates provided by Buyerlink’s management.
In performing its discounted cash flow analysis, Roth Capital calculated ranges of the estimated present values of the unlevered, after-tax free cash flows of Buyerlink forecasted to generate for 2026 to 2028 and the Stub Period by applying discount rates, as of June 20, 2025, ranging from 12.8% to 14.8%, reflecting Roth Capital’s estimates of the WACC.
The WACC was calculated by adding (i) the average industry market value of equity as a percentage of the average industry market value of total capital multiplied by Buyerlink’s estimated cost of equity, and (ii) the average industry book value of debt as a percentage of the average industry market value of total capital multiplied by Buyerlink’s estimated after-tax market cost of debt. The estimated cost of equity was calculated using the capital asset pricing model, which took into account the betas of comparable publicly traded companies, the risk-free rate, a historical equity market risk premium and a historical small capitalization risk premium, which risk premiums were sourced from the 2024 Kroll Cost of Capital Module. The estimated cost of debt was based on publicly available data as of June 20, 2025.
Roth Capital calculated Buyerlink’s implied enterprise value and implied equity value using the exit multiple method. Roth Capital calculated the terminal values of cash flows for Buyerlink by applying a selected range of adjusted EBITDA multiples of 11.7x to 13.6x, based on the average and median multiples of the precedent transaction analysis, to Buyerlink’s fiscal year 2028 estimated adjusted EBITDA. The implied enterprise value was then calculated by applying discount rates, as of June 20, 2025, ranging from 12.8% to 14.8% to the standalone unlevered, after-tax free cash flows that Buyerlink was forecasted to generate for 2026 to 2028 and the Stub Period and the terminal values. Finally, Roth Capital derived the implied equity value by subtracting total debt and operating leases and adding cash as of June 20, 2025, based on figures provided by Inspirato’s management.

This analysis resulted in the reference range of implied equity value for Buyerlink set forth below:

	Implied Equity Value
USD $ Million	Low	High
Discounted Cash Flow Analysis	$348.6	431.7
This analysis also resulted in the reference range of implied enterprise value for Buyerlink set forth below:	Implied Enterprise Value
USD $ Million	Low	High
Discounted Cash Flow Analysis	$390.9	474.0

Selected Public Companies Analysis
Roth analyzed publicly available financial and stock market data for eight (8) selected publicly traded companies operating in the lead generation or performance marketing industry with market capitalizations ranging from $383 million to $16.7 billion. Roth Capital selected the following publicly traded companies that it considered generally relevant for the analysis (collectively, the “selected companies”):
1.Zillow Group, Inc.
2.CarGurus, Inc.
3.MONY Group plc.
4.Cars.com Inc.
5.SelectQuote, Inc.
6.LendingTree, Inc.
7.QuinStreet, Inc.
8.EverQuote, Inc.
Roth Capital reviewed various financial metrics of the selected companies, including enterprise values which were calculated as fully diluted equity values based on the closing stock prices on June 20, 2025, plus, if applicable for each company, total debt (including operating leases), preferred equity, and non-controlling interests minus cash and cash equivalents. These enterprise values were analyzed as multiples of estimated adjusted EBITDA for calendar years 2025 and 2026. The financial data for the selected companies was sourced from publicly available data obtained from public filings with the SEC and other data sources, while Buyerlink’s financial data was furnished to Roth Capital by Inspirato’s management and based on forecasts and estimates provided by Buyerlink’s management.
Based on Roth Capital’s judgment and experience, the analysis excludes the highest and lowest 25% of adjusted EBITDA multiples for the eight selected companies. After excluding these data points, the following results were obtained:
•the overall low to high calendar year 2025 and calendar year 2026 estimated adjusted EBITDA multiples observed for the selected companies were 7.5x to 9.6x (with an overall median of 8.6x) and 6.7x to 8.6x (with an overall median of 7.9x). Roth Capital applied the above selected ranges for projected calendar year 2025 and calendar year 2026 to corresponding data of Buyerlink.
This analysis resulted in the reference ranges of implied equity value for Buyerlink set forth below:

	Multiples		Implied Equity Value
USD $ Million	Low	High	Low	High
EV/CY 2025P Adjusted EBITDA	7.5x	9.6x	$ 218.	$292.6
EV/CY 2026P Adjusted EBITDA	6.7x	8.6x	$ 218.	$293.2
Note: EV = Enterprise Value; CY = Calendar Year
Precedent Transaction Analysis
Roth Capital analyzed publicly available financial information for thirty-one (31) selected transactions involving target companies or businesses in the lead generation, performance marketing, marketing services, and customer acquisition categories of the marketing and advertising technology industries. These selected transactions were deemed relevant by Roth Capital for purposes of this analysis (collectively, the “selected transactions”):

Announced Date	Target	Acquirer
Mar-25	Builtvisible Ltd	Brave Bison Group plc
Mar-25	Redfin Corporation	Rocket Companies, Inc.
Feb-25	Autohome Inc.	Haier Group Corporation
Dec-24	Liberty TripAdvisor Holdings, Inc.	Tripadvisor, Inc.
Dec-24	Odds Holdings, Inc.	Gambling.com Group Limited
Dec-24	MoneyLion Inc.	Gen Digital Inc.
Nov-24	Rise4 Inc.	PopReach Corporation (nka:Ionik Corporation)
Oct-24	LiveIntent Inc.	Zeta Global Holdings Corp.
Sep-24	Nimble5, LLC	PopReach Corporation (nka:Ionik Corporation)
Jul-24	Refine Direct Srl	TXT e-solutions S.p.A.
Jan-24	AdTheorent Holding Company, Inc.	Cadent, LLC
Jan-24	TechTarget, Inc. (nka:TechTarget Holdings Inc.)	Digital Businesses of Informa Tech (nka:Informa Intrepid Holdings Inc.)
Oct-23	Healthy Offers, Inc.	OptimizeRx Corporation
Sep-23	Assure Media, LLC	Labwire, Inc.
Aug-23	Ormigo	11880 Solutions
Jun-23	Quotient Technology Inc.	Neptune Retail Solutions
May-23	GestionaleAuto.com Srl	MotorK plc
May-23	YouAppi Inc.	Affle International Pte. Ltd.
Apr-23	OpenMoves LLC	PopReach Corporation (nka:Ionik Corporation)
Aug-22	Midisi Limited	Jaywing plc (nka:Jaywing Limited)
Jul-22	Industry Dive, Inc.	Informa plc
Jun-22	Trader Interactive, LLC	carsales.com Ltd (nka:CAR Group Limited)
May-22	ServiceSource International, Inc. (nka:Concentrix SREV, Inc.)	Concentrix Corporation
Dec-21	Xyz Media Inc.	John Wiley & Sons, Inc.
Dec-21	Truebill Inc.	Rocket Companies, Inc.
Dec-21	Even Financial, Inc.	MoneyLion Inc.
Jul-21	Policy Fuel, LLC	EverQuote, Inc.
Feb-18	Dealer Inspire, Inc. and Launch Digital Marketing, LLC	Cars.com Inc.
Nov-17	Acquisio, Inc.	Web.com Group, Inc.
May-17	Angie's List, Inc.	W3 Ventures, Inc. (nka:Angi Inc.)
May-15	Lyris, Inc.	Aurea Software, Inc.
Roth Capital noted that, although the selected transactions were used for comparison purposes, no business of any selected company was either identical or directly comparable to Buyerlink’s business. Accordingly, Roth Capital’s comparison of selected companies to Buyerlink and analyses of the results of such comparisons was not purely mathematical, but instead involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the selected companies and Buyerlink.
Roth Capital reviewed, among other information, and to the extent such information was publicly available, transaction multiple values, calculated as the implied enterprise values of the target companies divided by Revenue and/or EBITDA metrics. Financial data for the selected transactions was sourced from public filings with the SEC and other publicly available information, while Buyerlink’s financial data was furnished to Roth Capital by Inspirato’s management and based on forecasts and estimates provided by Buyerlink’s management.
Based on Roth Capital’s judgment and professional experience, the overall low to high Revenue multiples observed for the selected transactions were 0.2x to 17.8x (with an overall median of 1.9x) and the overall low to high EBITDA multiples observed for the selected transactions were 4.9x to 30.4x (with an overall median of 11.7x). Roth Capital applied the selected ranges above to corresponding data of Buyerlink.
This analysis resulted in the reference ranges of implied equity value for Buyerlink set forth below:
Miscellaneous
This summary is not a complete description of the Roth Fairness Opinion or the underlying analyses and factors considered in connection with such opinion. The preparation of a fairness opinion is a complex process involving the application of subjective business and financial judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to a partial analysis or summary description. Roth Capital believes that its analyses described above must be considered as a whole and that considering any portion of such analyses or factors considered without considering all such analyses and factors could create a misleading or incomplete view of the processes underlying Roth Capital’s analyses and its opinion. In arriving at its fairness determination, Roth Capital considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, it made its fairness determination on the basis of its experience and professional judgment after considering the results of all of its analyses. In performing its analyses, Roth Capital made numerous assumptions with respect to industry performance and general business and economic conditions, such as industry growth, inflation, interest rates and many other matters, many of which are beyond the control of Inspirato, Buyerlink and their respective advisors. Any estimates used in Roth Capital’s analyses, and the results derived from such analyses, are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. No company selected for the analyses described above is identical to Inspirato or Buyerlink, and no transaction selected for the analysis described above is identical to the Merger.
In conducting its analyses and arriving at its opinion, Roth Capital utilized a variety of valuation methods. The analyses were prepared solely for the purpose of enabling Roth Capital to provide its opinion to the Special Committee as to the fairness, from a financial point of view, to Inspirato of the Merger Consideration to be paid by Inspirato in the Merger, as of the date of the Roth Fairness Opinion and do not purport to be appraisals or necessarily reflect the prices at which these companies or securities may actually be sold, which are inherently subject to uncertainty.
The terms of the Merger were determined through arm’s-length negotiations between Inspirato and Buyerlink and were approved by the Special Committee and the Buyerlink Board. The decision to enter into the Merger Agreement by Inspirato was solely that of the Special Committee. Roth Capital did not make any recommendations as to any specific consideration to Inspirato or the Special Committee, or that any specific amount or type of consideration constituted the only appropriate consideration for the Merger. In addition, Roth Capital was not authorized to, and did not, solicit any expressions of interest from any other parties with respect to any transaction involving Inspirato or Buyerlink, or review other alternative business combinations or transactions that Inspirato could pursue. As described above, the Roth Fairness Opinion and the presentation of such opinion to the Special Committee by Roth Capital were among a number of factors taken into consideration by the Special Committee in making its determination to approve the Merger Agreement, the Merger and the other transactions contemplated thereby, including the factors described elsewhere in this proxy statement.
Certain Unaudited Forecasted Financial Information
Inspirato does not, as a matter of course, make public long-term forecasts or internal projections regarding future financial performance, revenue, earnings, or other results, due to, among other reasons, the inherent uncertainty of the underlying assumptions. However, in connection with its evaluation of the Merger, Inspirato’s management prepared certain unaudited financial forecasts for Inspirato on a standalone basis and for Buyerlink on a standalone basis (together, the “Forecasted Financial Information”).

The Forecasted Financial Information was provided to the Inspirato Board and the Special Committee for use in their evaluation of the proposed transaction, and to Roth Capital, the Special Committee’s financial advisor, for its use and reliance in connection with its financial analyses and its fairness opinion. The inclusion of this information in this proxy statement should not be regarded as an indication that Inspirato, the Inspirato Board, the Special Committee, or any of their respective advisors considered the information predictive of actual future performance or events, or that it should be viewed as financial guidance of any kind.
The Forecasted Financial Information includes non-GAAP financial measures such as Adjusted EBITDA and unlevered free cash flow. These measures were included in the forecasts used by Roth Capital in rendering its fairness opinion and are therefore excluded from the definition of “non-GAAP financial measures” under SEC rules. Accordingly, a reconciliation to GAAP is not provided.
The Forecasted Financial Information was prepared solely for internal purposes and is subject to numerous assumptions that are inherently uncertain and may be affected by factors beyond management’s control. These assumptions include general business, market, industry, regulatory, and economic conditions, among others. The Forecasted Financial Information does not account for the potential effects of the Merger or the risks associated with the transaction not being consummated.
The prospective financial information has been prepared by, and is the responsibility of, our management. BDO USA, P.C. has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to this prospective financial information. Accordingly, BDO USA, P.C. does not express an opinion or any other form of assurance with respect thereto. Any previously issued reports of BDO USA, P.C. relates to Inspirato’s previously issued financial statements and does not extend to the prospective financial information, and should not be read to do so.
Neither Inspirato nor its independent auditors have verified or expressed any view on the Forecasted Financial Information, and no such assurance or guarantee is made. The inclusion of the Forecasted Financial Information should not be regarded as a representation that such results will be achieved.
Stockholders are urged not to place undue reliance on this Forecasted Financial Information and to consider it in light of the risks described under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Calendar Year	2025P(1)	2026P	2027P	2028P
Fiscal Year	12/31/2025(1)	12/31/2026	12/31/2027	12/31/2028
Buyerlink Standalone
Revenue	$77,652	$147,112	$159,101	$178,696
Adjusted EBITDA	$20,732	$39,244	$43,359	$46,669
Unlevered Free Cash Flow	$15,875	$28,267	$31,276	$33,938

Inspirato Standalone
Revenue	$129,475	$244,389	$265,189	$288,084
Adjusted EBITDA	$(1,186)	$11,157	$20,280	$28,783
Unlevered Free Cash Flow	$(5,059)	$(2,019)	$11,146	$21,208

Source: Management, S&P Capital IQ as of June 20, 2025
(1) A 52.8% stub period is applied to Management’s 2025E projections based on a valuation date of 6/20/2025
Interests of Inspirato’s Directors and Executive Officers in the Merger
Mr. Zamani is Inspirato’s CEO and is the Chairperson of the Inspirato Board. Mr. Zamani, as the CEO of One Planet Group, is the beneficial owner of approximately 49% of the Inspirato Common Stock. Mr. Zamani is also the CEO and beneficial owner of One Planet Group, which is the sole owner of Buyerlink.

Other than Mr. Zamani and certain other members of the Inspirato Board and executive officers who may continue to serve in similar roles after the Merger, none of the members of the Inspirato Board or Inspirato’s executive officers have interests in the Merger that are different from or in addition to the interests of Inspirato’s stockholders generally.
Voting Agreement

Contemporaneously with the execution of the Merger Agreement, One Planet Group entered into a Voting Agreement with Inspirato pursuant to which One Planet Group agreed to vote all of its shares of Inspirato Common Stock in favor of the Stock Issuance Proposal and the Authorized Shares Proposal. One Planet Group is the beneficial owner of approximately 49% of the Inspirato Common Stock as of the record date. The Voting Agreement terminate at the earlier of (i) the termination of the Merger Agreement in accordance with its terms, and (ii) the Effective Time.
Listing of Common Stock and Name Change
Following the closing of the Merger, Inspirato will continue to be a publicly traded company listed on Nasdaq. The Inspirato Common Stock will trade under a new corporate name: “One Planet Platforms, Inc.” Inspirato will file a certificate of amendment to its certificate of incorporation to effect the name change promptly after the closing.
Inspirato will use its commercially reasonable efforts to maintain compliance with all Nasdaq listing requirements, both through the closing of the Merger and as a continuing obligation of the Combined Company.
Accounting Treatment
The Merger is expected to be accounted for using the acquisition method of accounting in accordance with U.S. GAAP. Under the acquisition method, Buyerlink will be treated as the accounting acquirer. Accordingly, the identifiable assets acquired and liabilities assumed of Inspirato will be recorded at their estimated fair values as of the acquisition date, and any excess of the purchase price over the estimated fair value of the net assets acquired will be recorded as goodwill.
Regulatory Approvals
The Stock Issuance requires approval by Inspirato stockholders under the rules of Nasdaq, as the shares of Inspirato Common Stock and Inspirato Preferred Stock issued as Merger Consideration it will exceed 20% of Inspirato’s outstanding voting power prior to the issuance. In addition, under the DGCL, the Authorized Shares Amendment and the Reverse Split require the approval of the Inspirato stockholders.
Under the HSR Act, and the rules promulgated thereunder, the Merger may not be completed until notifications have been filed with the FTC and the Antitrust Division of the DOJ, and the applicable waiting period has expired or been terminated. The parties have filed the required notifications with the FTC and DOJ . Completion of the Merger is subject to the expiration or early termination of the HSR Act waiting period.
The parties are not aware of any other material federal, state or foreign regulatory approvals required to complete the Merger.
THE MERGER AGREEMENT
The following description summarizes the principal terms of the Merger Agreement (attached as Annex A and incorporated by reference in this proxy statement). Your rights and obligations, and those of Inspirato, Merger Sub and Buyerlink, are governed by the actual terms of the Merger Agreement, not by this summary. This section is intended to assist in your understanding of the key elements of the Merger Agreement, but should be read in conjunction with the full text of the Merger Agreement. Representations, warranties, covenants, and conditions in the Merger Agreement are negotiated for specific risk allocation purposes, may be subject to materiality qualifiers or confidential disclosures, and may no longer be accurate at the time of this proxy statement is provided to stockholders. You should carefully review both the Merger Agreement and this proxy statement, plus Inspirato’s public filings referenced in the “Where You Can Find More Information” section.

Structure of the Merger
Upon satisfaction or waiver of the closing conditions set forth in the Merger Agreement, Merger Sub will merge with and into Buyerlink, with Buyerlink surviving as a wholly owned subsidiary of Inspirato. At the Effective Time, all Buyerlink shares will convert into the right to receive the Merger Consideration as described in “Merger Consideration” below. Inspirato will then change its corporate name to “One Planet Platforms, Inc.” and continue as a Nasdaq-listed public company, with Buyerlink and Inspirato LLC operating as wholly owned subsidiaries.
Merger Consideration
At the Effective Time, all of the issued and outstanding equity interests of Buyerlink will be converted into the right to receive the Merger Consideration from Inspirato, payable to One Planet Ops as the sole stockholder of Buyerlink. The Merger Consideration will consist of 73,941,230 shares of Inspirato Common Stock, and (ii) 8,262,327 shares of Inspirato Preferred Stock, in each case prior to the Reverse Split and subject to adjustment in accordance with the terms of the Merger Agreement and as described below. The Merger Consideration is based on an equity valuation of Buyerlink of $326.3 million. For accounting purposes under the reverse merger an equity valuation of Inspirato of $38.9 million, or $3.12 per share was used as consideration.
The number of shares of Inspirato Preferred Stock issued to One Planet Ops will be adjusted, up or down, based on Buyerlink’s cash and net working capital at closing relative to targets of $5.0 million in cash and $13.7 million in net working capital. To the extent Buyerlink’s cash and net working capital exceed those targets, it will receive additional shares of Inspirato Preferred Stock valued at $3.61 per share, the 45 day average trading price of the Inspirato Common Stock when the Merger Agreement was entered into (prior to the Reverse Split); to the extent Buyerlink’s cash and net working capital are less than those targets, the number of shares of Inspirato Preferred Stock it will receive will be reduced on the same basis.
In addition, Inspirato will issue RSUs and deferred cash awards to certain employees of Buyerlink at the Effective Time. Changes in the number of Buyerlink Employee Awards, resulting, for example, from the termination of a designated Buyerlink employee prior to the Effective Time, could also result in changes to the number of shares of Inspirato Common Stock and Inspirato Preferred Stock received by One Planet Ops at Closing. Under the terms of the Merger Agreement, the value of the Buyerlink Equity Awards is effectively deducted from the $326.3 million equity valuation of Buyerlink.
The shares of Inspirato Preferred Stock to be issued to One Planet Ops upon closing will be entitled to receive monthly cash dividends accruing at 7.0% per annum, will have a liquidation preference of $3.61 per share, the 45 day average trading price of the Inspirato Common Stock when the Merger Agreement was entered into (prior to the Reverse Split), and will be convertible into shares of Inspirato Common Stock on a 1:1 basis. The shares will be mandatorily redeemable on the fifth anniversary of the closing of the Merger or, at One Planet Group’s election, in three equal installments on the first three anniversaries of the closing. The redemption price will equal the liquidation preference plus accrued and unpaid dividends or the value of the Inspirato Common Stock into which the preferred shares are then convertible. The term sheet for the Inspirato Preferred Stock is included as Exhibit A to the Merger Agreement, which is attached hereto as Annex A.
The Merger Consideration will be issued as part of a tax-deferred transaction intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code. Inspirato will not issue fractional shares in connection with the Merger; any fractional interest will be rounded down to the nearest whole share.
Inspirato will effect the Reverse Split promptly following the closing of the Merger. The number of shares of Inspirato Common Stock and Inspirato Preferred Stock issued to One Planet Ops as Merger Consideration, and the number of Converted RSU Awards and Additional RSU Awards, will be reduced as a result of the Reverse Split in the same proportion (i.e., five to one) as other outstanding shares of Inspirato Common Stock.
Treatment of Buyerlink Distribution Rights
Certain employees of Buyerlink currently hold Distribution Rights which entitle them to receive specified payments or other consideration upon the occurrence of certain corporate events, including a reverse merger.  The Merger Agreement contemplates that the Distribution Rights will be converted into Converted RSU Awards and Converted Cash Awards at the Effective Time, and also that Inspirato will issue, as soon as possible after the Effective Time, certain Additional RSU Awards, which will be subject to vesting as described in the Merger Agreement.  The value of these Buyerlink Employee

Awards will be deducted from the value otherwise payable by Inspirato as Merger Consideration pursuant to a formula set forth in the Merger Agreement.  The number of Buyerlink Employee Awards could vary between the execution of the Merger Agreement and the closing of the Merger, e.g. due to the termination of employment of one or more of the relevant Buyerlink employees.  If so, this may result in changes to the number of shares of Inspirato Common Stock and Inspirato Preferred Stock issued as Merger Consideration. The parties currently expect that Inspirato will issue Converted RSUs representing an aggregate of 6,987,800 shares of Inspirato Common Stock, Additional RSUs representing an aggregate of 420,000 shares of Inspirato Common Stock (in each case prior to the Reverse Split) and an aggregate of $2,803,000 in Converted Cash Awards. In general, the Buyerlink Equity Awards will vest in three equal installments on the first three anniversaries of the date of grant, subject to continued employment.
No Appraisal Rights
In accordance with the DGCL, no appraisal rights will be available with respect to the transactions contemplated by the Merger Agreement.
Representations and Warranties
The Merger Agreement contains customary and, in most cases, reciprocal, representations and warranties by Inspirato and Buyerlink. Many of the representations and warranties are subject to qualifications regarding materiality or the occurrence of a “material adverse effect,” such that a breach or inaccuracy will only be considered to exist if the relevant matter is material or reasonably expected to have a material adverse effect on the applicable party. See “—Definition of Material Adverse Effect” below. Certain representations and warranties are also qualified by knowledge standards, which limit breaches to matters within the actual knowledge of specified officers. Each of the representations and warranties is further qualified by the information disclosed in the disclosure schedules delivered by the parties.
These representations and warranties relate to, among other things:
•organization, standing, and qualification to do business;
•capitalization;
•corporate authority and approval relating to the execution, delivery and performance of the Merger Agreement;
•absence of conflicts with organizational documents, applicable law, and material contracts;
•government approvals and consents;
•internal controls, financial statements and the absence of material undisclosed liabilities;
•compliance with laws and material permits;
•in the case of Inspirato, SEC and Nasdaq filings and compliance with securities laws;
•tax matters;
•labor, employment, and benefit plan compliance;
•the absence of certain litigation and investigations;
•real property and title to assets;
•intellectual property;
•material contracts and absence of defaults;
•environmental and litigation matters;

•insurance coverage;
•related party transactions;
•in the case of Inspirato, receipt of a fairness opinion;
•broker’s fees and absence of conflicts;
•compliance with anti-corruption laws and economic sanctions;
•accredited investor status; and
•the absence of a material adverse effect since a specified date.
The representations and warranties of each party will expire upon the completion of the Merger.
Definition of Material Adverse Effect
Under the Merger Agreement, a “material adverse effect” means, with respect to any party, (i) a material adverse effect on the ability of the party to perform or comply with any material obligation under the Merger Agreement or to consummate the transactions contemplated by the Merger Agreement in accordance with the terms thereof, or (ii) any change, effect, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, financial condition or result of operations of the party and its subsidiaries, taken as a whole; provided that certain types of adverse changes, effects, events or occurrences, such as those resulting from or due to specified general market- or industry-wide events, are excluded.
Covenants
Conduct of Business
Except as expressly permitted or required by the Merger Agreement, as set forth in the disclosure schedules delivered by Inspirato and Buyerlink, as required by applicable law or as agreed to in writing by the other party (which shall not be unreasonably withheld, delayed, or conditioned), Inspirato and Buyerlink have agreed that, from the date of the Merger Agreement until the closing of the Merger, each shall conduct its business in the ordinary course of business consistent with past practice and shall, and shall cause each of their respective subsidiaries to:
•use commercially reasonable efforts to maintain and preserve intact its business organization and the goodwill of those having business relationships with it and retain the services of its present officers and key employees; and
•use commercially reasonable efforts to comply in all material respects with all applicable laws and requirements of all Material Contracts.
Additionally, each of Inspirato and Buyerlink shall not, and shall not permit any of their respective subsidiaries to:
•(A) issue, sell, grant, transfer, encumber, dispose of, accelerate the vesting of or modify any equity securities or securities convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, equity securities; (B) redeem, purchase or otherwise acquire any of outstanding equity securities, or any rights, warrants, options, calls, commitments or any other agreements of any character to acquire any of equity securities; (C) declare, set aside for payment or pay any dividend on, or make any other distribution or payment to equity holders in their capacity as such; or (D) split, adjust, combine, subdivide or reclassify any equity securities;
•incur, refinance, assume, or guarantee material indebtedness outside the ordinary course of business;
•sell, transfer, lease, exchange, convey, license, or otherwise dispose of any properties with a fair market value in excess of $100,000 in the aggregate without consent of the other parties, with certain exemptions;

•make or authorize any capital expenditure or capital expenditures in excess of $100,000 in the aggregate for any fiscal year, except for (A) any such capital expenditures set forth in the disclosure schedules, or (B) dispositions of obsolete or worthless equipment which is replaced with equipment and materials of comparable or better value and utility or (C) transactions in the ordinary course of business consistent with past practice;
•directly or indirectly acquire, in any one transaction or series of related transactions, (A) by merging or consolidating with, or by purchasing all of or a substantial equity interest in, or by any other manner, any entity or division, business or equity interest of any entity, or (B) any assets that, in the aggregate, have a purchase price in excess of $100,000;
•make loans or advances (other than trade credit granted in the ordinary course of business consistent with past practice);
•except in the ordinary course of business, consistent with past practice, (A) enter into, terminate, or amend, in any material respect any Material Contract, except in the ordinary course of business consistent with past practice, or (B) (1) amend, waive or modify in a manner that is adverse to Inspirato or Buyerlink or any of its subsidiaries any material rights under any Material Contract, (2) enter into or extend the term or scope of any Material Contract that materially restricts that party or any of its subsidiaries from engaging in any line of business or in any geographic area or (3) enter into any Material Contract that would be breached by, or require the consent of any third party in order to continue in full force following, consummation of the Merger;
•make or change its fiscal year or any method of tax accounting, any material tax elections (other than in the ordinary course of business), materially amend any tax returns, or settle material tax audits or disputes, knowingly and voluntarily surrender any right to claim a refund of material taxes, or consent to any extension or waiver of the limitation period applicable to any tax claim or assessment (except in the ordinary course of business);
•make any changes to financial accounting methods, principles or practices (or, with respect to Inspirato, change an annual accounting period), except as required by law or U.S. GAAP;
•except as contemplated in the Merger Agreement, amend its organizational documents;
•adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation reorganization;
•fail to use commercially reasonable efforts to maintain its current insurance policies;
•except as provided in any agreement entered into prior to date of the Merger Agreement or disclosed in the disclosure schedules, settle or compromise material litigation that would require the payment of monetary damages or involve any injunctive or non-monetary relief which, in either case, imposes material restrictions on their business operations without consent of the other parties, which consent shall not be unreasonably withheld, delayed, or conditioned;
•except as required by their respective benefit plans or by law, (A) grant any increase in compensation, incentives or benefits for any current or former director, officer, employee, contractor or consultant over specified thresholds; (B) enter into or amend any existing agreement or severance or termination agreement with any current or former director, officer, employee, contractor or consultant; (C) grant any equity awards or accelerate vesting or payment timing of any existing awards; or (D) hire or terminate any current or former director, officer, employee, contractor or consultant whose compensation exceeds specified thresholds; or
•agree to do any of the foregoing.
Inspirato Stockholders Meeting
Under the Merger Agreement, Inspirato will hold a special meeting of stockholders to vote on the Merger and related proposals, include the Inspirato Board’s recommendation to vote “FOR” the Merger and related proposals (unless a change has been effected in accordance with the non‑solicitation provisions described below) and use reasonable best efforts to solicit proxies in favor of stockholder approval.
No Solicitation
Except as otherwise permitted in the Merger Agreement, from the date of execution until the Effective Time, Inspirato shall not, and will cause its subsidiaries and representatives not to, directly or indirectly:
•solicit, initiate or knowingly facilitate, encourage or induce any Alternative Proposal (as defined below);
•furnish material non‑public information to any person regarding any Alternative Proposal;
•enter into any Acquisition Agreement (as defined below); or
•withdraw, modify or qualify the Inspirato Board’s recommendation to approve the Merger, or publicly recommend the approval of any Alternative Proposal (an “Adverse Recommendation Change”).
“Alternative Proposal” means, other than the Merger, any inquiry, proposal or offer from any entity or “group” (as defined in Section 13(d) of the Exchange Act), other than Buyerlink, relating to any (A) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of beneficial ownership (within the meaning of Section 13 under the Exchange Act) of 20% or more of any class of equity securities of Inspirato, or (B) merger, consolidation, unit exchange, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Inspirato that is structured to permit such entity or group to acquire beneficial ownership of at least 20% of the equity interests of Inspirato.
“Acquisition Agreement” means any confidentiality agreement, merger agreement, letter of intent, agreement in principle, stock purchase agreement, asset purchase agreement or exchange agreement, option agreement or other similar agreement providing for, or that would reasonably be expected to lead to, an Alternative Proposal.
Notwithstanding the foregoing, prior to obtaining stockholder approval, if Inspirato receives a bona fide written Alternative Proposal made without breach of the non‑solicitation covenant, and the Inspirato Board determines in good faith (after advice from financial and legal advisors) that it constitutes a Superior Proposal (as defined below) or could reasonably lead to a Superior Proposal, then Inspirato may
•furnish information, including any non-public information, with respect to Inspirato to the entity making such Alternative Proposal; and
•participate in discussion or negotiations regarding such Alternative Proposal;
provided that Inspirato enters into a confidentiality agreement with the entity making the Alternative Proposal. If Inspirato determines that such Alternative Proposal is a Superior Proposal, it may effect an Adverse Recommendation Change and/or enter into an Acquisition Agreement, provided that Inspirato shall provide five days’ prior written notice to Buyerlink about the Superior Proposal and negotiate in good faith with Buyerlink regarding an alternative transaction that would allow the Inspirato Board to not make such Adverse Recommendation Change consistent with its fiduciary duties.
“Superior Proposal” means a bona fide written Alternative Proposal, obtained after the date of the Merger Agreement and not in breach of the non-solicitation provisions, which is on terms and conditions which the Inspirato Board determines in good faith, after consultation with its financial advisors and outside legal counsel, taking into account all legal, financial, regulatory, timing and other aspects of the proposal, all conditions contained therein and the person making the proposal, to be more favorable to the holders of Inspirato Common Stock from a financial point of view than the Merger (after giving effect to any adjustments to the terms and provisions of the Merger Agreement committed to in writing by Buyerlink in response to such Alternative Proposal); provided, that, for purposes of this definition, reference to 20% in the definition of Alternative Proposal shall be deemed to be a reference to 50%.
If, after signing the Merger Agreement and before stockholder approval, a material event or change in circumstances arises which was not known or reasonably foreseeable as of signing, excluding specified general market- or industry-wide events

(an “Intervening Event”), and the Board decides that maintaining the current recommendation would breach its fiduciary duties, the Board may change its recommendation, provided:
•written notice of the Inspirato Board’s intent and details of the Intervening Event is delivered to Buyerlink; and
•following a five-business-day notification period and after considering any proposed Buyerlink revisions, the Inspirato Board reconfirms in good faith its decision to effect an Adverse Recommendation Change.
Regulatory Approvals
Upon the terms and subject to the conditions set forth in the Merger Agreement, Inspirato and the Buyer will cooperate with each other and use (and will cause their respective subsidiaries to use) their respective reasonable best efforts to obtain all consents, registrations, approvals, permits, and authorizations that are necessary or advisable to consummate the transactions contemplated by the Merger Agreement as promptly as reasonably practicable and in any event prior to October 31, 2025 (the "Outside Date").
Inspirato and the Buyer will file their respective Notification and Report Forms under the HSR Act with the FTC and the DOJ as promptly as practicable, and in any event within twenty business days after the date of the Merger Agreement. Each party will:
•cooperate and coordinate in making the HSR filings;
•promptly provide any information required to complete such filings;
•use reasonable best efforts to supply any additional information requested by the FTC or DOJ; and
•take all reasonable steps necessary to cause the expiration or early termination of the applicable waiting period under the HSR Act.
Litigation Related to the Merger
Pursuant to the Merger Agreement, until the earlier of the closing of the Merger or the termination of the Merger Agreement in accordance with its terms, the parties are obligated to give prompt written notice to each other of any claim, demand, notice, action, suit, arbitration, proceeding, audit or investigation commenced or, to the applicable party’s knowledge, threatened against such party that relates to the Merger Agreement or the transactions contemplated thereby.
Indemnification
The Merger Agreement provides that, for a period of six years following the Effective Time, Inspirato and the surviving entity will indemnify and hold harmless each person who is or was, at or prior to the Effective Time, a director, officer, or employee of Buyerlink or any of its subsidiaries (each, an “Indemnified Person”) in respect of acts or omissions occurring at or prior to the Effective Time, to the fullest extent permitted under applicable law and the organizational documents of Buyerlink. This includes liabilities arising out of the fact that such person served in any such capacity, whether brought before or after the closing of the Merger. Inspirato is also required to advance expenses (including attorneys’ fees) incurred by any Indemnified Person in connection with such matters, subject to customary conditions.
Tax Matters
The parties will use their reasonable best efforts to obtain a legal opinion confirming the intended tax treatment of the Merger.
Name Change
Inspirato will file a certificate of amendment to its certificate of incorporation to effect the name change (to One Planet Platforms, Inc.) promptly after the closing of the Merger.
Stockholders Agreement

At the closing of the Merger, Inspirato and One Planet Group will enter into a Stockholders’ Agreement pursuant to which, among other things, One Planet Group will have the right to designate six of the seven members of the Inspirato Board, with the remaining director designated by the Special Committee. In addition, One Planet Group will have approval rights over certain corporate actions of Inspirato and will have customary registration rights for its shares of Inspirato Common Stock. This summary is qualified in its entirety by the term sheet for the Stockholders Agreement, which is included as Exhibit D to the Merger Agreement, which attached to this proxy statement as Annex A.
Conditions to the Merger
The completion of the Merger is subject to the satisfaction or waiver, in whole or in part (to the extent permitted by law) of a number of conditions by the parties, as set forth in the Merger Agreement. These conditions are customary for a transaction of this nature and are summarized below.
Mutual Conditions (Applicable to All Parties)
•Approval of the Stock Issuance Proposal and the Authorized Shares Proposal by Inspirato stockholders.
•The absence of any governmental order, law, or other legal restraint prohibiting the Merger.
•The expiration or termination of any applicable waiting periods under the HSR Act.
Conditions to the Obligations of Inspirato and Merger Sub
•The representations and warranties of Buyerlink must be true and correct (subject to customary materiality qualifiers).
•Buyerlink must have performed in all material respects its obligations under the Merger Agreement.
•The absence of the occurrence of a Material Adverse Effect of Buyerlink or any of its subsidiaries since the date of the Merger Agreement.
•Inspirato must have received a certificate from an executive officer of Buyerlink certifying compliance with the above conditions.
•Buyerlink must have available cash and cash equivalents, excluding any “restricted cash” as defined under GAAP, of at least $5 million.
Conditions to the Obligations of Buyerlink
•The representations and warranties of Inspirato and Merger Sub must be true and correct (subject to customary materiality qualifiers).
•Inspirato and Merger Sub must have performed in all material respects their obligations under the Merger Agreement.
•The absence of the occurrence of a Material Adverse Effect of Inspirato or any of its subsidiaries since the date of the Merger Agreement.
•Buyerlink must have received a certificate from an executive officer of Inspirato certifying compliance with the above conditions.
•Buyerlink must have received a tax opinion from its tax counsel regarding the tax treatment of the Merger under the Code.
•Buyerlink must have received certain consents and approvals, including a reasonable amendment to the Inspirato Note.

The parties may waive certain of these conditions to the extent permitted under applicable law. However, the Merger will not proceed unless the required stockholder approvals and regulatory clearances are obtained.
The parties expect to complete the Merger after all of the conditions to the Merger in the Merger Agreement are satisfied or waived, including after the Stock Issuance Proposal and the Authorized Shares Proposal has been adopted by Inspirato stockholders. However, it is possible that factors outside of each party’s control could require them to complete the transaction at a later time or not to complete it at all. Neither Inspirato nor Buyerlink can be certain when, or if, the conditions to the Merger will be satisfied or waived, or that the Merger will be completed. For more information, see “The Merger Agreement—Conditions to the Merger.”
The approval of the Split Proposal is not a condition to the completion of the Merger, but Inspirato and Buyerlink would expect not to complete the Merger if the Split Proposal is not approved and, as a result, the Inspirato Common Stock would become ineligible for continued listing on the Nasdaq Stock Market upon the completion of the Merger.
Closing of the Merger
The closing of the Merger will occur at 10:00 a.m., Mountain Daylight Time, or remotely by exchange of documents and signatures (or their electronic counterparts) as soon as practicable on the third business day following satisfaction or waiver of all closing conditions (other than those that by their nature must be satisfied at Closing). Inspirato will deliver the Merger Consideration to One Planet Ops at the Effective Time. As soon as feasible thereafter, Inspirato will file a Certificate of Merger with the Delaware Secretary of State, and the Merger will become effective upon the filing of the Certificate of Merger or at a later agreed time specified therein.
Inspirato will effect the Reverse Split promptly following the closing of the Merger. The number of shares of Inspirato Common Stock and Inspirato Preferred Stock issued to One Planet Ops as Merger Consideration, and the number of Converted RSU Awards and Additional RSU Awards, will be reduced as a result of the Reverse Split in the same proportion (i.e. five to one) as other outstanding shares of Inspirato Common Stock.
Termination
Termination Events
The Merger Agreement may be terminated at any time prior to closing under certain specified circumstances, including:
•by mutual written agreement of Inspirato and Buyerlink (notwithstanding the obtaining of the Inspirato stockholder approval);
•by either party, if:
•the Merger has not been completed by the “Outside Date”;
•any Governmental Authority permanently enjoins or otherwise prohibits the consummation of the Merger; or
•Inspirato stockholders fail to approve the Stock Issuance Proposal or the Authorized Shares Proposal.
•By Buyerlink:
•if the Inspirato Board changes its recommendation to the Inspirato stockholders to vote for the Stock Issuance Proposal and the Authorization Shares Proposal; or
•if Inspirato breaches its representations or covenants in a way that causes a closing condition to fail.
•By Inspirato:
•in order to enter into a transaction that constitutes a Superior Proposal, provided that Inspirato shall have complied in all material respects with its obligations under the Merger Agreement;

•if Buyerlink unreasonably withholds, conditions or delays its approval of a reasonable amendment to the Inspirato Note or otherwise takes an action that is the primary cause of the related closing condition not being satisfied; or
•if Buyerlink breaches its representations or covenants in a way that causes a closing condition to fail.

Fees and Expenses
Inspirato will be required to pay to Buyerlink a termination fee of $1.0 million if the Merger Agreement is terminated:
•by either Inspirato or Buyerlink because the Merger has not been completed (i) by the Outside Date or (ii) due to the failure of the Inspirato stockholders to approve the Stock Issuance Proposal and the Authorized Shares Proposal, where an Alternative Proposal has been made and not withdrawn at the time of the Special Meeting and Inspirato enters into a definitive agreement relating to an Alternative Proposal within 12 months of the termination of the Merger Agreement, provided that for purposes of the definition of the term "Alternative Proposal" references to "20%" shall be deemed to be references to "50%";
•by Buyerlink because the Inspirato Board changes its recommendation to the Inspirato stockholders to vote for the Stock Issuance Proposal and the Authorized Shares Proposal; or
•by Buyerlink because Inspirato breaches its representations or covenants in a way that causes a closing condition to fail.
Buyerlink will be required to pay to Inspirato a reverse termination fee of $1.0 million if the Merger Agreement is terminated:
•by Inspirato because Buyerlink unreasonably withholds, conditions or delays its approval of a reasonable amendment to the Inspirato Note or otherwise takes an action that is the primary cause of the related closing condition not being satisfied; or
•by Inspirato because Buyerlink breaches its representations or covenants in a way that causes a closing condition to fail.
Each party is required to pay all expenses incurred by it (and its subsidiaries) in connection with the negotiation of the Merger Agreement, the performance of its obligations thereunder and the consummation of the transactions contemplated by the Merger Agreement (whether consummated or not).
Effect of the Merger
At the closing of the Merger, all of the equity interests of Buyerlink issued and outstanding immediately prior to the closing will be converted into the right to receive from Inspirato the Merger Consideration, subject to adjustments for net working capital and cash as set forth in the Merger Agreement.
Fractional Shares
Inspirato will not issue fractional shares in the Merger. Any fractional shares otherwise issuable will be aggregated and, if a fractional share results, rounded down to the nearest whole share.
Withholding Taxes
Inspirato, Merger Sub, and any surviving entities will be entitled to deduct and withhold from any amounts payable under the Merger Agreement (including shares issuable in the Merger) any amounts required to be withheld under applicable tax laws. Any such withheld amounts will be remitted to the appropriate tax authority and treated as having been paid to the person in respect of whom the deduction was made.

Amendment; Waiver
At any time prior to the Effective Time of the Merger, the Merger Agreement may be amended by mutual agreement of the parties in writing at any time before or after receipt of stockholder approval. No waiver by any party of any provision shall be effective unless explicitly set forth in writing and signed by the party so waiving.
Third-Party Beneficiaries
The Merger Agreement is not intended to and will not confer upon any person other than the parties thereto any rights or remedies, except for the provisions of the Merger Agreement relating to indemnification and exculpation from liability for the current or former directors and officers of Buyerlink.
Governing Law
The Merger Agreement is governed by Delaware law.
Specific Performance
The Merger Agreement provides that each party is entitled to specific performance or injunctive relief to enforce the terms of the agreement, in addition to any other remedies available at law or in equity.

DIRECTORS AND EXECUTIVE OFFICERS FOLLOWING THE MERGER
Executive Officers of the Combined Company
Following the Merger, the management team of the Combined Company is expected to be composed of a combination of management teams from Inspirato and Buyerlink. The following table lists the names and positions of the individuals who are expected to serve as executive officers and directors of the Combined Company upon the completion of the Merger:
The following table lists the names and positions of the individuals who are expected to serve as executive officer of the Combined Company upon the completion of the Merger:

Name	Age	Position(s)
Payam Zamani	54	Chief Executive Officer
Michael Arthur	38	Chief Financial Officer
Brent Wadman	53	General Counsel
Biographies of Proposed Executive Officers
Payam Zamani. Payam Zamani has served as CEO and Chairman of Inspirato since August 2024. Mr. Zamani is the Founder, Chairman, and CEO of One Planet Group, a private equity firm focused on operating technology and media companies, early-stage investing, and startup incubation. He founded One Planet Group in 2015 and has a long history of building and scaling technology-driven businesses. In 1994, Mr. Zamani co-founded Autoweb.com, one of the first online automotive marketplaces, revolutionizing the way consumers and dealerships connected to buy and sell vehicles. Autoweb became a publicly traded company in 1999, marking a significant milestone in digital commerce. In 2001, he founded Reply.com, a performance-based marketing company that was later rebranded as Buyerlink and is now owned by One Planet Group. Mr. Zamani has been widely recognized for his leadership, entrepreneurship, and commitment to social impact. He was named a Best CEO for Diversity by Comparably in 2020, received the University of California, Davis Award of Distinction in 2018, and was honored with the Tahirih Justice Center’s Hope Award in 2016. He holds a Bachelor of Science degree in Environmental Toxicology from the University of California, Davis.
Michael Arthur. Michael Arthur has served as Chief Financial Officer of Inspirato since November 2024. In this role, he oversees the Company’s financial and accounting functions, including FP&A, accounting, and treasury. Mr. Arthur joined Inspirato in February 2023 as Vice President of FP&A and Treasury and was promoted to Senior Vice President of Finance in December 2023. Prior to joining Inspirato, he held senior leadership positions in finance and strategy at CSC Generation and VF Corporation, where he focused on driving financial performance and strategic growth initiatives. He began his career at PricewaterhouseCoopers LLP, where he specialized in audit and advisory services. Mr. Arthur holds a Master of Accounting and a Bachelor of Science in Business Administration from UNC-Chapel Hill’s Kenan-Flagler Business School. He is a Certified Public Accountant ("CPA") and a Chartered Financial Analyst ("CFA").
Brent Wadman. Brent joined Inspirato in March 2023 and runs Inspirato’s legal team. Prior to working at Inspirato, he was a partner at Messner Reeves LLP in Denver. Brent previously served as general counsel for Stillwater Mining Company. He received his bachelor’s degree in Anthropology from the University of North Carolina at Wilmington and a Juris Doctorate from the University of Tulsa College of Law.
Family Relationships of Proposed Executive Officers
There are no family relationships among any of the Combined Company’s proposed executive officers, and there are no family relationships.

Directors of the Combined Company
Composition of the Board of Directors
Pursuant to the Stockholders’ Agreement to be entered into contemporaneously with the closing of the Merger, immediately after the Effective Time, the Combined Company’s board of directors will be fixed at seven members, six of whom will be designated by One Planet Group and one of whom will be directors designated by the Special Committee. Three Designees to the board of directors are expected to satisfy the requisite Nasdaq and SEC independence requirements as well as the sophistication and independence requirements for committee members pursuant to Nasdaq rules.
The following table lists the names and positions of the individuals who are expected to serve as directors of the Surviving Company upon the completion of the Merger:

Name	Age	Designated by
Payam Zamani (Chairperson)	54	One Planet Group
John Anthony Truchard	53	One Planet Group
Julie Wainwright	68	One Planet Group
May Samali	38	One Planet Group
Jordan Spiegel	63	One Planet Group
Shahin Sobhani	59	One Planet Group
Ann Payne	66	The Special Committee
All directors of the Combined Company will serve for three-year terms pursuant to Inspirato’s certificate of incorporation. Vacancies on the Combined Company’s board of directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the board of directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
Biographies of Proposed Directors
Payam Zamani. Mr. Zamani has served as a director of Inspirato since August 2024, when he was appointed Chairperson and CEO. Mr. Zamani is the Founder, Chairman, and CEO of One Planet Group, a private equity firm focused on operating technology and media companies, early-stage investing, and startup incubation. He founded One Planet Group in 2015 and has a long history of building and scaling technology-driven businesses. In 1994, Mr. Zamani co-founded Autoweb.com, one of the first online automotive marketplaces, revolutionizing the way consumers and dealerships connected to buy and sell vehicles. AutoWeb became a publicly traded company in 1999, marking a significant milestone in digital commerce. In 2001, he founded Reply.com, a performance-based marketing company that was later rebranded as Buyerlink and is now owned by One Planet Group. Mr. Zamani has been widely recognized for his leadership, entrepreneurship, and commitment to social impact. He was named a Best CEO for Diversity by Comparably in 2020, received the University of California, Davis Award of Distinction in 2018, and was honored with the Tahirih Justice Center’s Hope Award in 2016. He holds a Bachelor of Science degree in Environmental Toxicology from the University of California, Davis.
One Planet Group believes that Mr. Zamani’s extensive experience as a founder, investor, and operator of high-growth companies, along with his strategic leadership and expertise in technology and digital marketplaces, make him well qualified to serve as a director and Chairperson of the Combined Company’s board of directors.
John Anthony Truchard. Mr. Truchard, Founder and CEO of John Anthony Wine & Spirits, leads one of the fastest-growing businesses in the wine industry today. He studied biology at University of San Diego, transferring to University of California-Davis to focus on wine. John started a vineyard management business in the mid-1990s—growing grapes for others to eventually realize the funds to plant his own vineyards and make wines under the John Anthony Vineyards label. In 2008, he resolved to make great wines accessible to more people with the brand JaM Cellars (short for John and his wife Michele). Mr. Truchard continues to conceive and launch new wine brands that offer distinct value propositions and exceptional quality across price points. Serial Wines showcases the fast-growing and exceptionally-diverse terroirs of Paso Robles, with a Red Blend and Cabernet Sauvignon in distribution. The winery in downtown Paso Robles received the accolade of 10 Best New Winery of 2022 by USA Today and continues to release small batch, varietal-specific wines from Paso’s sub-AVAs.
Mr. Truchard is an entrepreneur with a proven track record of building and scaling innovative consumer brands in a competitive industry. His deep operational experience, brand-building expertise, and commitment to quality make him a strong strategic contributor as a director on the Combined Company's board of directors.
Ann Payne. Ms. Payne has served on our Board of Directors since February 2022 and currently serves as our lead independent director. She previously served as an Audit Partner at PwC, a global accounting firm, from 1993 until her retirement in June 2019 and continued as a consultant until June 2020, where she gained expertise in auditing and accounting for IPOs, equity and debt financings, and mergers and acquisitions. At PwC, Ms. Payne provided professional services to domestic and international public and private corporations in the leisure, healthcare, and transportation sectors; led PwC’s first US-based audit outsourcing center from its opening to its maturity; and provided support services for PwC’s Audit Practice’s National Quality Office. Ms. Payne currently holds leadership roles on several non-profit boards. Ms. Payne served as Chairman of the Foundation Board for St. Thomas Aquinas High School. Since September 1980, Ms. Payne has been involved with and currently serves as the President of the Board of Directors of Jack & Jill Children’s Center. Since January 1981, Ms. Payne has been a member of the Junior League of Greater Fort Lauderdale where she held numerous positions including President. Ms. Payne has been a member of the National Association of Corporate Directors ("NACD") since 2019 and served on the Board of Governors for the Florida Institute of Certified Public Accountants from 2003 to 2007. She is a Certified Public Accountant in the state of Florida. Ms. Payne holds a Bachelors of Science degree, summa cum laude, from Barry University, where she was honored in 2001 by the Alumni Association with a Professional Achievement Award. She also attended Yale University’s Women on Boards Program and earned a Scholar Certificate from the Kellogg School of Management’s Executive Education Program. She earned a CERT - Certificate in Cybersecurity Oversight from Carnegie Mellon University, earned a Certificate from the University of South Florida’s Diversity, Equity, and Inclusion in the Workplace Program, and completed the NACD Virtual Director Professionalism Program.
We believe that Ms. Payne is qualified to serve on the Combined Company's board of directors because of her extensive experience in auditing and accounting, along with her financial expertise.
Julie Wainwright. Ms. Wainwright has served as a director of Inspirato since September 2024. She is the CEO and Co-founder of AHARA, a personalized nutrition company that translates clinically validated science into precise nutrition for optimal health and weight loss. Previously, Ms. Wainwright founded The RealReal, Inc. (Nasdaq: REAL) in 2011, pioneering the online luxury consignment marketplace. She successfully led The RealReal through its initial public offering and is recognized as one of the few women in history to found and take a company public. Earlier in her career, she served as CEO Reel.com and Pets.com. Ms. Wainwright has been recognized as one of Entrepreneur Magazine’s 50 Most Daring Entrepreneurs, Fast Company’s Most Creative People, CNBC’s Disruptor 50, and Inc. Magazine’s 100 Female Founders List. She was also honored on Forbes’ inaugural 50 Successful Women Over 50 list and featured on the cover of Forbes Magazine in June 2021. She holds a Bachelor's of Science degree in General Management from Purdue University.
We believe that Ms. Wainwright’s extensive entrepreneurial leadership, expertise in e-commerce and brand-building, and track record of scaling successful businesses, make her well qualified to serve as a director on the Combined Company's board of directors.
May Samali. Ms. Samali has served as a director of Inspirato since August 2024. She is the Founder and CEO of Human Leadership Lab, a leadership development company established in 2020. Ms. Samali has extensive experience in venture capital, entrepreneurship, and leadership coaching. Previously, she served as CEO of Ventures at High Resolves Group, where she led global technology ventures in the education sector. From 2016 to 2018, Ms. Samali was the first employee at Urban Innovation Fund, a Silicon Valley-based venture capital firm. She began her career as a corporate lawyer at Herbert Smith Freehills. She serves on the advisory boards of John Monash Foundation’s Leadership Academy and Investible’s Climate Tech Fund. As a voice on leadership, entrepreneurship and the future of work, Ms. Samali’s insights have been featured in publications including Forbes, TechCrunch, and Stanford Social Innovation Review. Ms. Samali holds a Master's degree in Public Policy from Harvard University, where she was a John Monash Scholar, and Bachelor’s degrees in Law and Economics from the University of Sydney. She is a Fellow at the Institute of Coaching at Harvard Medical School, an Adjunct Senior Industry Fellow at RMIT University’s Centre for Future Skills and Workforce Transformation, and a Venture

Partner at 77 Partners. Ms. Samali holds a Professional Certified Coach credential from the International Coaching Federation. She was recognized as one of the Top 15 Coaches in Sydney by Influence Digest in 2024.
We believe that Ms. Samali’s expertise in corporate law, technology entrepreneurship, and executive coaching, along with her background in venture capital and innovation, make her well qualified to serve as a director on the Combined Company's board of directors.
Jordan ('Jordy') Spiegel. Mr. Spiegel is the CEO & Chairman of IKM Holdings, a provider of knowledge and skills tests used to assess prospective hires by its corporate clients (www.ikmnet.com), and the Executive Chairman of Meisei Tools—a thermal wire stripper manufacturer serving the aerospace industry (https://meiseitools.com). Mr. Spiegel is also the Managing Partner of Solugenix Lenders 1 LLC, a private credit facility for a technology services business, and the Managing Partner of Spiegel Partners—a Dana Point, CA-based private equity firm. Mr. Spiegel was previously a founding partner of GESD Capital Partners—a San Francisco-based private equity sponsor—and EVP of Laffer Associates—a La Jolla, CA-based economic consulting and investment firm. Prior to that, Mr. Spiegel was a securities analyst covering publicly traded special situations for Crowell, Weedon & Co.—a Los Angeles-based investment bank. Just prior to this, Mr. Spiegel was on the research staff of the Democratic Senate Campaign Committee in Washington, D.C. He currently serves on the board of The Laffer Center—a public policy think tank—and has previously served on the boards of several charitable and non-profit organizations, including Miracles for Kids, The Laguna Beach Playhouse, Alder, and the Tenderloin Neighborhood Development Corporation. Prior private sector company boards includes Bankserv – an electronics payments business, Personal Care Physicians – the largest concierge primary care practice in Orange County, and Reply.com – a performance-based lead-generation platform focused on the real estate and automotive sectors. Mr. Spiegel received his Bachelor of Arts degree with honors in Cultural Anthropology from University of Southern California, and an MBA from Harvard Business School.
We believe that Mr. Spiegel brings a breadth of leadership experience across private equity, financial analysis, and operating companies, with a strong track record in governance and strategic growth. His multi-sector expertise positions him to offer valuable perspective and oversight as a director on the Combined Company's board of directors.
Shahin Sobhani. Mr. Sobhani is a serial entrepreneur who has successfully started and sold many businesses. His most recent sale in 2019, was SwissVBS, where he was the Founder and President. SwissVBS is a global digital learning agency that moves communities from Learning to Doing by creating innovative learning campaigns that capture the imagination of the user and propels them along a strategic path of transformation. Most recently, SwissVBS has taken a leadership role in the mobile learning space with best practices being learned and implemented from real case projects with leading companies in the world. This has led in Mr. Sobhani being invited by Apple to present on the topic of “Training a Mobile Workforce” in 12 invitation-only events in North America and Europe. In 2019, SwissVBS was sold to BTS (BTS.com), a consultancy specializing in strategic implementation. Mr. Sobhani currently is a consultant to Custom Digital Learning at BTS Toronto. Mr. Sobhani received his Bachelor of Arts degree in Chemistry from the University of Maryland, and a MBA from the University of Strathclyde in Glasgow, Scotland.
Mr. Sobhani brings deep expertise in digital learning and entrepreneurial leadership, having successfully founded and exited multiple businesses. His visionary approach to workforce transformation and experience guiding high-impact learning strategies make him well qualified to serve as a director on the Combined Company's board of directors.
Director Independence
One Planet Group and the Special Committee will undertake a review of the independence of the proposed directors and consider whether any director has a material relationship with the Combined Company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. We expect that Messrs. Truchard, Spiegel, and Sobhani will be deemed “independent” as that term is defined under the rules of Nasdaq Listing Rule 5605.

Board Leadership Structure
We expect the Combined Company’s corporate governance framework to provide its board of directors with the flexibility to determine the appropriate leadership structure for the Combined Company, including whether the roles of Chairperson and CEO should be separated or combined. In making this determination, the Combined Company will consider factors such as the needs of the business and the best interests of its stockholders.
Committees of the Board of Directors
After completion of the Merger, the Combined Company’s board of directors will have an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, in each case established in accordance with applicable Nasdaq and SEC rules and regulations. We expect that the members of the Audit Committee will be Ann Payne, Julie Wainwright and Jordy Spiegel; the members of the Compensation Committee will be John Truchard, Shahin Sobhani and Jordy Spiegel; and the members of the Nominating and Corporate Governance Committee will be Shahin Sobhani, May Samali and John Truchard.
Non-Employee Director Compensation Policy
The Combined Company expects to adopt a non-employee director compensation policy, pursuant to which non-employee directors will be eligible to receive compensation for service on the Combined Company’s board of directors and committees of the board of directors.

THE SPECIAL MEETING
General
This proxy statement is first being mailed on or about [●] and constitutes notice of the Special Meeting in accordance with Delaware law and the certificate of incorporation and bylaws of Inspirato. This proxy statement is furnished in connection with the solicitation of proxies by the Inspirato Board of Directors for use at the Special Meeting and any adjournments or postponements thereof. Stockholders are encouraged to read the entire document, including all annexes, to understand the proposed transactions fully.
Attending the Special Meeting
The Special Meeting will be held virtually on [●], [●], 2025, at 9:00 a.m., Mountain Daylight Time. Stockholders can participate online at [www.virtualshareholdermeeting.com/ISPO2025SM] using the control number provided on the proxy card or voting instruction form.
Stockholders may submit questions in advance via email to legal@inspirato.com or by mail to Inspirato Incorporated, Legal Department, 1544 Wazee Street, Denver, CO 80202. Questions may also be submitted during the meeting, and responses will be posted publicly afterward, omitting personal identifiers.
Purpose of the Special Meeting
At the Special Meeting, Inspirato stockholders will be asked to consider and vote on the following proposals:
•Proposal 1: To approve, for purposes of complying with Nasdaq Rule 5635, the Stock Issuance pursuant to the Merger Agreement (the Stock Issuance Proposal).
•Proposal 2: To approve an amendment to Inspirato’s certificate of incorporation to increase the authorized number of shares of Inspirato Common Stock and Inspirato Preferred Stock to facilitate the issuance of the Merger Consideration required by the Merger Agreement (the Authorized Shares Proposal).
•Proposal 3: To approve an amendment to Inspirato's certificate of incorporate to effect the Reverse Split (the Split Proposal).
•Proposal 4: To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Stock Issuance Proposal, the Authorized Shares Proposal and/or the Split Proposal (the Adjournment Proposal).
Inspirato is not currently aware of any other business that will be presented at the Special Meeting.
Recommendation of the Board of Directors
The Inspirato Board of Directors has unanimously determined that the Merger Agreement and the transactions contemplated thereby are fair and in the best interests of Inspirato and its stockholders. Accordingly, the Board of Directors recommends that stockholders vote “FOR” each of Proposals 1, 2, 3 and 4.
Voting at the Special Meeting
Stockholders of record as of the record date are entitled to vote. Each share of common stock is entitled to one vote per proposal. Voting instructions may be submitted online, by phone, or by mail using the proxy materials provided. Shares held in “street name” through a bank or broker must be voted through the nominee.
Quorum and Vote Requirements
A majority of the shares outstanding as of the record date must be present (virtually or by proxy) for a quorum to be established.

The required votes to approve the proposals at the Special Meeting are as follows:
•Proposal 1 (Stock Issuance Proposal): Approval of this proposal requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote. Abstentions will have the same effect as votes “AGAINST” this proposal and broker non-votes will have no effect on the outcome.
•Proposal 2 (Authorized Share Proposal): Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Inspirato Common Stock. Abstentions and broker non-votes will have the same effect as votes “AGAINST” this proposal.
•Proposal 3 (Split Proposal): Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Inspirato Common Stock. Abstentions and broker non-votes will have the same effect as votes "AGAINST" this proposal.
•Proposal 4 (Adjournment Proposal): Approval of this proposal requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote. Abstentions will have the same effect as votes “AGAINST” this proposal and broker non-votes will have no effect on the outcome.
Revocation of Proxy
A stockholder may revoke a proxy by submitting a new proxy with a later date, notifying the Inspirato Legal Department in writing at the address above, or by voting virtually at the Special Meeting. Merely attending the meeting will not revoke a previously submitted proxy.
Proxy Solicitation
The Inspirato Board of Directors is soliciting proxies, and Inspirato will bear all related costs. Inspirato employees may solicit proxies without additional compensation. No third-party proxy solicitor is being used.
Householding of Proxy Materials
Inspirato may satisfy SEC delivery rules for multiple stockholders sharing an address by delivering a single copy of proxy materials unless a separate delivery is requested. To request individual delivery, contact the Inspirato Legal Department.
Questions
For any questions about the Special Meeting or how to vote, stockholders should contact the Inspirato Legal Department at legal@inspirato.com or by mail at 1544 Wazee Street, Denver, CO 80202.

PROPOSAL 1 – STOCK ISSUANCE PROPOSAL
General
Inspirato stockholders are being asked to approve the Stock Issuance pursuant to the Merger Agreement. The Stock Issuance is being made in connection with the Merger as described more fully in the section entitled “The Merger—Merger Consideration.”
The Stock Issuance is a necessary component of the overall transaction. In accordance with the terms of the Merger Agreement, Inspirato will issue shares of Inspirato Common Stock and Inspirato Preferred Stock to One Planet Ops as the sole stockholder of Buyerlink, as the Merger Consideration, subject to certain adjustments and conditions as outlined in the Merger Agreement.
Nasdaq Rules Requirement
Because the shares of Inspirato Common Stock and Inspirato Preferred Stock included in the Merger Consideration will exceed 20% of Inspirato’s outstanding voting power prior to the closing of the Merger, Nasdaq Rule 5635(a) requires stockholder approval of the Stock Issuance. Under that rule, stockholder approval is required when a company issues common stock (or securities convertible into or exercisable for common stock) in connection with the acquisition of the stock or assets of another company, where the number of shares to be issued equals or exceeds 20% of the outstanding common stock or voting power of the company prior to the issuance.
Accordingly, Inspirato is seeking the approval of its stockholders for the Stock Issuance pursuant to the Merger Agreement as required by Nasdaq Rules.
Effect of the Stock Issuance
If this proposal is approved and the Merger is consummated, One Planet Ops will become the majority stockholder of Inspirato. The actual number of shares of Inspirato Common Stock and Inspirato Preferred Stock to be issued will be determined pursuant to the terms of the Merger Agreement and will depend on the final Merger Consideration and applicable adjustments. We currently expect that, upon closing of the Merger, One Planet Group and associated entities will own approximately 91% of the outstanding Inspirato Common Stock and that Mr. Zamani will beneficially own approximately 92% of the Inspirato Common Stock.
Consequences of Failing to Approve the Stock Issuance Proposal
If stockholders do not approve this proposal, Inspirato will not be able to complete the Merger. Failure to complete the Merger could result in significant disruption to Inspirato’s business, harm to its stock price, and the loss of anticipated strategic benefits from the transaction. Inspirato may also be required to pay a termination fee as provided in the Merger Agreement.
Vote Required and Recommendation
Approval of this proposal requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote. Abstentions will have the same effect as votes “AGAINST” this proposal and broker non-votes will have no effect on the outcome.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT INSPIRATO STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE STOCK ISSUANCE PROPOSAL.

PROPOSAL 2 – AUTHORIZED SHARES PROPOSAL
General
Inspirato stockholders are being asked to approve the Authorized Shares Amendment, pursuant to which the authorized number of shares of Inspirato Common Stock and Inspirato Preferred Stock would be increased to 180 million and 16 million, respectively. This increase is necessary to ensure that Inspirato has a sufficient number of authorized but unissued shares of Common Stock and Preferred Stock to effect the Merger and the Stock Issuance contemplated by the Merger Agreement and to maintain adequate flexibility for future corporate purposes.
The proposed Authorized Shares Amendment is attached to this proxy statement as Annex C-1.
Purpose of the Proposal
The Authorized Shares Amendment is primarily intended to enable Inspirato to effect the Stock Issuance required under the Merger Agreement in connection with the Merger. Without the Authorized Shares Amendment, Inspirato would not have a sufficient number of unissued shares of Inspirato Common Stock and Inspirato Preferred Stock to fulfill its obligations under the Merger Agreement.
In addition to supporting the Stock Issuance, the Authorized Shares Amendment will provide Inspirato with flexibility to issue additional shares of Common Stock and Preferred Stock in the future for general corporate purposes, which may include financings, acquisitions, equity compensation, or other strategic transactions, without the need for further stockholder approval, except as required by applicable law or stock exchange rules.
Effect of the Proposal
If approved, the Authorized Shares Amendment will increase the number of authorized shares of Inspirato Common Stock and Inspirato Preferred Stock. The additional authorized shares would be available for issuance by Inspirato without further stockholder approval, unless required by law or the Nasdaq Listing Rules. The proposed amendment will not change the par value of the Inspirato Common Stock or Inspirato Preferred Stock.
The issuance of additional shares of Inspirato Common Stock and Inspirato Preferred Stock could have a dilutive effect on existing stockholders and could be used to deter or prevent a change in control of Inspirato. However, Inspirato has no current plans to issue the additional shares of Inspirato Common Stock and Inspirato Preferred Stock other than in connection with the Merger and other related matters disclosed in this proxy statement.
Consequences of Failing to Approve the Authorized Shares Proposal
If this proposal is not approved, Inspirato will not have a sufficient number of authorized shares to issue the Merger Consideration contemplated under the Merger Agreement. As a result, Inspirato would be unable to complete the Merger, which could have significant adverse effects on Inspirato’s strategic plans and stockholder value.
Vote Required and Recommendation
Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Inspirato Common Stock. Abstentions and broker non-votes will have the same effect as votes “AGAINST” this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT INSPIRATO STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AUTHORIZED SHARES AMENDMENT.

PROPOSAL 3 - SPLIT PROPOSAL

Nasdaq rules require that in the event of a “reverse merger” such as the Merger, the post-closing company must satisfy certain requirements, including, in the case of Inspirato, a common stock trading price of at least $3.00. Because the trading price of the Inspirato Common Stock is currently below $3.00, to ensure that the stock will remain eligible for listing on Nasdaq upon the completion of the Merger, we are asking stockholders to approve the Split Proposal, the implementation of which is expected to result in the trading price of the Inspirato Common Stock being substantially greater than $3.00. Pursuant to the Reverse Split, each five shares of Inspirato Common Stock and Inspirato Preferred Stock would be combined into one share of Inspirato Common Stock and one share of Inspirato Preferred Stock, respectively. The approval of the Split Proposal is not a condition to the completion of the Merger, but Inspirato and Buyerlink would expect not to complete the Merger if the Split Proposal is not approved and, as a result, the Inspirato Common Stock would become ineligible for continued listing on Nasdaq upon the completion of the Merger. If the Inspirato Common Stock remains eligible for listing on Nasdaq following the Merger without the Reverse Split, e.g. because the trading price of the Inspirato Common Stock increases above $3.00 for the period required by Nasdaq rules, and if the conditions to closing the Merger are satisfied, Inspirato and Buyerlink may complete the Merger without effecting the Reverse Split. Otherwise, however, Inspirato would effect the Reverse Split promptly following the closing of the Merger. The number of shares of Inspirato Common Stock and Inspirato Preferred Stock issued to One Planet Ops as Merger Consideration, and the number of Converted RSU Awards and Additional RSU Awards, will be reduced as a result of the Reverse Split in the same proportion as other outstanding shares of Inspirato Common Stock.

The proposed Reverse Split Amendment is attached to this proxy statement as Annex C-2.
Summary of Proposed Amendment

The Inspirato Board has approved and adopted resolutions (i) approving and declaring advisable the Reverse Split Amendment to our certificate of incorporation to effect a reverse stock split of the Inspirato Common Stock and Inspirato Preferred Stock and (ii) directing that the Split Proposal be submitted to our stockholders for their approval.

The Reverse Split would effect the combination of each five (5) shares of Inspirato Common Stock and Inspirato Preferred Stock into one (1) share of Inspirato Common Stock and one share of Inspirato Preferred Stock, respectively. If approved by our stockholders, the Split Proposal would permit, but would not require, the Inspirato Board to effect the Reverse Split.

The Reverse Split would also affect outstanding options, outstanding RSUs and shares reserved for issuance under our equity compensation plans, as described in “—Effect on Equity Compensation Plans, Outstanding Options and RSUs” below and our outstanding warrants as described in “—Effect on Warrants” below. The following description of the proposed amendments is a summary and is subject to the full text of the proposed Reverse Split Amendment, a form of which is attached to this Proxy Statement as Annex C-2.

The Inspirato Board may determine in its discretion not to effect the Reverse Split even if it is approved by our stockholders, if, for example, one or more of the conditions to the closing of the Merger are not satisfied. In that case, the proposed amendment will be abandoned. No further action on the part of stockholders will be required to either implement or abandon the Reverse Split.
Principal Effects of the Reverse Split

If approved and implemented, the Reverse Split will be realized simultaneously and in the same ratio for all of our issued shares of common and preferred stock. Any fractional shares that would otherwise be issuable as a result of the Reverse Split will be paid out in cash as described below under “Mechanics of the Reverse Split” below. The Reverse Split will affect all shares of stock uniformly and (subject to the treatment of fractional shares) will not affect any stockholder’s percentage ownership interest in Inspirato or any stockholder’s proportionate voting power.

The Reverse Split would not affect the number of shares of stock authorized for issuance under our certificate of incorporation, including if the Authorized Shares Proposal is implemented. As a result, if stockholders approve both the

Reverse Split and the Authorized Shares Proposal, the number of shares of Inspirato Common Stock and Inspirato Preferred Stock the Combined Company could issue would be significantly increased relative to the number of shares Inspirato could currently issue. Specifically, in that scenario, there would be approximately 15 million and 1 million shares of Inspirato Common Stock and Inspirato Preferred Stock outstanding immediately following the closing of the Reverse Split (based on the number of shares of Inspirato Common Stock outstanding on the record date) and the certificate of incorporation would authorize the issuance of 180 million shares of Inspirato Common Stock and 16 million shares of Inspirato Preferred Stock.
Effect on Equity Compensation Plans and Outstanding Equity Awards

Upon effectiveness of the Reverse Split, all shares of Inspirato Common Stock subject to RSUs or options under our equity compensation plans, and any shares remaining available for future awards under those plans, would be converted into one-fifth the number of such shares immediately preceding the Reverse Split (subject to adjustment for fractional interests).

Under the terms of our outstanding options and RSUs, the Reverse Split would adjust and proportionately reduce the number of shares of Inspirato Common Stock subject to such options and RSUs in the same 5:1 ratio and, correspondingly, would proportionately increase the exercise price of any such options. This will result in approximately the same aggregate exercise price being required to be paid for such options as immediately prior to the Reverse Split. The number of shares of Inspirato Common Stock issuable upon exercise or settlement of outstanding options and RSUs and the exercise or purchase price related thereto, as applicable, would be equitably adjusted in accordance with the terms of the equity compensation plans, which may include rounding the number of shares of stock issuable to the nearest whole share.
Effect on Warrants

The outstanding warrants to purchase shares of Inspirato Common Stock (the “Warrants”) will be proportionately adjusted to reflect the Reverse Split, including the number of shares purchasable upon exercise of the Warrants and their exercise prices.
Accounting Matters

The Reverse Split will not affect the par value of a share of the Inspirato Common Stock or Inspirato Preferred Stock. As a result, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the Reverse Split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of stock outstanding.
Mechanics of the Reverse Stock Split

Effect on Stockholders of Record

Stockholders may hold some or all of their shares of Inspirato Common Stock electronically in book-entry form with our transfer agent, Broadridge Financial Solutions, Inc. These stockholders will not have stock certificates evidencing their stock ownership. They are, however, provided with a statement reflecting the number of shares of Inspirato Common Stock registered in their accounts. If you hold registered stock in book-entry form, you do not need to take any action to receive your post-Reverse Split shares, if applicable. A transaction statement will automatically be sent to these stockholders’ address of record indicating the number of shares of Inspirato Common Stock held following the Reverse Split.

Effect on Street Name Stockholders

Upon the completion of the Reverse Split, we intend to treat stock held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as stockholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to effect the Reverse Split for their customers holding common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Split. If you hold shares of common stock with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Split. Instead, any fractional share that would otherwise result from the Reverse Split because the stockholder owns a number of shares not evenly divisible by a 5:1 ratio would instead settle in cash. The cash amount to be paid to each holder would be equal to the resulting fractional interest in one share of the Inspirato Common Stock to which the stockholder would otherwise be entitled, multiplied by the closing trading price of the Inspirato Common Stock on the trading day immediately after the effectiveness of the Reverse Split (as adjusted to give effect to the Reverse Split), without interest. Stockholders should be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.
Procedure for Implementing the Reverse Split

The Reverse Split will be effective upon the filing of the Reverse Split Amendment with the Delaware Secretary of State. The exact timing of the filing of the amendment will be determined by the Inspirato Board, but would be expected to be promptly following the closing of the Merger.

If, at any time prior to the filing of the Reverse Split Amendment with the Delaware Secretary of State, notwithstanding stockholder approval, and without further action by the stockholders, the Inspirato Board, determines that it is in our best interests and the best interests of our stockholders to delay the filing of the amendment or abandon the Reverse Split, the Reverse Split may be delayed or abandoned.

If the Reverse Split is effected, then the Inspirato Common Stock will have a new Committee on Uniform Securities Identification Procedures ("CUSIP") number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described above. After the Reverse Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act.

The Reverse Split is not intended to be, and we do not believe that it will have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

Certain Material U.S. Federal Income Tax Considerations of the Reverse Split

The following discussion is a summary of certain material U.S. federal income tax consequences of the Reverse Split to holders of Inspirato Common Stock but does not purport to be a complete analysis of all potential tax effects that may be relevant to stockholders. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or foreign tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986 (the “Code”), U.S.
Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”) in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations. Any such change may be applied retroactively in a manner that could adversely affect a holder of the Inspirato Common Stock. We have not sought, and will not seek, any ruling from the IRS or an opinion of tax counsel with respect to the matters discussed herein. The discussion below regarding the U.S. federal income tax consequences of the Reverse Split is not binding on the IRS or the courts. Accordingly, each stockholder is urged to consult with his, her or its own tax advisor with respect to the tax consequences of the Reverse Split.

This summary is limited to U.S. stockholders who hold shares of Inspirato Common Stock prior to the Reverse Split (“Old Shares”) and the shares of our Inspirato Common Stock immediately after the Reverse Split (“New Shares”) as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a stockholder. In addition, it does not address all consequences relevant to stockholders that are subject to particular rules, including:

•persons subject to the alternative minimum tax or Medicare contribution tax on net investment income;
•persons whose functional currency is not the U.S. dollar;
•persons holding Inspirato Common Stock as part of a hedge, straddle, or other risk reduction strategy or as part of a
•conversion transaction or other integrated investment;
•persons who are former U.S. citizens or long-term residents;
•persons who are not U.S. Holders (as defined below);
•banks, insurance companies, and other financial institutions;
•mutual funds, real estate investment trusts or regulated investment companies;
•brokers, dealers, or traders in securities;
•partnerships, other entities or arrangements treated as partnerships for U.S. federal income tax purposes, and other pass-through entities (and investors therein);
•tax-exempt organizations or governmental organizations;
•persons deemed to sell Inspirato Common Stock under the constructive sale provisions of the Code;
•persons who hold or receive Inspirato Common Stock pursuant to the exercise of any employee stock options or otherwise as compensation;
•persons who are subject to special tax accounting rules under Section 451(b) of the Code;
•persons who hold our common stock as “qualified small business stock” pursuant to Section 1202 of the Code; and
•tax-qualified retirement plans.
This discussion is limited to stockholders that are U.S. Holders. For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Class A Common Stock that, for U.S. federal income tax purposes, is or is treated as:
•an individual who is a citizen or resident of the United States;
•a corporation (or other entity taxable as a corporation for U.S. Federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust if either a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of such trust, or the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.
If an entity treated as a partnership for U.S. federal income tax purposes holds Inspirato Common Stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

In addition, the following discussion does not address the tax consequences of the Reverse Split under state, local and foreign tax laws. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the Reverse Split, whether or not they are in connection with the Reverse Split.

STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX
CONSEQUENCES OF THE REVERSE SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAX JURISDICTION OR UNDER ANY
APPLICABLE INCOME TAX TREATY.

U.S. Federal Income Tax Consequences of the Reverse Split to U.S. Holders

The Reverse Split is intended to constitute a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code for
U.S. federal income tax purposes. If so treated, in general, and except as described below with respect to cash in lieu of fractional shares, no gain or loss should be recognized by a U.S. Holder upon such stockholder’s exchange, or deemed exchange, of Old Shares for New Shares pursuant to the Reverse Split. Accordingly, the aggregate tax basis of the New
Shares received in the Reverse Split should be the same as such stockholder’s aggregate tax basis in the Old Shares being exchanged (excluding the portion of the tax basis allocable to any fractional share), and the holding period for the New
Shares received should include the holding period for the Old Shares being exchanged. Special tax basis and holding period rules may apply to holders that acquired different blocks of stock at different prices or at different times. Stockholders should consult their own tax advisors as to the applicability of these special rules to their particular circumstances.

Cash in Lieu of Fractional Shares

A U.S. Holder who receives cash in lieu of a fractional share of New Shares pursuant to the Reverse Split will be treated as having received the fractional share pursuant to the Reverse Split and then as having sold such fractional share for cash. Such a U.S. Holder should generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder’s tax basis in the Old Shares being exchanged that is allocated to the fractional share of New
Shares. The capital gain or loss should be long term capital gain or loss if the U.S. Holder’s holding period for such Old
Shares being exchanged that is allocated to the fractional share of New Shares exceeded one year at the Effective Time of the
Reverse Split. The deductibility of net capital losses by individuals and corporations is subject to limitations. U.S. Holders are advised to consult their tax advisors regarding the tax treatment of their receipt of cash in lieu of a fractional share of common stock pursuant to the Reverse Split.

Information Reporting and Backup Withholding
Information returns generally will be required to be filed with the IRS with respect to the payment of cash in lieu of a fractional share of New Shares pursuant to the Reverse Split, unless a U.S. Holder is an exempt recipient. In addition, U.S. Holders may be subject to a backup withholding tax on the payment of such cash if they do not provide their taxpayer identification numbers and complete an IRS Form W-9 in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Consequences of Failing to Approve the Split Proposal

If this proposal is not approved, the Inspirato Common Stock may not be eligible for continued listing on Nasdaq following the Merger and Inspirato and Buyerlink would expect not to complete the Merger. As a result, Inspirato could be unable to complete the Merger, which could have significant adverse effects on Inspirato’s strategic plans and stockholder value.

Vote Required and Recommendation

Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Inspirato Common Stock. Abstentions and broker non-votes will have the same effect as votes “AGAINST” this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT INSPIRATO STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE REVERSE SPLIT AMENDMENT.

PROPOSAL 4 – ADJOURNMENT PROPOSAL
We are asking you to approve a proposal to adjourn the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal, Stock Issuance Proposal, the Authorized Shares Proposal, or the Reverse Split Proposal at the time of the Special Meeting. If stockholders approve this proposal, subject to the terms of the Merger Agreement, we can adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including soliciting proxies from stockholders that have previously returned properly signed proxies voting against the proposals. Among other things, approval of the proposal to adjourn the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the proposals at the time of the Special Meeting could mean that, even if we received proxies representing a sufficient number of votes against the proposals such that they would be defeated, subject to the terms of the Merger Agreement, we could adjourn the Special Meeting without a vote on such proposal and seek to convince the holders of those shares to change their votes to votes in favor of the proposal. Additionally, we may seek stockholder approval to adjourn the Special Meeting if a quorum is not present. Finally, the chairperson of the Special Meeting is permitted by our bylaws to adjourn the Special Meeting even if our stockholders have not approved this proposal.
Vote Required and Recommendation
Approval of this proposal requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote. Abstentions will have the same effect as votes “AGAINST” this proposal and broker non-votes will have no effect on the outcome.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL.

BUSINESS OF INSPIRATO
For a discussion of Inspirato’s business, see “Item 1. Business” of Inspirato’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is incorporated by reference into this proxy statement. See “Where You Can Find Additional Information” on page 103.
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF INSPIRATO
For a discussion of Inspirato’s financial condition and results of operations, see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Item 7A. Quantitative and Qualitative Disclosures About Market Risk” of Inspirato’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Item 3. Quantitative and Qualitative Disclosures About Market Risk” of Inspirato’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which are incorporated by reference into this proxy statement. See “Where You Can Find Additional Information” on page 103.
HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS OF INSPIRATO
Our historical consolidated financial statements and related notes may be found in “Item 8. Financial Statements and Supplementary Data” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and “Item 1. Financial Statements” of Inspirato’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which are incorporated by reference into this proxy statement. See “Where You Can Find Additional Information” on page 103.

BUSINESS OF BUYERLINK
Company Overview
Buyerlink is a leading marketing platform for the generation and monetization of locally targeted and category-specific consumer demand. we believe Buyerlink has proven world-class capabilities in building marketplaces across high-value verticals (i.e. distinct industry sectors) with a strong presence in automotive and home services. Buyerlink operates a fully integrated and patented technology platform that enables millions of real-time connections, matching consumers with in-market service providers across a wide range of industries. Its mission is to simplify and scale digital marketing for businesses of all sizes by providing efficient access to high-intent, locally targeted consumer traffic.
Buyerlink’s demand-generation and marketplace building capabilities are powered by vertically agnostic and proprietary bidding architecture. This system operates through a real-time auction model and supports performance-based pricing formats, including cost-per-lead and cost-per-click.
Buyerlink empowers partners by enabling scalable customer acquisition with precision targeting, real-time analytics, and measurable return on investment. By aggregating and segmenting consumer demand across diverse channels—including search, social, affiliates, and owned-and-operated properties—it ensures that its partner businesses can connect with consumers at the right moment in their decision-making journey.
Buyerlink’s business is primarily focused on North America, with infrastructure and platform capabilities in place to support future international expansion.
Corporate History and Background
Buyerlink Inc. was incorporated in 2020, at which time One Planet Group contributed a portfolio of assets that now comprise the foundation of Buyerlink’s current business. These contributed assets included the legacy operations of Reply! Inc. an online marketing and customer acquisition platform originally founded in 2001 and later rebranded as One Planet Group following its acquisition by Payam Zamani in 2015. The Buyerlink brand became the company’s primary customer-facing identity at that time. Since its incorporation, Buyerlink Inc. has grown through strategic acquisitions. In 2021, Buyerlink acquired FiveStrata, a cost-per-lead solution for the solar and home warranty industries, and RingPartner, a leader in the pay-per-call space. In 2022, Buyerlink acquired SkyRocket Media, a performance-based marketing company with established partnerships in the rent-to-own, foreclosure, and mortgage sectors. In 2022, AutoWeb Inc., a digital marketing company for the automotive industry, was acquired by One Planet Group as a standalone subsidiary and was subsequently reorganized under Buyerlink Inc. in 2024 In 2025, Buyerlink completed the acquisitions of California.com and One Planet Studios LLC, each of which had been wholly owned subsidiaries of One Planet Group, LLC, in a related-party transaction intended to consolidate operations and streamline service delivery across affiliated entities.
Business Model
Buyerlink operates a patented, online, auction-based platform designed to connect high-intent consumers with businesses across five primary verticals: Automotive, Home Services, Insurance, Legal and Real Estate. It generates revenue primarily through real-time auctions that monetize consumer demand via pay-for-performance pricing models.
Buyerlink’s platform is organized around three core functions:
•Demand Aggregation: Buyerlink acquires consumer demand through a combination of owned-and-operated web properties and paid media channels. Its digital media strategies include search engine marketing (SEM), social media advertising, email marketing, and affiliate partnerships. These channels drive high-intent consumer traffic into its ecosystem across a wide range of product and service categories.
•Auction-Based Monetization: Buyerlink’s patented technology conducts real-time auctions to determine the most economically efficient match between buyer and consumer. Buyers include local businesses, national service providers, and enterprise advertisers who bid based on a combination of price, historical performance, and exclusivity. It monetize these transactions on a per-click, per-lead, or per-call basis. Rates vary by vertical, lead type, and buyer preference (e.g., exclusive vs. shared delivery). Its auction infrastructure supports more than 20,000 bids per hour.

•Delivery and Transaction Fulfillment: Once a match is established through the auction process, consumer intent is delivered immediately to the selected buyer through direct integrations, call transfers, or web traffic routing. Buyerlink manages all aspects of the transaction lifecycle. This enables its clients to acquire customers without the need to build internal media buying or lead handling infrastructure.
Buyerlink is compensated based on the delivery of defined consumer actions as outlined in our agreements with buyers. Its revenue is influenced by the volume of consumer demand it aggregates, the depth of competition in its auction environment, and the performance of specific verticals over time.
Growth Strategy
Buyerlink’s growth strategy is centered on building marketplaces in fragmented, high-value verticals, powered by its patented technology platform that delivers efficient, performance-based demand generation across industries and geographies. It is focused on both deepening penetration within existing verticals and expanding into new ones through a combination of organic initiatives and strategic acquisitions.
Key components of Buyerlink’s strategy include:
•Vertical Expansion: This includes expanding into new high-value verticals as well as deepening its penetration in subsegments of existing verticals. Buyerlink’s platform is designed to support flexible vertical configuration, enabling rapid deployment and optimization based on market dynamics and buyer demand.
•Strategic M&A: Buyerlink actively pursue acquisitions that enable it to enter and consolidate fragmented markets. Its infrastructure allows for the rapid integration of acquired businesses, unlocking margin and performance improvements post-acquisition.
•International Expansion: With a cloud-based, multi-tenant platform and distributed infrastructure, Buyerlink is well-positioned to support international expansion by localizing marketplaces, supporting regional compliance requirements, and serving buyers and consumers across borders. While current operations are focused in the U.S., the platform is designed to scale globally as opportunities arise.
•Platform Leverage and Margin Expansion: As Buyerlink scales, it seeks to increase contribution margin through automation, dynamic pricing, yield improvements, and ongoing platform optimization. Its goal is to expand marketplace liquidity while driving long-term operational efficiency.
Technology and Infrastructure
Buyerlink operates a proprietary, cloud-based platform designed to support real-time auctions, scalable demand generation, and seamless delivery of consumer intent across multiple verticals and geographies. Its infrastructure is built for high-throughput, low-latency processing and is architected to support rapid deployment of new marketplaces with reliability and scale.
Buyerlink’s core technology stack includes:
•Patented Technology: Buyerlink holds a portfolio of eight patents (filed and/or issued) covering critical components of its performance marketing infrastructure, including its bidding engine, matching logic, and lead delivery systems. This includes the foundational patent for ping-post technology (i.e., the underlying mechanism that powers much of the lead generation and marketplaces industry). Its patented architecture enables tens of thousands of bids per hour and supports real-time price discovery, buyer ranking, and intelligent delivery orchestration.
•Cloud-Optimized Scalability: Buyerlink’s infrastructure is fully deployed across Amazon Web Services, Google Cloud Platform, and Azure in a multi-cloud configuration, enabling elastic scaling, geographic redundancy, and global service delivery. This foundation supports localized marketplace deployment in new verticals and markets typically within minutes, or within days depending on complexity.

•Data and Analytics Infrastructure: Buyerlink’s platform leverages a unified data warehouse and analytics layer that centralizes campaign performance, buyer behavior, and traffic quality. These insights power dynamic marketplace decisions and feed ongoing AI model training.
•Operational Tooling and Automation: Buyerlink continues to invest in proprietary systems that drive operational consistency and speed. These include internal builders, test automation frameworks, and deployment pipelines that accelerate time to market across geographies and industries.
Buyerlink’s global technology team is distributed across the U.S., Guatemala, Canada, Ukraine, and Armenia, comprising dedicated engineering, product, and design talent. This distributed model strengthens its ability to attract high-quality talent across time zones, increases operational resilience, and reduces risks associated with geographic concentration.
Intellectual Property
Buyerlink believes that its intellectual property and proprietary rights are vital to its success. To protect its intellectual property and proprietary rights in its brand, technology, products, services, data, improvements and inventions, Buyerlink relies on a combination of patent, trademark, copyright, trade secret, and other laws, as well as contractual restrictions on disclosure, such as confidentiality agreements with strategic partners, employees, consultants and other third parties. We also license certain software and other intellectual property from third parties for integration into our product solutions, including open-source software and other software available on commercially reasonable terms.
As Buyerlink develops or identifies new or improved proprietary technologies, it seeks patent protection in the United States and abroad, as appropriate (see “—Technology and Infrastructure—Patented Technology” above). As of December 31, 2024, Buyerlink has 7 patents that are registered or in the midst of the application process with the United States Patent and Trademark Office. Buyerlink cannot assure that any of its pending patent applications will result in the issuance of a patent or whether the examination process will require us to narrow our claims. Its existing patents and any patents that are issued in the future may be contested, circumvented, found unenforceable, narrowed in scope or invalidated, and it may not be able to prevent third parties from infringing, misappropriating or otherwise violating them or any of our other intellectual property rights. Furthermore, Buyerlink’s competitors or other third parties may also claim that its technology infringes, misappropriates or otherwise violates their intellectual property rights.
In addition, Buyerlink reserves and registers domain names when and where it deems appropriate, including in the U.S. and certain other countries. As of December 31, 2024, it is the registered holder of approximately [●] registered domain names, including “www.buyerlink.com.”
Buyerlink’s success depends on its ability to obtain, maintain, enforce and protect our intellectual property and proprietary rights and operate its business without infringing, misappropriating or otherwise violating any intellectual property or proprietary rights of third parties. However, there can be no assurance that its efforts will be successful. Even if Buyerlink’s efforts are successful, it may incur significant costs in defending its intellectual property and proprietary rights or combatting allegations by third parties. For more information, see “Risk Factors— Risks Related to Buyerlink’s Business—Industry and Market Risks—If Buyerlink is unable to adequately protect and manage intellectual property, its ability to compete could be harmed.” and “Risk Factors— Risks Related to Buyerlink’s Business—Industry and Market Risks—Buyerlink’s business depends on its strong brand recognition, and any failure to maintain, protect and enhance its brand could hurt its ability to retain or expand its base of clients.”
Clients
Buyerlink serves a broad and diversified client base across multiple verticals and business types, including national brands, OEMs, agencies, marketplaces, and thousands of local and regional service providers.
As of 2024, three customers accounted for approximately 32% of revenue and 46% of accounts receivable. In total, Buyerlink’s top fifteen customers represented approximately 50% of revenue. Buyerlink continue to expand its customer base both within existing verticals and by entering new categories, supporting its long-term strategy to reduce revenue concentration and strengthen client diversification.
Buyerlink maintain high retention across major accounts, with exceptionally low attrition rates. While it does not operate a traditional software-as-a-service (“SaaS”) model, a substantial portion of its revenue is recurring.

Competition
Buyerlink competes with other online marketing companies, including online intermediaries that operate network-type arrangements. Buyerlink also faces competition from lenders and insurance agents that source consumers directly. These companies typically operate consumer-branded websites and attract consumers via online banner ads, keyword placement on search engines, direct mail, television ads, retail branches, realtors, brokers, radio and other sources, partnerships with affiliates and business development arrangements with others, including major online portals. Buyerlink’s integrated marketing stack and proprietary auction-based platform enable us to efficiently generate consumer demand and precisely align it with buyer budgets across virtually any vertical. This end-to-end control gives us a competitive advantage in scalability, cost-efficiency, and performance transparency.
The online marketing industry is very competitive and highly fragmented. In addition, the barriers to entry are low and new competitors may enter. Buyerlink’s competitors may adopt aspects of its business model or may introduce new business models or services that Buyerlink may need to adopt or otherwise adapt to in order to compete, which could reduce its ability to differentiate its business or services from those of our competitors. Increased competition could result in a reduction in revenue, higher costs or reduced market share.
Human Capital Resources
As of June 1, 2025, Buyerlink employed 228 full-time equivalent employees distributed across the U.S., Canada, Guatemala, Armenia, Ukraine, and other regions. None of its employees are represented by a labor union.
Buyerlink is committed to fostering a diverse, professional, and inclusive culture. Its leadership team averages nine years of tenure. As of March 31, 2025, 45% of its workforce are women, placing it above industry benchmarks for gender representation.
Buyerlink’s executive management team and human resources department regularly review and update its talent strategy, monitoring a variety of data, including turnover, diversity, and tenure, to design and implement effective reward and recognition, training, development, succession, and benefit programs to meet the needs of its businesses and employees.
Culture and Values
Buyerlink is founded on the principle that economic life is inseparable from moral purpose. It believes that wealth, enterprise, and innovation must serve the well-being of humanity, advance society, and promote the flourishing of all people. These convictions are reflected in its governance, culture, and business practices.
Buyerlink is guided by the belief that every individual possesses inherent dignity and the capacity to contribute meaningfully to society. This recognition shapes a workplace culture rooted in ethical conduct, human dignity, and service, while honoring the diverse cultural, spiritual, and philosophical traditions that enrich its collective human experience.
These principles guide Buyerlink’s operations and inform how it engages with employees, customers, partners, and communities. At its core, Buyerlink views economic life as an arena for service—a source of both purpose and accountability in how it operates and grows.
Regulatory Environment
Buyerlink’s business is subject to a broad range of legal and regulatory requirements, particularly in the areas of privacy and data protection, digital marketing, advertising practices, and consumer protection. The regulatory landscape affecting Buyerlink continues to evolve across federal, state, and international jurisdictions, and is expected to grow in complexity as the company expands its operations. The following summary highlights key areas of focus and does not purport to be a comprehensive review of all applicable laws and regulations. This summary is qualified in its entirety by reference to the full text of the underlying statutes and rules.
Privacy, Data Protection, and Marketing Regulation
Buyerlink monitors and adapts to federal and state privacy laws, including but not limited to the Gramm-Leach-Bliley Act (GLBA), which governs the handling of consumer financial information, and the California Consumer Privacy Act (CCPA), as amended by the California Privacy Rights Act (CPRA), which grants individuals rights over their personal data and imposes requirements on data use, disclosure, and security. In addition to California, several other states, including Virginia, Colorado, Connecticut, and Utah, have enacted or proposed similar privacy laws, and Buyerlink anticipates further developments at both the state and federal levels. Buyerlink has established a comprehensive compliance framework that is integrated across its operations, including data governance protocols, internal oversight procedures, and employee training initiatives.
In addition, Buyerlink’s marketing and communication practices fall under the regulatory authority of the FTC and the Federal Communications Commission ("FCC"), both of which enforce federal standards related to consumer protection, advertising, and electronic communications. The FTC enforces consumer protection laws, including Section 5 of the Federal Trade Commission Act, which prohibits unfair or deceptive acts or practices in commerce. The FTC’s regulatory authority includes enforcement actions and guidance on truthful advertising, digital disclosures, data privacy, and performance claims in online marketing. The FCC regulates Buyerlink’s marketing communications through statutes such as the Telephone Consumer Protection Act (TCPA), which restricts unsolicited voice and text communications, and the Controlling the Assault of Non-Solicited Pornography and Marketing (CAN-SPAM) Act, which governs commercial email outreach. Buyerlink’s operations are structured to ensure compliance with these federal regulations through consent management, call tracking, suppression protocols, and oversight of both internal and third-party marketing practices.
The scope and application of these laws and regulations are subject to change, may vary across jurisdictions, and can be open to differing or even conflicting interpretations. As a result, compliance efforts may be complicated by inconsistencies among federal, state, and international legal frameworks, or by regulatory interpretations that diverge from our current practices. For additional information, see “Risk Factors- Risks Related to Buyerlink’s Business- Industry and Market Risks-" Buyerlink is subject to numerous regulations, including regulations regarding data privacy and security.
Other Regulations
Additional legal obligations include laws governing consumer protection, advertising content, online tracking, cybersecurity, anti-money laundering, anti-bribery and corruption (including the U.S. Foreign Corrupt Practices Act), employment and labor, corporate governance, tax compliance, and international sanctions.
The regulatory environment in each market is often complex and evolving, and can be subject to significant change. Some relevant laws and regulations are inconsistent and ambiguous, and could be interpreted by regulators and courts in ways that could adversely affect our business, results of operations, and financial condition. Moreover, certain laws and regulations have not historically been applied to an innovative hospitality provider such as us, which often makes their application to our business uncertain. For additional information regarding the laws and regulations that affect our business, see “Risk Factors— Risks Related to Buyerlink’s Business—Industry and Market Risks.”
In addition to internal compliance practices, Buyerlink works closely with external partners to ensure that all campaigns and third-party interactions meet relevant regulatory requirements. This includes onboarding protocols, content review processes, and performance oversight mechanisms designed to uphold legal and ethical standards throughout our marketing ecosystem.
Together, these foundations position Buyerlink to grow responsibly, at scale, and in alignment with evolving industry, legal, and ethical standards.
Properties
Buyerlink maintains its headquarters in Walnut Creek, California, under a lease agreement that expires in 2040. In addition, Buyerlink leases office space in American Fork, Utah; Victoria, Canada; and Yerevan, Armenia, which support its distributed global workforce and operational functions.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF BUYERLINK
You should read the following discussion and analysis of Buyerlink’s financial condition and results of operations together with Buyerlink’s consolidated financial statements and the related notes and other financial information included elsewhere in this proxy statement. Some of the information contained in this discussion and analysis or set forth elsewhere in this proxy statement, including information with respect to Buyerlink’s plans and strategy for its business, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this proxy statement for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.
Unless otherwise indicated or the context otherwise requires, references in this Buyerlink’s Management’s Discussion and Analysis of Financial Condition and Results of Operations section to “Buyerlink,” refers to Buyerlink and its consolidated subsidiaries prior to the Merger and to the Surviving Company after giving effect to the Merger.
Overview
Buyerlink is a leading marketing platform for the generation and monetization of locally targeted and category-specific consumer demand. It offers world-class capabilities in building marketplaces across high-value verticals with a strong presence in automotive and home services. Buyerlink operates a fully integrated and patented technology platform that enables millions of real-time connections, matching consumers with in-market service providers across a wide range of industries. It's mission is to simplify and scale digital marketing for businesses of all sizes by providing efficient access to high-intent, locally targeted consumer traffic.
Buyerlink's demand-generation and marketplace building capabilities are powered by vertically agnostic, and proprietary bidding architecture. This system operates through a real-time auction model and supports performance-based pricing formats, including cost-per-lead and cost-per-click.
Buyerlink empowers partners by enabling scalable customer acquisition with precision targeting, real-time analytics, and measurable return on investment. By aggregating and segmenting consumer demand across diverse channels, including search, social, affiliates, and owned-and-operated properties—it ensures that its partner businesses can connect with consumers at the right moment in their decision-making journey.
Buyerlink's business is primarily focused on North America, with infrastructure and platform capabilities in place to support future international expansion.
Business Model
Buyerlink operates a patented, online, auction-based platform designed to connect high-intent consumers with businesses across verticals. It generates revenue primarily through real-time auctions that monetize consumer demand via pay-for-performance pricing models.
Buyerlink's platform is organized around three core functions:
•Demand Aggregation
Buyerlink acquires consumer demand through a combination of owned-and-operated web properties and paid media channels. Our digital media strategies include search engine marketing ("SEM"), social media advertising, email marketing, and affiliate partnerships. These channels drive high-intent consumer traffic into its ecosystem across a wide range of product and service categories.
•Auction-Based Monetization
Buyerlink's patented technology conducts real-time auctions to determine the most economically efficient match between buyer and consumer. Buyers include local businesses, national service providers, and enterprise advertisers who bid based on a combination of price, historical performance, and exclusivity. it monetizes these transactions on a per-click, per-lead, or per-call basis.

Rates vary by vertical, lead type, and buyer preference (e.g., exclusive vs. shared delivery). It's auction infrastructure supports more than 20,000 bids per hour.
•Delivery and Transaction Fulfillment
Once a match is established through the auction process, consumer intent is delivered immediately to the selected buyer through direct integrations, call transfers, or web traffic routing. Buyerlink manages all aspects of the transaction lifecycle, which enables clients to acquire customers without the need to build internal media buying or lead handling infrastructure.
Buyerlink is compensated based on the delivery of defined consumer actions as outlined in our agreements with buyers. its revenue is influenced by the volume of consumer demand it aggregates, the depth of competition in our auction environment, and the performance of specific verticals over time.
Key Factors Affecting Buyerlink's Performance
Buyerlink's historical financial performance has been, and it expects its financial performance in the future to be, driven by its ability to:
•continue to obtain quality online traffic from large search engine companies;
•attract a sufficient number of quality advertisers in order to drive lead volume;
•continue to successfully expand its product offerings to new industry categories;
•invest in and continue to enhance its proprietary technology platform and its third-party hosting service;
•attract and retain key personnel with the appropriate industry knowledge and expertise;
•efficiently and proactively identify and react to changes in government regulation;
•identify and successfully integrate complimentary businesses through acquisition; and,
•continue maintain a conservative cost structure in line with changing business conditions.
Key Business Metrics
In addition to Buyerlink's financial information prepared in accordance with U.S. GAAP, it evaluates several key operating metrics, or key performance indicators, that it believes are instrumental to understanding the direction of our business, including Lead traffic and volume, click traffic and volume, appointment and call verified warm transfer volume, and call and form volume. Although Buyerlink believes it has a reasonable basis for each of these metrics, it cautions you that these metrics are based on a combination of assumptions that may prove to be inaccurate over time.
Lead Volume. Lead volume is the total number of leads invoiced to Buyerlink's customers for the applicable review period. Lead volume directly translates to lead revenue, as Buyerlink bills its customers for the lead volume it delivers to them.
Click Volume. Click volume is the number of times consumers clicked on advertisements on its click referral websites during the applicable review period. Click volume directly translates to click revenue, as it bills its clients for the click volume it delivers to them.
Appointment and Call Verified Warm Transfer Volume . Appointment and call verified warm transfer volume is associated with Buyerlink call verified products and represent the total number of appointments or warm transfer leads invoiced to its customers for the applicable review period. Similar to lead volume, appointment and call verified warm transfer volume directly translates to call verified revenue, as it bills its customers for the volume it delivers to them.
Call and Form Volume. Call and form volume is associated with its calls product and represents the total number of calls or forms invoiced to its customers for the applicable review period. Consistent with its other metrics, these volume metrics directly translate to call revenue based on the volume of calls and forms it delivers to its customers.

Components of Results of Operations
Revenue. Buyerlink primarily derives revenue from fees which are earned through the delivery of leads, clicks, verified calls or other services. It recognizes revenue upon completion of all performance obligations. Payments received in advance of completion of the associated performance obligations are recorded as a contract liability.
Operating Expenses
Traffic Acquisition Costs. Traffic acquisition costs generally consist of payments made to search engine sites and other sources of online traffic.
Sales and Marketing. Sales and marketing expense consist of brand development, personnel costs, and other costs associated with customer sales, website advertising and customer support. Sales and marketing costs also include costs for advertising, promotional and other marketing activities.
General and Administrative. General and administrative costs consist of certain executive, financial, human resources, and legal personnel expenses, bad debt expense and other administrative operating costs.
Technology. Technology costs consist primarily of personnel, communications, consulting, depreciation and amortization of non-revenue-generating capitalized equipment and systems infrastructure and facilities associated with the development of new technologies.
Depreciation and Amortization. Depreciation and amortization expense relates to revenue generating capitalized equipment and systems infrastructure, and intangible assets, such as acquired technology and customer relationships and is recorded using the straight-line method over the estimated useful lives of the assets.
Goodwill Impairment Loss. Goodwill impairment loss is recognized when the carrying value of goodwill exceeds its fair value and is assessed when a triggering event occurs but no less than annually.
Other Costs of Revenue. Other costs of revenue consist of salaries, bonuses and benefits attributable to employees who are responsible for acquiring traffic, credit card processing fees, and other third-party costs related to other services revenue. Other costs of revenue excludes depreciation and amortization expense.
Other Income (Expense), Net. Other income (expense), net consists primarily of loss on debt extinguishment, interest income and interest expense. Loss on debt extinguishment relates to our repayment of our debt obligations, reflecting the write-off of unamortized debt issuance costs. Interest expense is associated with the Company’s bank debt.
Income Tax Expense (Benefit). Income tax expense (benefit) consists of U.S. and state income taxes and income taxes on certain foreign jurisdictions in which Buyerlink conducts business. its income tax rate varies from the federal statutory rate due to state income taxes, research and development credits and changes in the valuation allowance. Buyerlink expects fluctuation in effective income tax rates, as well as its potential impact on our results of operations, to continue.

Results of Operations for the Three Months Ended March 31, 2025 Compared to the Three Months Ended March 31, 2024
The following table sets forth Buyerlink's results of operations as a percentage of total revenues for the three months ended March 31, 2025 compared to the three months ended March 31, 2024 (certain percentages below may not sum due to rounding):

	2025	% of Revenue	2024	% of Revenue	Change
	(in thousands; unaudited)
Net revenue	$31,848		$30,658		$1,190
Operating expenses:
Traffic acquisition costs	14,728	46	14,465	47	263
Sales and marketing	3,062	10	3,392	11	(330)
General and administrative	3,410	11	3,524	12	(114)
Technology	2,518	8	2,347	8	171
Depreciation and amortization	991	3	1,328	4	(337)
Other costs of revenue	279	1	306	1	(27)
Total operating expenses	24,988	79	25,362	83	(374)
Income from operations	6,860	21	5,296	17	1,564
Other expense (income):
Other expense (income), net	3	—	(4)	—	7
Interest expense, net	699	2	1,046	3	(347)
Other expense, net	702	2	1,042	3	(340)
Income before income tax expense (benefit)	6,158	19	4,254	14	1,904
Income tax expense (benefit)	358	1	(16,223)	53	16,581
Net income	$5,800	18%	$20,477	67%	$(14,677)

Net revenue. Net revenue was $31.8 million for the three months ended March 31, 2025, up $1.1 million or 3.9% from $30.7 million during the three months ended March 31, 2024. The increase in net revenue was primarily related to an increase in Auto revenue of $1.9 million, offset by a decrease in other revenue of $0.7 million. Auto revenue increased as a result of greater overall demand for auto leads as well as an increase in activity from a large customer. Other revenue decreased as a result of continued decreases in sales related to Buyerlink's SkyRocket home services business.
Traffic acquisition costs. Traffic acquisition costs were $14.7 million for the three months ended March 31, 2025, up $0.2 million from $14.5 million during the three months ended March 31, 2024. The increase was a result of higher costs associated with higher revenue compared to the same period in the prior year.
Sales and marketing. Sales and marketing expense was $3.1 million during the three months ended March 31, 2025, down $0.3 million from $3.4 million during the three months ended March 31, 2024. The decrease was primarily related to lower compensation costs as well as reduced general sales and marketing related office expenses.
General and Administrative. General and administrative costs were $3.4 million during the three months ended March 31, 2025, a decrease of $0.1 million from $3.5 million for the three months ended March 31, 2024. The decrease was from lower compensation costs, offset by increased consulting and rent expense.
Technology. Technology costs were $2.5 million during the three months ended March 31, 2025, an increase of $0.2 million from $2.3 million for the three months ended March 31, 2024. The increase was from increased compensation expense as well as higher communications and consulting fees compared to the prior year comparable period.
Depreciation and Amortization. Depreciation and amortization expense was $1.0 million during the three months ended March 31, 2025, a decrease of $0.3 million from $1.3 million during the three months ended March 31, 2024. The decrease was primarily related to lower intangible asset balances as certain assets were written off or became fully amortized during the latter half of the fiscal year ended December 31, 2024.
Other costs of revenue. Other costs of revenue were not material during the three months ended March 31, 2025 or 2024.
Other expense, net. Other expense, net includes interest expense and other items ancillary to our operations. Other expense, net was $0.7 million during the three months ended March 31, 2025, a decrease of $0.3 million from $1.0 million during the three months ended March 31, 2024. The decrease was from lower interest costs associated with debt service payments during the current three month period as compared to the prior year.
Income tax expense (benefit). Income tax expense was $0.4 million during the three months ended March 31, 2025, an increase of $16.6 million from a tax benefit of $16.2 million during the three months ended March 31, 2024. The Company released its valuation allowance related to its AutoWeb subsidiary during the three months ended March 31, 2024, which resulted a large tax benefit during the period as compared to the three months ended March 31, 2025.

Results of Operations for the Year Ended December 31, 2024 Compared to the Year Ended December 31, 2023
The following table sets forth Buyerlink's results of operations as a percentage of total revenues for the year ended December 31, 2025 compared to the year ended December 31, 2024 (certain percentages below may not sum due to rounding):

	2024	% of Revenue	2023	% of Revenue	Change
	(in thousands; unaudited)
Net revenue	$124,418		$124,457		$(39)
Operating expenses:
Traffic acquisition costs	58,823	47	63,121	51	(4,298)
Sales and marketing	12,660	10	13,613	11	(953)
General and administrative	15,353	12	17,110	14	(1,757)
Technology	9,599	8	8,340	7	1,259
Depreciation and amortization	8,908	7	6,737	5	2,171
Goodwill impairment loss	633	1	448	—	185
Other costs of revenue	1,143	1	922	1	221
Total operating expenses	107,119	86	110,291	89	(3,172)
Income from operations	17,299	14	14,166	11	3,133
Other expense (income):
Loss on debt extinguishment	641	1	—	—	641
Other expense (income), net	4	—	(101)	—	105
Interest expense, net	3,686	2	4,165	3	(479)
Other expense, net	4,331	3	4,064	3	267
Income before income tax (benefit) expense	12,968	11	10,102	8	2,866
Income tax (benefit) expense	(12,593)	10	1,830	1	(14,423)
Net income	$25,561	21%	$8,272	7%	$17,289

Net revenue. Net revenue was flat for the year ended December 31, 2024 as compared to the prior year. Buyerlink had lower home services revenue in the year ended December 31, 2024 as a result of reduced activity from a large home services customer. Other revenue also decreased as a result of continued sales reductions in Buyerlink's SkyRocket home services business. This was offset by higher Auto revenue year over year.
Traffic acquisition costs. Traffic acquisition costs were $58.8 million during the year ended December 31, 2024, down $4.3 million compared to $63.1 million during the prior year period. This was largely related to the Company’s continued efforts to shift our sales and traffic acquisition strategies away from lower margin channels combined with continued search engine optimization.
Sales and marketing. Sales and marketing expenses were $12.6 million during the year ended December 31, 2024, a decrease of $1.0 million from $13.6 million during the year ended December 31, 2023. This decrease was from lower employee compensation expenses in addition to marketing expenses as the Company moved away from certain lower margin marketing channels.
General and Administrative. General and administrative expenses were $15.3 million during the year ended December 31, 2024, down $1.8 million compared to $17.1 million during the year ended December 31, 2023. The decrease is related to higher bad debt and salary expenses in the prior year period compared to the year ended December 31, 2024.
Technology. Technology expenses were $9.6 million during the year ended December 31, 2024, an increase of $1.3 million compared to $8.3 million during the year ended December 31, 2023. The increase is primarily related to higher employee expenses and increased costs related to hosting services during the year ended December 31, 2024, compared to the prior year period.
Depreciation and amortization. Depreciation and amortization expenses were $8.9 million during the year ended December 31, 2024, an increase of $2.2 million from $6.7 million during the year ended December 31, 2023. During the year ended December 31, 2024, the Company recorded impairment charges of $3.9 million related to customer relationships. The Company recorded a total of $1.7 million in customer relationship and trademark impairment costs during the year ended December 31, 2023.
Goodwill impairment loss. Goodwill impairment loss was $0.6 million during the year ended December 31, 2024, an increase of $0.2 million compared to $0.4 million during the year ended December 31, 2023. In each period presented, the goodwill impairment loss is related to the Company’s SkyRocket home services business, which was absorbed into Buyerlink’s operations during the year ended December 31, 2024. At December 31, 2024, the Company’s goodwill balance related to this subsidiary was zero.
Other costs of revenue. Other costs of revenue were $1.1 million during the year ended December 31, 2024, an increase of $0.2 million from $0.9 million during the year ended December 31, 2023. The increase is related to additional costs associated with lead validation services as well as increases in other costs ancillary to our primary sales channels.
Other expense, net. Other expense, net includes interest expense and other items ancillary to our operations. Other expense, net was $4.3 million during the year ended December 31, 2024, an increase of $0.3 million from $4.0 million during the year ended December 31, 2023. The increase was related to $0.6 million in costs during the year ended December 31, 2024 from a write off of capitalized loan costs associated with the payoff of our debt facility with JP Morgan. This increase was offset by lower interest costs associated with debt service payments during the year ended December 31, 2024.
Income tax (benefit) expense. The benefit from income taxes was $12.6 million during the year ended December 31, 2024, a decrease of $14.4 million compared to income tax expense of $1.8 million during the year ended December 31, 2023. The decrease in income tax expense is largely related to increased deferred tax benefits from a release of the Company’s valuation allowance of $17.7 million during the year ended December 31, 2024, offset by increased tax expense of $5.1 million associated increased earnings. The Buyerlink’s deferred tax benefit during the year ended December 31, 2023 was $1.4 million, which was offset by tax expense of $3.2 million.

Liquidity and Capital Resources
Since inception, Buyerlink's primary sources of liquidity are cash flows from operations and debt financing. its primary uses of liquidity are working capital requirements, operating expenses, contractual interest payments, and capital expenditures. Buyerlink believes its existing cash and cash equivalents and amounts available under its existing credit agreement with CitiBank, N.A. (“Citi”)(the "Citi Credit Agreement") will be sufficient to meet its liquidity, capital expenditures, and anticipated working capital requirements to fund its operations for at least the next twelve months. Buyerlink's future capital requirements will depend on many factors, including but not limited to its obligation to repay any balance under our loans, its ability to meet the covenants under the Citi Credit Agreement, its revenue growth rate, timing of cash receipt and payments, and the timing and extent of spending to support strategic initiatives. Buyerlink may also enter into arrangements to acquire or invest in complementary businesses, services, and technologies.
Citi Credit Agreement
On August 21, 2024, Buyerlink entered into the Citi Credit Agreement, whereby Citi granted Buyerlink a term loan of $31.0 million (the “Term Loan”) and a trade loan of up to $10.0 million (the “Trade Loan” and together with the Term Loan, the “Citi Loans”). We drew the full amount of the Term Loan and a portion of the Trade Loan and repaid all outstanding debt at that time. The maturity date of the Term Loan is August 21, 2028. The Term Loan has a four-year amortization schedule with quarterly principal and interest payments. The interest rate on the Term Loan was determined as the sum of adjusted term Secured Overnight Financial Rate ("SOFR") for the applicable interest period plus the applicable margin of 3.00%. Principal and interest payments commenced on September 30, 2024. As of March 31, 2025, the outstanding balance on the Term Loan was $28.7 million and the interest rate was 7.4%.
The Trade Loan has a maturity date of August 31, 2028, and an interest rate that is determined as the SOFR reference rate plus a margin of 2.50%. Buyerlink can draw from this loan up to 90% of its accounts receivable balances that are aged less than 30 days. Additionally, it can set the tenor of each draw up to a maximum of 75 days, at which time the loan is required to be repaid or backed by updated accounts receivable. As of March 31, 2025, the outstanding balance on the Trade Loan was $5.8 million, the average tenor was 60 days and the interest rate was 6.8%.
Cash Flows for the Three Months Ended March 31, 2025 Compared to the Three Months Ended March 31, 2024
The table below sets forth a summary of Buyerlink's consolidated cash flows from operating, investing and financing activities for the periods indicated. (in thousands; unaudited):

	Three Months Ended March 31,
	2025	2024

Cash provided by operating activities	$4,168	$815
Cash used in investing activities	(336)	(364)
Cash used in financing activities	(3,541)	(2,209)
Increase (decrease) in cash and cash equivalents	$291	$(1,758)
Operating Activities
Cash provided by operating activities for the three months ended March 31, 2025 was $4.1 million compared to $0.8 million for the three months ended March 31, 2024. The increase was primarily from higher net income combined with higher income taxes payable, partially offset by changes in working capital.
Investing Activities
Cash used in investing activities for the three months ended March 31, 2025 was $0.3 million compared to $0.4 million for the three months ended March 31, 2024. This decrease was primarily due to lower capex spend on software development during the three months ended March 31, 2025 as compared to the prior year period.

Financing Activities
Cash used in financing activities for the three months ended March 31, 2025 was $3.5 million compared to $2.2 million for the three months ended March 31, 2024. This increase was primarily from higher stockholder distributions, partially offset by lower overall debt payments.
Cash Flows for the Year Ended December 31, 2024 Compared to the Year Ended December 31, 2023
The following table presents a summary of Buyerlink's consolidated cash flows from operating, investing, and financing activities for the periods indicated (in thousands, unaudited):

	Twelve Months Ended December 31,
	2024	2023

Cash provided by operating activities	$14,672	$8,246
Cash used in investing activities	(1,418)	(1,341)
Cash used in financing activities	(11,661)	(7,010)
Increase (decrease) in cash and cash equivalents	$1,593	$(105)
Operating Activities
Cash provided by operating activities for the year ended December 31, 2024 was $14.7 million compared to $8.2 million for the year ended December 31, 2023. This increase was primarily due to an increase in net income and changes in working capital.
Investing Activities
Cash used in investing activities for the year ended December 31, 2024 was relatively flat compared to the year ended December 31, 2023 as Buyerlink continued to invest in software development during the periods.
Financing Activities
Cash used in financing activities for the year ended December 31, 2024 was $11.7 million compared to $7.0 million for the year ended December 31, 2023. This increase was primarily due to increased distributions to stockholders during the year ended December 31, 2024 compared to the prior year period.
Contractual Obligations and Commitments
Buyerlink's contractual obligations as of March 31, 2025 were $49.2 million and included $34.0 million in outstanding debt under the Citi Loans, $8.7 million in related party notes payable related to the purchase of One Planet Studios LLC and California.com LLC, and $6.0 million in operating lease obligations related to its office locations. These obligations reflect its financing strategy and operational requirements, with debt repayments extending through 2028.
Off-Balance Sheet Arrangements
Buyerlink does not have any material off-balance sheet arrangements during the periods presented or as of March 31, 2025.
Related Party Transactions
For information related to Buyerlink’s related party transactions during the periods presented as of March 31, 2025, see "Note 12 — Related Party Transactions” in the notes to our condensed consolidated financial statements attached hereto as Annex D

Critical Accounting Policies and Estimates
Buyerlink's consolidated financial statements are prepared in accordance with U.S. GAAP. The preparation of these consolidated financial statements requires Buyerlink to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses and related disclosures. Its estimates are based on its historical experience and on various other factors that it believes are reasonable under the circumstances. Actual results may differ from those estimates. Buyerlink evaluates its assumptions, judgments, and estimates on a regular basis. To the extent that there are differences between its estimates and actual results, its future financial statement presentation, financial condition, results of operations, and cash flows will be affected.
Buyerlink's critical accounting policies are those that materially affect its consolidated financial statements and involve difficult, subjective, or complex judgments by management. The critical accounting estimates, assumptions, and judgments that it believes to have the most significant impact on its consolidated financial statements are described below. This discussion is provided to supplement the descriptions of its accounting policies contained in Note 2 “Summary of Significant Accounting Policies” in the notes to its consolidated financial statements appearing elsewhere in this proxy statement.
Revenue recognition
Revenue is recognized when Buyerlink transfers control of promised goods or services to its customers, or when it satisfies any performance obligations under contract. The amount of revenue recognized reflects the consideration it expects to be entitled to in exchange for respective goods or services provided. Further, under Accounting Standards Codification (“ASC”) 606, contract assets or contract liabilities that arise from past performance but require further performance before obligation can be fully satisfied must be identified and recorded on the balance sheets until respective settlements have been met.
Buyerlink performs the following steps in order to properly determine revenue recognition and identify relevant contract assets and contract liabilities:
•identify the contract with a customer;
•identify the performance obligations in the contract;
•determine the transaction price;
•allocate the transaction price to the performance obligation in the contract; and
•recognize revenue when, or as, it satisfies a performance obligation.
Revenue is primarily derived from fees which are earned through the delivery of leads, clicks, verified calls or other services. Buyerlink enters into contracts that can include various combinations of products and services, which are generally capable of being distinct and accounted for as separate performance obligations. Buyerlink records revenue on distinct performance obligations at a single point in time, when control is transferred to the customer.
Provision for Credit Losses
The provision for credit losses is an estimate of credit loss expense that could result from the inability or refusal of customers to pay for services. Buyerlink calculates expected losses on a pool basis for those accounts receivable that have similar risk characteristics. For accounts receivable that do not share similar risk characteristics, the provision is calculated on an individual basis. Additions to the estimated provision for credit losses are recorded to sales and marketing expenses and are based on factors such as historical write-off percentages and current business and economic environmental indicators that may cause Buyerlink’s historical write-off percentages to differ from future expected loss estimates. Reductions in the estimated provision for credit losses due to subsequent cash recoveries are recorded as a decrease to the provision. As specific credit losses are identified, they are written off against the previously established estimated provision for credit losses with no impact on operating expenses.
If there is a decline in the general economic environment that negatively affects the financial condition of our customers or an increase in the number of customers that are dissatisfied with their services, additional estimated provisions for credit losses may be required, and the impact on Buyerlink’s business, results of operations and financial condition could be material.

Capitalized Internal Use Software Costs
Buyerlink capitalizes costs to develop internal use software in accordance with ASC 350-40, “Internal-Use Software,” and ASC 350-50, “Website Development Costs,” which require the capitalization of external and internal computer software costs and website development costs (“IDS”), respectively, incurred during the application development stage. The application development stage is characterized by software design and configuration activities, coding, testing and installation. Training and maintenance costs are expensed as incurred while upgrades and enhancements are capitalized if it is probable that such expenditures will result in additional functionality. Capitalized internal use software development costs are amortized using the straight-line method over an estimated useful life of three to five years.
Business Combinations
Buyerlink accounts for business combinations using the acquisition method of accounting, which requires determination of the fair value of identifiable assets acquired and liabilities assumed, including any contingent consideration, to properly allocate the purchase price to the individual assets acquired and liabilities assumed and to record any residual purchase price as goodwill in accordance with ASC 805. It identifies and attributes fair values and estimated lives to the intangible assets acquired and allocates the total cost of an acquisition to the underlying net assets based on their respective estimated fair values.
If the initial accounting for the business combination has not been completed by the end of the reporting period in which the business combination occurs, provisional amounts are reported to present information about facts and circumstances that existed as of the acquisition date. Once the measurement period ends, which in no case extends beyond one year from the acquisition date, revisions to the accounting for the business combination are recorded in earnings.
All acquisition-related costs, other than the costs to issue debt or equity securities, are accounted for as expenses in the period in which they are incurred.
For business combinations effected through a common control transaction, Buyerlink measures the recognized net assets of the acquiree at the carrying amounts of the net assets previously recognized by the related party. Buyerlink reflects the operations of entities acquired through a common control transaction in the consolidated financial statements as of the latter of the first date in the reporting period or as of the date that the acquired entity was previously acquired by the related party, as applicable.
Income Taxes
Buyerlink accounts for income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when in management's estimate, it is more likely than not that the deferred tax assets will not be recovered.
Buyerlink follows ASC 740-10, Accounting for Uncertainty in Income Taxes, which prescribes a comprehensive model for the recognition, measurement, presentation and disclosure in financial statements of any uncertain tax positions that have been taken or expected to be taken on a tax return. No liability related to uncertain tax positions has been recorded in the Company’s consolidated financial statements. Penalties and interest expense related to income taxes are included as a component of other expense and interest expense, respectively, as applicable.
Recent Accounting Pronouncements
For a description of our recently adopted accounting pronouncements and recently issued accounting standards not yet adopted, see "Note 2 — Recent Accounting Pronouncements and Adopted Accounting Guidance” in the notes to our consolidated financial statements attached hereto as Annex D.

Quantitative and Qualitative Disclosures about Market Risk of Buyerlink
Interest Rate Risk
Buyerlink is exposed to interest rate risk from the Citi Loans, which had an aggregate outstanding balance of $34.0 million as of March 31, 2025, with interest based on SOFR plus an applicable margin. A hypothetical 100-basis-point increase in SOFR would increase Buyerlink’s annual interest expense by approximately $0.3 million, which it does not consider material to our consolidated financial statements.
Foreign Currency Exchange Risk
As a global company, Buyerlink faces exposure to adverse movements in foreign currency exchange rates. It primarily conducts business in the United States. Its exposure is generally the result of its international headcount, which results in incurring expenses in local currencies while its sales are generated in U.S. dollars.
Buyerlink manages its foreign subsidiaries as integral direct components of its operations and determined that the U.S. dollar is its functional currency. Buyerlink does not believe that a hypothetical 10% change in the value of the U.S. dollar relative to other currencies would have a material effect on its results of operations or cash flows, and to date, it has not engaged in any hedging strategies with respect to foreign currency transactions. As its international operations grow, its will continue to reassess its approach to managing its risk relating to fluctuations in currency rates.
Historical Consolidated Financial Statements of Buyerlink
Buyerlink’s historical consolidated financial statements and related notes are attached hereto as Annex D.

HISTORICAL CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF INSPIRATO
Inspirato Incorporated
Condensed Consolidated Balance Sheets
(in thousands, except par value, unaudited)

	March 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$16,445	$21,845
Restricted cash	13,018	13,160
Accounts receivable, net	3,130	3,767
Accounts receivable, net – related parties	—	883
Prepaid member travel	17,964	13,663
Prepaid expenses	2,730	3,116
Other current assets	1,804	1,949
Total current assets	55,091	58,383
Right-of-use assets	177,189	175,228
Goodwill	21,233	21,233
Property and equipment, net	11,991	14,079
Other noncurrent assets	4,626	4,962
Total assets	$270,130	$273,885

Liabilities
Current liabilities
Accounts payable and accrued liabilities	$23,973	$23,021
Accounts payable and accrued liabilities - related parties	94	—
Deferred revenue	120,686	135,347
Lease liabilities	55,321	53,488
Total current liabilities	200,074	211,856
Deferred revenue, noncurrent	38,407	36,147
Lease liabilities, noncurrent	131,212	130,239
Convertible note	22,401	22,336
Other noncurrent liabilities	3,191	3,159
Total liabilities	395,285	403,737

Commitments and contingencies

Equity (Deficit)
Class A Common Stock, par value $0.0001 per share, 50,000 shares authorized, 12,441 and 11,763 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	1	1
Class B Common Stock, par value $0.0001 per share, 5,000 shares authorized, no shares issued or outstanding as of March 31, 2025 and December 31, 2024	—	—
Class V Common Stock, $0.0001 par value per share, 25,000 shares authorized, no shares issued or outstanding as of March 31, 2025 and December 31, 2024	—	—
Preferred Stock, par value $0.0001 per share, 5,000 shares authorized, no shares issued or outstanding as of March 31, 2025 and December 31, 2024	—	—
Additional paid-in capital	164,398	161,323
Accumulated deficit	(289,554)	(291,176)
Total equity (deficit)	(125,155)	(129,852)
Total liabilities and equity (deficit)	$270,130	$273,885
The accompanying notes included within the Company's Quarterly Report on Form 10-Q are an integral part of the Unaudited Condensed Consolidated Financial Information.

Inspirato Incorporated
Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except share and per share data, audited)

	Year Ended December 31,
	2024	2023
Revenue	$279,855	$329,100
Cost of revenue	190,528	233,942
(Gain) on lease termination and loss on asset impairments	(29,895)	40,844
Gross margin	119,222	54,314
General and administrative	59,216	72,117
Sales and marketing	30,373	32,884
Operations	22,204	28,125
Technology and development	7,397	11,330
Depreciation and amortization	4,036	3,773
Interest, net	1,615	1,133
Gain on fair value instruments	(3,583)	(2,368)
Restructuring charges	6,418	—
Other (income) expense, net	(245)	457
Net income (loss) and comprehensive income (loss) before income taxes	(8,209)	(93,138)
Income tax expense	595	721
Net income (loss) and comprehensive income (loss)	(8,804)	(93,859)
Net income (loss) and comprehensive income (loss) attributable to noncontrolling interests	3,410	42,104
Net income (loss) and comprehensive income (loss) attributable to Inspirato Incorporated	$(5,394)	$(51,755)

Earnings (Loss) Attributable to Inspirato Incorporated per Class A Share
Basic net income (loss) per share	$(0.91)	$(15.31)
Diluted income (loss) per share	$(0.91)	$(15.31)
Basic weighted average shares outstanding	5,925	3,380
Diluted weighted average shares outstanding	5,925	3,380

The accompanying notes included within the Company's Yearly Report on Form 10-K are an integral part of the Consolidated Financial Information.

Inspirato Incorporated
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except share and per share data, unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue	$65,889	$80,245
Cost of revenue	40,344	48,524
Gross margin	25,545	31,721
General and administrative	11,386	14,649
Sales and marketing	5,007	8,726
Operations	5,230	7,023
Technology and development	1,287	2,050
Depreciation and amortization	1,004	1,001
Interest expense, net	466	323
Gain on fair value instruments	(487)	(4,149)
Other income, net	(7)	(295)
Income and comprehensive income before income taxes	1,659	2,393
Income tax expense	37	144
Net income and comprehensive income	1,622	2,249
Net (income) and comprehensive (income) attributable to noncontrolling interests	—	(986)
Net income and comprehensive income attributable to Inspirato Incorporated	$1,622	$1,263

Earnings (Loss) Attributable to Inspirato Incorporated per Class A Share
Basic net income (loss) per share	$0.14	$0.35
Diluted net income (loss) per share	$0.12	$(0.18)
Basic weighted average shares outstanding	11,922	3,595
Diluted weighted average shares outstanding	13,934	4,445

The accompanying notes included within the Company's Quarterly Report on Form 10-Q are an integral part of the Unaudited Condensed Consolidated Financial Information.

Inspirato Incorporated
Consolidated Statements of Cash Flows
(in thousands, audited)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(8,804)	$(93,859)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
(Gain) on lease termination and loss on asset impairments	(29,895)	40,844
Amortization of right-of-use assets	55,371	87,623
Equity‑based compensation	18,443	13,652
Depreciation and amortization	11,277	10,553
Gain on fair value instruments	(3,583)	(2,368)
Paid-in-kind interest	2,103	—
Settlement of Related Party Payable with Class A Shares	600	—
Loss on disposal of fixed assets	447	685
Note financing costs included in interest expense, net	—	1,859
Changes in operating assets and liabilities:
Accounts receivable, net	(461)	(370)
Accounts receivable, net – related parties	(41)	(179)
Prepaid member travel	6,884	432
Prepaid expenses	3,019	1,421
Other assets	(618)	(1,955)
Accounts payable and accrued liabilities	(6,307)	(6,123)
Deferred revenue	(6,025)	(13,614)
Lease liabilities	(58,911)	(89,775)
Other liabilities	731	(219)
Net cash used in operating activities	(15,770)	(51,393)

Cash flows from investing activities:
Purchase of property and equipment	(5,469)	(6,305)
Development of internal-use software	(542)	(5,819)
Net cash used in investing activities	(6,011)	(12,124)

Cash flows from financing activities:
Proceeds from issuance of Class A common stock	15,500	105
Payments of employee taxes for share based awards	(699)	(178)
Payments of financing costs	(446)	(1,859)
Proceeds from purchases of shares from employee stock purchase plan	165	—
Proceeds from debt	—	25,000
Proceeds from option exercises	—	776
Net cash provided by financing activities	14,520	23,844

Net decrease in cash, cash equivalents and restricted cash	(7,261)	(39,673)
Cash, cash equivalents and restricted cash – beginning of year	42,266	81,939
Cash, cash equivalents and restricted cash – end of year	$35,005	$42,266

The accompanying notes included within the Company's Yearly Report on Form 10-K are an integral part of the Consolidated Financial Information.

Inspirato Incorporated
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three months ended March 31,
	2025	2024
Cash flows from operating activities:
Net income	$1,622	$2,249
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	2,890	2,628
Loss on disposal of fixed assets	37	129
Gain on fair value instruments	(487)	(4,149)
Paid-in-kind interest	552	510
Equity‑based compensation	1,075	2,878
Amortization of right-of-use assets	14,652	14,096
Changes in operating assets and liabilities:
Accounts receivable, net	1,520	1,068
Accounts receivable, net – related parties	—	(198)
Prepaid member travel	(4,301)	1,707
Prepaid expenses	386	1,797
Other assets	194	153
Accounts payable and accrued liabilities	1,315	(861)
Accounts payable and accrued liabilities - related parties	94	—
Deferred revenue	(12,401)	(14,641)
Lease liabilities	(13,807)	(14,921)
Other liabilities	32	353
Net cash used in operating activities	(6,627)	(7,202)

Cash flows from investing activities:
Purchase of property and equipment	(863)	(1,266)
Development of internal-use software	(52)	(236)
Net cash used in investing activities	(915)	(1,502)

Cash flows from financing activities:
Proceeds from exercise of Investment Warrants	2,000	—
Payments of employee taxes for share-based awards	—	(276)
Net cash provided by (used in) financing activities	2,000	(276)

Net decrease in cash, cash equivalents and restricted cash	(5,542)	(8,980)
Cash, cash equivalents and restricted cash – beginning of period	35,005	42,266
Cash, cash equivalents and restricted cash – end of period	$29,463	$33,286

The accompanying notes included within the Company's Quarterly Report on Form 10-Q are an integral part of the Unaudited Condensed Consolidated Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information is based on and should be read in conjunction with the following:
•Inspirato's audited consolidated financial statements included in Inspirato’s Annual Report on Form 10-K for the year ended December 31, 2024 and the unaudited condensed consolidated financial statements of Inspirato included in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which are incorporated by reference into this proxy statement; and
•Buyerlink's audited consolidated financial statements as of and for the year ended December 31, 2024 and unaudited condensed consolidated financial statements for the three months ended March 31, 2025, attached hereto as Annex D.
The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release 33-10786, "Amendments to Financial Disclosures about Acquired and Disposed Businesses" ("Article 11 of Regulation S-X"), and the assumptions set forth herein.
The unaudited pro forma condensed combined financial information is presented to illustrate the estimated effects of the Merger, which will be accounted for as a reverse acquisition, where Buyerlink, the legal acquiree (the "Surviving Company"), is determined to be the accounting acquirer of Inspirato. Refer to "Notes to Unaudited Pro Forma Condensed Combined Financial Information — Note 2 — Basis of Presentation and Accounting Policies".
The following transactions are expected to occur in accordance with the Merger Agreement:
• RR Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Inspirato will merge with and into Buyerlink, with Buyerlink surviving the Merger as a wholly owned subsidiary of Inspirato, and (ii) immediately following the Merger, Inspirato will change its name to One Planet Platforms, Inc. (the "Combined Company").
•In connection with the Merger, and as consideration therefor, Inspirato will issue to Buyerlink’s shareholder (i) 73,941,230 shares of Inspirato Common Stock, and (ii) 8,262,327 shares of Inspirato Preferred Stock (in each case prior to the Reverse Split). In addition, Inspirato will issue to certain Buyerlink employees 7,407,800 restricted stock units of Inspirato Common Stock prior to the Reverse Split of Inspirato Common Stock and $2.8 million in deferred cash compensation. Each of the foregoing amounts is subject to adjustment in accordance with the terms of the Merger Agreement.
The unaudited pro forma condensed combined financial information has been prepared under the following assumptions:
•The unaudited pro forma condensed combined balance sheet of the Combined Company as of March 31, 2025, assumes that the Merger occurred on March 31, 2025.
•The unaudited pro forma condensed combined statements of operations of the Combined Company give effect to the Merger as if it occurred on January 1, 2024.
The unaudited pro forma condensed combined financial information is for informational purposes only and is not intended to represent or be indicative of what the actual consolidated results of operations and financial position of the Combined Company would have been had the Merger taken place on the dates indicated, nor are they indicative of future consolidated results of operations or financial position of the Combined Company. The pro forma financial information is based on the information available to management at the time of preparation and assumptions that management believes are reasonable and supportable. The pro forma adjustments, which are described in the accompanying notes, represent management's best estimates based on information available as of the date of this proxy statement and may be revised as additional information becomes available and additional analysis are performed. It is likely that the actual adjustments upon the completion of the Merger will differ from the pro forma adjustments reflected in the unaudited pro forma condensed combined financial information, and the differences may be material.

One Planet Platforms, Inc.
Pro Forma Condensed Combined Balance Sheet As of March 31, 2025
(in thousands, unaudited)

	Inspirato Incorporated (Historical)	Buyerlink Inc. (Historical)	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$16,445	$5,667	$—			$22,112
Restricted cash	13,018	—	—			13,018
Accounts receivable, net	3,130	26,100	—			29,230
Prepaid member travel	17,964	—	—			17,964
Prepaid expenses and other current assets	4,534	2,401	(1,135)	A		5,800
Total current assets	55,091	34,168	(1,135)			88,124
Right-of-use-assets	177,189	4,532	(34,537)	A		147,184
Goodwill	21,233	8,167	65,676	A		95,076
Property and equipment, net	11,991	3,106	—			15,097
Intangible assets, net	—	9,865	91,700	A		101,565
Deferred taxes, net	—	22,507	1,250	B		23,757
Deposits and other noncurrent assets	4,626	361	(1,524)	A		3,463
Total assets	$270,130	$82,706	$121,430		$	474,266

Liabilities
Current liabilities:
Accounts payable and accrued liabilities	$24,067	$13,132	$5,000	B		$42,199
Debt, current portion	—	8,760	—			8,760
Income tax payable	—	1,848	—			1,848
Deferred revenue	120,686	432	—			121,118
Notes payable, related party, current portion	—	626	—			626
Lease liabilities	55,321	688	(13,014)	A		42,995
Total current liabilities	200,074	25,486	(8,014)			217,546
Deferred revenue, noncurrent	38,407	—	—			38,407
Notes payable, related party	—	8,061	—			8,061
Debt, net of current portion	—	25,294	—			25,294
Lease liabilities, noncurrent	131,212	4,614	(30,867)	A		104,959
Convertible note	22,401	—	—			22,401
Other noncurrent liabilities	3,191	—	—			3,191
Total liabilities	395,285	63,455	(38,881)			419,859

Commitments and contingencies

Mezzanine equity
Preferred stock	—	—	29,827	C		29,827

Equity (Deficit)
Common stock	1	—	8	D		9
Additional paid-in capital	164,398	10,759	(155,328)	D		19,829
(Accumulated deficit) retained earnings	(289,554)	8,492	285,804	D		4,742
Total equity (deficit)	(125,155)	19,251	130,484			24,580
Total liabilities, mezzanine equity and equity	$270,130	$82,706	$121,430			$474,266

See accompanying notes to the unaudited pro forma condensed combined financial information.

One Planet Platforms, Inc.
Pro Forma Condensed Combined Statement of Income For the Year Ended December 31, 2024
(in thousands, except per share amounts, unaudited)

	Inspirato Incorporated (Historical)	Buyerlink, Inc. (Historical)	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Revenue	$279,855	$124,418	$—		$404,273
Cost of revenue	190,528	59,966	—		250,494
Gain on lease termination	(29,895)	—	—		(29,895)
Gross margin	119,222	64,452	—		183,674
General and administrative	59,216	15,353	10,314	AA, BB, CC	84,883
Sales and marketing	30,373	12,660	1,615	BB, CC	44,648
Operations	22,204	—	—		22,204
Technology and development	7,397	9,599	1,718	BB, CC	18,714
Depreciation and amortization	4,036	8,908	8,222	DD	21,166
Interest, net	1,615	3,686	—		5,301
Restructuring charges	6,418	—	—		6,418
Goodwill impairment loss	—	633	—		633
Gain on fair value instruments	(3,583)	—	—		(3,583)
Other (income) expense, net	(245)	645	—		400
Income (loss) and comprehensive income (loss) before income taxes	(8,209)	12,968	(21,869)		(17,110)
Income tax expense (benefit)	595	(12,593)	(5,467)	EE	(17,465)
Net income (loss) and comprehensive income (loss)	(8,804)	25,561	(16,402)		355
Net (income) loss and comprehensive (income) loss attributable to noncontrolling interests	3,410	—	(3,410)	FF	—
Net income (loss) and comprehensive income (loss) attributable to common shares	$(5,394)	$25,561	$(19,812)		$355

Earnings (Loss) Attributable to Common Shares (Pre Reverse Split)
Basic net income (loss) attributable to common shares	$(0.91)	$25,561			$(0.02)
Diluted net income (loss) attributable to common shares	$(0.91)	$25,561			$(0.02)
Basic weighted average shares outstanding	5,925	1			79,816
Diluted weighted average shares outstanding	5,925	1			79,816

Earnings (Loss) Attributable to Common Shares (Post Reverse Split)
Basic net income (loss) attributable to common shares					$(0.11)
Diluted net income (loss) attributable to common shares					$(0.11)
Basic weighted average shares outstanding					15,963
Diluted weighted average shares outstanding					15,963

See accompanying notes to the unaudited pro forma condensed combined financial information.

One Planet Platforms, Inc.
Pro Forma Condensed Combined Statement of Income For the Three Months Ended March 31, 2025
(in thousands, except per share amounts, unaudited)

	Inspirato Incorporated (Historical)	Buyerlink, Inc. (Historical)	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Revenue	$65,889	$31,848	$—		$97,737
Cost of revenue	40,344	15,007	—		55,351
Gross margin	25,545	16,841	—		42,386
General and administrative	11,386	3,410	1,329	BB, CC	16,125
Sales and marketing	5,007	3,062	404	BB, CC	8,473
Operations	5,230	—	—		5,230
Technology and development	1,287	2,518	430	BB, CC	4,235
Depreciation and amortization	1,004	991	2,055	DD	4,050
Interest expense, net	466	699	—		1,165
Gain on fair value instruments	(487)	—	—		(487)
Other (income) expense, net	(7)	3	—		(4)
Income (loss) and comprehensive income (loss) before income taxes	1,659	6,158	(4,217)		3,599
Income tax expense (benefit)	37	358	(1,054)	EE	(659)
Net income (loss) and comprehensive income (loss)	$1,622	$5,800	$(3,163)		$4,258

Earnings (Loss) Attributable to Common Shares (Pre Reverse Split)
Basic net income (loss) attributable to common shares	$0.14	$5,122			$0.04
Diluted net income (loss) attributable to common shares	$0.12	$5,122			$0.04
Basic weighted average shares outstanding	11,922	1			85,813
Diluted weighted average shares outstanding	13,934	1			90,531

Earnings (Loss) Attributable to Common Shares (Post Reverse Split)
Basic net income (loss) attributable to common shares					$0.22
Diluted net income (loss) attributable to common shares					$0.21
Basic weighted average shares outstanding					17,163
Diluted weighted average shares outstanding					18,106

See accompanying notes to the unaudited pro forma condensed combined financial information.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
Note 1 — Description of the Transaction
On June 25, 2025, Inspirato Incorporated (“Inspirato”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with RR Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Inspirato (“Merger Sub”), and Buyerlink, which is wholly owned by One Planet Ops Inc. (“One Planet Ops”), a wholly owned subsidiary of One Planet Group, LLC ("One Planet Group"). The following transactions are expected to occur in accordance with the Merger Agreement:
• Merger Sub will merge with and into Buyerlink, with Buyerlink surviving the Merger as a wholly owned subsidiary of Inspirato, and (ii) immediately following the Merger, Inspirato will change its name to One Planet Platforms, Inc. (the “Combined Company”).
•In connection with the Merger, and as consideration therefor, Inspirato will issue to One Planet Ops (i) 73,941,230 shares of Inspirato Common Stock, and (ii) 8,262,327 shares of Inspirato Preferred Stock, in each case prior to the Reverse Split. In addition, Inspirato will issue to certain Buyerlink employees 7,407,800 restricted stock units ("RSUs") prior to the Reverse Split of Inspirato Common Stock and $2.8 million in deferred cash compensation. Each of the foregoing amounts is subject to adjustment in accordance with the terms of the Merger Agreement.
Note 2 — Basis of Presentation and Accounting Policies
The unaudited pro forma condensed combined financial information is based on the following:
•Inspirato's audited consolidated financial statements included in Inspirato's Annual Report on Form 10-K for the year ended December 31, 2024 and the unaudited condensed consolidated financial statements of Inspirato included in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which are incorporated by reference into this proxy statement; and
•Buyerlink's audited consolidated financial statements as of and for the year ended December 31, 2024 and unaudited condensed consolidated financial statements for the three months ended March 31, 2025, attached hereto as Annex D.
The pro forma financial information has been prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses” (“Article 11 of Regulation S-X”), and the assumptions set forth herein. The pro forma adjustments consist of Transaction Accounting Adjustments, which reflect the application of the required accounting for the Merger and other transactions contemplated by the Merger Agreement. Article 11 of Regulation S-X permits presentation of reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Management has elected not to present Management’s Adjustments as the specificity of the timing and nature of such items is still under evaluation as of the date of this proxy statement.
Pro forma adjustments that affect income before taxes have been tax-effected using an estimated combined statutory tax rate of 25%, unless otherwise noted. The actual effective tax rate of the Combined Company could vary materially depending on post-transaction activities, jurisdictional earnings mix, and other factors. Adjustments that do not impact taxable income, such as changes in capital structure, non-deductible transaction costs or items treated as purchase consideration under Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”), have not been tax-effected.
Accounting for the Merger
The Merger is expected to be accounted for as a reverse acquisition that is a business combination pursuant to ASC 805, where Buyerlink, the legal acquiree, which meets the definition of a business, is determined to be the accounting acquirer of Inspirato based upon an evaluation of the following primary factors immediately following the Merger:
• The former Buyerlink shareholder is expected to hold approximately 91% of the voting rights while the former Inspirato shareholders are expected to hold approximately 9% of the voting rights of the Combined Company.
• The board of directors of the Combined Company will initially consist of seven total directors, six appointed by the former Buyerlink shareholder and one director appointed by the Special Committee of the current Inspirato Board of Directors.

Under the acquisition method of accounting, all of the assets acquired and liabilities assumed of Inspirato as of the closing date will be recognized and recorded by Buyerlink at their respective acquisition date fair value (as defined in Accounting Standards Codification 820, Fair Value Measurement, "ASC 820"), and the excess of the purchase price consideration over the fair value of assets acquired and liabilities assumed will be allocated to goodwill. Fair value measurements can be highly subjective, and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances. Transaction costs will be expensed as incurred.
The unaudited pro forma condensed combined financial information is for informational purposes only and is not intended to represent or be indicative of what the actual consolidated results of operations and financial position of the Combined Company that would have been had the Merger taken place on the dates indicated, nor are they indicative of future consolidated results of operations or financial position of the Combined Company. The pro forma financial information is based on the information available to management at the time of preparation and the assumptions that management believes are reasonable and supportable. The pro forma adjustments, which are described in the accompanying notes, represent management’s best estimates based on information available as of the date of this proxy statement and may be revised as additional information becomes available and additional analysis are performed. It is likely that the actual adjustments upon the completion of the Merger will differ from the pro forma adjustments reflected in the unaudited proforma condensed combined financial information, and the differences may be material. In addition, the proforma condensed combined financial information do not reflect any synergies that the Combined Company may achieve as a result of the Merger or the costs necessary to achieve these costs synergies.
Preliminary Purchase Price Consideration
The Inspirato Common Stock price is used to measure the consideration transferred in connection with this Merger. The preliminary expected consideration transferred is $38.9 million which is calculated as the sum of the product of the Inspirato Common Stock closing price as of July 23, 2025 and the sum of the shares of Inspirato Common Stock issued and outstanding as of July 23, 2025. The Reverse Split of Inspirato Common Stock would not have an impact on the total estimated consideration to be paid. The following table summarizes the components of the estimated consideration to be paid:

Inspirato Common Stock to be Issued and Outstanding at July 23, 2025	12,469,941
Closing Price of Inspirato Common Stock at July 23, 2025	$3.12
Total estimated consideration to be paid	$38,906,216
The purchase price consideration applied in the pro forma condensed combined financial information is preliminary and subject to modification based on the final purchase price, which includes the value of the Inspirato Common Stock on the date of the closing. This will likely result in a difference from the preliminary purchase consideration calculated above, and that difference may be material. For example, with other assumptions held constant, an increase or decrease of 20% in the price per share of the Inspirato Common Stock will produce the following purchase price consideration values (in thousands, except stock price):

	Inspirato share price	Purchase price
As presented	$3.12	$38,906
20% Increase	$3.74	$46,687
20% Decrease	$2.50	$31,125
Preliminary Purchase Price Allocation
The preliminary pro forma allocation of the purchase price consideration, including any related tax effects, is based on management's preliminary estimates and pending finalization of various estimates, inputs and analyses used in the valuation assessment of the specifically identifiable tangible and intangible assets acquired and liabilities assumed. This preliminary determination is subject to further assessment and adjustments pending additional information sharing between the parties, more detailed third-party appraisals, and other potential adjustments, which will occur following the closing of the Merger, including the finalization of deferred tax adjustments associated with the acquisition, which could change the amount of the assets acquired and liabilities assumed.

The preliminary allocation of the purchase price consideration is as follows (in thousands):

Fair value of consideration transferred		$38,906
Cash and restricted cash	$29,463
Accounts receivable	3,130
Prepaid member travel	17,964
Prepaid expenses and other current assets	3,399
Right-of-use assets	142,652
Property and equipment	11,991
Intangible assets	91,700
Other noncurrent assets	3,102
Estimated fair value of total assets acquired (net of goodwill)	$303,401

Accounts payable and accrued liabilities	$24,067
Deferred revenue	159,093
Convertible note	22,401
Lease liabilities	142,652
Other noncurrent liabilities	3,191
Estimated fair value of total liabilities assumed	$351,404
Estimated fair value of net assets acquired		$(48,003)
Goodwill		$86,909
Accounting Policies
Upon the closing of the Merger, management will perform a comprehensive review of the accounting policies of Inspirato and Buyerlink to identify differences between the accounting policies which, when confirmed, could have a material impact on the consolidated financial statements of the Combined Company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information.
Note 3 — Pro Forma Adjustments
The pro forma adjustments to the accompanying financial statements appropriately reflect the income tax impact, including the recognition of deferred tax assets, arising from the business combination. Explanations of the adjustments to the unaudited pro forma condensed combined financial information are as follows:
Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2025
A Represents preliminary adjustments to assets to be acquired and liabilities to be assumed as part of the Merger to fair value. While management continues to finalize the fair value assessments, for pro forma purposes the assumption is that all of the excess purchase price over the book value of the net assets assumed will be recorded as goodwill unless otherwise noted below.
Management has adjusted assumed lease liabilities from Inspirato to their assumed fair market value by utilizing current assumed incremental borrowing rates and remaining lease payments due. Management then adjusted Inspirato's historical right of use assets to equal the adjusted lease liability. Management has additionally made an adjustment to remove contract assets related to capitalized commissions from the accompanying pro forma condensed combined financial statements.
Management has also preliminary assessed two identifiable intangible assets, a trademark and customer relationships, in connection with the Merger. Inspirato's trademark with an estimated value of $34.8 million and a 10 year economic life and its customer relationships with an estimated value of $56.9 million and a 12 year economic life.

The final allocation of the purchase price consideration will be determined based on the finalized estimated fair values of the identifiable assets acquired and liabilities assumed. Any changes in depreciation and amortization associated with changes in fair values of assets acquired or liabilities assumed or any other identifiable intangible assets could have a material impact on the pro forma condensed combined financial statements.
Additionally, although the entry into a reasonable amendment to the Inspirato Note is a required closing condition, management has not made any pro forma adjustments related to the Note given no agreement as to the amendment as of the date of this proxy statement has been reached.
B Represents the accrual of transaction costs directly attributable to the Merger that have been incurred or are expected to be incurred by Buyerlink. These transaction costs were also tax effected with an assumed 25% effective tax rate.
C Represents the issuance of mezzanine equity from the Inspirato Preferred Stock to One Planet Ops through the Merger. The Preferred Stock is valued based on the shares issued to One Planet Ops using Inspirato's 45 day average share price. The Inspirato Preferred Stock is convertible to Inspirato Common Stock at a 1:1 ratio at the holder’s discretion, accrues dividends at a rate of 7% per annum, and is mandatorily redeemable on the fifth anniversary of issuance in cash. The number of Inspirato Preferred Stock, and its respective liability, are subject to change based on Buyerlink’s cash and net working capital at closing.
D The transaction accounting adjustments impacting stockholders’ equity are as followed (in thousands):

	Removal of Inspirato historical equity (1)	Fair value of purchase price consideration (2)	Par value adjustment (3)	Transaction costs and preferred shares (4)	Net adjustment
Common Stock	$(1)	$—	$9	$—	$8
Additional paid-in capital	(164,398)	38,906	(9)	(29,827)	(155,328)
Accumulated deficit	289,554	—	—	(3,750)	285,804
Stockholders’ equity	$125,155	$38,906	$—	$(33,577)	$130,484
1.To remove the historical equity of Inspirato, the accounting acquiree, as a result of the Merger from adjustment A above.
2.To recognize the fair value of the purchase price consideration by Buyerlink in the reverse acquisition of Inspirato from adjustment A above. Refer to "Note 1 — Basis of Presentation" for more information on purchase price consideration.
3.Adjustment to the par value of the Inspirato Common Stock to reflect the par value of the Combined Company.
4.Equity adjustments from pro-forma adjustments B and C above.
Unaudited Pro Forma Condensed Combined Statements of Operations as of December 31, 2024 and the three months ended March 31, 2025
AA Represents the accrual of transaction costs directly attributable to the Merger that have been incurred or are expected to be incurred by Buyerlink.
BB Represents compensation expense associated with the Converted RSU Awards and Additional RSU Awards provided to Buyerlink employees upon consummation of the Merger. The RSUs Awards vest ratably over a three year period and were valued using the grant date fair value of the shares, or the closing price of the Inspirato Common Stock on July 23, 2025 multiplied by the number of RSUs issued.
CC Represents compensation expense associated with the earn out of the Converted Cash Awards issued in conjunction with the Merger Agreement. The $2.8 million in Converted Cash Awards are expected to be earned over a three year vesting period.
DD Represents amortization of the assumed Trademark and Customer Relationships identified, valued and recorded as part of the Merger. Inspirato's trademark has an estimated value of $34.8 million with a 10 year economic life and it's customer relationships have an estimated value of $56.9 million with a 12 year economic life.

EE Represents the tax impacts from an assumed 25% effective tax rate from the pro-forma adjustments AA, BB, CC, and DD above, when applicable to its respective period.
FF Represents the elimination of net loss associated with the noncontrolling interest which will no longer exist at the time of the Merger given the assumption that Inspirato's equity was eliminated and, thus, the noncontrolling interest, as of the beginning of the period.

Note 4 — Net Income (Loss) per Share
The following tables set forth the unaudited pro forma basic and diluted earnings per share of the Combined Company, giving effect to the Merger as if it had occurred at January 1, 2024 for the year ended December 31, 2024 and the three months ended March 31, 2025 for both the pre and post Reverse Split. The pro forma amounts are based on these historical results of Inspirato and Buyerlink, adjusted for the impact of transaction, employee compensation, dividend interest, and other related pro forma adjustments (in thousands, except per share data):

Pre Reverse Split	For the year ended December 31, 2024	For the three months ended March 31, 2025
Pro forma net income (loss) attributable to One Planet Platforms	$355	$4,258
Less: dividends payable to preferred shares	2,091	523
Pro forma net income (loss) attributable to common stockholders	$(1,736)	$3,735

Weighted average Class A Shares Outstanding, Basic:
Inspirato historical weighted average shares outstanding	5,925	11,922
Shares converted from Buyerlink shares	73,891	73,891
Weighted average Class A shares outstanding, basic	79,816	85,813

Pro forma net income (loss) attributable to common stockholders per Class A share, basic	$(0.02)	$0.04

Pro forma net income (loss) attributable to common stockholders	$(1,736)	$3,735

Weighted average Class A Shares Outstanding, Diluted:
Weighted average Class A shares outstanding, basic	79,816	85,813
Effect of dilutive securities	—	4,718
Weighted average Class A shares outstanding, diluted	79,816	90,531

Pro forma net income (loss) attributable to common stockholders per Class A share, diluted	$(0.02)	$0.04

Post Reverse Split	For the year ended December 31, 2024	For the three months ended March 31, 2025
Pro forma net income (loss) attributable to One Planet Platforms	$355	$4,258
Less: dividends payable to preferred shares	2,091	523
Pro forma net income (loss) attributable to common stockholders	$(1,736)	$3,735

Weighted average Class A Shares Outstanding, Basic:
Inspirato historical weighted average shares outstanding	1,185	2,384
Shares converted from Buyerlink shares	14,778	14,778
Weighted average Class A shares outstanding, basic	15,963	17,163

Pro forma net income (loss) attributable to common stockholders per Class A share, basic	$(0.11)	$0.22

Pro forma net income (loss) attributable to common stockholders	$(1,736)	$3,735

Weighted average Class A Shares Outstanding, Diluted:
Weighted average Class A shares outstanding, basic	15,963	17,163
Effect of dilutive securities	—	944
Weighted average Class A shares outstanding, diluted	15,963	18,106

Pro forma net income (loss) attributable to common stockholders per Class A share, diluted	$(0.11)	$0.21
The unaudited pro forma basic and diluted net income per shares have been prepared in accordance with the two-class method, where applicable, and reflect the assumed conversion of convertible securities if they are dilutive. The pro forma weighted-average shares outstanding reflect the issuance of Inspirato Common Stock as part of the Merger Consideration, as well as assumed conversion of RSUs and other securities granted if dilutive. The pro forma weighted-average shares outstanding does not include the assumption of the conversion of Inspirato Preferred Stock issued as part of the Merger Consideration as conversion would be anti-dilutive.
Pro forma diluted net income per share for the years ended December 31, 2024 and for the three months ended March 31, 2025 excludes the impact of 11.7 million and 10.6 million shares, respectively, on a pre Reverse Split basis and 2.3 million and 2.1 million shares, respectively, on a post Reverse Split basis of performance-based units, warrants, stock options, restricted stock units, preferred shares and the Inspirato Note as the impact of their inclusion was anti-dilutive.

BENEFICIAL OWNERSHIP OF SECURITIES
Security Ownership of Certain Beneficial Owners and Management of Inspirato
The following table sets forth the beneficial ownership of our common stock as of July 1, 2025, by:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•each of our named executive officers;
•each of our directors; and
•all of our executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated, to our knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 12,469,941 shares of Inspirato Common Stock outstanding as of July 8, 2025. We have deemed shares of Inspirato Common Stock subject to stock options that are currently exercisable or exercisable within 60 days of July 8, 2025, or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of July 8, 2025, to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each person or entity listed in the table is c/o Inspirato Incorporated, 1544 Wazee Street, Denver, Colorado 80202.

	Inspirato Common Stock
Name of Beneficial Owner	Number	Percentage
Greater than 5% Stockholders:
Entities affiliated with Stoney Lonesome HF LP (1)	923,859	7%
Named Executive Officers and Directors:
Payam Zamani (2)	7,611,143	49%
Michael Arthur (3)	5,833	*
Brent Wadman (4)	10,680	*
Michael Armstrong (5)	9,097	*
Scott Berman (6)	14,221	*
Ann Payne (7)	9,097	*
May Samali (8)	—	*
Julie Wainwright (9)	—	*
All directors and executive officers as a group (8 persons)	7,660,071	49%

*    Represents less than 1%.
(1)Based solely on the Schedule 13D filed with the SEC on February 10, 2025 on behalf of Stoney Lonesome HF LP. Consists of (i) 887,859 shares of Inspirato Common Stock owned by Stoney Lonesome HF LP for which Clint Coghill serves as the President of the General Partner, and (ii) 36,000 shares of Inspirato Common Stock owned by The Drake Helix Holdings, LLC for which Clint Coghill serves as the Manager.
(2)7,611,143 includes 3,061,215 shares of Inspirato Common Stock issuable upon exercise of warrants exercisable within 60 days of July 8, 2025 and 125,000 shares of Inspirato Common Stock issuable upon the vesting of RSUs within 60 days of July 8, 2025. These shares are included in the calculation of Mr. Zamani’s beneficial ownership percentage pursuant to SEC rules, but are not included in the total shares outstanding used to calculate the ownership percentages of other stockholders. Excludes RSUs that are not scheduled to vest within 60 days of July 8, 2025.

(3)Consists of (i) 4,974 shares of Inspirato Class A Common Stock and (ii) 859 shares of Inspirato Class A Common Stock underlying RSUs vesting within 60 days of July 8, 2025.
(4)Consists of (i) 9,267 shares of Inspirato Class A Common Stock, and (ii) 1,413 shares of Inspirato Class A Common Stock underlying RSUs vesting within 60 days of July 8, 2025.
(5)Consists of shares of Inspirato Common Stock underlying RSUs vesting within 60 days of the Ownership Date.
(6)Consists of shares of Inspirato Common Stock underlying RSUs vesting within 60 days of the Ownership Date.
(7)Consists of shares of Inspirato Common Stock underlying RSUs vesting within 60 days of the Ownership Date.
(8)May Samali and Julie Wainwright received a grant of 5,000 RSUs vesting on the one year anniversary of their appointment to the Board of Directors.

WHERE YOU CAN FIND MORE INFORMATION
Inspirato files and furnishes annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC. We also maintain a website at www.inspirato.com. We make available, free of charge, on our investor relations website at https://inspirato.com/company/investor-relations/, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC. Information contained on our website is not a part of or incorporated by reference into this proxy statement and the inclusion of our website and investor relations website addresses in this proxy statement is an inactive textual reference only.
In addition, the SEC allows us to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this proxy statement, except for any information that is superseded by information included directly in this proxy statement or incorporated by reference subsequent to the date of this proxy statement as described below.
We incorporate by reference into this proxy statement the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed on March 26, 2025;
•the information in our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 24, 2025 that is incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025;
•our Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2024 filed with the SEC on May 8, 2025;
•our Current Reports on Form 8-K filed with the SEC on February 28, 2025, April 24, 2025, May 7, 2025, June 18, 2025, and June 26, 2025; and
•the description of our capital stock filed with the SEC as Exhibit 4.4 to our Annual Report on Form 10K for the fiscal year ended December 31, 2023, as the same may be amended from time to time, and as superseded by the disclosures in “Description of Common Stock” herein.
We also incorporate by reference all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing this proxy statement . Any statement in a document incorporated by reference in this proxy statement will be deemed to be modified or superseded to the extent a statement contained in this proxy statement or any other subsequently filed document that is incorporated by reference in this proxy statement modifies or supersedes such statement.
Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 or corresponding information furnished under Item 9.01 or related exhibits of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

We will provide without charge to each person to whom a copy of this proxy statement is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this proxy statement but not delivered with this proxy statement (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this proxy statement). Any such request should be addressed to us at:
Inspirato Incorporated
Attention: General Counsel & Corporate Secretary
1544 Wazee Street
Denver, CO 80202
(303) 586-7771
You may also access the documents incorporated by reference in this proxy statement through our website at www.inspirato.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this proxy statement.
It is important that your shares be represented at the Special Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.
THE BOARD OF DIRECTORS
Denver, Colorado
[●]

ANNEX A - MERGER AGREEMENT

CONFIDENTIAL EXECUTION

AGREEMENT AND PLAN OF MERGER
by and among
INSPIRATO INCORPORATED,
RR MERGER SUB, INC.
and
BUYERLINK, INC.

Dated as of June 25, 2025

ARTICLE I THE MERGER    3
Section 1.1    The Merger    3
Section 1.2    Closing    3
Section 1.3    Effective Time    3
Section 1.4    Effects of the Merger    3
Section 1.5    Organizational Documents    3
Section 1.6    Directors and Officers    4
Section 1.7    Conversion of Capital Stock    4
Section 1.8    Merger Consideration    5
Section 1.9    Adjustment to the Preferred Stock Consideration    5
Section 1.10    Treatment of Buyerlink Distribution Rights    7
Section 1.11    Change in Shares    8
Section 1.12    Form W-9    8
Section 1.13    Withholding    8
ARTICLE II REPRESENTATIONS AND WARRANTIES OF BUYERLINK    9
Section 2.1    Organization and Qualification    9
Section 2.2    Authority and Enforceability    9
Section 2.3    Capitalization    10
Section 2.4    No Conflicts    10
Section 2.5    Approvals    11
Section 2.6    Litigation    11
Section 2.7    Financial Statements    11
Section 2.8    Absence of Undisclosed Liabilities    11
Section 2.9    Absence of Certain Changes    12
Section 2.10    Compliance with Laws    12
Section 2.11    Tax    12
Section 2.12    Brokerage Fees    13
Section 2.13    Environmental Matters    13
Section 2.14    Employees    14
Section 2.15    Agreements, Contracts and Commitments    14
Section 2.16    Benefit Plans    16
Section 2.17    Intellectual Property; Data Security    17
Section 2.18    Related Party Transactions    18
Section 2.19    Export Controls and Economic Sanctions    19
Section 2.20    Data Privacy and Information Security    20
Section 2.21    Insurance    20
Section 2.22    Real Property    20
Section 2.23    Pending Transactions    21
Section 2.24    No Additional Representations; Non-Reliance    21

ARTICLE III REPRESENTATIONS AND WARRANTIES OF INSPIRATO AND
MERGER SUB    22
Section 3.1    Organization and Qualification    22
Section 3.2    Authority and Enforceability    22
Section 3.3    Capitalization    23
Section 3.4    No Conflicts    23
Section 3.5    Approvals    24
Section 3.6    Litigation    24
Section 3.7    Financial Statements    24
Section 3.8    Absence of Undisclosed Liabilities    24
Section 3.9    Absence of Certain Changes    25
Section 3.10    Compliance with Laws    25
Section 3.11    Tax    25
Section 3.12    Brokerage Fees    26
Section 3.13    Environmental Matters    26
Section 3.14    Agreements, Contracts and Commitments    27
Section 3.15    Intellectual Property; Data Security    29
Section 3.16    Data Privacy and Information Security    30
Section 3.17    Related Party Transactions    30
Section 3.18    Export Controls and Economic Sanctions    30
Section 3.19    Ownership and Operation of Merger Sub    31
Section 3.20    SEC Filings; Internal Controls    31
Section 3.21    Inspirato Fairness Opinion    32
Section 3.22    Employees    32
Section 3.23    Benefit Plans    33
Section 3.24    Insurance    34
Section 3.25    Real Property    34
Section 3.26    Pending Transactions.    35
Section 3.27    No Additional Representations; Non-Reliance    35
ARTICLE IV COVENANTS    36
Section 4.1    Conduct of Business Prior to Closing    36
Section 4.2    Stockholder Approval and Proxy Statement    38
Section 4.3    Non-Solicitation    39
Section 4.4    Reasonable Best Efforts    42
Section 4.5    Public Announcements    43
Section 4.6    Access to Information; Confidentiality Agreement    43
Section 4.7    Notification of Certain Matters    44
Section 4.8    Litigation and Proceedings    44
Section 4.9    Indemnification and Insurance    45
Section 4.10    Fees and Expenses    46
Section 4.11    Listing Application    46
Section 4.12    Tax Treatment of the Merger    46
Section 4.13    Name Change    46

Section 4.14    Stockholders Agreements    47
Section 4.15    Post-Closing Operations    47
Section 4.16    Issuance of Additional RSU Awards.    47
Section 4.17    Further Assurances    47
Section 4.18    Post-Closing Disclosure    47
ARTICLE V CONDITIONS TO CLOSING    47
Section 5.1    Mutual Conditions    47
Section 5.2    Conditions to Obligations of Inspirato and Merger Sub    48
Section 5.3    Conditions to Obligations of Buyerlink    48
Section 5.4    Frustration of Closing Conditions    49
ARTICLE VI TERMINATION    49
Section 6.1    Termination Events    49
Section 6.2    Effect of Termination    50
Section 6.3    Fees and Expenses    51
ARTICLE VII MISCELLANEOUS    51
Section 7.1    Notices    51
Section 7.2    Governing Law; Jurisdiction    52
Section 7.3    Waiver of Jury Trial    52
Section 7.4    Entire Agreement    52
Section 7.5    Amendment; Waiver    53
Section 7.6    Severability    53
Section 7.7    Assignment    53
Section 7.8    No Third-Party Beneficiaries    53
Section 7.9    Counterparts    53
Section 7.10    Specific Enforcement    53
Section 7.11    Nonsurvival of Representations, Warranties and Covenants    54
ARTICLE VIII DEFINITIONS    55

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of June 25, 2025, by and among:
•Inspirato Incorporated, a Delaware corporation (“Inspirato”);
•RR Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Inspirato (“Merger Sub”); and

•Buyerlink Inc., a Delaware corporation (“Buyerlink”).
RECITALS
WHEREAS, Buyerlink is a privately held company wholly owned by One Planet Ops Inc. (“One Planet”);
WHEREAS, the parties desire that Merger Sub be merged with and into Buyerlink (the “Merger”), with Buyerlink surviving the Merger as a wholly owned subsidiary of Inspirato;
WHEREAS, on the Closing Date, but prior to the filing of the Certificate of Merger (as defined below), Inspirato will file with the Secretary of State of the State of Delaware a certificate of designation setting forth the rights, preferences, privileges and restrictions of a class of shares of its preferred stock, par value $0.0001 per share (the “Inspirato Preferred Stock”), which rights, preferences, privileges and restrictions shall be in accordance with the terms and conditions set forth on the term sheet attached hereto as Exhibit A;
WHEREAS, as consideration for the Merger, Inspirato shall issue to One Planet (i) shares of its Class A common stock, par value $0.0001 per share (“Inspirato Common Stock”) and (ii) shares of the Inspirato Preferred Stock;
WHEREAS, immediately following the Merger, Inspirato shall change its name to “One Planet Platforms, Inc.” and continue as the publicly traded holding company of both Buyerlink and Inspirato’s subsidiary, Inspirato LLC;
WHEREAS, the parties (i) intend that the Merger qualify as a Reorganization (as defined below) and (ii) adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g);
WHEREAS, the board of directors of Buyerlink (the “Buyerlink Board of Directors”), by resolutions duly adopted, has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of Buyerlink and its sole stockholder, (ii) approved the execution, delivery and performance by Buyerlink of this Agreement and the consummation by Buyerlink of the transactions contemplated hereby, including the Merger, and (iii) declared advisable and resolved to recommend that Buyerlink’s sole stockholder approve and adopt this Agreement (pursuant to the DGCL);
WHEREAS, One Planet, in its capacity as sole stockholder of Buyerlink, has approved and executed and delivered a written consent approving and adopting this Agreement (the “Buyerlink Stockholder Consent”), such consent to be effective by its terms immediately following execution of this Agreement;
WHEREAS, a special committee of the Inspirato Board (as defined below) (the “Inspirato Special Committee”), formed by the Inspirato Board to consider, and in its discretion to negotiate the terms of, the Transactions, has, by resolutions duly adopted, unanimously: (i) determined that this Agreement and the Transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of Inspirato and its stockholders, (ii) recommended to the Inspirato Board that it approve this Agreement and the transactions contemplated hereby, including the Share Issuance and the Charter Amendment (each as defined below), and (iii) recommended to the Inspirato Board that it submit, and recommend the approval of, the Share Issuance and the Charter Amendment to Inspirato’s stockholders;
WHEREAS, the Inspirato Board, acting on the recommendation of the Inspirato Special Committee, has, by resolutions duly adopted, unanimously, (i) determined that this Agreement and the Transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of Inspirato and its stockholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Share Issuance and the Charter Amendment, and (iii) determined to submit, and recommend the approval of, the Share Issuance and the Charter Amendment to Inspirato’s stockholders;
WHEREAS, the board of directors of Merger Sub, by resolutions duly adopted, has unanimously approved the Merger upon the terms and subject to the conditions set forth in this Agreement, has approved and declared advisable this Agreement and has resolved to recommend to its sole stockholder the adoption of this Agreement;
WHEREAS, Inspirato, in its capacity as sole stockholder of Merger Sub, has approved and executed a written consent approving and adopting this Agreement, such consent to be effective by its terms immediately following execution of this Agreement;
WHEREAS, simultaneously with the execution and delivery of this Agreement, One Planet Group LLC, a Delaware limited liability company (“One Planet Group”), is entering into an agreement in the form attached hereto as Exhibit B (the “Voting Agreement”) pursuant to which, among other things, on the terms and subject to the conditions set forth therein, One Planet Group agrees to vote its beneficially owned shares of Inspirato Common Stock in favor of the Share Issuance and the Charter Amendment;

WHEREAS, at the Closing, Inspirato and One Planet will enter into a stockholders’ agreement (the “Stockholders Agreement”), in accordance with and as contemplated by Section
4.14 of this Agreement; and
WHEREAS, Inspirato, Merger Sub and Buyerlink desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.
NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:
ARTICLE I
THE MERGER
Section 1.1 The Merger. Subject to the terms and conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the “DGCL”), at the Effective Time (as defined below), Merger Sub shall be merged with and into Buyerlink, whereupon the separate existence of Merger Sub shall cease and Buyerlink shall continue as the surviving corporation (the “Surviving Corporation”) and a wholly owned subsidiary of Inspirato. The Merger, the issuance by Inspirato of Inspirato Common Stock in connection with the Merger (the “Share Issuance”) and the other transactions contemplated by this Agreement and the Voting Agreement (collectively, the “Transaction Agreements”) are referred to in the Transaction Agreements collectively as the “Transactions”.
Section 1.2 Closing. The closing of the Merger (the “Closing”) shall take place at the offices of Inspirato, 1544 Wazee Street, Denver, CO, at 10:00 a.m., local time, or remotely by exchange of documents and signatures (or their electronic counterparts) as soon as practicable on the third (3rd) Business Day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article V (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), or at such other place, date and time as Inspirato and Buyerlink may agree in writing. The date on which the Closing actually occurs is referred to as the “Closing Date.”
Section 1.3 Effective Time. The Merger shall become effective upon the filing of a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the DGCL, or at such later date and time as may be agreed by the parties and set forth in the Certificate of Merger (the “Effective Time”).
Section 1.4 Effects of the Merger. At the Effective Time, the Merger shall have the effects provided in this Agreement and the applicable provisions of the DGCL.

Without limiting the generality of the foregoing, from and after the Effective Time, the Surviving Corporation shall possess all of the rights, privileges, powers, and franchises and be subject to all of the restrictions, disabilities, and duties of Buyerlink and Merger Sub.
Section 1.5 Organizational Documents. At the Effective Time, the certificate of incorporation and bylaws of Buyerlink (the “Buyerlink Organizational Documents”), as in effect immediately prior to the Effective Time, shall be the certificate of incorporation and bylaws of the Surviving Corporation until amended in accordance with applicable law.
Section 1.6    Directors and Officers.
(a)The directors and officers of Buyerlink immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.
(b)Prior to the Effective Time, Inspirato shall take all necessary corporate action to cause the Inspirato Board of Directors (the “Inspirato Board”), effective immediately after the Effective Time, to consist of seven (7) directors, of whom six (6) shall be designated by Buyerlink (the “Buyerlink Designees”) and one (1) shall be selected by the Special Committee (the “Special Committee Designee”); provided that (i) at least two (2) of the Buyerlink Designees on the Inspirato Board must qualify as “independent” under the Nasdaq rules and (ii) the Special Committee Designee must qualify as “independent” under the Nasdaq rules and must be selected from among the then-existing members of the Special Committee.
Section 1.7 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Buyerlink, Inspirato, Merger Sub or the holders of any of the following securities:
(a)Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid, and non-assessable share of common stock of the Surviving Corporation and such shares shall constitute the only outstanding shares of capital stock of the Surviving Corporation.
(b)Each share of Buyerlink Common Stock and Buyerlink Preferred Stock that is issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive a portion of the Merger Consideration as set forth in Section 1.8(b). Any shares of Buyerlink Common Stock and Buyerlink Preferred Stock held by Buyerlink as treasury shares shall be cancelled and retired for no consideration.
(c)Notwithstanding anything to the contrary contained herein, no fraction of a share of Inspirato Common Stock will be issued by virtue of the Merger or the other Transactions, and each Person who would otherwise be entitled to a fraction of a share of Inspirato Common Stock (after aggregating all fractional shares of the Inspirato Common Stock that otherwise would be received by such Person) shall instead have the number of Inspirato Common Stock issued to such Person rounded up in the aggregate to the nearest whole share of Inspirato Common Stock.

Section 1.8    Merger Consideration.
(a)As consideration for the Merger, One Planet shall be entitled to receive (i) a number of shares of Inspirato Common Stock equal to (A)(1) ninety percent (90%) of the Transaction Valuation divided by (2) the Inspirato Per Share Value minus (B) the number of shares of Inspirato Common Stock subject to the Converted RSU Awards and the Additional RSU Awards, rounded down to the nearest whole share (the “Common Stock Consideration”), and (ii) a number of shares of Inspirato Preferred Stock equal to (A)(1) ten percent (10%) of the Transaction Valuation minus (2) the total amount of cash payable pursuant to the Converted Cash Awards divided by (B) the Inspirato Per Share Value, rounded down to the nearest wholeshare (the “Preferred Stock Consideration” and, together with the Common Stock Consideration, the “Merger Consideration”). Subject to Section 1.9, the components of the Merger Consideration, the Converted RSU Awards, the Additional RSU Awards and the Converted Cash Awards shall be calculated in a manner consistent with the sample calculation set forth on Exhibit C. The allocation of the Common Stock Consideration and Preferred Stock Consideration to be issued upon conversion of the Buyerlink Preferred Stock and Buyerlink Common Stock shall be determined pursuant to Section 1.8(b) below.
(b)At the Effective Time, the Buyerlink Common Stock and the Buyerlink Preferred Stock shall be deemed to be converted into the Common Stock Consideration and the Preferred Stock Consideration as follows (it being understood and agreed that such deemed conversion shall not increase the amount of consideration provided for in Section 1.8(a)) (i) each share of Buyerlink Preferred Stock that is issued and outstanding shall be converted into the right to receive a number of shares of Inspirato Preferred Stock equal to (A) the BL Pref Value divided by (B) the Inspirato Per Share Value divided by (C) the BL Pref Number, rounded down to the nearest whole share, and (ii) each share of Buyerlink Common Stock shall be converted into the right to receive a pro rata portion of the remaining Preferred Stock Consideration (after application of Section 1.8(b)(i)) and a pro rata portion of the Common Stock Consideration. The Preferred Stock Consideration shall be subject to adjustment as set forth in Section 1.9 below. At the Effective Time, Inspirato shall issue to One Planet certificates representing the Common Stock Consideration and the Preferred Stock Consideration (or, in lieu of such certificates, non- certificated shares represented by book-entry evidence from the relevant transfer agent of Inspirato).
Section 1.9    Adjustment to the Preferred Stock Consideration.
(a)At least three (3) Business Days prior to the Closing, Buyerlink will deliver to Inspirato a certificate signed by an officer of Buyerlink (the “Closing Certificate”) setting forth Buyerlink’s good faith estimate of Buyerlink’s Net Working Capital (the “Estimated Net Working Capital Amount”) and Cash (the “Estimated Cash Amount”), in each case, as of the Closing. The Closing Certificate shall contain an estimated balance sheet of Buyerlink as of the Closing prepared (i) in accordance with GAAP and (ii) to the extent in accordance with GAAP, using the same accounting principles and practices as Buyerlink has used historically. The number of shares of Inspirato Preferred Stock included in the Preferred Stock Consideration shall be increased or decreased, as applicable, such that that aggregate Liquidation Preference (as that term is defined in Exhibit A) of the Preferred Stock Consideration shall be increased or decreased, as applicable, to the extent that the (i) Estimated Net Working Capital Amount is greater or less than the Net Working Capital Target, and (ii) Estimated Cash Amount is greater or less than the Buyerlink Cash Target. Not later than sixty (60) days following the Closing, Inspirato shall prepare and deliver to One Planet an adjustment statement setting forth Inspirato’s calculation of the amount of Buyerlink’s Net Working Capital and Cash, in each case, as of the Closing (the “Preliminary Adjustment Statement”). The Preliminary Adjustment Statement shall be prepared as of 12:01 a.m. PT on the Closing Date, (i) in accordance with GAAP and (ii) to the extent in accordance with GAAP, using the same accounting principles and practices as Buyerlink has used historically.
(b)For purposes of complying with the terms set forth in this Section 1.9, each Party shall cooperate with and make available to the other Parties, their respective representatives, and the Accounting Referee, all information, records, data and working papers, and shall permit access to its facilities and personnel, as may be reasonably required in connection with the preparation and analysis of the Preliminary Adjustment Statement and the resolution of any disputes thereunder; provided, however, that the preceding obligations in this sentence shall not apply to Inspirato until after its delivery of the Preliminary Adjustment Statement unless otherwise required by Law.
(c)If One Planet believes that the Preliminary Adjustment Statement is inaccurate or was not properly prepared in accordance with this Section 1.9, One Planet shall so notify Inspirato no later than thirty (30) days after One Planet’s receipt thereof, setting forth in such notice (the “Objection Notice”) its objections to the Preliminary Adjustment Statement with particularity and the specific changes which One Planet claims are required to be made in order to conform the Preliminary Adjustment Statement to the terms of this Section 1.9 accompanied by materials showing in reasonable detail One Planet’s support for its position. All items not properly identified in the Objection Notice shall become final, binding and conclusive on the parties for all purposes of this Agreement, including for purposes of the Final Adjustment Statement.
(d)If One Planet timely delivers an Objection Notice and notifies Inspirato of an objection by One Planet to the Preliminary Adjustment Statement in accordance with this Section 1.9, and if One Planet and Inspirato are unable to resolve such dispute through good faith negotiations within fifteen (15) days after the delivery of such Objection Notice, then One Planet and Inspirato shall mutually engage and submit any amounts remaining in dispute (“Disputed Amounts”) to, and the same shall be finally resolved in accordance with the provisions of this Agreement by an impartial nationally recognized accounting firm mutually agreed on by One Planet and Inspirato (the accounting firm ultimately chosen, the “Accounting Referee”). The Accounting Referee, acting as an expert and not an arbitrator, shall determine and report in writing to One Planet and Buyerlink as to the resolution of all Disputed Amounts only and the effect of such determinations on the Preliminary Adjustment Statement. All adjustments shall be made without regard to materiality and the Accounting Referee shall only decide the specific items under dispute by the parties and their decision for each Disputed Amount must be within the range of values assigned to each such item in Inspirato’s initial Preliminary Adjustment Statement and the Objection Notice, respectively. The Accounting Referee shall endeavor to resolve the Disputed Amounts within thirty (30) days after such submission or such longer period as the Accounting Referee may reasonably require, and such determinations shall be final, binding and conclusive on the parties, absent fraud or manifest error. The submission of any dispute to the Accounting Referee shall be the exclusive remedy for resolving disputes relating to the Preliminary Adjustment Statement. The fees, costs and expenses of the Accounting Referee shall be allocated as follows: (i) one half (1/2) to Inspirato and (ii) one half (1/2) to One Planet. None of One Planet, Inspirato or their respective Representatives will have any ex parte communications or meetings with the Accounting Referee concerning the subject matter hereof without the prior written consent of the other party, as applicable.
(e)The Preliminary Adjustment Statement shall become the “Final Adjustment Statement” and as such shall become final, binding and conclusive on the parties for all purposes of this Agreement and upon which a judgment may be entered by a court of competent jurisdiction, upon the earliest to occur of the following:

(i)the mutual acceptance by One Planet and Inspirato of the Preliminary Adjustment Statement, with such changes thereto, if any, as may be proposed by One Planet consented to by Inspirato;
(ii)the expiration of sixty (60) days after One Planet’s receipt of the Preliminary Adjustment Statement, without timely written objection by One Planet in accordance with this Section 1.9; or
(iii)the delivery to One Planet and Inspirato by the Accounting Referee of the report of its determination of all Disputed Amounts submitted to the Accounting Referee pursuant to this Section 1.9.
(f)The Preferred Stock Consideration shall be further adjusted based on the Final Net Working Capital Amount and the Final Cash Amount as set forth in the Final Adjustment Statement. The number of shares of Inspirato Preferred Stock included in the Preferred Stock Consideration, as finally determined in accordance with Section 1.8 and Section 1.9(a), shall be increased or decreased, as applicable, such that that aggregate Liquidation Preference of the Preferred Stock Consideration shall be increased or decreased, as applicable, to the extent that (i) the Final Net Working Capital Amount is greater or less than the Estimated Net Working Capital Amount, and (ii) the Final Cash Amount is greater or less than the Estimated Cash Amount. Inspirato agrees to issue to One Planet additional shares of Inspirato Preferred Stock, and One Planet agrees to forfeit previously issued shares of Inspirato Preferred Stock, as necessary to reflect such adjustment, and any previously issued certificates representing the Preferred Stock Consideration (or, in lieu of such certificates, non-certificated shares represented by book-entry evidence) shall be cancelled and reissued to reflect such adjustment.
Section 1.10    Treatment of Buyerlink Distribution Rights.
(a)At the Effective Time, each unit of Buyerlink Distribution Rights that is issued and outstanding shall, automatically and without any action on the part of the holders thereof, be assumed by Inspirato and converted into (i) an award of restricted stock units with respect to a number of shares of Inspirato Common Stock equal to a pro rata share of the Distribution Rights Percentage of 90% of the Merger Consideration (a “Converted RSU Award”), which Converted RSU Award shall vest in three equal installments on each of the first three anniversaries of the Closing Date, subject to the holder’s continued service with Inspirato or its applicable Subsidiaries on each applicable vesting date and substantially the same terms and conditions as set forth in the publicly filed restricted stock unit agreement under the Inspirato Incorporated 2021 Equity Incentive Plan, and (ii) a deferred cash award issued by Inspirato in an amount equal to a pro rata share of the Distribution Rights Percentage of 10% of the Merger Consideration (a “Converted Cash Award”), which Converted Cash Award shall be payable in three equal installments on each of the first three anniversaries of the Closing Date, subject to theholder’s continued service with Inspirato or its applicable Subsidiaries on each applicable payment date; provided, however, that with respect to the individuals listed on Section 1.10(a)(i) of the Buyerlink Disclosure Schedule, the Converted RSU Awards and the Converted Cash Awards held by the scheduled individuals shall receive the treatment described in such schedule upon certain terminations of employment.
(b)At or prior to the Effective Time, each of Buyerlink, Inspirato, the Buyerlink Board of Directors and the Inspirato Board, as applicable, shall adopt resolutions and take any other actions that are necessary to effectuate the treatment of the Buyerlink Distribution Rights pursuant to this Section 1.10.

Section 1.11 Change in Shares. If between the date of this Agreement and the Effective Time the outstanding shares of Inspirato Common Stock or Buyerlink Common Stock, or securities convertible or exchangeable into or exercisable for shares of Inspirato Common Stock or Buyerlink Common Stock, shall have been changed into a different number of shares or a different class in accordance with this Agreement, by reason of any stock dividend (excluding, for the avoidance of doubt, cash dividends), subdivision, reclassification, recapitalization, split, reverse split, combination, conversion, exchange of shares or any other similar transaction, the Merger Consideration shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, reverse split, combination, exchange of shares or other similar transaction.
Section 1.12 Form W-9. One Planet shall deliver to Inspirato a duly executed and properly completed IRS Form W-9 certifying that it is not subject to backup withholding on or before the Closing Date.
Section 1.13 Withholding. Each party required to make a payment pursuant to this Agreement shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement such amounts as it determines it is required to deduct and withhold with respect to the making of such payment under the Code, and the rules and regulations promulgated thereunder or any provision of state, local or foreign Tax Law; provided, that no amount is expected to be deducted or withheld from any payment to One Planet (or its Affiliates or designees) if One Planet has complied with its obligations under Section 1.12. To the extent that amounts are so withheld (and unless such amounts are not subsequently paid over to the appropriate Governmental Authority within the statutorily required period), such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF BUYERLINK
Except as disclosed in the corresponding section of the disclosure letter delivered by Buyerlink to Inspirato (the “Buyerlink Disclosure Schedule”) prior to the execution of this Agreement (provided that disclosure in any section of the Buyerlink Disclosure Schedule shall be deemed to be disclosure with respect to any other Section of this Agreement to the extent that it is reasonably apparent on the face of such disclosure that it is applicable to such other Sectionnotwithstanding the omission of a reference or cross-reference thereto), Buyerlink represents and warrants to Inspirato and Merger Sub, as of the date hereof and as of the Effective Time, that:
Section 2.1 Organization and Qualification. Buyerlink is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Buyerlink and each of its Subsidiaries has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as presently conducted. Buyerlink and each of its Subsidiaries is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Buyerlink. Buyerlink has made available to Inspirato accurate and complete copies of the Buyerlink Organizational Documents and comparable organizational documents of each of its Subsidiaries, in each case, as in effect on the date of this Agreement.
Section 2.2 Authority and Enforceability. Subject to the effectiveness of the Buyerlink Stockholder Consent, Buyerlink has all necessary corporate power and authority to execute and deliver each Transaction Agreement and to perform its obligations thereunder. The execution and delivery of the Transaction Agreements by Buyerlink and, subject to the effectiveness of the Buyerlink Stockholder Consent, the consummation by Buyerlink of the Transactions have been duly authorized by all necessary corporate action of Buyerlink. The Transaction Agreements have been duly executed and delivered by Buyerlink and, assuming the due authorization, execution and delivery of the other parties thereto, constitutes, and each other agreement, instrument or document executed or to be executed by Buyerlink in connection with the Transactions has been, or when executed will be, duly executed and delivered by Buyerlink and, assuming the due authorization, execution and delivery of the other parties thereto, constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Buyerlink enforceable against Buyerlink in accordance with their respective terms, except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights generally and (b) equitable principles that may limit the availability of certain equitable remedies (such as specific performance) in certain instances (collectively, “Creditor Rights”). The Buyerlink Stockholder Consent has been executed and will be effective by its terms immediately following execution of this Agreement.
Section 2.3    Capitalization.
(a)The authorized capital stock of Buyerlink consists of 1,000 shares of Buyerlink Common Stock, of which 1,000 shares are issued and outstanding, and 1,000 shares of Buyerlink Preferred Stock, of which 1,000 shares are issued and outstanding, and no shares are held in treasury as of the date hereof. All of the issued and outstanding shares of Buyerlink Common Stock and Buyerlink Preferred Stock have been duly authorized, are validly issued, fully paid, and nonassessable, and have been issued in compliance with all applicable Laws and are not subject to any pre-emptive rights. All issued and outstanding shares of capital stock of Buyerlink are owned beneficially and of record by One Planet, free and clear of all Encumbrances.
(b)There is no purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Buyerlink Organizational Documents, any Contract to which Buyerlink is a party or otherwise bound, or by applicable Law, to purchase any Securities of Buyerlink or any of its Subsidiaries. There are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of Buyerlink Common Stock, Buyerlink Preferred Stock or other Securities of Buyerlink or any of its Subsidiaries. Buyerlink has not put in place any equity incentive plan.
(c)A true and complete list of all the Subsidiaries of Buyerlink, together with the jurisdiction of incorporation of each Subsidiary and the percentage of the outstanding capital stock of each Subsidiary owned by Buyerlink is set forth in Section 2.3(c) of the Buyerlink Disclosure Schedule. Except as set forth in Section 2.3 of the Buyerlink Disclosure Schedule, Buyerlink does not own, directly or indirectly, any capital stock, membership, interest, partnership interest, joint venture interest or other interest in any Person.
(d)Each outstanding share of capital stock of each Subsidiary of Buyerlink is duly authorized, validly issued, fully paid and nonassessable, and each such share is owned by Buyerlink free and clear of all Encumbrances, options and rights of first refusal on Buyerlink or any of its Subsidiary’s voting rights, other than transfer restrictions under applicable securities laws and their respective organizational documents.
Section 2.4 No Conflicts. The execution and delivery by Buyerlink of this Agreement and the consummation of the Transactions do not (a) conflict with or result in a violation of any provision of the Buyerlink Organizational Documents or the governing instruments of any Subsidiary of Buyerlink, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which Buyerlink or any of its Subsidiaries is a party or by which Buyerlink or any of its Subsidiaries may be bound, (c) result in the creation or imposition of any Encumbrance upon any property of Buyerlink or any of its Subsidiaries except for Permitted Encumbrances and Encumbrances set forth in Section 2.4 of the Buyerlink

Disclosure Schedule, or (d) assuming compliance with the matters referred to in Section 2.5, violate any applicable Law binding upon Buyerlink or any of its Subsidiaries, except, in the case of clauses (b), (c) and (d) above, for any such conflicts, violations, defaults, terminations, cancellations, accelerations or Encumbrances which would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyerlink.
Section 2.5 Approvals. No consent, approval, or authorization of any Governmental Authority is required to be obtained or made by Buyerlink in connection with the execution, delivery, and performance of this Agreement and the consummation of the Transactions, other than (a) compliance with any applicable requirements of the HSR Act and any other applicable Antitrust Laws and (b) the filing of the Certificate of Merger.
Section 2.6 Litigation. There is no pending or, to Buyerlink’s Knowledge, threatened legal proceeding against Buyerlink or any Subsidiary that would or would reasonably be expected to prevent or materially delay the consummation of the Merger or have a Material Adverse Effect on Buyerlink or except as disclosed in Section 2.6 of the Buyerlink Disclosure Schedule, result in any liability or obligation that is material to Buyerlink or any of its Subsidiaries.
Section 2.7 Financial Statements. Buyerlink has delivered to Inspirato the unaudited consolidated balance sheet with assets, liabilities and stockholders’ equity of Buyerlink as of March 31, 2025, and the consolidated statement of operations, consolidated statements of changes in stockholder’s equity, and consolidated statements of cash flow for the three (3) months then ended (the “Interim Buyerlink Financial Statements” and for the years ended December 31, 2024 and 2023 (together with the Interim Buyerlink Financial Statements, the “Buyerlink Financial Statements”). The Buyerlink Financial Statements (a) have been prepared from the books and records of Buyerlink in conformity with GAAP applied on a basis consistent with preceding years throughout the periods involved, and (b) accurately and fairly present in all material respects the consolidated financial position of Buyerlink as of the respective dates thereof and its consolidated results of operations and cash flows for the periods then ended.
Section 2.8 Absence of Undisclosed Liabilities. Neither Buyerlink nor any of its Subsidiaries has any material liability or obligation of any nature (whether accrued, absolute, contingent, unliquidated or otherwise) that would be required to be set forth on a balance sheet of Buyerlink prepared in accordance with GAAP, except (a) liabilities reflected in the Interim Buyerlink Financial Statements, (b) liabilities which have arisen since the date of the Interim Buyerlink Financial Statements in the ordinary course of business (none of which is a material liability for breach of contract, tort or infringement), (c) liabilities arising under executory provisions of contracts entered into in the ordinary course of business (none of which is a material liability for breach of contract) and (d) liabilities disclosed in Section 2.8 of the Buyerlink Disclosure Schedule.

Section 2.9 Absence of Certain Changes. Except as disclosed in Section 2.9 of the Buyerlink Disclosure Schedule, since the date of the Interim Buyerlink Financial Statements, (a) there has not been any change, event or condition that would reasonably be expected to result in any Material Adverse Effect on Buyerlink, (b) the business of Buyerlink and each of its Subsidiaries has been conducted in the ordinary course consistent with past practice, (c) neither Buyerlink nor any of its Subsidiaries has incurred any material liability, engaged in any material transaction or entered into any material agreement outside the ordinary course of business consistent with past practice with respect to its business and assets, (d) neither Buyerlink nor any of its Subsidiaries has suffered any loss, damage, destruction or other casualty to any of its assets (whether or not covered by insurance) that would result in a Material Adverse Effect on Buyerlink, and (e) there has been no event, condition, action or effect that, if taken during the period of time from the date of this Agreement through the Closing Date, would constitute a breach of Section 4.1
Section 2.10 Compliance with Laws. Except as disclosed in Section 2.10 of the Buyerlink Disclosure Schedule, Buyerlink and its Subsidiaries have complied in all material respects with all applicable Laws relating to any aspect of the business of Buyerlink except for any non-compliance that individually or in the aggregate has not had or would not reasonably be expected to have a Material Adverse Effect on Buyerlink. Except as disclosed in Section 2.10 of the Buyerlink Disclosure Schedule, neither Buyerlink nor any of its Subsidiaries has received any written notice from any Governmental Authority relating to any aspect of the business of Buyerlink or such Subsidiary or alleging that Buyerlink or any Subsidiary is not in compliance with or is in default or violation of any applicable Law except for any non-compliance, default or violation that has not had, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyerlink. Buyerlink has not been charged or, to the Knowledge of Buyerlink, threatened with, or under any investigation with respect to, any material violation of any applicable Law relating to any aspect of the business of Buyerlink.
Section 2.11    Tax. Except as set forth on Section 2.11 of the Buyerlink Disclosure Schedule:
(a)All material Tax Returns of Buyerlink have been timely filed (taking into account applicable extensions of time to file) with the appropriate Taxing Authority and all such Tax Returns are true, correct and complete in all material respects. All material Taxes due and owing by Buyerlink have been paid and all such Taxes incurred but not yet due and owing have either been paid or properly accrued on the books and records of Buyerlink in accordance with GAAP.
(b)All material Taxes required to be withheld or collected by Buyerlink with respect to any employee, independent contractor, purchaser or other third party have been withheld or collected, and have been timely paid to the appropriate Taxing Authority or properly accrued.

(c)There are no waivers or extensions of any statute of limitations currently in effect with respect to material Taxes of Buyerlink. There are no actions, examinations or audits currently pending or, to Buyerlink’s Knowledge, threatened with respect to Buyerlink in respect of any material amount of Tax. No issue has been raised by a Taxing Authority in any prior action or examination of Buyerlink which, by application of the same or similar principles, could reasonably be expected to result in a material proposed deficiency for any subsequent taxable period. No claim has been made in writing by any Governmental Authority in a jurisdiction where Buyerlink does not file Tax Returns that Buyerlink is, or may be, subject to material taxation by that jurisdiction.
(d)There are no Encumbrances for material Taxes on any of the assets of Buyerlink other than Permitted Encumbrances.
(e)Buyerlink is not a party to, and Buyerlink is not subject to, any Tax allocation, Tax sharing or similar agreement, Tax indemnity obligation or similar agreement, or other agreement or arrangement (whether or not written) with respect to Taxes that could materially affect the Tax liability of Buyerlink. Buyerlink has no liability for material Taxes of any other Person under Treasury Regulations Section 1.1502-6 (or similar provision of state, local or non-U.S. law) as a transferee or successor, by contract or otherwise.
(f)Buyerlink has not participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b).
(g)Buyerlink has been properly classified and treated as a C corporation for U.S. federal and applicable state and local income tax purposes at all times since its formation.
(h)Buyerlink has not within the past two years distributed the securities of another Person, or has had its securities distributed by another Person, in a transaction (or series of transactions) that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code.
(i)Buyerlink does not know of any fact, and has not taken or failed to take any action, in each case, that would reasonably be expected to prevent the Merger from qualifying as a Reorganization.
(j)To the Knowledge of Buyerlink, Buyerlink has not been, is not, and immediately prior to the Effective Time will not be, treated as an “investment company” within the meaning of Section 368(a)(2)(F) of the Code.
Section 2.12 Brokerage Fees. Except as disclosed in Section 2.12 of the Buyerlink Disclosure Schedule, Buyerlink has not retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any Transaction.
Section 2.13 Environmental Matters. Except as disclosed in Section 2.13 of the Buyerlink Disclosure Schedule, (a) Buyerlink and each of its Subsidiaries and assets, real properties and operations are in compliance in all material respects with all applicable Laws pertaining to the environment, Hazardous Substances or Hazardous Wastes (“Applicable Environmental Laws”), including but not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), and the Resource Conservation and Recovery Act of 1976, as amended

(“RCRA”); (b) Buyerlink and each of its Subsidiaries has obtained all material environmental Permits required under Applicable Environmental Laws to operate their business as currently operated; (c) Buyerlink has not received any written notice of any investigation or inquiry regarding the properties of Buyerlink or any of its Subsidiaries from any Governmental Authority under any Applicable Environmental Law, and (d) there are no proceedings, orders, decrees, writs, injunctions or judgments pending or in effect, or, to the Knowledge of Buyerlink, threatened by a Governmental Authority or other third party against Buyerlink or any of its Subsidiaries that allege a violation of or liability under any Applicable Environmental Law that remain pending or unresolved that would result or would reasonably be expected to result in a Material Adverse Effect on Buyerlink.
Section 2.14 Employees. Except as set forth in Section 2.14 of the Buyerlink Disclosure Schedule, neither Buyerlink nor any of its Subsidiaries is a party to, or bound by, any collective bargaining or other agreement with a labor organization. Except as set forth in Section 2.14 of the Buyerlink Disclosure Schedule, Buyerlink and each of its Subsidiaries is in compliance in all material respects with all applicable Laws pertaining to employment and employment practices. There is no pending or, to the Knowledge of Buyerlink, threatened proceeding against or involving Buyerlink or any of its Subsidiaries by or before, and neither Buyerlink nor any of its Subsidiaries is subject to any judgment, order, writ, injunction, or decree of or inquiry from, any Governmental Authority in connection with any former employee of Buyerlink or any of its Subsidiaries.
Section 2.15    Agreements, Contracts and Commitments.
(a)Except as set forth in Section 2.15 of the Buyerlink Disclosure Schedule and as contemplated hereby, neither Buyerlink nor any of its Subsidiaries is a party to, as of the date hereof (each a “Buyerlink Material Contract”):
(i)any collective bargaining agreements;
(ii)any Employee Benefit Plans;
(iii)any employment Contract or other material commitment with an employee, or any agreement that contains any severance pay liabilities or obligations;
(iv)any agreements between or among Buyerlink or one of its Affiliates or with any Related Person of Buyerlink (other than agreements solely between or among Buyerlink and its wholly owned Subsidiaries);
(v)any agreement, indenture or other instrument for borrowed money and any agreement or other instrument which contains restrictions with respect to payment of dividends or distributions in respect of any outstanding Securities;
(vi)any Contract containing any covenant limiting the freedom of Buyerlink to engage or compete in any line of business or with any Person or in any geographic area during any period of time;

(vii)any Contract that requires Buyerlink or any Subsidiary of Buyerlink to conduct any business on a “most favored nations” basis with any third party;
(viii)any Contract relating to capital expenditures in excess of $50,000 ;
(ix)any Contract relating to the acquisition, disposition or voting of assets or capital stock of any business enterprise, including Buyerlink and any of its Subsidiaries;
(x)any contract that requires Buyerlink to purchase its total requirements of any product or service from a third party;
(xi)any contract the primary purpose of which is to provide for the indemnification by Buyerlink of any Person or the assumption of any Tax, environmental or other liability of any Person;
(xii)any broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contract to which Buyerlink is a party;
(xiii)except for contracts relating to trade receivables, any contract relating to outstanding indebtedness (including guarantees) of Buyerlink or any of its Subsidiaries (including any related security or pledge agreements);
(xiv)any contract to which Buyerlink is a party that provides for any joint venture, partnership or similar arrangement by Buyerlink;
(xv)any tax partnership agreement;
(xvi)any material Contract with any Governmental Authority;
(xvii)any agreement that provides for an irrevocable power of attorney that will be in effect after the Closing Date;
(xviii)any agreement that constitutes a Lease with annual base rental payments in excess of $10,000 (or local currency equivalent);
(xix)any agreement pursuant to which Buyerlink or any of its Subsidiaries has continuing guarantee, “earn-out” or other contingent payment obligations, in each case that would reasonably be expected to result in payments in excess of $100,000;
(xx)any Contract that is a license agreement, covenant not to sue agreement or co-existence agreement that, in each case, is material to the business of Buyerlink and its Subsidiaries, taken as a whole, to which Buyerlink or any of the Subsidiaries is a party and (1) licenses in Intellectual Property Rights owned by a third party, or (2) licenses out any Buyerlink Intellectual Property or agrees not to assert or enforce Buyerlink Intellectual Property, in each case, excluding any Standard Contract; or
(xxi)any Contract involving the settlement or compromise of any Legal Proceeding or threatened Legal Proceeding (or series of related Legal Proceedings) which (A) involves either payments by Buyerlink or any of its Subsidiaries after the date hereof in excess of $100,000, or (B) imposes any materially burdensome monitoring or reporting obligations to any other Person outside the ordinary course of business or any other material restrictions or liabilities on Buyerlink or any of its Subsidiaries (or, following the Closing, on Inspirato or any of its Subsidiaries); and

(xxii)any other material Contracts which relate to the conduct of the business of Buyerlink which, from and after the Closing, will burden the properties of Buyerlink or any of its Subsidiaries in any material respect.
(b)Buyerlink has made available to Inspirato accurate and complete copies of all written Buyerlink Material Contracts, including all material amendments thereto. All references to Buyerlink in this Section shall be deemed to include the Subsidiaries of Buyer link.
(c)Except as set forth in Section 2.15(c) of the Buyerlink Disclosure Schedule, to the Knowledge of Buyerlink, Buyerlink has not materially breached any of the terms or conditions of any Buyerlink Material Contract. There is not, to the Knowledge of Buyerlink, under any Buyerlink Material Contract, any default or event which, with notice or lapse of time or both, would constitute a default on the part of any of the parties thereto, or any notice of termination, cancellation or material modification.
(d)Except to the extent the enforceability thereof may be limited by Creditor Rights, each of the Buyerlink Material Contracts (i) constitutes the valid and binding obligation of Buyerlink and constitutes the valid and binding obligation of the other parties thereto, (ii) is in full force and effect and (iii) immediately after the consummation of the Merger, will continue to constitute a valid and binding obligation of Buyerlink, except, in each case, as would not reasonably be expected to be material to Buyerlink and its Subsidiaries, taken as a whole.
Section 2.16 Benefit Plans. Section 2.16 of the Buyerlink Disclosure Schedule sets forth a complete and accurate list of all Employee Benefit Plans (a) that Buyerlink sponsors or maintains with respect to its current or former employees, managers, directors of other service providers, (b) to which Buyerlink contributes or has an obligation to contribute with respect to its current or former employees, managers, directors or other service providers, or (c) with respect to which Buyerlink may otherwise have any liability, whether direct or indirect (including any such plan or other arrangement previously maintained by Buyerlink) (each, a “Buyerlink Benefit Plan”). With respect to each Buyerlink Benefit Plan, true, correct and complete copies of the following documents, to the extent applicable, have been provided or made available to Inspirato: (a) all plans and related trust documents, and amendments thereto; (b) the most recent Forms 5500; (c) the most recent IRS determination, advisory or opinion letter, if any; (d) the most recent summary plan descriptions; (e) the most recent summaries of material modifications; (vi) the most recent summary annual reports; and (f) nondiscrimination, coverage and any other applicable testing performed with respect to the most recent year, if any. No Buyerlink Benefit Plan is a “defined benefit plan” within the meaning of Section 3(35) of ERISA, a “multiemployer plan,” as defined in Section 3(37) of ERISA, or a plan that is subject to the minimum funding standards of Section 302 of ERISA or Section 412 of the Code, nor has either Buyerlink or any of its ERISA Affiliates ever sponsored, maintained, contributed to or been obligated to contribute to any such plan. There have been no prohibited transactions (described under Section 406 of ERISA or Section 4975(c) of the Code) or breaches of fiduciary duty or any other breaches or violations of any Law applicable to any of the Buyerlink Benefit Plans, in any such case that would subject Buyerlink to any material Taxes, penalties or other liabilities. There are no investigations or audits of any Buyerlink Benefit Plan by any Governmental Authority currently pending and there have been no such investigations or audits that have been concluded that resulted in any material liability to Buyerlink, its Subsidiaries or its ERISA Affiliates that has not been fully discharged. Each Buyerlink Benefit Plan has been operated, in all material respects, in compliance with applicable Law and in accordance with its terms, and all reports, descriptions and filings required by the Code, ERISA or any Governmental Authority. EachBuyerlink Benefit Plan has, in all material respects, been timely and completely filed or distributed. Each Buyerlink Benefit Plan that is represented to be qualified under Section 401(a) of the Code has a current favorable determination letter or is the adopter of a volume submitter or prototype document that has received a favorable advisory or opinion letter from the IRS, all subsequent interim amendments have been made in a timely manner, and no such Buyerlink Benefit Plan has been amended or operated in a way that could reasonably be expected to adversely affect its qualified status or the tax-exempt status of its related trust. No Buyerlink Benefit Plan that is represented to be qualified under Section 401(a) of the Code has been terminated or partially terminated during the preceding six years, nor has Buyerlink discontinued contributions to any such plan, without notice to and approval by the IRS, to the extent such notice to and approval by the IRS is required by applicable Law. There are no pending material Claims relating to any Buyerlink Benefit Plan (other than ordinary claims for benefits) and, to the Knowledge of Buyerlink, none are threatened. No Buyerlink Benefit Plan provides retiree medical or retiree life insurance benefits, except as required under Section 4980B of the Code and subsequent guidance. Each Buyerlink Benefit Plan that is a group health plan within the meaning of Section 5000(b)(1) of the Code or similar state Law, is currently in compliance in all material respects with and has in the past three years complied with the applicable continuation requirements of Section 4980B of the Code (as well as its predecessor provision, Section 162(k) of the Code) and Section 601 through 608, inclusive, of ERISA or similar state applicable Law. Each Buyerlink deferred compensation plan, program, or arrangement (including any “nonqualified deferred compensation plan”) that is subject to Section 409A of the Code has been established and maintained, in all material respects, with the applicable provisions of Section 409A of the Code. Each Buyerlink Benefit Plan is amendable and terminable unilaterally by Buyerlink or its Subsidiaries at any time without liability or expense (other than for benefits accrued through the date of termination or amendment and reasonable administrative expenses related thereto). The investment vehicles used to fund any Buyerlink Benefit Plan may be changed at any time without incurring a sales charge, surrender fee or similar expense.
Section 2.17    Intellectual Property; Data Security.
(a)Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyerlink: (i) Buyerlink or a Subsidiary of Buyerlink owns, or is licensed or otherwise possesses valid rights to use, free and clear of Encumbrances other than Permitted Encumbrances, all Intellectual Property Rights necessary to their respective businesses as currently conducted (collectively, the “Buyerlink Intellectual Property”); (ii) there are no pending or, to the Knowledge of Buyerlink, threatened claims by any Person alleging infringement, misappropriation or other violation by Buyerlink or any of its Subsidiaries of any Intellectual Property Rights of any Person; (iii) the conduct of the business of Buyerlink and its Subsidiaries does not infringe, misappropriate or otherwise violate any Intellectual Property Rights of any Person; (iv) neither Buyerlink nor any of its Subsidiaries has made any claim of a violation, infringement or misappropriation by others of Buyerlink’s or any of its Subsidiaries’ rights to or in connection with Buyerlink Intellectual Property; and (v) no Person is infringing, misappropriating or otherwise violating any Buyerlink Owned Intellectual Property.Section 2.17(b) of the Buyerlink Disclosure Schedule sets forth a true, complete, and accurate list of the applications, issuances, and registrations included in Buyerlink Intellectual Property owned by Buyerlink or any of its Subsidiaries (the “Buyerlink Owned Intellectual Property”) identifying (i) the name of the applicant/ registrant, (ii) the jurisdiction of application/registration, (iii) the application or registration number and (iv) any other co-owners for such Buyerlink Owned Intellectual Property.
(b)Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyerlink: (i) Buyerlink owns all right, title and interest in and to all Buyerlink Owned Intellectual Property (other than as disclosed on Section 2.17(c) of the Buyerlink Disclosure Schedule), free and clear of all Encumbrances other than Permitted Encumbrances; (ii) Buyerlink has the right, pursuant to valid agreements to use all other Buyerlink Intellectual Property used to conduct the business of Buyerlink and its Subsidiaries as currently conducted; and (iii) all Buyerlink Owned Intellectual Property is valid and, to the Knowledge of Buyerlink, subsisting and enforceable.
(c)Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyerlink: (i) each of Buyerlink and its Subsidiaries, as applicable, has taken commercially reasonable steps designed to protect and maintain any trade secrets or other confidential propriety information included in the Buyerlink Intellectual Property; (ii) there have been no unauthorized uses or disclosures of any such Buyerlink Intellectual Property; (iii) Buyerlink has executed valid and enforceable written agreements with each of its current and former employees, consultants and independent contractors and any other Persons who were or are, as applicable, engaged in creating or developing any Buyerlink Owned Intellectual Property, pursuant to which each such Person has
(d)(1) agreed to hold all trade secrets and confidential information of Buyerlink in confidence both during and after (subject to the terms of the applicable agreement) such Person’s employment or retention, as applicable, and (2) presently assigned to Buyerlink all of such Person’s rights, title and interest in and to all Intellectual Property Rights created or developed for Buyerlink or any of its Subsidiaries in the course of such Person’s employment or retention thereby; and (iv) no party thereto is in default or breach of any such agreements.
(e)Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyerlink: (i) Buyerlink and its Subsidiaries have implemented (1) commercially reasonable and appropriate technical, physical, and administrative measures, designed to protect the confidentiality, integrity and security of the IT Assets owned, controlled, or used by Buyerlink and its Subsidiaries that are required in connection with the operation of the business of Buyerlink and its Subsidiaries (and all information and transactions stored or contained therein or transmitted thereby) (collectively, “Buyerlink IT Assets”), and (2) commercially reasonable data backup, data storage, system redundancy and disaster recovery procedures, as well as a commercially reasonable business continuity plan, in each case consistent with customary industry practices; and (ii) since January 1, 2022, there have been no Security Incidents or failures of the Buyerlink IT Assets that have resulted in any interruption of or adverse effect on the business of Buyerlink or its Subsidiaries.
Section 2.18 Related Party Transactions. Except as disclosed on Section 2.18 of the Buyerlink Disclosure Schedule, neither Buyerlink nor any of its Subsidiaries is party to any Buyerlink Related Party Transaction. “Buyerlink Related Party Transaction” means any transaction or Contract with any (a) present or former executive officer or director of Buyerlink or any Subsidiary of Buyerlink, (b) beneficial owner (within the meaning of Section 13(d) of the

Exchange Act) of 5% or more of any class of Buyerlink Securities or (c) affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing Persons described in clauses (a) or (b) (but only, with respect to the Persons in clause (b)), to the Knowledge of Buyerlink, which, in each case, would be required to be disclosed by Buyerlink pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act if Buyerlink were subject to such regulation.
Section 2.19    Export Controls and Economic Sanctions.
(a)Neither Buyerlink, nor any of its Subsidiaries, nor, to the Knowledge of Buyerlink, any of their respective directors, officers, employees or agents, (in their respective capacities as such) has during the past five (5) years violated any Export Control and Economic Sanctions Laws. To the extent that Buyerlink’s activities are subject to Export Control and Economic Sanctions Laws, Buyerlink has implemented and maintained internal control systems, and policies reasonably designed to promote compliance with applicable Export Control and Economic Sanctions Laws. None of Buyerlink, any of its Subsidiaries, or, to the Knowledge of Buyerlink, any of their respective directors, officers, employees (in their respective capacities as such) is a Sanctioned Party or is or has been in the past five (5) years engaged in any dealings or transactions with, on behalf of, or for the benefit of any Sanctioned Party or in any Sanctioned Jurisdiction, in each case in violation of Export Control and Economic Sanctions Laws. To the Knowledge of Buyerlink, no proceeding by or before any Governmental Authority involving Buyerlink or any of its Subsidiaries or their respective directors, officers, employees, or agents (acting in their capacity as such) relating to a violation of the Export Control and Economic Sanctions Laws is pending or, to the Knowledge of Buyerlink, threatened. None of Buyerlink nor any of its Subsidiaries has in the past five (5) years received from any Governmental Authority any notice, inquiry or allegation, or made any voluntary or involuntary disclosure to a Governmental Authority, concerning any actual or potential violation or wrongdoing related to Export Control and Economic Sanctions Laws.
(b)As used in this Agreement, “Export Control and Economic Sanctions Laws” means all economic sanctions administered or enforced by the United States (including the U.S. Department of Treasury’s Office of Foreign Asset Control, U.S. Department of State or U.S. Department of Commerce), European Union, United Kingdom and United Nations Security Council, all applicable U.S. and non-U.S. Laws relating to export, reexport, transfer, retransfer, or import controls, and all U.S. anti-boycott Laws, including the Export Control Reform Act of 2018 (50 U.S.C. Chapter 58), the Export Administration Act of 1979 (50 U.S.C. Chapter 56), the Export Administration Regulations (15 C.F.R. Parts 730-774), regulations promulgated by the Office of Foreign Assets Control (31 C.F.R. Parts 500-599) and corresponding enabling statutes, the EU Dual Use Regulation, and any similar, applicable export control or economic sanctions Laws. “Sanctioned Jurisdiction” means a country, state, territory, region, or government thereof which is subject to comprehensive economic or trade restrictions under applicable Export Control and Economic Sanctions Laws, which may change from time to time (currently Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine, and the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic regions of Ukraine). “Sanctioned Party” means (a) any Person that is designated under or the subject or target of any Export Control and Economic Sanctions Laws, including but not limited to the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or Sectoral Sanctions Identifications List of the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”); the Denied Persons, Entity, or Unverified Lists of the U.S. Department of Commerce’s Bureau of Industry and Security (“BIS”); the Debarred List of the U.S. Department of State’s Directorate of Defense Trade Controls; any list of sanctioned Persons administered and maintained by the U.S. Department of State relating to nonproliferation, terrorism, Cuba, Iran, or

Russia; any list of sanctioned Persons administered and maintained by His Majesty’s Treasury of the United Kingdom, the European Union, or the United Nations Security Council; (b) any Person located, organized, or ordinarily resident in, a Sanctioned Jurisdiction; or (c) any individual or entity that is owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (a) or (b) such that the individual or entity is subject to the same restrictions or prohibitions as the Person(s) referred to in such clauses.
Section 2.20    Data Privacy and Information Security.
(a)Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyerlink: (i) Buyerlink and its Subsidiaries currently and previously have complied with all applicable Contracts binding upon Buyerlink or any of its Subsidiaries related to privacy, security, or the Processing of Personal Information; and (ii) each of Buyerlink and its Subsidiaries maintains a written information security program that includes commercially reasonable and appropriate administrative, technical, and physical safeguards designed to protect and safeguard the availability, confidentiality, and integrity of transactions and Personal Information.
(b)Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyerlink, neither Buyerlink nor any of its Subsidiaries nor, to the Knowledge of Buyerlink, any Person Processing Personal Information on behalf of Buyerlink or any of its Subsidiaries in relation to such Processing of Personal Information has: (i) experienced a Security Incident that required notification to another Person under applicable Privacy Laws; or (ii) received written notice, inquiry, request, claim, complaint, correspondence or other communication from, or, to the Knowledge of Buyerlink, been the subject of any investigation or enforcement action by, any Person alleging a violation of applicable Privacy Law.
Section 2.21 Insurance. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyerlink, (i) each insurance policy of Buyerlink or any of its Subsidiaries is in full force and effect and was in full force and effect during the periods of time such insurance policy are purposed to be in effect, (ii) neither Buyerlink nor any of its Subsidiaries is (with our without notice or lapse of time, or both) in breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice) under any such policy and (iii) there is no claim by Buyerlink or any of its Subsidiaries pending under any such policies that to the Knowledge of Buyerlink, has been denied or disputed by the insurer other than denials and disputes in the ordinary course of business consistent with past practice.
Section 2.22    Real Property.
(a)Except as has not had, and would not reasonably be expected to have, a Material Adverse Effect on Buyerlink, Buyerlink and its Subsidiaries have good and valid fee simple title to all Owned Real Property of Buyerlink and its Subsidiaries, free and clear of all Encumbrances other than Permitted Encumbrances.
(b)Except as has not had, and would not reasonably be expected to have, a Material Adverse Effect on Buyerlink, (i) each Lease of Buyerlink and its Subsidiaries is valid and in full force and effect and no event has occurred that, with notice, lapse of time or both, would constitute a material default by Buyerlink or any of its Subsidiaries or, to Buyerlink’s

Knowledge, any other party under any such Lease and (ii) neither Buyerlink nor any of its Subsidiaries, nor to Buyerlink’s Knowledge, any other party to any Lease of Buyerlink or any of its Subsidiaries, is in violation of any provision of such Lease which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Lease.
Section 2.23 Pending Transactions. None of Buyerlink or any Subsidiary of Buyerlink is a party to any pending or contemplated equity investment, or transaction that would reasonably be expected to (a) impose any delay in the obtaining of, or increase the risk of not obtaining, the consents, approvals, authorizations or waivers of any Governmental Authority necessary to consummate the transactions contemplated hereunder, (b) increase the risk of any Governmental Authority seeking or entering an order prohibiting the consummation transactions pursuant to this Agreement, (c) delay the consummation of the Merger, or (d) otherwise result, individually or in the aggregate, in a Material Adverse Effect on Buyerlink.
Section 2.24    No Additional Representations; Non-Reliance.
(a)Buyerlink acknowledges that neither Inspirato nor Merger Sub makes any representation or warranty as to any matter whatsoever except as expressly set forth in Article III or in any certificate delivered by Inspirato or Merger Sub to Buyerlink in accordance with the terms hereof, and specifically (but without limiting the generality of the foregoing) that neither Inspirato nor Merger Sub makes any representation or warranty with respect to (i) any projections, estimates or budgets delivered or made available to Buyerlink (or any of its respective affiliates, officers, directors, employees or Representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of Inspirato and its Subsidiaries or (ii) the future business and operations of Inspirato and its Subsidiaries, and Buyerlink has not relied on such information or any other representation or warranty not set forth in Article III.
(b)Except for the representations and warranties expressly set forth in Article III or in any certificate delivered by Inspirato or Merger Sub to Buyerlink in accordance with the terms hereof, in entering into this Agreement, Buyerlink has relied solely upon its independent investigation and analysis of Inspirato and its Subsidiaries, and Buyerlink acknowledges and agrees that it has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by Inspirato, its Subsidiaries, or any of their respective affiliates, equity holders, controlling Persons or representatives that are not expressly set forth in Article III or in any certificate delivered by Inspirato or Merger Sub to Buyerlink, whether or not such representations, warranties or statements were made in writing or orally. Buyerlink acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III or in any certificate delivered by Inspirato or Merger Sub to Buyerlink, (a) Inspirato and Merger Sub do not make, and have not made, any representations or warranties relating to themselves or their businesses or otherwise in connection with the Transactions and Buyerlink is not relying on any representation or warranty except for those expressly set forth in this Agreement or in any certificate delivered by Inspirato or Merger Sub to Buyerlink in accordance with the terms hereof, (b) no Person has been authorized by Inspirato or Merger Sub to make any representation or warranty relating to themselves or their business or otherwise in connection with the Transactions, and if made, such representation or warranty must not be relied upon by Buyerlink as having been authorized by such party, and (iii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to Buyerlink or any of its representatives (including in certain “data rooms,” “electronic data rooms,” management presentations, or in any other form in expectation of, or in connection with, the Transactions) are not and shall not be deemed to be or include representations or warranties of Inspirato or Merger Sub unless any such materials or information is the subject of any express representation or warranty set forth in Article III.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF INSPIRATO AND MERGER SUB
Except as disclosed in (i) the corresponding section of the disclosure letter delivered by Inspirato to Buyerlink (the “Inspirato Disclosure Schedule”) prior to the execution of this Agreement (provided that disclosure in any section of the Inspirato Disclosure Schedule shall be deemed to be disclosure with respect to any other Section of this Agreement to the extent that it is reasonably apparent on the face of such disclosure that it is applicable to such other Section notwithstanding the omission of a reference or cross-reference thereto), and (ii) the SEC Filings (excluding any disclosure set forth in any risk factor section, any disclosure in any section relating to forward-looking statements or any other statements that are predictive or primarily cautionary in nature other than, in each of the foregoing, any historical facts included therein), Inspirato and Merger Sub represent and warrant to Buyerlink, as of the date hereof and as of the Effective Time, that:
Section 3.1 Organization and Qualification. Inspirato is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Inspirato and each of its Subsidiaries has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as presently conducted. Inspirato and each of its Subsidiaries is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Inspirato. Inspirato has made available to Buyerlink accurate and complete copies of its certificate of incorporation and bylaws (the “Inspirato Organizational Documents”) and comparable organizational documents of each of its Subsidiaries, in each case, as in effect on the date of this Agreement.
Section 3.2 Authority and Enforceability. Subject to the receipt of the Inspirato Stockholder Approval and the approval and adoption of this Agreement by Inspirato as the sole stockholder of Merger Sub, which approval and adoption via written consent has been executed and delivered to Buyerlink, to be effective by its terms immediately following execution of this Agreement, (a) each of Inspirato and Merger Sub has all necessary corporate power and authority to execute and deliver each Transaction Agreement and to perform its obligations thereunder and (b) the execution and delivery of the Transaction Agreements by Inspirato and Merger Sub and the consummation by Inspirato and Merger Sub of the Transactions have been duly authorized by all necessary corporate action of Inspirato and Merger Sub. The Transaction Agreements have been duly executed and delivered by Inspirato and Merger Sub and, assuming the due authorization, execution and delivery of the other parties thereto, constitutes, and each other agreement, instrument or document executed or to be executed by Inspirato and Merger Sub in connection with the Transactions has been, or when executed will be, duly executed and delivered by Inspirato and Merger Sub and, assuming the due authorization, execution and delivery of the other parties thereto, constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Inspirato and Merger Sub enforceable against Inspirato or Merger Sub, as applicable, in accordance with their respective terms, except that such enforceability may be limited by Creditor Rights.
Section 3.3    Capitalization.
(a)The authorized capital stock of Inspirato consists of (a) 50,000,000 shares of Inspirato Common Stock, of which 12,453,572 shares are issued or outstanding as of the date hereof, 25,000,000 shares of Class V Common Stock, par value $0.0001 per share, of which no shares are issued or outstanding as of the date hereof, and 5,000,000 shares of Class B Non- Voting Common Stock, par value $0.0001 per share, of which no shares are issued or outstanding as of the date hereof and (b) 5,000,000 shares of Preferred Stock, par value $0.0001 per share, of which no shares are issued or outstanding as of the date hereof. All of the outstanding shares of Inspirato Common Stock have been duly authorized, are validly issued, fully paid, and nonassessable, and have been issued in compliance with all applicable Laws and are not subject to any pre-emptive rights.
(b)Except as set forth in Section 3.3 of the Inspirato Disclosure Schedule, there is no purchase option, call option, right of first refusal, preemptive right, warrant subscription right or any similar right under any provision of the DGCL, the Inspirato Organizational Documents, any Contract to which Inspirato is a party or otherwise bound, or by applicable Law, to purchase any Securities of Inspirato or any Subsidiary of Inspirato.
(c)Except as set forth in Section 3.3 of the Inspirato Disclosure Schedule, Inspirato does not own, directly or indirectly, any capital stock, membership, interest, partnership interest, joint venture interest or other interest in any Person.
Section 3.4 No Conflicts. The execution and delivery of this Agreement and the consummation of the Transactions do not (a) conflict with or result in a violation of any provision of the Inspirato Organizational Documents or the governing instruments of any Inspirato Subsidiary, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which Inspirato or any of its Subsidiaries is a party or by which Inspirato or any of its Subsidiaries may be bound, (c) result in the creation or imposition of any Encumbrance upon any property of Inspirato or any of its Subsidiaries except for Permitted Encumbrances and Encumbrances set forth in Section 3.4 of the Inspirato Disclosure Schedule, or (d) assuming compliance with the matters referred to in Section 3.5, violate any applicable Law binding upon Inspirato or any of its Subsidiaries, except, in the case of clauses (b), (c) and (d) above, for any such conflicts, violations, defaults, terminations, cancellations, accelerations or Encumbrances which would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on Inspirato.

Section 3.5 Approvals. No consent, approval, or authorization of any Governmental Authority is required to be obtained or made by Inspirato or Merger Sub in connection with the execution, delivery, and performance of this Agreement and the consummation of the Transactions, other than (a) compliance with any applicable requirements of the HSR Act and any other applicable Antitrust Laws, (b) the filing of the Certificate of Merger, (c) compliance with any applicable federal or state securities or takeover Laws, including the filing of a proxy statement with the SEC in connection with the Merger (the “Proxy Statement”), as well as the filing of such other forms, notices and other documents as are required under federal securities and state blue sky Laws and (d) filings with Nasdaq.
Section 3.6 Litigation. There is no pending or, to Inspirato’s Knowledge, threatened legal proceeding against Inspirato or any Subsidiary that would or would reasonably be expected to prevent or materially delay the consummation of the Merger or have a Material Adverse Effect on Inspirato.
Section 3.7    Financial Statements. Inspirato has delivered to Buyerlink the unaudited consolidated balance sheet with assets, liabilities and stockholders’ equity of Inspirato as of March 31, 2025, and the consolidated statement of operations, consolidated statements of changes in stockholder’s equity, and consolidated statements of cash flow for the three (3) months then ended (the “Unaudited Inspirato Financial Statements”) and for the years ended December 31, 2024 and 2023 (the “Audited Inspirato Financial Statements” and, together with the Unaudited Inspirato Financial Statements, the “Inspirato Financial Statements”). Except as disclosed in the SEC Filings filed prior to the date hereof, the Inspirato Financial Statements (a) have been prepared from the books and records of Inspirato in conformity with GAAP applied on a basis consistent with preceding years throughout the periods involved, (b) accurately and fairly present in all material respects the consolidated financial position of Inspirato as of the respective dates thereof and its consolidated results of operations and cash flows for the periods then ended and (c) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates, in each case, except as set forth Section 3.7(a) of the Inspirato Disclosure Schedule.
Section 3.8 Absence of Undisclosed Liabilities. Neither Inspirato nor any of its Subsidiaries has any material liability or obligation of any nature (whether accrued, absolute, contingent, unliquidated or otherwise) that would be required to be set forth on a balance sheet of Inspirato prepared in accordance with GAAP, except (a) liabilities reflected in the Unaudited Inspirato Financial Statements or disclosed in the notes thereto contained in the SEC Filings, (b) liabilities which have arisen since the date of the Unaudited Inspirato Financial Statements in the ordinary course of business (none of which is a material liability for breach of contract, tort or infringement), (c) liabilities arising under executory provisions of contracts entered into in the ordinary course of business (none of which is a material liability for breach of contract) and (d) liabilities disclosed in Section 3.8 of the Inspirato Disclosure Schedule.

Section 3.9 Absence of Certain Changes. Except as disclosed in Section 3.9 of the Inspirato Disclosure Schedule, since the date of the Unaudited Inspirato Financial Statements, (a) there has not been any change, event or condition that would reasonably be expected to result in any Material Adverse Effect on Inspirato, (b) the business of Inspirato and each of its Subsidiaries has been conducted only in the ordinary course consistent with past practice, (c) neither Inspirato nor any of its Subsidiaries has incurred any material liability, engaged in any material transaction or entered into any material agreement outside the ordinary course of business consistent with past practice with respect to its business and assets, (d) neither Inspirato nor any of its Subsidiaries has suffered any loss, damage, destruction or other casualty to any of its assets (whether or not covered by insurance) that would result in a Material Adverse Effect on Inspirato, and (e) there has been no event, condition, action or effect that, if taken during the period of time from the date of this Agreement through the Closing Date, would constitute a breach of Section 4.1.
Section 3.10 Compliance with Laws. Except as disclosed in Section 3.10 of the Inspirato Disclosure Schedule, Inspirato and its Subsidiaries have complied in all material respects with all applicable Laws relating to any aspect of the business of Inspirato except for any non-compliance that individually or in the aggregate has not had or would not reasonably be expected to have a Material Adverse Effect on Inspirato. Except as disclosed in Section 3.10 of the Inspirato Disclosure Schedule, neither Inspirato nor any of its Subsidiaries has received any written notice from any Governmental Authority relating to any aspect of the business of Inspirato or such Subsidiary or alleging that Inspirato or any Subsidiary is not in compliance with or is in default or violation of any applicable Law except for any such non-compliance, default or violation that has not had, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Inspirato. Inspirato has not been charged or, to the Knowledge of Inspirato, threatened with, or under investigation with respect to, any material violation of any applicable Law relating to any aspect of the business of Inspirato.
Section 3.11    Tax. Except as set forth on Section 3.11 of the Inspirato Disclosure Schedule:
(a)All material Tax Returns of Inspirato and its Subsidiaries have been timely filed (taking into account applicable extensions of time to file) with the appropriate Taxing Authority and all such Tax Returns are true, correct and complete in all material respects. All material Taxes due and owing by Inspirato and its Subsidiaries have been paid and all such Taxes incurred but not yet due and owing have either been paid or properly accrued on the books and records of Inspirato in accordance with GAAP.
(b)All material Taxes required to be withheld or collected by Inspirato or its Subsidiaries with respect to any employee, independent contractor, purchaser or other third party have been withheld or collected, and have been timely paid to the appropriate Taxing Authority or properly accrued.
(c)There are no waivers or extensions of any statute of limitations currently in effect with respect to material Taxes of Inspirato or any of its Subsidiaries. There are no actions, examinations or audits currently pending or, to Inspirato’s Knowledge, threatened with respect to Inspirato or any of its Subsidiaries in respect of any material amount of Tax. No issue has been raised by a Taxing Authority in any prior action or examination of Inspirato or any of its Subsidiaries which, by application of the same or similar principles, could reasonably be expected to result in a material proposed deficiency for any subsequent taxable period. No claim has been made in writing by any Governmental Authority in a jurisdiction where Inspirato or one of its Subsidiaries does not file Tax Returns that Inspirato or its applicable Subsidiary is, or may be, subject to material taxation by that jurisdiction.
(d)There are no Encumbrances for material Taxes on any of the assets of Inspirato and its Subsidiaries other than Permitted Encumbrances.
(e)Neither Inspirato nor any of its Subsidiaries is a party to, and neither Inspirato nor any of its Subsidiaries is subject to, any Tax allocation, Tax sharing or similar agreement, Tax indemnity obligation or similar agreement, or other agreement or arrangement (whether or not written) with respect to Taxes that could materially affect the Tax liability of Inspirato and its Subsidiaries. Neither Inspirato nor any of its Subsidiaries has any liability for material Taxes of any other Person under Treasury Regulations Section 1.1502-6 (or similar provision of state, local or non-U.S. law) as a transferee or successor, by contract or otherwise.
(f)Neither Inspirato nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b).
(g)Neither Inspirato nor any of its Subsidiaries has within the past two years distributed the securities of another Person, or has had its securities distributed by another Person, in a transaction (or series of transactions) that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code.
(h)Inspirato does not know of any fact or has taken or failed to take any action that would reasonably be expected to prevent the Merger from qualifying as a Reorganization.
(i)To Inspirato’s Knowledge, Inspirato has not been, is not, and immediately prior to the Effective Time will not be, treated as an “investment company” within the meaning of Section 368(a)(2)(F) of the Code.
Section 3.12 Brokerage Fees. Other than Roth Capital Partners, LLC, Inspirato has not retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any Transaction.
Section 3.13 Environmental Matters Except as disclosed in Section 3.13 of the Inspirato Disclosure Schedule, (a) Inspirato and each of its Subsidiaries and assets, real properties and operations are in compliance in all material respects with all Applicable Environmental Laws, including but not limited to CERCLA and RCRA; (b) Inspirato and each of its Subsidiaries has obtained all material environmental Permits required under Applicable Environmental Laws to operate their business as currently operated; (c) Inspirato has not received any written notice of any investigation or inquiry regarding the properties of Inspirato or any of its Subsidiaries from any Governmental Authority under any Applicable Environmental Law, and (d) there are no proceedings, orders, decrees, writs, injunctions or judgments pending or in effect, or, to the Knowledge of Inspirato, threatened by a Governmental Authority or other third party against Inspirato or any of its

Subsidiaries that allege a violation of or liability under any Applicable Environmental Law that remain pending or unresolved that would result or would reasonably be expected to result in a Material Adverse Effect on Inspirato.
Section 3.14    Agreements, Contracts and Commitments.
(a)Except as set forth in Section 3.14 of the Inspirato Disclosure Schedule and as contemplated hereby, neither Inspirato nor any of its Subsidiaries (including Merger Sub) is a party to, as of the date hereof (each an “Inspirato Material Contract”):
(i)any collective bargaining agreements;
(ii)any Employee Benefit Plans;
(iii)any employment Contract or other material commitment with an employee, or any agreement that contains any severance pay liabilities or obligations;
(iv)any agreements between or among Inspirato or one of its Affiliates or with any Related Person of Inspirato (other than agreements solely between or among Inspirato and its wholly owned Subsidiaries);
(v)any agreement, indenture or other instrument for borrowed money and any agreement or other instrument which contains restrictions with respect to payment of dividends or distributions in respect of any outstanding Securities;
(vi)any Contract containing any covenant limiting the freedom of Inspirato or any of its Subsidiaries to engage or compete in any line of business or with any Person or in any geographic area during any period of time;
(vii)any Contract that requires Inspirato or any Subsidiary of Inspirato to conduct any business on a “most favored nations” basis with any third party;
(viii)any Contract relating to capital expenditures in excess of $100,000;
(ix)any Contract relating to the acquisition, disposition or voting of assets or capital stock of any business enterprise, including Inspirato and any of its Subsidiaries;
(x)any contract that requires Inspirato to purchase its total requirements of any product or service from a third party;
(xi)Any contract the primary purpose of which is to provide for the indemnification by Inspirato or any of its Subsidiaries of any Person or the assumption of any Tax, environmental or other liability of any Person;
(xii)any broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contract to which Inspirato is a party;
(xiii)except for contracts relating to trade receivables, any contract relating to outstanding indebtedness (including guarantees) of Inspirato or any of its Subsidiaries in the principal amount of $200,000 or more (including any related security or pledge agreements);

(xiv)any contract to which Inspirato is a party that provides for any joint venture, partnership or similar arrangement by Inspirato;
(xv)any tax partnership agreement;
(xvi)any material Contract with any Governmental Authority;
(xvii)any agreement that provides for an irrevocable power of attorney that will be in effect after the Closing Date;
(xviii)any agreement that constitutes a Lease with annual base rental payments in excess of $1,000,000 (or local currency equivalent);
(xix)any agreement pursuant to which Inspirato or any of its Subsidiaries has continuing guarantee, “earn-out” or other contingent payment obligations, in each case that would reasonably be expected to result in payments in excess of $50,000;
(xx)any Contract that is a license agreement, covenant not to sue agreement or co-existence agreement that, in each case, is material to the business of Inspirato and its Subsidiaries, taken as a whole, to which Inspirato or any of the Subsidiaries is a party and (1) licenses in Intellectual Property Rights owned by a third party, or (2) licenses out any Inspirato Intellectual Property or agrees not to assert or enforce Inspirato Intellectual Property, in each case, excluding any Standard Contract; and
(xxi)any Contract involving the settlement or compromise of any Legal Proceeding or threatened Legal Proceeding (or series of related Legal Proceedings) which (A) involves either payments by Inspirato or any of its Subsidiaries after the date hereof in excess of $50,000, or (B) imposes any materially burdensome monitoring or reporting obligations to any other Person outside the ordinary course of business or any other material restrictions or liabilities on Inspirato or any of its Subsidiaries (or, following the Closing, on Buyerlink or any of its Subsidiaries).
(b)Inspirato has made available to Buyerlink accurate and complete copies of all written Inspirato Material Contracts, including all material amendments thereto. All references to Inspirato in this Section shall be deemed to include the Subsidiaries of Inspirato.
(c)Except as set forth in Section 3.14(c) of the Inspirato Disclosure Schedule, to the Knowledge of Inspirato, Inspirato has not materially breached any of the terms or conditions of any Inspirato Material Contract. There is not, to the Knowledge of Inspirato, under any Inspirato Material Contract, any default or event which, with notice or lapse of time or both, would constitute a default on the part of any of the parties thereto, or any notice of termination, cancellation or material modification.
(d)Except to the extent the enforceability thereof may be limited by Creditor Rights, each of the Inspirato Material Contracts (i) constitutes the valid and binding obligation of Inspirato and constitutes the valid and binding obligation of the other parties thereto, (ii) is in full force and effect and (iii) immediately after the consummation of the Merger, will continue to constitute a valid and binding obligation of Inspirato, except, in each case, as would not reasonably be expected to be material to Inspirato and its Subsidiaries, taken as a whole.

Section 3.15    Intellectual Property; Data Security.
(a)Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Inspirato: (i) Inspirato or a Subsidiary of Inspirato owns, or is licensed or otherwise possesses valid rights to use, free and clear of Encumbrances other than Permitted Encumbrances, all Intellectual Property Rights necessary to their respective businesses as currently conducted (collectively, the “Inspirato Intellectual Property”); (ii) there are no pending or, to the Knowledge of Inspirato, threatened claims by any Person alleging infringement, misappropriation or other violation by Inspirato or any of its Subsidiaries of any Intellectual Property Rights of any Person; (iii) the conduct of the business of Inspirato and its Subsidiaries does not infringe, misappropriate or otherwise violate any Intellectual Property Rights of any Person; (iv) neither Inspirato nor any of its Subsidiaries has made any claim of a violation, infringement or misappropriation by others of Inspirato’s or any of its Subsidiaries’ rights to or in connection with Inspirato Intellectual Property; and (v) no Person is infringing, misappropriating or otherwise violating any Inspirato Owned Intellectual Property.
(b)Section 3.15(b) of the Inspirato Disclosure Schedule sets forth a true, complete, and accurate list of the applications, issuances, and registrations included in Inspirato Intellectual Property owned by Inspirato or any of its Subsidiaries (the “Inspirato Owned Intellectual Property”) identifying (i) the name of the applicant/registrant, (ii) the jurisdiction of application/registration, (iii) the application or registration number and (iv) any other co-owners for such Inspirato Owned Intellectual Property.
(c)Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Inspirato: (i) Inspirato owns all right, title and interest in and to all Inspirato Owned Intellectual Property (other than as disclosed on Section 3.15(c) of the Inspirato Disclosure Schedule), free and clear of all Encumbrances other than Permitted Encumbrances; (ii) Inspirato has the right, pursuant to valid agreements to use all other Inspirato Intellectual Property used to conduct the business of Inspirato and its Subsidiaries as currently conducted; and (iii) all Inspirato Owned Intellectual Property is valid and, to the Knowledge of Inspirato, subsisting and enforceable.
(d)Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Inspirato: (i) each of Inspirato and its Subsidiaries, as applicable, has taken commercially reasonable steps designed to protect and maintain any trade secrets or other confidential propriety information included in the Inspirato Intellectual Property; (ii) there have been no unauthorized uses or disclosures of any such Inspirato Intellectual Property; (iii) except as set forth in Section 3.15(d) of the Inspirato Disclosure Schedule, Inspirato has executed valid and enforceable written agreements with each of its current and former employees, consultants and independent contractors and any other Persons who were or are, as applicable, engaged in creating or developing any Inspirato Owned Intellectual Property, pursuant to which each such Person has (1) agreed to hold all trade secrets and confidential information of Inspirato in confidence both during and after (subject to the terms of the applicable agreement) such Person’s employment or retention, as applicable, and (2) presently assigned to Inspirato all of such Person’s rights, title and interest in and to all Intellectual Property Rights created or developed for Inspirato or any of its Subsidiaries in the course of such Person’s employment or retention thereby; and (iv) no party thereto is in default or breach of any such agreements.
(e)Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Inspirato: (i) Inspirato and its Subsidiaries have implemented (1) commercially reasonable and appropriate technical, physical, and administrative measures, designed to protect the confidentiality, integrity and security of the IT Assets owned, controlled, or used by Inspirato and its Subsidiaries that are required in connection with the operation of the business of Inspirato and its Subsidiaries (and all information and transactions stored or contained therein or transmitted thereby) (collectively, “Inspirato IT Assets”), and (2) commercially reasonable data backup, data storage, system redundancy and disaster recovery procedures, as well as a commercially reasonable business continuity plan, in each case consistent with customary industry practices, and (ii) since January 1, 2022, there have been no Security Incidents or failures of the Inspirato IT Assets that have resulted in any interruption of or adverse effect on the business of Inspirato or its Subsidiaries.
Section 3.16    Data Privacy and Information Security.
(a)Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Inspirato, (i) Inspirato and its Subsidiaries currently and previously have complied with all applicable Contracts binding upon Inspirato or any of its Subsidiaries related to privacy, security, or the Processing of Personal Information; and (ii) each of Inspirato and its Subsidiaries maintains a written information security program that includes commercially reasonable and appropriate administrative, technical, and physical safeguards designed to protect and safeguard the availability, confidentiality, and integrity of transactions and Personal Information.
(b)Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Inspirato, neither Inspirato nor any of its Subsidiaries nor, to the Knowledge of Inspirato, any Person Processing Personal Information on behalf of Inspirato or any of its Subsidiaries in relation to such Processing of Personal Information has: (i) experienced a Security Incident that required notification to another Person under applicable Privacy Laws; or (ii) received written notice, inquiry, request, claim, complaint, correspondence or other communication from, or, to the Knowledge of Inspirato, been the subject of any investigation or enforcement action by, any Person alleging a violation of applicable Privacy Law.
Section 3.17 Related Party Transactions. Except as disclosed on Section 3.17 of the Inspirato Disclosure Schedule or in the SEC Filings, neither Inspirato nor any of its Subsidiaries is party to any Inspirato Related Party Transaction. “Inspirato Related Party Transaction” means any transaction or arrangement with any (a) present or former executive officer or director of Inspirato or any Subsidiary of Inspirato, (b) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of the Inspirato Common Stock or (c) affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing Persons described in clauses (a) or (b) (but only, with respect to the Persons in clause (b)), to the Knowledge of Inspirato, which, in each case, would be required to be disclosed by Inspirato pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act.
Section 3.18 Export Controls and Economic Sanctions. Neither Inspirato, nor any of its Subsidiaries, nor, to the Knowledge of Inspirato, any of their respective directors, officers, employees or agents (in their respective capacities as such), has during the past five (5) years violated any Export Control and Economic Sanctions Laws. To the extent that Inspirato’s activities are subject to Export Control and Economic Sanctions Laws, Inspirato has implemented and maintained internal control systems, and policies reasonably designed to promote compliance with applicable Export Control and Economic Sanctions Laws. None of Inspirato, any of its Subsidiaries, or, to the Knowledge of Inspirato, any of their respective directors, officers, employees (in their respective capacities as such) is a Sanctioned Party or is or has been in the past five (5) years engaged in any dealings or transactions with, on behalf of, or for the benefit of any Sanctioned Party or in any Sanctioned Jurisdiction, in each case in violation of Export Control and Economic Sanctions Laws. To the Knowledge of Inspirato, no proceeding by or before any Governmental Authority involving Inspirato or any of its Subsidiaries or their respective directors, officers, employees, or agents (acting in their capacity as such) relating to a violation of the Export Control and Economic Sanctions Laws is pending or, to the Knowledge of Inspirato, threatened. None of Inspirato nor any of its Subsidiaries has in the past five (5) years received from any Governmental Authority any notice, inquiry or allegation, or made any voluntary or involuntary disclosure to a Governmental Authority, concerning any actual or potential violation or wrongdoing related to Export Control and Economic Sanctions Laws.
Section 3.19 Ownership and Operation of Merger Sub. As of the date of this Agreement, all of the issued and outstanding shares of common stock of Merger Sub are validly issued and outstanding. Inspirato owns beneficially and of record all of the issued and outstanding shares of common stock of Merger Sub, free and clear of all Encumbrances other than Encumbrances of general applicability as may be provided under the Securities Act or other applicable securities Laws. Merger Sub has no outstanding option, warrant, right or any other agreement or commitment pursuant to which any Person other than Inspirato may acquire any equity security of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions, has not conducted or engaged in any business activities of any kind of type whatsoever or entered into any agreements or arrangements with any Person prior to the date hereof and does not have, and prior to the Effective Time will not have, any assets, and has not and prior to the Effective Time, will not incur, directly or indirectly, liabilities or obligations of any nature other than those incident to its formation and pursuant to the Transaction Agreements and the Transactions.
Section 3.20    SEC Filings; Internal Controls.
(a)Except as disclosed in the SEC Filings filed prior to the date hereof, since January 1, 2022, (i) Inspirato has filed with or furnished to the SEC all SEC Filings required to be filed or furnished under the Exchange Act or the Securities Act and (ii) at the time filed or furnished (or, in the case of registration statements, solely on the dates of effectiveness) (except to the extent amended by a subsequently filed SEC Filing prior to the date hereof, in which case as of the date of such amendment), each SEC Filing as of the date filed (y) complied (or to the extent filed after the date hereof and prior to the Closing Date, will comply) in all material respects with the applicable requirements of the Exchange Act and the Securities Act (as the case may be) and the Sarbanes-Oxley Act, and any rules and regulations promulgated thereunder applicable to the SEC Filing and (z) did not contain (or to the extent filed after the date hereof and prior to the Closing Date, will not contain) any untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. To the

Knowledge of Inspirato, no executive officer of Inspirato has failed to make the certifications required under the Sarbanes-Oxley Act with respect to any SEC Filing.
(b)As of the date hereof, there are no outstanding written comments from the SEC with respect to any SEC Filings. Inspirato has not been made aware of any internal investigations or, to the Knowledge of Inspirato, inquiries or investigations by the SEC pending or threatened, in each case, regarding any accounting practice of Inspirato. Since January 1, 2022, except as otherwise disclosed in the SEC Filings filed prior to the date hereof, Inspirato has been in compliance in all material respects with the applicable listing and corporate governance rules and regulations of Nasdaq.
(c)Inspirato and each of its officers are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act. Other than as disclosed in the SEC Filings filed prior to the date hereof, the management of Inspirato has, in material compliance with Rule 13a-15 or 15d-15, as applicable, under the Exchange Act, (i) reasonably designed disclosure controls and procedures to ensure that material information relating to Inspirato, including any of its consolidated Subsidiaries, is made known to the management of Inspirato by others within those entities, and includes policies and procedures that ensure that information required to be disclosed by Inspirato in its filings with the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, (ii) processes designed by, or under the supervision of, Inspirato’s principal executive and principal financial officers, or persons performing similar functions, and effected by the Inspirato Board, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes those policies and procedures that (A) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions, dispositions and assets of Inspirato; (B) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; and (C) provide reasonable assurances that receipts and expenditures are permitted only in accordance with Inspirato management’s general or specific authorization; and (iii) disclosed, based on its most recent evaluation prior to the date hereof, to Inspirato’s auditors and the audit committee of the Inspirato Board (A) any significant deficiencies in the design or operation of internal control over financial reporting (“Internal Controls”) which would adversely affect Inspirato’s ability to record, process, summarize and report financial data and have identified for Inspirato’s auditors any material weaknesses in Internal Controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Inspirato’s Internal Controls. Inspirato management has completed an assessment of the effectiveness of Inspirato’s system of Internal Controls in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2024, and, except as set forth in the SEC Filings filed prior to the date of this Agreement that assessment concluded that those controls were effective.
Section 3.21 Inspirato Fairness Opinion. As of the date of this Agreement, the Inspirato Special Committee has received the Inspirato Fairness Opinion.
Section 3.22 Employees. Except as set forth in Section 3.22 of the Inspirato Disclosure Schedule, neither Inspirato nor any of its Subsidiaries is a party to, or bound by, any collective bargaining or other agreement with a labor organization. Except as set forth in Section 3.22 of the Inspirato Disclosure Schedule, Inspirato and each of its Subsidiaries are in compliance in all material respects with all applicable Laws pertaining to employment and employment practices. As of the date hereof, there is no pending or, to the Knowledge of Inspirato, threatened proceeding against or involving Inspirato or any of its Subsidiaries by or before, and neither Inspirato nor any of its Subsidiaries is subject to any judgment, order, writ, injunction, or decree of or inquiry from, any Governmental Authority in connection with any former employee of Inspirato or any of its Subsidiaries.
Section 3.23 Benefit Plans. Section 3.23 of the Inspirato Disclosure Schedule sets forth a complete and accurate list of all Employee Benefit Plans (a) that Inspirato sponsors or maintains with respect to its current or former employees, managers, directors of other service providers, (b) to which Inspirato contributes or has an obligation to contribute with respect to its current or former employees, managers, directors or other service providers, or (c) with respect to which Inspirato may otherwise have any liability, whether direct or indirect (including any such plan or other arrangement previously maintained by Inspirato) (each, a “Inspirato Benefit Plan”). With respect to each Inspirato Benefit Plan, true, correct and complete copies of the following documents, to the extent applicable, have been provided or made available to Inspirato: (a) all plans and related trust documents, and amendments thereto; (b) the most recent Forms 5500; (c) the most recent IRS determination, advisory or opinion letter, if any; (d) the most recent summary plan descriptions; (e) the most recent summaries of material modifications;
(vi) the most recent summary annual reports; and (f) nondiscrimination, coverage and any other applicable testing performed with respect to the most recent years, if any. No Inspirato Benefit Plan is a “defined benefit plan” within the meaning of Section 3(35) of ERISA, a “multiemployer plan,” as defined in Section 3(37) of ERISA, or a plan that is subject to the minimum funding standards of Section 302 of ERISA or Section 412 of the Code, nor has either Inspirato or any of its ERISA Affiliates ever sponsored, maintained, contributed to or been obligated to contribute to any such plan. There have been no prohibited transactions (described under Section 406 of ERISA or Section 4975(c) of the Code) or breaches of fiduciary duty or any other breaches or violations of any Law applicable to any of the Inspirato Benefit Plans, in any such case that would subject Inspirato to any material Taxes, penalties or other liabilities. There are no investigations or audits of any Inspirato Benefit Plan by any Governmental Authority currently pending and there have been no such investigations or audits that have been concluded that resulted in any material liability to Inspirato, its Subsidiaries or its ERISA Affiliates that has not been fully discharged. Each Inspirato Benefit Plan has been operated, in all material respects, in compliance with applicable Law and in accordance with its terms, and all reports, descriptions and filings required by the Code, ERISA or any Governmental Authority. Each Inspirato Benefit Plan has, in all material respects, been timely and completely filed or distributed. Each Inspirato Benefit Plan that is represented to be qualified under Section 401(a) of the Code has a current favorable determination letter or is the adopter of a volume submitter or prototype document that has received a favorable advisory or opinion letter from the IRS, all subsequent interim amendments have been made in a timely manner, and no such Inspirato Benefit Plan has been amended or operated in a way that could reasonably be expected to adversely affect its qualified status or the tax-exempt status of its related trust. No Inspirato Benefit Plan that is represented to be qualified under Section 401(a) of the Code has been terminated or partially terminated during the preceding six years, nor has Inspirato discontinued contributions to any such plan, without notice to and approval by the IRS, to the extent such notice to and approval by the IRS is required by applicable Law. There are no pending material Claims relating to any Inspirato Benefit Plan (other than ordinary claims for benefits) and, to the Knowledge of Inspirato, none are threatened. No Inspirato Benefit Plan provides retiree medical or retiree life insurance benefits, except as required under Section 4980B of the Code and subsequent guidance. Each Inspirato Benefit Plan that is a group health plan within the meaning of Section 5000(b)(1) of the Code or similar state Law, is currently in compliance in all material respects with and has in the past three years complied with the applicable continuation requirements of Section 4980B of the Code (as well as its predecessor provision, Section 162(k) of the Code) and Section 601 through 608, inclusive, of ERISA or similar state applicable Law. Each Inspirato deferred compensation plan, program, or arrangement (including any “nonqualified deferred compensation plan”) that is subject to Section 409A of the Code has been established and maintained, in all material respects, with the applicable provisions of Section 409A of the Code. Each Inspirato Benefit Plan is amendable and terminable unilaterally by Inspirato or its Subsidiaries at any time without liability or expense (other than for benefits accrued through the date of termination or amendment and reasonable administrative expenses related thereto). The investment vehicles used to fund any Inspirato Benefit Plan may be changed at any time without incurring a sales charge, surrender fee or similar expense.
Section 3.24 Insurance. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Inspirato, (i) each insurance policy of Inspirato or any of its Subsidiaries is in full force and effect and was in full force and effect during the periods of time such insurance policy are purposed to be in effect, (ii) neither Inspirato nor any of its Subsidiaries is (with our without notice or lapse of time, or both) in breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice) under any such policy and (iii) there is no claim by Inspirato or any of its Subsidiaries pending under any such policies that to the Knowledge of Inspirato, has been denied or disputed by the insurer other than denials and disputes in the ordinary course of business consistent with past practice.
Section 3.25    Real Property.
(a)Except as has not had, and would not reasonably be expected to have, a Material Adverse Effect on Inspirato, Inspirato and its Subsidiaries have good and valid fee simple title to all Owned Real Property of Inspirato and its Subsidiaries, free and clear of all Encumbrances other than Permitted Encumbrances.
(b)Except as has not had, and would not reasonably be expected to have, a Material Adverse Effect on Inspirato, (i) each Lease of Inspirato and its Subsidiaries is valid and in full force and effect and no event has occurred that, with notice, lapse of time or both, would constitute a material default by Inspirato or any of its Subsidiaries or, to Inspirato’s Knowledge, any other party under any such Lease and (ii) neither Inspirato nor any of its Subsidiaries, nor to Inspirato’s Knowledge, any other party to any Lease of Inspirato of any of its Subsidiaries, is in

violation of any provision of such Lease which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Lease.
Section 3.26 Pending Transactions. None of Inspirato or any Subsidiary of Inspirato is a party to any pending or contemplated equity investment, or transaction that would reasonably be expected to (a) impose any delay in the obtaining of, or increase the risk of not obtaining, the consents, approvals, authorizations or waivers of any Governmental Authority necessary to consummate the transactions contemplated hereunder, (b) increase the risk of any Governmental Authority seeking or entering an order prohibiting the consummation transactions pursuant to this Agreement, (c) delay the consummation of the Merger, or (d) otherwise result, individually or in the aggregate, in a Material Adverse Effect on Inspirato.
Section 3.27     No Additional Representations; Non-Reliance.
(a)Inspirato acknowledges that Buyerlink makes no representation or warranty as to any matter whatsoever except as expressly set forth in Article II or in any certificate delivered by Inspirato to Buyerlink in accordance with the terms hereof, and specifically (but without limiting the generality of the foregoing) that Buyerlink makes no representation or warranty with respect to (i) any projections, estimates or budgets delivered or made available to Inspirato (or any of its respective affiliates, officers, directors, employees or Representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of Buyerlink and its Subsidiaries or (ii) the future business and operations of Buyerlink and its Subsidiaries, and Inspirato has not relied on such information or any other representation or warranty not set forth in Article II.
(b)Except for the representations and warranties expressly set forth in Article II or in any certificate delivered by Buyerlink to Inspirato in accordance with the terms hereof, in entering into this Agreement, Inspirato has relied solely upon its independent investigation and analysis of Buyerlink and its Subsidiaries, and Inspirato acknowledges and agrees that it has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by Buyerlink, its Subsidiaries, or any of their respective affiliates, equity holders, controlling Persons or representatives that are not expressly set forth in Article II or in any certificate delivered by Buyerlink to Inspirato, whether or not such representations, warranties or statements were made in writing or orally. Inspirato acknowledges and agrees that, except for the representations and warranties expressly set forth in Article II or in any certificate delivered by Buyerlink to Inspirato, (a) Buyerlink does not make, and has not made, any representations or warranties relating to itself or its business or otherwise in connection with the Transactions and Inspirato is not relying on any representation or warranty except for those expressly set forth in this Agreement or in any certificate delivered by Buyerlink to Inspirato in accordance with the terms hereof, (b) no Person has been authorized by Buyerlink to make any representation or warranty relating to itself or its business or otherwise in connection with the Transactions, and if made, such representation or warranty must not be relied upon by Inspirato as having been authorized by such party, and (iii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to Inspirato or any of its representatives (including in certain “data rooms,” “electronic data rooms,” management presentations, or in any other form in expectation of, or in connection with, the Transactions) are not and shall not be deemed to be or include representations or warranties of Buyerlink unless any such materials or information is the subject of any express representation or warranty set forth in Article II.

ARTICLE IV
COVENANTS
Section 4.1 Conduct of Business Prior to Closing. Except (a) as expressly permitted by or set forth in this Agreement, (b) as set forth in the Inspirato Disclosure Schedule or the Buyerlink Disclosure Schedule, as applicable, (c) as required by applicable Law or (d) as agreed to in writing by the other parties (which consent shall not be unreasonably withheld, delayed or conditioned), during the period from the date of this Agreement until the Closing, each of Inspirato and Buyerlink shall conduct its business in the ordinary course of business consistent with past practice and shall, and shall cause each of their respective Subsidiaries to, (i) use commercially reasonable efforts to maintain and preserve intact its business organization and the goodwill of those having business relationships with it and retain the services of its present officers and key employees, and (ii) use commercially reasonable efforts to comply in all material respects with all applicable Laws and the requirements of all Material Contracts. Without limiting the generality of the foregoing, except (A) as expressly permitted by or provided in this Agreement, (B) as set forth in the Inspirato Disclosure Schedule or the Buyerlink Disclosure Schedule, as applicable, (C) as required by applicable Law or (D) as agreed in writing by the parties, during the period from the date of this Agreement to the Closing, each of Inspirato and Buyerlink, as applicable, shall not, and shall not permit any of their respective Subsidiaries to:
(i)(A) issue, sell, grant, pledge, transfer, encumber, dispose of, accelerate the vesting of or modify, as applicable, any of its Securities, or any Securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any Securities or any other agreements of any character to purchase or acquire any of its Securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any of the foregoing; (B) redeem, purchase or otherwise acquire any of its outstanding Securities, or any rights, warrants, options, calls, commitments or any other agreements of any character to acquire any of its Securities; (C) declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any Securities, or otherwise make any payments to its equityholders in their capacity as such; or (D) split, adjust, combine, subdivide or reclassify any Securities;
(ii)incur, refinance or assume any indebtedness for borrowed money (or modify any of the material terms of any such outstanding indebtedness) or guarantee any such indebtedness for borrowed money (or enter into a “keep well” or similar agreement with respect to such indebtedness) or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Inspirato or Buyerlink or any of their respective Subsidiaries;
(iii)sell, transfer, lease, farmout, exchange, convey, license or otherwise dispose of any of the properties with a fair market value in excess of $100,000 in the aggregate, without consultation and consent of the other parties, which consent shall not be unreasonably withheld, delayed or conditioned, except (1) pursuant to contracts in force at the date of this Agreement and listed on the Inspirato Disclosure Schedule or the Buyerlink Disclosure Schedule, as applicable, correct and complete copies of which have been made available to the other parties, (2) dispositions of obsolete or worthless equipment which is replaced with equipment and materials of comparable or better value and utility or (3) transactions in the ordinary course of business consistent with past practice;
(iv)make or authorize any capital expenditure or capital expenditures (which shall include, any investments by contribution to capital, property transfers, purchase of Securities or otherwise) in excess of $100,000 in the aggregate for any fiscal year, except for any such capital expenditures set forth in Section 4.1(iv) of the Inspirato Disclosure Schedule or Section 4.1(iv) of the Buyerlink Disclosure Schedule, as applicable;
(v)directly or indirectly acquire, in any one transaction or series of related transactions, (A) by merging or consolidating with, or by purchasing all of or a substantial equity interest in, or by any other manner, any Person or division, business or equity interest of any Person, or (B) any assets that, in the aggregate, have a purchase price in excess of $100,000;
(vi)make any loans or advances to any Person (other than trade credit granted in the ordinary course of business consistent with past practice);
(vii)(A) except in the ordinary course of business consistent with past practice, enter into any contract or agreement that would be a Material Contract if in existence as of the date of this Agreement, (B) except in the ordinary course of business consistent with past practice, terminate or amend in any material respect any Material Contract (except as a result of a material breach or a material default by the counterparty thereto), or (C) (1) amend, waive or modify in a manner that is adverse to such Party or any of its Subsidiaries any material rights under any Material Contract, (2) enter into or extend the term or scope of any Material Contract that materially restricts that Party or any of its Subsidiaries from engaging in any line of business or in any geographic area or (3) enter into any Material Contract that would be breached by, or require the consent of any third party in order to continue in full force following, consummation of the Transactions;
(viii)(A) change its fiscal year or any method of Tax accounting, (B) make (other than in the ordinary course of business consistent with past practices), change or revoke any material Tax election, (C) settle or compromise any material liability for Taxes, (D) file any material amended Tax Return, (E) knowingly and voluntarily surrender any right to claim a refund of material Taxes; (F) consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment (excluding for the avoidance of doubt, any automatic extension of the due date of a Tax Return obtained in the ordinary course of business);
(ix)make any changes in financial accounting methods, principles or practices (or, with respect to Inspirato, change an annual accounting period), except insofar as may be required by a change in GAAP or applicable Law;
(x)except as contemplated hereby, amend its certificate of incorporation, bylaws, or any other organizational documents;
(xi)adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization;
(xii)fail to use commercially reasonable efforts to maintain, with financially responsible insurance companies, insurance in such amounts and against such risks and losses as is maintained by it at present;
(xiii)except as provided under any agreement entered into prior to the date of this Agreement and disclosed in the Inspirato Disclosure Schedule or the Buyerlink

Disclosure Schedule, as applicable, pay, discharge, waive, settle or satisfy any Claim seeking damages or injunction or other equitable relief, that would, (A) require the payment of monetary damages or (B) involve any injunctive or other non-monetary relief which, in either case, imposes material restrictions on the business operations of Inspirato or Buyerlink or any of their respective Subsidiaries, in each case, without the consultation and consent of the other parties, which consent shall not be unreasonably withheld, delayed or conditioned;
(xiv)except as required by a Buyerlink Benefit Plan or an Inspirato Benefit Plan, as applicable, or by applicable Law (A) grant any increase in the compensation, incentives or benefits payable or to become payable to any current or former director, officer, employee, contractor or consultant, other than increases in base compensation of not more than 3%, either individually or in the aggregate, to employees or other individual service providers whose base compensation would not exceed, on an annualized basis, $500,000, in the ordinary course of business and consistent with past practices, (B) enter into any new, or amend any existing agreement or severance or termination agreement with or grant any change of control, bonus or retention payments or benefits to, in each case, any current or former director, officer, employee, contractor, consultant or other individual service providers, (C) grant any equity or equity-based awards or take any action that will result in the acceleration of vesting or payment timing or requirement for funding of any compensation or benefits to any current or former director, officer, employee, contractor, consultant or other individual service provider or (D) hire or otherwise enter into any new Contract with any person or terminate (other than terminate for cause) any current or former director, officer, employee, contractor, consultant or other individual service provider whose base compensation exceeds or would exceed, on an annualized basis, $500,000; or
(xv)agree, in writing or otherwise, to take any of the foregoing actions, or take any action or agree, in writing or otherwise, to take any action which would in any material respect impede or delay the ability of the parties to satisfy any of the conditions to the Transactions, other than as permitted in Section 4.3.
Section 4.2    Stockholder Approval and Proxy Statement.
(a)As soon as reasonably practicable (and in any event, no later than twenty (20) Business Days) following the date of this Agreement, Inspirato shall prepare (with Buyerlink’s reasonable cooperation) and file with the SEC a preliminary Proxy Statement to obtain the Inspirato Stockholder Approval. Inspirato shall use its reasonable best efforts to have the Proxy Statement cleared for use under the Exchange Act as promptly as practicable after such filing. Inspirato shall cause the Proxy Statement to be mailed to the holders of Inspirato Common Stock as promptly as practicable after the clearance is received (or is deemed to be received) from the SEC. If at any time prior to the Inspirato Stockholder Meeting any information relating to Inspirato, Buyerlink, or any of their respective Affiliates, directors or officers, is discovered by any party that should be set forth in an amendment or supplement to the Proxy Statement so that it would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties, and Inspirato shall promptly file an appropriate amendment or supplement describing such information with the SEC and, to the extent required by applicable Law, disseminate the same to the holders of Inspirato Common Stock. Inspirato shall promptly notify Buyerlink of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information, and Inspirato shall supply Buyerlink with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement or the Transactions. Inspirato agrees to provide

Buyerlink periodic updates concerning proxy solicitation results as reasonably requested by Buyerlink (including, if requested, providing daily voting reports). Except to the extent the Inspirato Board shall have effected and not withdrawn an Adverse Recommendation Change in accordance with Section 4.3, no filing of, amendment or supplement to, the Proxy Statement will be made by Inspirato without providing Buyerlink a reasonable opportunity to review and comment thereon which comments Inspirato will consider in good faith. Each of Inspirato and Buyerlink represents to the other that the information supplied or to be supplied by such Party for inclusion or incorporation by reference in the Proxy Statement and any amendment or supplement thereto will not, at the date of mailing to stockholders and at the time of the Inspirato Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading.
(b)Inspirato and Buyerlink shall take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process in any jurisdiction) required to be taken under any applicable state securities Laws in connection with the issuance of the Merger Consideration in the Merger and (i) Inspirato shall furnish all information concerning Inspirato and the holders of shares of Inspirato capital stock, and (ii) Buyerlink shall furnish all information concerning Buyerlink and the holders of shares of Buyerlink capital stock, as may be reasonably requested in connection with any such action.
(c)Subject to Section 4.3, Inspirato shall, (i) as promptly as reasonably practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold the Inspirato Stockholder Meeting and (ii) through the Inspirato Board, recommend to the holders of Inspirato Common Stock that they approve the Share Issuance and the Charter Amendment pursuant to this Agreement (the “Inspirato Board Recommendation”). Except to the extent there is an Adverse Recommendation Change, Inspirato shall include in the Proxy Statement a copy of the Inspirato Fairness Opinion and (subject to Section 4.3) the Inspirato Board Recommendation. Notwithstanding anything in this Agreement to the contrary, Inspirato may postpone or adjourn the Inspirato Stockholder Meeting (A) after consultation with Buyerlink, and with Buyerlink’s consent (not to be unreasonably withheld, conditioned or delayed), to solicit additional proxies for the purpose of obtaining the Inspirato Stockholder Approval, (B) for the absence of quorum, or (C) to allow reasonable additional time for the filing and/or mailing of any supplemental or amended disclosure that Inspirato has determined after consultation with outside legal counsel is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the holders of Inspirato Common Stock prior to the Inspirato Stockholder Meeting. Except to the extent there is an Adverse Recommendation Change in accordance with Section 4.3, Inspirato shall use its reasonable best efforts to solicit its stockholders to obtain the Inspirato Stockholder Approval.
Section 4.3    Non-Solicitation.
(a)Except as otherwise permitted by this Section 4.3, Inspirato shall not, and shall cause its Subsidiaries and its and their respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants and agents not to, and shall instruct its and its Subsidiaries’ other representatives (collectively, “Representatives”) not to, directly or indirectly (i) solicit, initiate, knowingly facilitate, knowingly encourage or knowingly induce any inquiries or any proposals that constitute, or would reasonably be expected to lead to, an Alternative Proposal, (ii) furnish any material nonpublic information relating to Inspirato or its Subsidiaries or knowingly afford access to the business, properties, assets, books and records or personnel of Inspirato or any of its Subsidiaries to any third party, in each case, relating to an Alternative Proposal, (iii) enter into any confidentiality agreement, merger agreement, letter of intent, agreement in principle, stock purchase agreement, asset purchase agreement or exchange agreement, option agreement or other similar agreement providing for, or that would reasonably be expected to lead to, an Alternative Proposal (an “Acquisition Agreement”), or (iv) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Buyerlink, the Inspirato Board Recommendation or publicly recommend the approval or adoption of, or publicly approve or adopt, or propose to publicly recommend, approve or adopt, any Alternative Proposal, or fail to include the Inspirato Board Recommendation in the Proxy Statement in accordance with Section 4.2 (the taking of any action described in clause (iv) being referred to as an “Adverse Recommendation Change”).
(b)Notwithstanding anything to the contrary contained in Section 4.3(a), if at any time prior to obtaining the Inspirato Stockholder Approval, (i) Inspirato has received a bona fide written Alternative Proposal, (ii) the Inspirato Board, after consultation with its financial advisors and outside legal counsel, determines in good faith that such Alternative Proposal constitutes or would reasonably be expected to lead to or result in a Superior Proposal and (iii) such Alternative Proposal did not result from a material breach of this Section 4.3, then Inspirato may (A) furnish information, including any non-public information, with respect to Inspirato and its Subsidiaries to the Person making such Alternative Proposal, and (B) participate in discussions or negotiations regarding such Alternative Proposal; provided that (x) Inspirato shall not, and shall use reasonable best efforts to cause its Representatives not to, disclose any non- public information to such Person unless Inspirato has, or first enters into, a customary confidentiality agreement with such Person with confidentiality provisions that are not less restrictive to such Person than the provisions of the Confidentiality Agreement are to Buyerlink and (y) Inspirato shall provide to Buyerlink any non-public information with respect to Inspirato and its Subsidiaries that was not previously provided or made available to Buyerlink prior to or substantially concurrently with providing or making available such non-public information to such other Person.
(c)In addition to the other obligations of Inspirato set forth in this Section 4.3, Inspirato shall promptly advise Buyerlink, orally and in writing, and in no event later than five (5) days after receipt, if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated with, Inspirato in respect of any Alternative Proposal, and shall, in any such notice to Buyerlink, indicate the identity of the Person making such proposal, offer, inquiry or other contact and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts (and shall include with such notice unredacted copies of any written materials received from or on behalf of such Person relating to such proposal, offer, inquiry or request), and thereafter shall promptly keep Buyerlink reasonably informed on a reasonably current basis (but in no event less often than once every forty-eight (48) hours) of any material developments affecting the status and terms of any such proposals, offers, inquiries or requests (and Inspirato shall promptly provide Buyerlink with copies of any additional written materials received by Inspirato or that Inspirato has delivered to any third party making an Alternative Proposal that relate to such proposals, offers, inquiries or requests) and of the status of any such discussions or negotiations.
(d)Notwithstanding the foregoing, if Inspirato receives a written Alternative Proposal that the Inspirato Board believes is bona fide and the Inspirato Board, after consultation with its financial advisors and outside legal counsel, concludes that such Alternative Proposal constitutes a Superior Proposal, then the Inspirato Board may, at any time prior to obtaining the Inspirato Stockholder Approval, if it determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law, effect an Adverse Recommendation Change and/or enter into an Acquisition Agreement; provided that Inspirato shall not be entitled to exercise its right to make any Adverse Recommendation Change in response to a Superior Proposal or execute or enter into an Acquisition Agreement for a Superior Proposal until five (5) Business Days after

Inspirato provides written notice to Buyerlink (a “Inspirato Notice”) advising Buyerlink that the Inspirato Board or a committee thereof has received a Superior Proposal, specifying the terms and conditions of such Superior Proposal, and identifying the Person or group making such Superior Proposal and, at the request of Buyerlink, Inspirato shall negotiate in good faith with Buyerlink during such five (5) Business Day period, with respect to any alternative transaction (including any modifications to the terms of this Agreement) that would allow the Inspirato Board not to make such Adverse Recommendation Change consistent with its fiduciary duties (it being understood that any change in the financial or other material terms of a Superior Proposal shall require a new Inspirato Notice and a new five (5) Business Day period under this Section 4.3(d)); and provided further that Inspirato shall not be entitled to exercise its right to make any Adverse Recommendation Change in response to a Superior Proposal or execute or enter into an Acquisition Agreement for a Superior Proposal unless Inspirato and its Representatives have complied with the provisions of Section 4.3(a).
(e)For purposes of this Agreement:
(i)“Alternative Proposal” means any inquiry, proposal or offer from any Person or “group” (as defined in Section 13(d) of the Exchange Act), other than Buyerlink, relating to any (A) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of beneficial ownership (within the meaning of Section 13 under the Exchange Act) of twenty percent (20%) or more of any class of equity securities of Inspirato, or (B) merger, consolidation, unit exchange, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Inspirato that is structured to permit such Person or group to acquire beneficial ownership of at least twenty percent (20%) of the equity interests of Inspirato; in each case, other than the Transactions.
(ii)“Intervening Event” means, with respect to Inspirato, a material event or circumstance that arises or occurs after the date of this Agreement and was not, prior to the date of this Agreement, reasonably foreseeable by the Inspirato Board (and which does not relate to an Alternative Proposal); provided that none of the items in subsections (i) – (vi) set forth in the definition of “Material Adverse Effect” shall be deemed to be an Intervening Event.
(iii)“Superior Proposal” means a bona fide written Alternative Proposal, obtained after the date of this Agreement and not in breach of this Section 4.3, which is on terms and conditions which the Inspirato Board determines in good faith, after consultation with its financial advisors and outside legal counsel, taking into account all legal, financial, regulatory, timing and other aspects of the proposal, all conditions contained therein and the Person making the proposal, to be more favorable to the holders of Inspirato Common Stock from a financial point of view than the Transactions (after giving effect to any adjustments to the terms and provisions of this Agreement committed to in writing by Buyerlink in response to such Alternative Proposal); provided, that, for purposes of this definition of “Superior Proposal,” the term “Alternative Proposal” shall have the meaning assigned to such term in (i), except that the reference to “20%” in the definition of “Alternative Proposal” shall be deemed to be a reference to “50%.”
(f)Notwithstanding anything in this Section 4.3 to the contrary, the Inspirato Board may, at any time prior to obtaining the Inspirato Stockholder Approval, effect an Adverse Recommendation Change in response to an Intervening Event if the Inspirato Board concludes in good faith, after consultation with outside counsel and its financial advisors, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law; provided that Inspirato shall provide Buyerlink with five (5) Business Days’ prior written notice advising Buyerlink it intends to effect an Adverse Recommendation Change and specifying, in reasonable detail, the reasons therefor (including the material facts and circumstances related to the applicable Intervening Event), and during such five (5) Business Day period, Inspirato shall consider in good faith any proposal by Buyerlink to amend the terms and conditions of this Agreement in a manner that would allow the Inspirato Board not to make such Adverse Recommendation Change consistent with its fiduciary duties.
(g)Nothing contained in this Agreement shall prevent Inspirato or the Inspirato Board from issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act or complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act or other applicable Law with respect to an Alternative Proposal if the Inspirato Board determines in good faith (after consultation with outside legal counsel) that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law; provided that any Adverse Recommendation Change may only be made in accordance with Section 4.3(d) and Section 4.3(f). For the avoidance of doubt, a public statement that describes Inspirato’s receipt of an Alternative Proposal and the operation of this Agreement with respect thereto shall not be deemed an Adverse Recommendation Change.
(h)Any decision relating to an action to be taken, or declined to be taken, by the Inspirato Board pursuant to this Section 4.3 or otherwise in connection with an Alternative Proposal, a Superior Proposal or an Adverse Recommendation Change, will be made by or at the direction of the Inspirato Special Committee.
Section 4.4    Reasonable Best Efforts.
(a)Subject to the terms and conditions of this Agreement (including Section 4.3 and Section 4.4(c)), each of Inspirato and Buyerlink shall cooperate with the other and use (and shall cause any of their respective Subsidiaries to use) its reasonable best efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to the Closing to be satisfied as promptly as practicable (and in any event no later than the Outside Date) and to consummate and make effective, in the most expeditious manner practicable, the Transactions, including (a) preparing and filing as promptly as reasonably practicable, but in no event later than twenty (20) Business Days following the date of this Agreement, a Notification and Report Form relating to this Agreement and the Transactions as required by the HSR Act, and (b) preparing and filing fully all documentation to effect all other necessary filings, notifications, notices, petitions, statements, registrations, submissions of information, applications and other documents (including any required or recommended filings under any applicable Antitrust Laws) as promptly as reasonably practicable, (ii) obtain promptly (and in any event no later than the Outside Date) all approvals, consents, clearances, expirations or terminations of waiting periods, registrations, permits, authorizations and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the Transactions, and (iii) obtain all consents, approvals or waivers from third parties necessary to consummate the Transactions. Inspirato shall oppose any request for, the entry of, and seek to have vacated or terminated, any order, judgment, decree, injunction, or ruling of any Governmental Authority that could restrain, prevent, or delay any required consents, clearances, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations applicable to the Transactions, including by defending through litigation, any action asserted by any Person in any court or before any Governmental Authority. For purposes of this Agreement, “Antitrust Laws” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition. Notwithstanding the foregoing, nothing in this Agreement shall require the Inspirato to enter into any agreement or consent decree with any Governmental Authority that is not conditioned on the Closing.

(b)In furtherance and not in limitation of the foregoing, each of Inspirato and Buyerlink shall use its commercially reasonable efforts to (i) take all action necessary to ensure that no state takeover statute or similar applicable Law is or becomes applicable to any of the Transactions and (ii) if any state takeover statute or similar applicable Law becomes applicable to any of the Transactions, take all action necessary to ensure that such transaction may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise minimize the effect of such applicable Law on the transaction.
(c)Inspirato and Buyerlink (including by causing any of their respective Subsidiaries) agree to use their reasonable best efforts to (i) resolve any objections that a Governmental Authority or other Person may assert under any Antitrust Law with respect to the Transactions, and (ii) avoid or eliminate each and every impediment under any Antitrust Law that may be asserted by any Governmental Authority with respect to the Transactions, in each case, so as to enable the Closing to occur as promptly as practicable and in any event no later than the Outside Date.
Section 4.5 Public Announcements. The initial press release with respect to the execution of this Agreement shall be a joint press release mutually agreed and issued by Inspirato and Buyerlink. Thereafter, except in connection with any dispute between the parties relating to this Agreement, no party shall issue or cause the publication of any press release or other public announcement with respect to this Agreement or the Transactions without the prior consent of the other parties (which consent shall not be unreasonably withheld or delayed), except as may be required by applicable Law or by any applicable Nasdaq rules as determined in the good faith judgment of such party (provided that such party uses reasonable best efforts to afford the other parties an opportunity to first review the content of the proposed disclosure and provide reasonable comment regarding the same); provided that Inspirato shall not be required by this Section 4.5 to consult with Buyerlink with respect to a public announcement in connection with (a) the receipt and existence of an Alternative Proposal that the Inspirato Board believes is bona fide, and (b) an Adverse Recommendation Change, but nothing in this proviso shall limit any obligation of Inspirato under Section 4.3(c) to advise and inform Buyerlink; provided further that each Party and its respective Affiliates may make statements that are consistent with statements made in previous press releases, public disclosures or public statements made by Inspirato or Buyerlink in compliance with this Section 4.5.
Section 4.6 Access to Information; Confidentiality Agreement. Upon reasonable notice and subject to applicable Laws relating to the exchange of information, each party shall, and shall cause any of its respective Subsidiaries to, afford to the other parties and their Representatives reasonable access to, during normal business hours (and, with respect to books and records, the right to copy) all of its and any of its respective Subsidiaries’ properties, commitments, books, contracts, records and correspondence (in each case, whether in physical or electronic form), officers, employees, accountants, counsel, financial advisors and other Representatives. Except for disclosures permitted by the terms of the Confidentiality Agreement, each Party and its respective Representatives shall hold information received from any other Party pursuant to this Section 4.6 in confidence in accordance with the terms of the Confidentiality Agreement. Any investigation pursuant to this Section 4.6 shall be conducted in such a manner as not to interfere unreasonably with the conduct of the business of either party or its Subsidiaries. Nothing in this Section 4.6 shall require (A) Inspirato or Buyerlink to provide any access, or to disclose any information, to the extent providing such access or disclosing such information would (1) waive the protection afforded by attorney-client privilege or (2) unreasonably interfere with Inspirato’s or Buyerlink’s business operations; provided that the party not providing such access or disclosure shall give notice to the other party of the fact that it is withholding such information or documents and thereafter shall reasonably cooperate with the other party to allow the disclosure of such information (or as much of it as possible) in a manner that would not violate the foregoing clauses (1) and (2).
Section 4.7 Notification of Certain Matters. Inspirato shall give prompt notice to Buyerlink, and Buyerlink shall give prompt notice to Inspirato, of (a) any notice or other communication received by such Party from any Governmental Authority in connection with the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions if the subject matter of such communication or the failure of such party to obtain such consent is reasonably likely to be material to Buyerlink or Inspirato, as applicable, (b) any Claim commenced or, to such party’s Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries and that relate to the Transactions, (c) the discovery of any fact or circumstance that, or the occurrence or non- occurrence of any event the occurrence or non-occurrence of which, would result in the failure to be satisfied of any of the conditions to the Closing in Article V and (d) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereby which would result in the failure to be satisfied of any of the conditions to the Closing in Article V; provided that, in the case of clauses (c) and (d), the failure to comply with this Section 4.7 shall not result in the failure to be satisfied of any of the conditions to the Closing in Article V, or give rise to any right to terminate this Agreement under Article VI, if the underlying fact, circumstance, event or failure would not in and of itself give rise to such failure or right.
Section 4.8 Litigation and Proceedings. Inspirato shall promptly notify Buyerlink of any action brought by stockholders of Inspirato against Inspirato and/or its directors relating to this Agreement, the Merger or the other transactions contemplated by this Agreement (whether directly or on behalf of Inspirato and its Subsidiaries or otherwise). Prior to the Effective Time, Inspirato shall control the defense or settlement of any litigation or other legal proceedings against Inspirato or any of its directors relating to this Agreement, the Merger or the other transactions contemplated by this Agreement; provided that, other than legal proceedings between or among the parties hereto, Inspirato shall give Buyerlink the opportunity to consult with Inspirato prior to the Effective Time and keep Buyerlink reasonably apprised on a reasonably prompt basis with respect to the defense or settlement of any litigation or other legal proceedings against Inspirato or any of its directors relating to this Agreement, the Merger and the other transactions contemplated by this Agreement, including by giving Buyerlink an opportunity to participate, at Buyerlink’s expense, in such litigation or other legal proceedings; and provided, further, that other than legal proceedings between or among the parties hereto,

Inspirato agrees that it shall not settle any such litigation or other legal proceedings without the prior written consent of Buyerlink, which shall not be unreasonably withheld, delayed or conditioned.
Section 4.9    Indemnification and Insurance.
(a)Without limiting any other rights that any Indemnified Person may have pursuant to any employment agreement or indemnification agreement in effect on the date hereof or otherwise, each of which has been provided or made available to Inspirato prior to the date hereof, from the Effective Time and until the six-year anniversary of the Effective Time, Inspirato and the Surviving Corporation shall, jointly and severally, indemnify, defend and hold harmless each Person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, a director, officer or employee of Buyerlink or any of its Subsidiaries or who acts as a fiduciary under any Buyerlink Benefit Plan or any of its Subsidiaries (the “Indemnified Persons”) against all losses, claims, damages, costs, fines, penalties, expenses (including attorneys’ and other professionals’ fees and expenses), liabilities or judgments or amounts that are paid in settlement, of or incurred in connection with any threatened or actual legal proceeding to which such Indemnified Person is a party or is otherwise involved (including as a witness) based, in whole or in part, on or arising, in whole or in part, out of the fact that such Person is or was a director, officer or employee of Buyerlink or any of its Subsidiaries, a fiduciary under any Buyerlink Benefit Plan or is or was serving at the request of Buyerlink or any of its Subsidiaries as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, Buyerlink Benefit Plan, trust or other enterprise or by reason of anything done or not done by such Person in any such capacity, whether pertaining to any act or omission occurring or existing prior to, at or after the Effective Time and whether asserted or claimed prior to, at or after the Effective Time (“Indemnified Liabilities”), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to, this Agreement or the Merger, other than to the extent such indemnification relates to a breach of this Agreement by Buyerlink or its Subsidiaries, in each case to the fullest extent permitted under applicable Law (and Inspirato and the Surviving Corporation shall, jointly and severally, pay expenses incurred in connection therewith in advance of the final disposition of any such legal proceeding to each Indemnified Person to the fullest extent permitted under applicable Law). Without limiting the foregoing, in the event any such legal proceeding is brought or threatened to be brought against any Indemnified Persons (whether arising before or after the Effective Time), (i) the Indemnified Persons may retain Inspirato’s regularly engaged legal counsel or other counsel satisfactory to them, and Inspirato and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Persons as promptly as statements therefor are received, and (ii) Inspirato and the Surviving Corporation shall use its best efforts to assist in the defense of any such matter. Any Indemnified Person wishing to claim indemnification or advancement of expenses under this Section 4.9, upon learning of any such legal proceeding, shall notify the Surviving Corporation (but the failure so to notify shall not relieve a party from any obligations that it may have under this Section 4.9 except to the extent such failure materially prejudices such party’s position with respect to such claims). With respect to any determination of whether any Indemnified Person is entitled to indemnification by Inspirato or Surviving Corporation under this Section 4.9, such Indemnified Person shall have the right, as contemplated by the DGCL, to require that such determination be made by special, independent legal counsel selected by the Indemnified Person and approved by Inspirato or the Surviving Corporation, as applicable (which approval shall not be unreasonably withheld or delayed), and who has not otherwise performed material services for Inspirato, Buyerlink, Surviving Corporation or the Indemnified Person within the last three
(3) years.

(b)The provisions of this Section 4.9 are intended to be for the benefit of, and shall be enforceable by, the parties and each Person entitled to indemnification or insurance coverage or expense advancement pursuant to this Section 4.9, and its heirs and representatives.
Section 4.10 Fees and Expenses. All fees and expenses incurred in connection with the Transactions including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the Transactions, shall be the obligation of the respective party incurring such fees and expenses.
Section 4.11 Listing Application. Inspirato and Buyerlink shall take all commercially reasonable actions necessary to cause the Inspirato Common Stock to be eligible for continued listing on Nasdaq following the Effective Time.
Section 4.12    Tax Treatment of the Merger.
(a)Each of the parties shall, and shall cause each of their respective Affiliates to, use reasonable best efforts to cause the Merger to be treated as a Reorganization and to obtain the Tax Opinion. Neither party shall take or fail to take, or permit any of its respective Affiliates to take or fail to take, any action which action or failure to act would reasonably be expected to prevent the qualification of the Merger as a Reorganization or the receipt of the Tax Opinion. Unless required by applicable Law, neither party shall file any Tax Return or take any position inconsistent with the treatment of the Merger as a Reorganization.
(b)Inspirato shall use reasonable best efforts to deliver to Buyerlink’s Tax Counsel a tax representation letter dated as of the Closing Date and signed by an officer of Inspirato, containing customary representations of Inspirato, as reasonably necessary and appropriate to enable Buyerlink’s Tax Counsel to render the Tax Opinion, and Buyerlink shall use reasonable best efforts to deliver to Buyerlink’s Tax Counsel a tax representation letter dated as of the Closing Date and signed by an officer of Buyerlink, containing customary representations of Buyerlink, as reasonably necessary and appropriate to enable Buyerlink’s Tax Counsel to render the Tax Opinion.
(c)If, before the Closing, Buyerlink reasonably determines that (i) it is not able to obtain the Tax Opinion but (ii) it would be able to obtain the Tax Opinion if, instead of Merger Sub merging into Buyerlink with Buyerlink surviving as a wholly owned Subsidiary of Inspirato, Buyerlink merged into Merger Sub with Merger Sub surviving as a wholly owned subsidiary of Inspirato, the parties shall cooperate in good faith to amend the terms of this Agreement to reflect such alternative structure.
Section 4.13 Name Change. At or promptly following the Effective Time, Inspirato shall file a certificate of amendment to its certificate of incorporation with the Secretary of State of the State of Delaware to change its corporate name to “One Planet Platforms, Inc.” (the “Name Change”), subject to availability under applicable law. One Planet Group shall cause One Planet Studios, LLC, a Delaware limited liability company, to either (a) change its legal name to eliminate any conflict that would prevent the Name Change or (b) provide written consent to the use of the name “One Planet Platforms” by Inspirato. The parties shall use their respective reasonable best efforts to complete all steps required to effectuate the Name Change, and Inspirato shall update all applicable

Nasdaq, SEC, and other public filings and disclosures to reflect such new name as promptly as practicable thereafter.
Section 4.14 Stockholders Agreement. Inspirato and Buyerlink shall negotiate and prepare, and, effective as of the Effective Time, Inspirato and One Planet shall enter into the Stockholders Agreement, in accordance with the terms and conditions set forth on the term sheet (the “Stockholders Agreement Term Sheet”) attached hereto as Exhibit D.
Section 4.15 Post-Closing Operations. Following the Effective Time, (a) Inspirato LLC and Buyerlink shall each continue to operate as independent, wholly owned subsidiaries of Inspirato, (b) the parties shall cooperate in good faith to implement shared services, administrative support, and licensing arrangements as reasonably necessary to facilitate post- merger integration and (c) Inspirato shall enter into a Name Licensing Agreement with One Planet Group in connection with the “One Planet Platforms” brand substantially as set forth on Exhibit E hereto.
Section 4.16 Issuance of Additional RSU Awards. At or as soon as practicable following the Effective Time, Inspirato shall issue to each individual listed on Section 4.16 of the Buyerlink Disclosure Schedule an award of restricted stock units with respect to the number of shares of Inspirato Common Stock set forth opposite such individual’s name on Section 4.16 of the Buyerlink Disclosure Schedule (the “Additional RSU Awards”), which Additional RSU Awards shall vest in three equal installments on each of the first three anniversaries of the Closing Date, subject to the holder’s continued service with Inspirato or its applicable Subsidiaries on each applicable vesting date and substantially the same terms and conditions as set forth in the publicly filed restricted stock unit agreement under the Inspirato Incorporated 2021 Equity Incentive Plan.
Section 4.17 Further Assurances. Each party shall, at the request of the other party, execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.
Section 4.18 Post-Closing Disclosure. As promptly as practicable following the Effective Time, Inspirato shall file with the SEC a Form 8-K announcing the closing of the Merger and including the disclosures required in connection therewith.
ARTICLE V
CONDITIONS TO CLOSING
Section 5.1 Mutual Conditions. The obligations of each of the parties to consummate the Merger shall be subject to the satisfaction or written waiver of the following conditions:
(a)The Inspirato Stockholder Approval shall have been obtained in accordance with the DGCL, Nasdaq listing rules and the Inspirato Organizational Documents.

(b)No Governmental Authority shall have enacted, issued, promulgated, enforced, or entered any Law, rule, regulation, injunction, order, or decree (whether temporary, preliminary, or permanent) that is in effect and has the effect of making the Merger illegal or otherwise restraining or prohibiting the consummation of the Transactions.
(c)Any applicable waiting period (including any extension thereof and any timing agreement with a Governmental Authority) under the HSR Act relating to the Merger shall have expired or been terminated.
Section 5.2 Conditions to Obligations of Inspirato and Merger Sub. The obligations of Inspirato and Merger Sub to consummate the Merger are subject to the satisfaction or waiver in writing by Inspirato of the following further conditions:
(a)Representations and Warranties. (i) The representations and warranties of Buyerlink contained in Section 2.1, Section 2.2, and Section 2.3 shall be true and correct in all but de minimis respects, in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and (ii) all other representations and warranties of Buyerlink set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or Material Adverse Effect set forth in any individual such representation or warranty) does not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyerlink.
(b)Covenants. Buyerlink shall have performed and complied in all material respects with all covenants required to be performed or complied with by it under this Agreement on or prior to the Closing Date.
(c)No Material Adverse Effect. After the date of this Agreement, there shall not have occurred any effect that, individually or in the aggregate with all other effects, has resulted in a Material Adverse Effect to Buyerlink or any of its Subsidiaries.
(d)Officer’s Certificate. Inspirato shall have received at the Effective Time a certificate signed on behalf of Buyerlink by a senior executive officer of Buyerlink to the effect that the conditions set forth in Sections 5.2(a), 5.2(b) and 5.2(c) have been satisfied.
(e)Available Closing Date Cash. The Buyerlink Available Closing Date Cash must be equal to at least the Buyerlink Cash Target.
Section 5.3 Conditions to Obligations of Buyerlink. The obligation of Buyerlink to consummate the Merger is subject to the satisfaction or waiver in writing by Buyerlink of the following further conditions:
(a)Representations and Warranties. (i) The representations and warranties of Inspirato and Merger Sub contained in Section 3.1, Section 3.2 and Section 3.3 shall be true and correct in all but de minimis respects, in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and (ii) all other representations and warranties of Inspirato and Merger Sub set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or Material Adverse Effect set forth in any individual such representation or warranty) does not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Inspirato.
(b)Covenants. Inspirato and Merger Sub shall have performed and complied in all material respects with all covenants required to be performed or complied with by them under this Agreement on or prior to the Closing Date.
(c)No Material Adverse Effect. After the date of this Agreement, there shall not have occurred any effect that, individually or in the aggregate with all other effects, has resulted in a Material Adverse Effect to Inspirato or any of its Subsidiaries.
(d)Officer’s Certificate. Buyerlink shall have received at the Effective Time a certificate signed on behalf of Inspirato by a senior executive officer of Inspirato to the effect that the conditions set forth in Sections 5.3(a), 5.3(b) and 5.3(c) have been satisfied.
(e)Tax Opinion. Buyerlink shall have received the Tax Opinion from Buyerlink’s Tax Counsel.
(f)Specified Matters. The consents, waivers, terminations, or amendments set forth on Section 5.3(f) of the Inspirato Disclosure Schedule (the “Specified Matters”) shall have been received.
Section 5.4 Frustration of Closing Conditions. Neither Inspirato, Merger Sub, nor Buyerlink may rely on the failure of any condition set forth in Section 5.1, Section 5.2 or Section 5.3, as the case may be, to be satisfied if such failure was caused by such party’s failure to use its reasonable best efforts to consummate the Merger and the other Transactions, or other breach of or non-compliance with this Agreement.
ARTICLE VI
TERMINATION
Section 6.1    Termination Events. This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time, as follows:
(a)By mutual written agreement of Inspirato and Buyerlink.
(b)By either Inspirato or Buyerlink, if the Closing has not occurred on or before October 31, 2025 (the “Initial Outside Date”, and as may be extended pursuant to this Section 6.1(b), the “Outside Date”); provided, that the Initial Outside Date may be extended pursuant to the mutual consent of Inspirato and Buyerlink; provided, further, that the right to terminate this Agreement under this Section 6.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the primary cause of the failure to consummate the Merger by such date.
(c)By either Inspirato or Buyerlink, if any Governmental Authority shall have enacted or issued a final, non-appealable law, regulation, or order permanently restraining or prohibiting the consummation of the Merger; provided that the right to terminate this Agreement under this Section 6.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the primary cause of the failure to consummate the Merger by such date.
(d)By either Inspirato or Buyerlink, if the Inspirato Stockholder Approval is not obtained at the Inspirato Stockholder Meeting (or any adjournment or postponement thereof).
(e)By Buyerlink if (i) an Adverse Recommendation Change shall have occurred or Inspirato failed to make the Inspirato Board Recommendation, in each case whether or not permitted by the terms hereof or (ii) if Inspirato or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of Inspirato and Merger Sub set forth in this Agreement shall fail to be true), which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 5.3(a) or Section 5.3(b) and (B) is incapable of being cured, or is not cured, by Inspirato or Merger Sub by the earlier of thirty (30) days following receipt of written notice from Buyerlink of such breach or failure or the Outside Date; provided that Buyerlink shall not have the right to terminate this Agreement pursuant to this Section 6.1(e)(ii) if Buyerlink is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement such as would result in any of the closing conditions set forth in Section 5.2 not being satisfied.
(f)By Inspirato (i) at any time prior to receipt of the Inspirato Stockholder Approval, in order to enter into a binding written agreement with respect to a Superior Proposal, provided that Inspirato shall have complied in all material respects with its obligations under Section 4.3, (ii) if Buyerlink unreasonably withholds, conditions or delays its approval of any Specified Matter for which Buyerlink’s reasonable approval is required, or Buyerlink otherwise takes any action that is the primary cause of the condition set forth in Section 5.3(f) being made incapable of being satisifed or (iii) if Buyerlink shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of Buyerlink set forth in this Agreement shall fail to be true), which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 5.2(a) or Section 5.2(b) and (B) is incapable of being cured, or is not cured, by Buyerlink, by the earlier of thirty (30) days following receipt of written notice from Inspirato of such breach or failure or the Outside Date; provided that Inspirato shall not have the right to terminate this Agreement pursuant to this Section 6.1(f)(ii) if Inspirato or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement such as would result in any of the closing conditions set forth in Section 5.3(a) and Section 5.3 not being satisfied.
Section 6.2    Effect of Termination. In the event of the termination of this Agreement as provided in Section 6.1:
(a)This Agreement shall forthwith become void and have no further force or effect, except for this Section 6.2, Section 6.3 and Article VII, which shall survive such termination; and
(b)No party shall have any liability under this Agreement as a result of such termination, except for any liability arising from fraud or Willful Breach of this Agreement prior to such termination.

Section 6.3    Fees and Expenses.
(a)In the event that (i) an Alternative Proposal shall have been publicly proposed or publicly disclosed prior to, and not withdrawn at the time of, the Inspirato Stockholder Meeting (or, if the Inspirato Stockholder Meeting shall not have occurred, prior to the termination of this Agreement pursuant to Section 6.1(b)), and (ii) this Agreement is terminated by Buyerlink or Inspirato pursuant to Section 6.1(b) or Section 6.1(d) and (iii) Inspirato enters into a definitive agreement with respect to, or consummates, an Alternative Proposal within twelve (12) months after the date this Agreement is terminated, then Inspirato shall pay the Termination Fee to Buyerlink upon the earlier of (A) the date of the execution of such definitive agreement by Inspirato or (B) consummation of any such transaction. For purposes of this Section 6.3(a), the term “Alternative Proposal” shall have the meaning assigned to such term in Section 4.3(e)(i), except that the references to “20%” shall be deemed to be references to “50%.”
(b)In the event this Agreement is terminated (i) by Buyerlink pursuant to Section 6.1(e), Inspirato shall pay to Buyerlink, within two (2) Business Days after the date of termination, the Termination Fee or (ii) by Inspirato pursuant to Section 6.1(f)(i), Inspirato shall pay to Buyerlink, concurrently with and as a condition to such termination, the Termination Fee.
(c)In the event that this Agreement is terminated by Inspirato pursuant to Section 6.1(f)(ii) or (iii), then Buyerlink shall pay to Inspirato, within two (2) Business Days after the date of termination, the Reverse Termination Fee.
(d)Any payment of the Termination Fee or the Reverse Termination Fee shall be made in cash by wire transfer of immediately available funds to an account designated in writing by Buyerlink or Inspirato, respectively.
(e)In the event that (i) Inspirato shall fail to pay the Termination Fee or (ii) Buyerlink shall fail to pay the Reverse Termination Fee, in each case required pursuant to this Section 6.3 when due, such fee shall accrue interest for the period commencing on the date such fee became past due, at a rate equal to the legal rate of interest provided for in Section 2301 of Title 6 of the Delaware Code. The parties acknowledge that the provisions of this Section 6.3 are an integral part of the Transactions and that, without these agreements, they would not enter into this Agreement.
(f)The parties agree that in the event that (i) Inspirato pays the Termination Fee to Buyerlink or (ii) Buyerlink pays the Reverse Termination Fee to Inspirato, in each case the payor party has no further liability to the payee party of any kind in respect of this Agreement and the Transactions; provided that nothing in this Agreement shall release any party from liability for Willful Breach or fraud), and in no event shall Inspirato or Buyerlink be required to pay the Termination Fee or Reverse Termination Fee on more than one occasion.
ARTICLE VII MISCELLANEOUS
Section 7.1 Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (with tracking); or (c) on the date sent by email (with confirmation of transmission), if sent during normal business hours on a Business Day (or on the next Business Day if sent after hours or on a non-Business Day). All communications shall be sent to the addresses set forth below (or to such other address as may be designated by a party by written notice):
If to Inspirato or Merger Sub:

Inspirato Incorporated
1544 Wazee Street
Denver, CO 80202
Attn: General Counsel
Email: Bwadman@inspirato.com

If to Buyerlink:

Buyerlink Inc.
1820 Bonanza St.
Walnut Creek, CA 94596
Attn: General Counsel
Email: tatevik.davtyan@oneplanetstudios.com

with copies, which shall not constitute notice, to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:    Derek Dostal
Lee Hochbaum
E-mail:    derek.dostal@davispolk.com
lee.hochbaum@davispolk.com
Section 7.2 Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of laws principles. Each party irrevocably submits to the exclusive jurisdiction of the state and federal courts located in Wilmington, Delaware, for the purposes of any suit, action, or other proceeding arising out of or relating to this Agreement.
Section 7.3 Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 7.4 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Agreements, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to such subject matter.

Section 7.5 Amendment; Waiver. This Agreement may only be amended, modified, or supplemented by an instrument in writing signed by each of the parties. No waiver by any party of any provision shall be effective unless explicitly set forth in writing and signed by the party so waiving. Following receipt of the Inspirato Stockholder Approval or the effectiveness of the Buyerlink Stockholder Consent, there shall be no amendment or change to the provisions of this Agreement which by applicable Law would require further approval by the stockholders of Inspirato or Buyerlink without such approval.
Section 7.6 Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable, the remainder of the Agreement shall not be affected and shall be enforced to the fullest extent permitted by law.
Section 7.7 Assignment. Neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any party without the prior written consent of the other parties, except that either party may assign this Agreement to a successor-in-interest by merger or consolidation.
Section 7.8 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties and their permitted successors and assigns, and nothing herein, express or implied, shall confer any rights upon any other person or entity, except as set forth in Section 4.9.
Section 7.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Signatures delivered electronically or via.pdf shall be deemed effective.
Section 7.10 Specific Enforcement. The parties hereby agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and it is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and that the parties shall be entitled to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which any party is entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, and each party agrees that it will not oppose the granting of specific performance and other equitable relief as provided herein on the basis that (a) each party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity. Each party further agrees that no party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7.10, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 7.11 Nonsurvival of Representations, Warranties and Covenants. Except in the case of claims against a party in respect of such party’s fraud, none of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and all such representations, warranties, covenants, obligations or other agreements shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing, (b) this Article VII and (c) any corresponding definitions set forth in Article VIII. For the avoidance of doubt, any covenant or obligation expressly stated to survive the Closing shall remain in full force and effect in accordance with its terms.

ARTICLE VIII
DEFINITIONS
For purposes of this Agreement, the following terms have the meanings set forth below:
“Additional RSU Awards” shall have the meaning set forth in Section 4.16.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.
“BL Pref Number” means 1000.
“BL Pref Value” means $22,300,000, plus accrued dividends through the Closing Date. “Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in the State of New York.
“Buyerlink Available Closing Date Cash” means the Cash of Buyerlink as of the Closing
Date.
“Buyerlink Cash Target” means Five Million Dollars ($5,000,000).
“Buyerlink Common Stock” means the shares of common stock, par value $0.0001 per share, of Buyerlink.
“Buyerlink Designees” shall have the meaning set forth in Section 1.6(b).
“Buyerlink Distribution Rights” means an award of units of distribution rights granted to eligible employees of Buyerlink pursuant to a Buyerlink Distribution Rights Letter Agreement.
“Buyerlink Distribution Rights Letter Agreement” means a Distribution Rights Letter Agreement by and between Buyerlink and the applicable eligible employee and set forth on Section 2.16 of the Buyerlink Disclosure Schedule.
“Buyerlink Financial Statements” shall have the meaning set forth in Section 2.7.
“Buyerlink Material Contract” shall have the meaning set forth in Section 2.15(a).
“Buyerlink Preferred Stock” means the shares of Series A Preferred Stock, par value
$0.0001 per share, of Buyerlink.

“Buyerlink’s Tax Counsel” means Davis Polk & Wardwell LLP.
“Cash”: means, as of a given time, all cash and cash equivalents of Buyerlink (including marketable securities, short term investments, liquid instruments and deposits in transit), and the amount of any received and uncleared checks, wires or drafts as of such time, and shall exclude any cash not freely distributable or usable due to legal, regulatory or contractual constraints or otherwise of the type referred to as “restricted cash” under GAAP and unposted cash deposits.
“Charter Amendment” means an amendment to the Inspirato certificate of incorporation to increase the authorized number of (i) Inspirato Common Stock to 180,000,000 and (ii) Inspirato Preferred Stock to 16,000,000.
“Claim” means any and all claims, causes of action, demands, lawsuits, suits, information requests, Proceedings, governmental investigations or audits and administrative orders.
“Code” means the Internal Revenue Code of 1986, as amended.
“Confidentiality Agreement” means the mutual confidentiality agreement, dated as of March 17, 2025, by and between Inspirato and Buyerlink, as amended from time to time.
“Contracts” means all Leases, contracts, agreements, commitments, instruments and understandings, whether written or oral.
“Converted Cash Award” shall have the meaning set forth in Section 1.10(a). “Converted RSU Award” shall have the meaning set forth in Section 1.10(a). “Distribution Rights Percentage” means an amount equal to the aggregate percentage entitlement of the Buyerlink Distribution Rights to the Merger Consideration, which as of the date of this Agreement is equal to 8.59% (subject to reduction in the event of any forfeiture of a Buyerlink Distribution Right by a holder thereof prior to the Effective Time).
“Employee Benefit Plan” means (i) all “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and (ii) all other compensation or employee benefit plans, programs, policies, agreements or other arrangements, whether or not subject to ERISA and whether funded or unfunded, including cash, equity or equity-based, employment, retention, change of control, deferred compensation, performance awards, fringe, consulting, health, medical, dental, disability, workman’s compensation, accident, life insurance, day or dependent care, legal services, vacation, severance, retirement, pension, savings, or termination.
“Encumbrance” means liens, charges, pledges, options, rights of first offer or refusal, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition or otherwise), easements, lease or sublease, right of way, encroachment and other encumbrances of every type and description, whether imposed by law, agreement, understanding or otherwise.
“ERISA” is defined in the definition of the term “Employee Benefit Plan.”

“ERISA Affiliate” means, with respect to any entity, trade, or business, any other entity, trade, or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade, or business, or that is a member of the same “controlled group” as the first entity, trade, or business pursuant to Section 4001(a)(14) of ERISA.
“Estimated Cash Amount” shall have the meaning ascribed thereto in Section 1.9(a).
“Estimated Net Working Capital Amount” shall have the meaning set forth in Section
1.9(a).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Final Cash Amount” shall mean the definitive calculation of Buyerlink’s Cash as reflected in the Final Adjustment Statement.
“Final Net Working Capital Amount” shall mean the definitive calculation of Buyerlink’s Net Working Capital as reflected in the Final Adjustment Statement.
“GAAP” means generally accepted accounting principles in the United States.
“Governmental Authority” means any national, state, local, county, parish or municipal government, domestic or foreign, any court, tribunal, arbitrator, regulatory or administrative agency, commission, subdivision, department or other authority or other governmental instrumentality.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“Initial Outside Date” shall have the meaning set forth in Section 6.1(b).
“Inspirato Common Stock” means Inspirato’s Class A common stock, par value $0.0001 per share.
“Inspirato Fairness Opinion” means an opinion of Roth Capital Partners, LLC, dated as of the date of this Agreement, to the effect that, as of such date, and subject to the assumptions and qualifications set forth therein, from a financial point of view, the amount of Merger Consideration is fair to Inspirato.
“Inspirato Per Share Value” means $3.61.
“Inspirato Stockholder Approval” means the (i) affirmative vote or consent in favor of the Charter Amendment of the holders of a majority of the outstanding shares of Inspirato Common Stock and (ii) affirmative vote or consent in favor of the Share Issuance of the majority of votes cast.
“Intellectual Property Rights” means any and all intellectual property and similar proprietary rights in any jurisdiction throughout the world, including the following: (i) all statutory invention registrations, patents and patent applications (together with any and all re- issuances, continuations, continuations-in-part, divisionals, revisions, provisionals, renewals, extensions and reexaminations thereof) and all improvements to the inventions disclosed in each such registration, patent and patent application, (ii) all trademarks, service marks, trade names, service names, brand names, trade dress, logos, certifications, Internet domain names, social media identifiers and accounts, corporate names and any and all other indications of origin (whether or not registered), including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrights (whether or not registered) and all applications and registrations therefor, works of authorship, mask work rights and any and all renewals, extensions, reversions, restorations, derivative works and moral rights in connection with the foregoing, now or hereafter provided by Applicable Law, regardless of the medium of fixation or means of expression, (iv) all trade secrets, know-how (including manufacturing and production processes and research and development information), confidential information, technical data, algorithms, formulae, procedures, protocols, rules of thumb, techniques, results of experimentation and testing, and business information (including financial and marketing plans, customer and supplier lists, and pricing and cost information), (v) software (including source code, object code, firmware, operating systems and specifications),
(vi) databases and data collections, (vii) industrial designs (whether or not registered), (viii) rights of publicity, privacy rights, and rights to personal information, and (ix) all rights to sue or recover and retain damages and costs and attorneys’ fees for past, present and future infringement, misappropriation or other violation of any of the foregoing.
“Interim Buyerlink Financial Statements” shall have the meaning set forth in Section 2.7.
“IT Assets” means any and all computers, software, firmware, middleware, servers, routers, hubs, switches, circuits, networks, data communications lines and all other information technology infrastructure and equipment.
“Knowledge” (i) when used with respect to Inspirato or its Subsidiaries, means the actual knowledge, after reasonable inquiry, of its CEO, CFO and General Counsel and (ii) when used with respect to Buyerlink, means the actual knowledge, after reasonable inquiry, of its CEO, CFO and General Counsel.
“Law” shall mean any domestic or foreign law, common law, statute, ordinance, rule, regulation, code, judgment, order, writ, injunction, decree or legally enforceable requirement enacted, issued, adopted, promulgated, enforced, ordered or applied by any Governmental Authority.
“Lease” means, in respect of any Person, a lease, license, sublease, occupancy agreement, concession, permit or other arrangement pursuant to which such Person or any of its Subsidiaries has a right to use real property as a lessee, licensee, sublessee, occupant, concessionaire, permitee or similar user, without regard to whether such Person or Subsidiary is considered under applicable Law to be the fee owner of such real property.
“Leased Real Property” means, in respect of any Person, real property which such Person or any of its Subsidiaries uses pursuant to a Lease, together with all right, title and interest of such Person and its Subsidiaries in and to all leasehold improvements thereto, all easements, rights and appurtenances pertaining thereto and all security deposits, reserves and prepaid rents and royalties paid in connection therewith.
“Material Adverse Effect” means, with respect to a Person, (a) a material adverse effect on the ability of such Person to perform or comply with any material obligation under this Agreement or to consummate the Transactions in accordance with the terms hereof, or (b) any change, effect, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of such Person and its Subsidiaries, taken as a whole; provided that any adverse changes, effects, events or occurrences resulting from or due to any of the following shall be disregarded in determining whether there has been a Material Adverse Effect: (i) changes, effects, events or occurrences generally affecting the United States or global economy, the financial, credit, debt, securities or other capital markets or political, legislative or regulatory conditions or changes in the industries in which such Person operates; (ii) the announcement or pendency of this Agreement or the Transactions or the performance of this Agreement; (iii) any change in the market price or trading volume of the Inspirato Common Stock (it being understood and agreed that the foregoing shall not preclude any other party to this Agreement from asserting that any facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect); (iv) acts of war or terrorism (or the escalation of the foregoing) or natural disasters or other force majeure events; (v) changes in any applicable Laws or regulations applicable to such Person or applicable accounting regulations or principles or the interpretation thereof; and (vi) any legal proceedings commenced by or involving any current or former member, partner or stockholder of such Person (on their own or on behalf of such Person) arising out of or related to this Agreement or the Transactions; provided that changes, effects, events or occurrences referred to in clauses (i), (iv) and (v) above shall be considered for purposes of determining whether there has been or would reasonably be expected to be a Material Adverse Effect if and to the extent such state of affairs, changes, effects, events or occurrences has had or would reasonably be expected to have a disproportionate adverse effect on such Person and its Subsidiaries, as compared to other companies operating in the industries in which such Person and its Subsidiaries operate.
“Material Contract” shall mean (a) in reference to Buyerlink, a Buyerlink Material Contract, and (b) in reference to Inspirato, an Inspirato Material Contract.
“Merger Consideration” shall have the meaning set forth in Section 1.8(a).
“Net Working Capital” means, with respect to any Person, (i) the aggregate value of the consolidated accounts receivable and prepaid expenses of such Person and its Subsidiaries minus

(ii) the aggregate value of the consolidated accounts payable, accrued liabilities, accrued interest, accrued compensation and benefits expense and deferred revenue of such Person and its Subsidiaries, in each case, calculated in a manner consistent with the sample calculation attached hereto as Exhibit F.
“Net Working Capital Target” shall mean thirteen million, six hundred and eighty one thousand dollars ($13,681,000).
“One Planet Group” shall have the meaning set forth in the Recitals.
“Owned Real Property” means, with respect to any Person, all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by such Person or any of its Subsidiaries.
“Permit” means all licenses, permits, franchises, consents, approvals and other authorizations of or from any Governmental Authority.
“Permitted Encumbrances” means with respect to any Person, (a) statutory Encumbrances for current Taxes not yet due and payable or the amount or validity of which is being contested in good faith by appropriate legal proceedings and are adequately reserved for in accordance with GAAP; (b) mechanics’, carriers’, workers’, repairers’ and similar statutory Encumbrances arising or incurred in the ordinary course of business for amounts which are not delinquent or which are being contested by appropriate legal proceedings; (c) zoning, entitlement, building and other land use regulations imposed by Governmental Authorities having jurisdiction over such Person’s owned or leased real property, which are not violated by the current or anticipated use and operation of such real property; (d) any right of way or easement related to public roads and highways; (e) Encumbrances arising under workers’ compensation, unemployment insurance, social security, retirement and similar legislation; (f) Encumbrances arising from the terms of the leases and other instruments creating such title or interest; and (g) Encumbrances constituting of non-exclusive licenses, non-exclusive sublicenses or covenants not to sue in respect of Intellectual Property Rights granted in the ordinary course of business.
“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including a Governmental Authority.
“Personal Information” means (a) information related to an identified or identifiable individual (e.g., name, address telephone number, email address, financial account number, government-issued identifier), (b) any other data which identifies or may be reasonably used to identify, contact, or locate an individual, including any internet protocol address or other persistent identifier, and (c) any other, similar information or data, in each case, to the extent defined as “personal data,” “personal information,” “personally identifiable information” or similar terms by applicable Privacy Laws;
“Privacy Laws” means all laws and regulations governing the receipt, collection, use, storage, processing, sharing, security, disclosure, or transfer of Personal Information or breach notification relating thereto.

“Process” or “Processing” means any operation or set of operations, with respect to data or information, whether or not by automated means, such as the use, collection, processing, storage, recording, organization, adaption, alteration, transfer, retrieval, consultation, disclosure, dissemination, combination, erasure or destruction of such data or any other operation that is otherwise considered “processing” or similar term under applicable Privacy Laws.
“Related Person,” with respect to any Person, means any Affiliate, officer or director of such Person, or any of the respective family members of such Person or any Person in which any of the foregoing has, directly or indirectly, a material interest.
“Reorganization” means a “reorganization” within the meaning of Section 368(a) of the Code.

“Reverse Termination Fee” means an amount equal to one million dollars ($1,000,000). “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
“SEC Filings” means all forms, reports, certifications, prospectuses, registration statements, proxy statements, schedules, statements, and other documents (including all amendments thereto) (i) filed by Inspirato under the Securities Act, the Exchange Act, and all other federal securities Laws or (ii) filed or furnished by Inspirato on a voluntary basis since January 1, 2022.
“Securities” means any class or series of equity interest in a party, including without limitation, common stock, preferred stock or membership or ownership interests in a limited liability company or partnership.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Security Incident” means any (i) cyber or data security incident, ransomware or malware attack, or other incident that materially affects or compromises the confidentiality, integrity or availability of any IT Assets or (ii) any unlawful or unauthorized access to, acquisition of, disclosure, exfiltration, use, loss, alteration, destruction, compromise, theft, or other unauthorized processing of any personal data owned or controlled by Buyerlink or its Subsidiaries.
“Special Committee Designee” shall have the meaning set forth in Section 1.6(b). “Specified Matters” shall have the meaning set forth in Section 5.3(f).
“Standard Contracts” means any materials transfer agreement, nondisclosure agreement, services agreement, commercially available software-as-a-service offerings agreement for a license fee of less than $50,000 in the aggregate, off-the- shelf software license agreement, license agreement commonly referred to as “open source,” “public,” or “freeware” software license, generally available patent license agreements, or non-exclusive licenses granted to customers, in each case, solely to the extent entered into in the ordinary course of business, and excluding any such agreement that includes the grant of an exclusive option or other exclusive rights to use or practice any Intellectual Property Rights.

“Stockholders Agreement” shall have the meaning set forth in the Recitals.
“Subsidiary” when used with respect to any party, means any corporation, limited liability company, partnership, association, trust or other entity, the accounts of which would be consolidated with those of such party in such party’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power (or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests or, in the case of a limited liability company, the managing member) are, as of such date, owned by such party or one or more Subsidiaries of such party.
“Taxes” means (a) any taxes, assessments, fees and unclaimed property and escheat obligations, imposed by any Governmental Authority, including net income, gross income, profits, gross receipts, net receipts, capital gains, net worth, doing business, license, stamp, occupation, premium, alternative or add-on minimum, ad valorem, real property, personal property, transfer, real property transfer, value added, sales, use, environmental (including taxes under Code Section 59A), customs, duties, capital stock, stock, stamp, document, filing, recording, registration, authorization, franchise, excise, withholding, social security (or similar), fuel, excess profits, windfall profit, severance, extraction, production, net proceeds, estimated or other tax, including any interest, penalty or addition thereto, whether disputed or not, and any expenses incurred in connection with the determination, settlement or litigation of the Tax liability, (b) any obligations under any agreements or arrangements with respect to Taxes described in clause (a) above, and (c) any transferee liability in respect of Taxes described in clauses (a) and (b) above or payable by reason of assumption, transferee liability, operation of law, Treasury Regulations Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under Law) or otherwise.
“Taxing Authority” means, with respect to any Tax, the Governmental Authority that imposes such Tax, and the agency (if any) charged with the collection of such Tax.
“Tax Opinion” means the written opinion of Davis Polk & Wardwell LLP dated as of the Closing Date to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a Reorganization, and each of Buyerlink and Inspirato will be a party to such Reorganization within the meaning of Section 368(b) of the Code.
“Tax Return” means any return, report, declaration, or similar statement or form filed or required to be filed with a Taxing Authority (or provided to a payee) with respect to any Tax (including any attached schedules and related or supporting information), including any information return, claim for refund, amended return or declaration of estimated Tax, and including any amendment thereof.
“Termination Fee” means an amount equal to one million dollars ($1,000,000). “Transaction Valuation” means $326,300,000.
“Willful Breach” means (i) a material breach that is a consequence of an act or intentional omission undertaken by the breaching party with the knowledge that the taking of, or failure to take, such act would, or would be reasonably expected to, cause a material breach of such covenant or agreement and (ii) the failure by any party to consummate the Transactions after all of the conditions set forth in Article V have been satisfied or waived (by the party entitled to waive any such applicable conditions).

Term    Section
Accounting Referee    Section 1.9(d)
Acquisition Agreement    Section 4.3(a)
Adverse Recommendation Change    Section 4.3(a)
Agreement    Preamble
Alternative Proposal    Section 4.3(e)(i)
Antitrust Laws    Section 4.4(a)
Applicable Environmental Laws    Section 2.13
Audited Inspirato Financial Statements    0
BIS    Section 2.19(b)
Buyerlink    Recitals
Buyerlink Benefit Plan    Section 2.16
Buyerlink Board of Directors    Recitals
Buyerlink Designees    Section 1.6(b)
Buyerlink Disclosure Schedule    Article II
Buyerlink Financial Statements    Section 2.7
Buyerlink Intellectual Property    Section 2.17(a)
Buyerlink Material Contract    Section 2.15(a)
Buyerlink Organizational Documents    Section 1.5
Buyerlink Owned Intellectual Property    Section 2.17(b)
Buyerlink Related Party Transaction    Section 2.18
Buyerlink Stockholder Consent    Recitals
CERCLA    Section 2.13
Certificate of Merger    Section 1.3
Closing    Section 1.2
Closing Certificate    Section 1.9(a)
Closing Date    Section 1.2
Converted RSU Award    Section 1.10(a)
Creditor Rights    Section 2.2
DGCL    Section 1.1
Disputed Amounts    Section 1.9(d)
Effective Time    Section 1.3
Estimated Cash Amount    Section 1.9(a)
Estimated Net Working Capital Amount    Section 1.9(a)
Export Control and Economic Sanctions Laws    Section 2.19(b)
Final Adjustment Statement    Section 1.9(e)
Indemnified Liabilities    Section 4.9(a)
Indemnified Persons    Section 4.9(a)

Inspirato    Recitals
Inspirato Benefit Plan    Section 3.23
Inspirato Board    Section 1.6(b)
Inspirato Board Recommendation    Section 4.2(c)
Inspirato Disclosure Schedule    Article III
Inspirato Financial Statements    0
Inspirato IT Assets    Section 3.15(d)
Inspirato Intellectual Property    Section 3.15(a)
Inspirato Material Contract    Section 3.14(a)
Inspirato Notice    Section 4.3(d)
Inspirato Organizational Documents    Section 3.1
Inspirato Owned Intellectual Property    Section 3.15(b)
Inspirato Per Share Value    Section 1.8(a)
Inspirato Related Party Transaction    Section 3.17
Inspirato Special Committee    Recitals
Interim Buyerlink Financial Statements    Section 2.7
Internal Controls    Section 3.20(c)
Intervening Event    Section 4.3(e)(ii))
Merger    Recitals
Merger Sub    Recitals
Name Change    Section 4.13
Note    Section 1.8(a)
Objection Notice    Section 1.9(c)
OFAC    Section 2.19(b)
One Planet    Recitals
Outside Date    Section 6.1(b)
Preliminary Adjustment Statement    Section 1.9(a)
Proxy Statement    Section 3.5
RCRA    Section 2.13
Representatives    Section 4.3(a)
Sanctioned Jurisdiction    Section 2.19(b)
Sanctioned Party    Section 2.19(b)
Share Issuance    Section 1.1
Special Committee Designee    Section 1.6(b))
Stock Consideration    Section 1.8(a)
Stockholders Agreement    Recitals
Stockholders Agreement Term Sheet    Section 4.14
Superior Proposal    Section 4.3(e)(iii)

Surviving Corporation    Section 1.1
Transaction Agreements    Section 1.1
Transactions    Section 1.1
Unaudited Inspirato Financial Statements    0
Voting Agreement    Recitals

[Signature Page Follows]

Docusign Envelope ID: 2996E679-901 E-4320-A268-C2822333B0F0

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first written above.

[Signature Page to Agreement and Plan of Merger]

Docusign Envelope ID: 02A27323-0F24-4B3E-8786-167293DC988B

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first written above.

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A PREFERRED STOCK TERM SHEET
(see attached)

Exhibit A

EXHIBIT A

Preferred Stock Term Sheet1
1

Issuer:	Inspirato Incorporated, a Delaware corporation (“Inspirato”).
Investor	One Planet Ops Inc., a Delaware corporation (“One Planet”).
Type of Security:	Series A Preferred Stock of Inspirato (the “Preferred Stock”).
Total Issuance:	A number of shares of Preferred Stock of Inspirato calculated in accordance with Section 1.8(a) of the Agreement and subject to adjustment as provided in Section 1.9 of the Agreement.
Rank:	The Preferred Stock will rank senior in right of payment to Inspirato Common Stock for purposes of dividends and upon a Liquidation Event (as defined below).
Liquidation Preference:	$3.61 per share of Preferred Stock plus increases to such amount for accrued but unpaid dividends not previously added to such amount (the “Liquidation Preference”).
Dividend:
Each holder of Preferred Stock is entitled to receive the greater of (i) monthly cumulative cash dividends on each share of Preferred Stock, which shall accrue at a rate of 7% of the Liquidation Preference per annum, and (ii) any dividends declared and paid on Inspirato Common Stock.

If Inspirato is at any time in arrears on payment of dividends on the Preferred Stock, then the dividend rate shall be increased to 10% per annum until such time as all accrued dividends have been paid in cash in full.

Optional Redemption:	None.
Mandatory Redemption:
Inspirato shall redeem the Preferred Stock on the fifth anniversary of the Closing Date at a price in cash per share of Preferred Stock equal to the greater of (i) the Liquidation Preference plus any accrued and unpaid dividends and (ii) the value of the Inspirato Common Stock into which such share of Preferred Stock is convertible as of the date of redemption; provided, however, the holder of the Preferred Stock shall have the right to require Inspirato to instead redeem the Preferred Stock in three equal installments on each of the first three anniversaries of the

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1 All capitalized terms used but not defined herein shall have the meanings assigned thereto in the Agreement and Plan of Merger to which this Exhibit B is attached.

Closing Date at such price.

If Inspirato defaults on the mandatory redemption obligation set forth in the proviso above, the number of shares of Preferred Stock deemed subject to the redemption on which Inspirato defaulted shall be increased by 2% per month, beginning with an increase of 2% on the date of such default and increasing by an additional 2% each month thereafter, until Inspirato has satisfied such mandatory redemption obligation in full.

Qualified Small Business Stock (“QSBS”) Treatment
With respect to any shares of Preferred Stock eligible for QSBS treatment, at the holder’s option, the redemption or conversion of such shares of Preferred Stock shall be deferred to the latest permitted redemption date to support full QSBS qualification. Redemption or conversion of QSBS-eligible shares shall occur after the redemption or conversion of all other Preferred Stock, unless the holder elects otherwise.

Liquidation:
In the event of any liquidation or winding up of Inspirato or merger, consolidation, share exchange or sale of equity involving a change in control of Inspirato or a sale of all or substantially all of the assets of Inspirato (each, a “Liquidation Event”), each holder of Preferred Stock will receive, in preference to the holders of shares of Inspirato Common Stock (or any other series of preferred stock outstanding) a per share amount in cash equal to the Liquidation Preference. In the event that there are insufficient assets available for such distribution to all of the holders of the Preferred Stock, such assets as are available shall be distributed pro rata to the holders of Preferred Stock in proportion to the full amount each share of Preferred Stock otherwise is entitled to receive. Inspirato shall provide One Planet with prompt written notice of any Liquidation Event or any event or development that is reasonably likely to result in a Liquidation Event.

Optional Conversion
Each share of Preferred Stock will be convertible, at any time at the holder’s option, into a number of shares of Inspirato Common Stock equal to the Conversion Ratio.

The “Conversion Ratio” will initially be 1:1 and will be subject to customary adjustments for stock splits, stock dividends, recapitalizations and other similar events

3

Voting Rights
The approval of a majority of the shares of Preferred Stock will be required for (i) any amendments to the Certificate of Designations for the Preferred Stock and (ii) the issuance of any securities ranking senior in rights to dividends or upon liquidation to the Preferred Stock.

Registration Rights	The holders of Preferred Stock will be entitled to customary registration rights with respect to the Inspirato Common Stock issuable upon conversion of the Preferred Stock.
4

EXHIBIT B
FORM OF VOTING AGREEMENT
(see attached)

Exhibit B

EXHIBIT B

VOTING AGREEMENT
This VOTING AGREEMENT (this “Agreement”), dated as of June 25, 2025, is entered into by and among (i) One Planet Group LLC, a Delaware limited liability company (“Stockholder”),
(ii) Inspirato Incorporated, a Delaware corporation (the “Company”). Each of Stockholder and the Company are sometimes referred to as a “Party.”

RECITALS
A.Concurrently with the execution and delivery of this Agreement, the Company, Buyerlink, Inc., a Delaware corporation (“Buyerlink”) and RR Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Buyerlink , with Buyerlink surviving as a wholly owned subsidiary of the Company (the “Merger”).

B.As of the date hereof, Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the number of shares of the Company’s Class A common stock set forth on Schedule A (collectively, the “Common Shares”), representing all of the Common Shares owned of record or beneficially by Stockholder as of the date hereof (the “Owned Shares”, and together with any additional Common Shares acquired after the date hereof, the “Covered Shares”).

C.In connection with the execution of the Merger Agreement, Stockholder has agreed to enter into this Agreement with respect to its Covered Shares.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the Parties agree as follows:

1.Definitions
Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Merger Agreement. For purposes of this Agreement:

1.1.“Effective Time” means the time at which the Merger is consummated.

1.2.“Expiration Time” means the earlier of (a) the Effective Time and (b) the termination of the Merger Agreement in accordance with its terms.

1.3.“Transfer” means any direct or indirect offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, or other transfer (by operation of law or otherwise), including any voting trust or agreement, grant of proxy, or power of attorney.

2.Transfer Restrictions
EXHIBIT B

2.1.No Transfers. Until the record date set forth in the proxy statement to be delivered to the Company’s stockholders in connection with the Merger (the “Proxy Statement”), Stockholder shall not Transfer any Covered Shares without the Company’s prior written consent.

2.2.No Inconsistent Arrangements. Stockholder agrees not to enter into any arrangement or take any action, in its capacity as the record holder or beneficial owner of Covered Shares, that would materially impair its ability to perform its obligations hereunder or materially delay or materially adversely affect the consummation of the Merger.

3.Voting Agreement
1.1.Agreement to Vote. Until the Expiration Time, Stockholder agrees to vote (or cause to be voted) its Covered Shares:

•(a) in favor of approval of the Charter Amendment and the Share Issuance and all other transactions contemplated by the Merger Agreement, including any proposals required under Nasdaq rules (including Nasdaq Rules 5635(a), (b) and (d)) in connection with the Merger;
•(b) against any proposal that would reasonably be expected to interfere with or impede the consummation of the Merger; and
•(c) against any corporate action that would reasonably be expected to prevent the Company from fulfilling its obligations under the Merger Agreement.

1.2.Quorum. Until the Expiration Time, Stockholder agrees to be present in person or by proxy at all meetings of the Company’s stockholders to ensure its Covered Shares are counted for quorum purposes.

1.3.Execution of Proxies. Stockholder agrees to execute and return any proxy or voting instruction forms received with respect to the Covered Shares, consistent with this Section 3.

4.Fiduciary Duties
Stockholder is entering into this Agreement solely in its capacity as the record holder or beneficial owner of Covered Shares. Nothing in this Agreement shall in any way limit or affect any actions taken by Stockholder in its capacity as a director or officer of the Company or from complying with applicable fiduciary duties or legal obligations while acting in such capacity as a director or officer of the Company.

5.Representations and Warranties
Stockholder represents and warrants that:

5.1.Authority. It has full power to enter into this Agreement and perform its obligations. This Agreement constitutes a valid and binding obligation enforceable in accordance with its terms (except insofar as such enforceability may be limited by Creditor Rights).
EXHIBIT B

5.2.Ownership. It is the beneficial owner of the Covered Shares set forth on Schedule A, free of liens or restrictions (other than those (i) created by this Agreement or (ii) arising under applicable securities laws), and has full voting power over such shares.

5.3.No Conflict. This Agreement does not violate any laws or agreements binding on it and no consents that have not been unobtained are required for its execution or performance of this Agreement.

5.4.Litigation. There is no pending or, to its knowledge, threatened legal proceeding against Stockholder that would reasonably be expected to prevent it from fulfilling its obligations hereunder.

6.Miscellaneous

6.1.Notices. Notices shall be delivered as specified in Schedule A or to the address of the Company in the Merger Agreement. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or sent via email (with receipt confirmed).

6.2.Governing Law; Jurisdiction. This Agreement shall be governed by Delaware law, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware, and all disputes shall be subject to exclusive jurisdiction in Delaware courts.

6.3.Waiver of Jury Trial. Each Party waives any right to a jury trial in any action, proceeding or counterclaim arising out of or relating to this Agreement or the transactions contemplated hereby.

6.4.Publicity. Stockholder shall not issue press releases regarding this Agreement without Company’s consent, except as required by law. The restrictions of this Section 6.4 shall not apply to any communication or press release if the information contained therein substantially reiterates (or is consistent with) any previous press release or public announcement made in compliance with this Section 6.4.

6.5.Further Assurances. Stockholder agrees, at the reasonable request of the Company, to execute additional documents as needed to carry out the Agreement.

6.6.Specific Performance. The Parties agree that equitable relief is appropriate for breaches of this Agreement.

6.7.Entire Agreement. This Agreement, along with the Merger Agreement, is the complete agreement with respect to the Covered Shares and supersedes all prior agreements.

6.8.Assignment. This Agreement is not assignable by either Party without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding
EXHIBIT B

upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

6.9.Severability. If any provision of this Agreement is found invalid, the remainder shall remain in full force.

6.10.Termination. This Agreement shall automatically terminate without further action by any of the Parties and shall have no further force or effect as of the Expiration Time, but provisions of this Section 6, to the extent relevant, shall survive any such termination.

6.11.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute any original, but all of which together shall constitute one and the same document. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature.

[SIGNATURE PAGE FOLLOWS]

EXHIBIT B

Signature Page
IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

Stockholder:

One Planet Group LLC

By:      Name:
Title:

COMPANY:

Inspirato, Inc.

By:      Name:
Title:

Schedule A

Name	Address	Class A Common Stock	Class V Common Stock
One Planet Group LLC	1820 Bonanza Street Walnut Creek, CA 94596	7,486,143	0

*Any additional Common Shares owned by Stockholder as of the date hereof shall be deemed “Owned Shares” regardless of whether listed here.

*For avoidance of doubt, shares of Class A Common Stock issuable upon exercise of any warrants held by Stockholder shall not be considered Covered Shares unless and until Stockholder exercises such warrants.

EXHIBIT C
SAMPLE MERGER CONSIDERATION CALCULATION

EXHIBIT D
STOCKHOLDERS AGREEMENT TERM SHEET
(see attached)

Exhibit D

EXHIBIT D
One Planet Platforms, Inc. (Currently Inspirato Inc.)

Term Sheet for Post-Closing Governance

Board of Directors
Size / Composition – Immediately after the closing of the merger, the board of directors of the publicly listed holding company (“PubCo”) will consist of seven directors, six of whom will be selected by One Planet Group and its affiliates (“OPG”) and one of whom will be selected by the Special Committee of the Inspirato (“INSPI”) board of directors from the members of such Special Committee, as follows:
•Payam Zamani (OPG) (Chairman)
•[•] (OPG)
•[•] (OPG)
•[•] (OPG)
•[•] (OPG) (Independent)
•[•] (OPG) (Independent)
•[•] (INSPI) (Independent; from current members of the Special Committee)
OPG’s right to nominate board members will be subject to step-downs based on specified ownership percentages (i.e., if OPG holds more than 25% of the total voting power but less than 50% of the total voting power, it may appoint four of seven directors and, if OPG holds more than 10% of the total voting power but less than or equal to 25% of the total voting power, it may appoint two of seven directors), subject in each case to Nasdaq rules and it being understood that one of OPG’s nominees shall be the chief executive officer of PubCo. For this purpose and all other calculations of voting power in this term sheet, voting power for OPG shall include all shares over which either Payam Zamani or OPG has voting control, including without limitation shares held directly by OPG, shares held by another entity controlled by OPG or Payam Zamani, shares held personally by Payam Zamani, any shares held by trusts or similar estate planning vehicles established by OPG or Payam Zamani where either such person has the continued right to vote such shares, and any shares where voting control is retained by Payam Zamani or OPG, even if legal ownership has been transferred to a third party (e.g., to a family trust for Mr. Zamani’s children).

Committees – The PubCo board will continue to have three standing committees: (1) an audit committee, (2) a compensation committee and (3) a nominating and corporate governance committee. The committees will initially

1

be composed as follows: •Audit committee: [•] (Chair), [•] and [•] •Compensation committee: [•] (Chair), [•] and [•] •Nominating and Corporate Governance committee: [•] (Chair), [•] and [•]
Shareholders’ Agreement
Sunset – The Shareholders’ Agreement will automatically terminate upon OPG’s ownership falling below 10% of the total voting power.
Shareholder Reserved Matters – For so long as OPG holds at least 15% of the total voting power of PubCo, the following matters will require the prior approval of OPG:
•commencement of any proceeding for the voluntary dissolution, winding up or bankruptcy of PubCo or a material subsidiary;
•any non-pro rata reduction in the share capital of PubCo or its material subsidiaries, except as required by law;
•amendments to the PubCo charter or bylaws that would change the name of the company, its jurisdiction of incorporation, the location of its principal executive offices, the purpose or purposes for which the company is incorporated or the OPG approval requirements for the shareholder reserved matters described elsewhere in this paragraph;
•any merger, amalgamation or consolidation of PubCo or the spinoff of a business of PubCo with assets in excess of 25% of the consolidated assets or revenues of PubCo and its subsidiaries; and
•the sale, conveyance transfer or other disposition of all or more than 25% of the consolidated assets or revenues of PubCo and its subsidiaries.
Pledges – PubCo is required to cooperate with OPG in connection with certain pledges and other grants of security interests in shares of stock held by OPG, including in connection with margin loans.

2

Registration Rights Agreement
New Agreement – There will be a new stand-alone registration rights agreement to be entered into in connection with, and effective upon closing of, the merger.
Who has Registration Rights – OPG, its affiliates and permitted assignees (“Reg Rights Holders”).
Piggyback Rights – Reg Rights Holders will have the right to participate, on a pro rata basis, in any public offering by PubCo, subject to the PubCo board’s right to exclude some or all Reg Rights Holders if it determines in good faith that their inclusion would negatively affect the offering.
Lock-up Period – Reg Rights Holders will agree to a lock-up period of no more than 3 months following any underwritten offering by PubCo, subject to customary exceptions.
Resale Registration Statement – PubCo will be required to file a resale registration statement on Form S-3 covering the registrable securities within 45 days following the closing of the merger.
Number of Demand Rights – Unlimited, subject to demanding Reg Rights Holders beneficially owning at least 5% of the total voting power.
Minimum Proceeds – Any request must cover a number of shares with an anticipated aggregate offering price of at least $5.0 million.
Blackout Periods – PubCo’s right to delay the registered offering is limited to 60 days in any 12-month period.
Assignment of Rights – OPG may transfer its registration rights to any transferee for which transfers are not less than 5% of total outstanding common stock.
Expenses – PubCo will bear the expenses for any registration pursuant to the registration rights agreement (excluding any underwriting discount or spread).

3

EXHIBIT E
FORM OF NAME LICENSE AGREEMENT
(see attached)

Exhibit E

EXHIBIT E

NAME LICENSE AGREEMENT
This NAME LICENSE AGREEMENT is dated as of     , 2025 (this “Agreement”), by and between One Planet Group, LLC, a Delaware limited liability company (“Licensor”), Inspirato Incorporated, a Delaware corporation (“Licensee”). Licensor and Licensee are referred to herein collectively as “Parties” and each individually as a “Party”.
RECITALS
WHEREAS, Licensor, One Planet Group, LLC, is the indirect parent company of Buyerlink Inc., a Delaware corporation (“Buyerlink”);
WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of June 25, 2025 (the “Merger Agreement”), by and among Licensee, Inspirato Incorporated, Buyerlink, and RR Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Licensee (“Merger Sub”), Merger Sub will merge with and into Buyerlink (the “Merger”), with Buyerlink continuing as the surviving corporation and becoming a direct, wholly owned subsidiary of Licensee;
WHEREAS, immediately following the Closing of the Merger, Licensee intends to change its corporate name from “Inspirato Incorporated” to “One Planet Platforms, Inc.”, and continue as the publicly traded holding company of Buyerlink and Inspirato’s existing subsidiary, Inspirato LLC;
WHEREAS, Licensor, through its indirect ownership and control of Buyerlink and its affiliated entities, has the legal authority to grant a license for the use of the name “One Planet Platforms” (the “Name”);
WHEREAS, Licensee desires to use, and Licensor is willing to grant Licensee a non-exclusive license to use, the Name in connection with Licensee’s business of providing luxury travel services and other such products or services as the Parties may mutually agree, subject to the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the mutual covenants, agreements, and representations contained herein, and intending to be legally bound hereby, the Parties agree as follows:

1.Grant of License

1.1.Grant of License. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee a limited, non-exclusive, non-transferable (except as expressly permitted herein), non-
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sublicensable (except as provided below), royalty-free (during the Initial Term, as defined below) license to use the Name “One Planet Platforms” (the “Name”) solely: (a) as Licensee’s corporate name, trade name, and in any branding or identity materials, and (b) in connection with the marketing, promotion, advertisement, and operation of Licensee’s businesses, including the offering and provision of travel services, hospitality, digital content, branded merchandise, technology platforms, and such other products and services, whether existing now or hereafter developed (collectively, the “Products and Services”).

1.2.Restrictions on Use. Licensee’s rights under this Agreement are subject to the following restrictions:
(a)Licensee may use the Name only as expressly permitted by this Agreement and for no other purpose.
(b)Licensee shall not modify, abbreviate, distort, combine, or otherwise alter the Name without Licensor’s
EXHIBIT E

prior written consent. (c) Licensee shall not use the Name in any way that implies endorsement, sponsorship, or affiliation by Licensor beyond the scope of this Agreement and the corporate relationship of the Parties. (d) Licensee shall not register, apply for, or seek protection for the Name (or any mark confusingly similar thereto) in any jurisdiction.

1.1.Reservation of Rights. Licensor reserves all rights in and to the Name not expressly granted to Licensee under this Agreement. No implied rights or licenses are granted.

1.2.Sublicensing. (a) Permitted Sublicensees. Licensee may grant a sublicense to any entity that qualifies as an Affiliate of Licensee (as defined below) (each a “Sublicensee”) to use the Name, subject to Licensor’s prior written approval (such approval not to be unreasonably withheld), and only for use in connection with the Products and Services. (b) Sublicense Terms. Any sublicense must:(i) Be in writing and contain terms no less restrictive than those set forth in this Agreement;(ii) Provide that the sublicense automatically terminates upon termination or expiration of this Agreement; (iii) Acknowledge Licensor as a third-party beneficiary with the right to enforce and terminate the sublicense directly; and (iv) Prohibit any further sublicensing by the Sublicensee. (c) Approval and Notice. A copy of each proposed sublicense shall be provided to Licensor for review and approval prior to execution. Licensee shall notify Licensor in writing of any Sublicensee’s material breach of a sublicense and shall use commercially reasonable efforts to cause Sublicensee to cure such breach. (d) Resellers and Distributors. Notwithstanding the limitations of subsection (a), above, Licensee and its approved Sublicensees may authorize resellers or distributors to use the Name solely as necessary to fulfill their obligations under written agreements with Licensee or such Sublicensee, provided such agreements include use restrictions substantially similar to those set forth in this Section 1. A copy of each such agreement shall be provided to Licensor for review upon request.
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1.3.Covenant Not to Compete on Name. So long as this Agreement remains in effect, Licensor shall not, and shall not permit any of its controlled Affiliates to, use the Name “One Planet Platforms” in connection with the provision of luxury travel services or other services that are the same as or substantially similar to the Products and Services, without the prior written consent of Licensee.

2.Quality Standards and Control

2.1.Quality Control. Licensee shall, and shall ensure that each Sublicensee, reseller, and distributor shall, use the Name strictly in accordance with the quality standards, brand guidelines, and usage specifications as may be provided by Licensor in writing from time to time (the “Quality Standards”). The Products and Services offered under or in connection with the Name shall at all times be of a nature and quality that is consistent with the goodwill and reputation associated with the Name, and shall not tarnish, diminish, or otherwise adversely affect the Name or Licensor’s reputation in any way.

2.2.Inspection and Approval. Licensor or its designee shall have the right, during normal business hours and upon reasonable advance notice, to inspect and approve Licensee’s (and any Sublicensee’s) use of the Name to ensure compliance with the Quality Standards. Upon Licensor’s reasonable written request, Licensee shall, at Licensor’s sole cost and expense: (a) provide representative samples (including screenshots, marketing materials, packaging, or other media) showing how the Name is being used; and
(b) permit inspection of any physical or digital location where the Name is used in the conduct of business. Licensor’s approval shall not be unreasonably withheld, conditioned, or delayed.
EXHIBIT E

2.3.Deficiencies. If Licensor reasonably determines that Licensee’s (or any Sublicensee’s, reseller’s, or distributor’s) use of the Name fails to comply with the Quality Standards or otherwise violates the terms of this Agreement, Licensor shall notify Licensee in writing of such deficiencies. Licensee shall have thirty (30) days from the date of such notice to cure the deficiencies to Licensor’s reasonable satisfaction. If the deficiencies are not cured within such period, Licensor shall have the right, in its sole discretion, to:
(i) terminate this Agreement in accordance with Section 6.2; (ii) seek equitable relief, including specific performance; and/or (iii) exercise any other remedies available at law or in equity. If a court order of specific performance is entered and Licensee fails to comply within thirty (30) days, this Agreement shall terminate automatically without further action.

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3.Compliance with Law. Licensee shall ensure that all use of the Name by Licensee, its Affiliates, Sublicensees, resellers, and distributors is conducted in full compliance with all applicable laws, rules, and regulations. Licensee shall not use the Name in any manner that : (a) confuses, misleads or deceives the public; (b) knowingly infringes or misappropriates any third-party intellectual property or proprietary rights; or (c) damages or dilutes the goodwill, reputation, or distinctiveness of the Name. Licensee shall comply with any reasonable instructions provided by Licensor regarding the proper form, context, and manner of use of the Name to protect and preserve its goodwill.

4.Indemnification

4.1.Indemnification by Licensee. Licensee shall indemnify, defend, and hold harmless Licensor and its Affiliates, successors and assigns, and each of their respective officers, directors, employees, representatives, agents, and legal counsel (collectively, the “Licensor Indemnitees”) from and against any and all third-party claims, demands, suits, actions, liabilities, damages, losses, costs, and expenses (including reasonable attorneys’ fees and costs) (collectively, “Losses”) arising out of or relating to: (a) Licensee’s breach of any representation, warranty, or obligation under this Agreement; (b) misuse or unauthorized use of the Name by Licensee or its Sublicensees, resellers or distributors, including in any misleading advertising; or (c) any product liability claims, warranty claims, or other claims arising from the Products and Services.

4.2.Indemnification by Licensor. Licensor shall indemnify, defend, and hold harmless Licensee and its Affiliates, successors and assigns, and each of their respective officers, directors, employees, agents, and legal counsel (collectively, the “Licensee Indemnitees”) from and against any Losses arising out of or relating to: (a) Licensor’s breach of any representation, warranty, or obligation under this Agreement; or
(b) any third-party claims alleging that the Name or Licensee’s use thereof in accordance with this Agreement infringes a third party’s intellectual property rights (except to the extent such claims arise from Licensee’s misuse or alteration of the Name).

5.Representations and Warranties. Each Party hereby represents and warrants that: (a) it has full power and authority to enter into this Agreement and to perform its obligations hereunder; (b) the person executing this Agreement on its behalf has been duly authorized to do so; (c) this Agreement constitutes a valid, binding, and enforceable agreement of such Party; and (d) all necessary corporate or other organizational actions have been taken to authorize the execution, delivery, and performance of this Agreement.

6.Term; Termination.
EXHIBIT E
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6.1.Term. The term of this Agreement shall become effective as of the date hereof, and shall continue in effect for an initial period of five (5) years (the “Initial Term”), unless earlier terminated in accordance with Section 6.2. Following the Initial Term, the license may be extended upon mutual agreement of the parties, including agreement on any applicable royalties or other commercial terms. 6.2. Termination.
(a)Licensor may terminate this Agreement upon written notice to Licensee, if: (i) There is a change in control of Licensee. (ii) Licensee breaches any provision of this Agreement and fails to cure such breach within thirty (30) days after the date of Licensor’s written notice thereof. (iii) Licensee files, or consents to the filing against it. of a petition for relief under any bankruptcy or insolvency laws, makes an assignment for the benefit of creditors or consents to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other official with similar powers over a substantial part of its property; or a court having jurisdiction over Licensee or any of the property of Licensee shall enter a decree or order for relief in respect thereof in an involuntary case under any bankruptcy or insolvency law, or shall appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or official with similar powers over a substantial part of the property of Licensee, or shall order the winding-up, liquidation or rehabilitation of the affairs of Licensee, and such order or decree shall continue in effect for a period of sixty
(60) consecutive days. (b) Notwithstanding anything to the contrary contained herein, termination of this Agreement by either Party in whole or in part shall be without prejudice to any other remedy otherwise available hereunder, under law or at equity, to such Party or the other Party. (c) Notwithstanding anything to the contrary contained in this Agreement, the rights and obligations of Licensor and Licensee pursuant to Sections 4, 6.2(b), 6.2(c), 6.3 and 7 shall survive indefinitely regardless of any cancellation, expiration or termination of this Agreement. For the avoidance of doubt, Licensor, as third-party beneficiary to the sublicenses, may terminate such sublicenses pursuant to the termination terms thereof.
6.3. Effects of Termination. Any termination of this Agreement in accordance with the terms hereof shall be final. Upon the termination of this Agreement: (a) all rights in the Name granted to Licensee or any Sublicensee hereunder shall automatically revert to Licensor, and Licensee or any Sublicensee shall have no further rights in, and shall immediately cease all use of, the Name, except that Licensee and any Sublicensee shall have a thirty (30) day period after termination to transition away from use of the Name;
(b)Licensee shall immediately cease all use of the Name and shall ensure that any Sublicensee, reseller, or distributor also ceases use of the Name. Licensee shall destroy, and shall cause its Sublicensees and any authorized third parties to destroy, all materials and assets bearing or displaying the Name, including but not limited to digital and print marketing materials, websites, email addresses,
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signage, stationery, and social media accounts, except as may be required by applicable law or for internal archival purposes only.
Licensee shall have a period of sixty (45) days following the effective date of termination to complete this transition. Within such sixty (45) day period, Licensee shall deliver to Licensor a written certification, executed by an authorized officer of Licensee, attesting to Licensee’s compliance with the foregoing obligations. (c) Licensee will use reasonable efforts to cease using the Name on buildings, cars, trucks and other fixed assets as soon as possible but in any event within three (3) months of termination; (d) Licensee shall and shall cause any Sublicensee to change its name to a name that does not include the Name other source indicator that Licensor reasonably deems confusingly similar thereto; (e) Licensor shall, for a period of six (6) months after the termination of this Agreement, redirect Internet traffic seeking the Name to such domain name or names as Licensee shall specify in writing; (f) Licensee shall and shall cause any Sublicensee to (i) change the domain names on the websites currently using the Name to domain names that do not include the Name or other source indicator that Licensor reasonably deems confusingly similar thereto and (ii) shall remove all references to the Name from the content on any such websites; and (g) Licensee will not and will cause any Sublicensee not to use or do business under, or assist any third party
EXHIBIT E

in using or doing business under, the Name or other source indicator that Licensor reasonably deems confusingly similar thereto.
7.Miscellaneous.
7.1.Assignment. Licensee shall not assign or attempt to assign its rights or obligations hereunder without Licensor’s prior written consent. Licensor shall not assign or attempt to assign its rights or obligations hereunder without Licensee’s prior written consent; provided, however, that no such consent shall be required for an assignment by Licensor in connection with (i) any assignment to an affiliate, (ii) any assignment or sale of all or substantially all of the equity or similar interests that are owned by Licensor, or (iii) any assignment or sale of all or substantially all of Licensor’s assets, or any merger, consolidation or other business combination to which Licensor is a party, provided, further, however, that Licensor agrees that it will not assign its rights or obligations hereunder apart from all or substantially all of the equity or similar interests that it owns and the Name that is specific to the Licensee.
Any assignment or attempt to do so in violation of this Agreement shall be null and void. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors and permitted assigns.
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7.2.Entire Agreement. This Agreement constitutes the entire agreement between Licensor and Licensee with respect to the subject matter hereof and supersedes and cancels all prior agreements and understandings between Licensor and Licensee, whether written and oral, with respect thereto.
7.3.Amendment; Waivers. This Agreement shall not be amended, supplemented or modified except in a writing executed by authorized representatives of the Parties. Waiver by a Party of any breach of any provision of this Agreement by the other Party shall not operate, or be construed, as a waiver of any subsequent or other breach.
7.4.No Agency. Licensor and Licensee are independent contractors with respect to each other, and nothing herein shall create any association, partnership, joint venture or agency relationship between them.
7.5.Further Assurances. Each of the Parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other Party may reasonably require in order to effectuate the terms and purposes of this Agreement. The Parties shall act in good faith in the performance of their obligations under this Agreement.
7.6.Severability. If any provision of this Agreement is inoperative or unenforceable for any reason in any jurisdiction, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case, circumstance or jurisdiction, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses, Sections or subsections of this Agreement in any jurisdiction shall not affect the remaining portions of this Agreement in such jurisdiction or in any other jurisdiction.
.
7.7.Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction. For purposes of any claim, suit, action or proceedings arising out of or
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EXHIBIT E

in connection with this Agreement, each of the parties hereby irrevocably submits to the exclusive jurisdiction of the federal and state courts located in the State of Delaware.
7.8.Equitable Relief. Each Party hereto acknowledges that the other Party will suffer irreparable harm as a result of the material breach by such Party of any covenant or agreement to be performed or observed by such Party under this Agreement, and acknowledges that the other Party shall be entitled to apply for and, if granted, receive from any court or administrative body of competent jurisdiction a temporary restraining order, preliminary injunction and/or permanent injunction, without any necessity of posting a bond.
7.9.Notices. All notices, requests, demands and other communications made in connection with this Agreement shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (with tracking); or (c) on the date sent by email (with confirmation of transmission), if sent during normal business hours on a Business Day (or on the next Business Day if sent after hours or on a non-Business Day). All communications shall be sent to the addresses set forth below (or to such other address as may be designated by a party by written notice):
If to Licensor:
One Planet Group LLC 1820 Bonanza Street Walnut Creek, CA 94596
Attention: General Counsel
Email: Legal@oneplanetgroup.com

If to Licensee:
Inspirato Incorporated 1544 Wazee Street
Denver, CO 80202
Attn: General Counsel
Email: Bwadman@inspirato.com

7.10.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall be one and the same instrument.
7.11.Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.
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7.12.Construction of this Agreement. In any construction of this Agreement, the Agreement shall not be construed against any Party based upon the identity of the drafter of the Agreement or any provision of it.

[Remainder of Page Intentionally Left Blank]

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EXHIBIT E

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

LICENSOR
One Planet Group LLC

By:      Name:      Title:

LICENSEE
Inspirato Incorporated

By:      Name:      Title:
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EXHIBIT F
SAMPLE NET WORKING CAPITAL CALCULATION

Buyerlink

Working Capital Target

		At Closing
Accounts receivable	$	26,203,000
Prepaids and other assets		2,432,000
AP & Accrued liabilities		(12,345,000)
Accrued Interest		(181,000)
Accrued comp. and benefits		(1,960,000)
Deferred revenue		(468,000)
Working Capital Target	**$**	**13,681,000**

ANNEX B – FAIRNESS OPINION

June __, 2025
Special Committee of the Board of Directors
Inspirato Incorporated
1544 Wazee Street
Denver, CO 80202
Members of the Special Committee of the Board of Directors (the “Special Committee”):
Roth Capital Partners, LLC (“Roth, “us” or “we”) understands that pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), Inspirato Incorporated, a Delaware corporation (the “Company”, “Inspirato”, or “PubCo”) intends to enter into a business combination with Buyerlink Inc., a Delaware corporation (“Buyerlink”) wholly owned by One Planet Ops Inc. (“One Planet”) (the “Transaction”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.
As more specifically set forth in the Merger Agreement, and subject to the terms, conditions and adjustments set forth therein, by virtue of the Merger, One Planet shall be entitled to receive, as consideration for the Merger (the “Merger Consideration”) (i) a number of shares of Class A Common Stock, par value $0.0001 per share, of PubCo (“Inspirato Common Stock” or “PubCo Common Stock”) equal to (A)(1) ninety percent (90%) of the Transaction Valuation divided by (2) the Inspirato Per Share Value minus (B) the number of shares of Inspirato Common Stock subject to the Converted RSU Awards and the Additional RSU Awards, rounded down to the nearest whole share (the “Common Stock Consideration”), and (ii) a number of shares of Inspirato Preferred Stock par value $0.0001 per share (“Inspirato Preferred Stock”) equal to (A)(1) ten percent (10%) of the Transaction Valuation minus (2) the total amount of cash payable pursuant to the Converted Cash Awards divided by (B) the Inspirato Per Share Value, rounded down to the nearest whole share (the “Preferred Stock Consideration”).
As more specifically set forth in the Merger Agreement , and subject to the terms, conditions and adjustments set forth therein, (i) at the Effective time, units of Buyerlink Distribution Rights shall be assumed by Inspirato and converted into Converted RSU Awards and Converted Cash Awards in accordance with and subject to the terms of the Merger Agreement, and (ii) at or as soon as practicable following the Effective Time, Inspirato shall issue a number of Additional RSU Awards in accordance with and subject to the terms of the Merger Agreement.
You have asked us to render an opinion, as of the date hereof, as to the fairness, from a financial point of view, of the Merger Consideration payable by the Company pursuant to the Merger Agreement.
For purposes of the opinion set forth herein, we have, among other things:

i.    the Agreement and Plan of Merger, dated as of June 25, 2025;
ii.    reviewed and analyzed certain information, including historic financial results and forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Buyerlink and the Company that were furnished to us by or through the management team of the Company;
iii.    conducted discussions with members of the senior management of the Company concerning the information described in clause (ii);
iv.    reviewed and analyzed certain publicly available information relating to the Company, including reported prices and trading activity for the PubCo Common Stock, the Company’s recent annual report to stockholders, its annual report on Form 10-K for the year ended December 31, 2024, , and the most recent quarterly report on Form 10-Q for the three-month period ended March 31, 2025, as well as the Company’s financial outlook for 2025, provided by the management of the Company;
v.    reviewed and analyzed the financial information and data, to the extent publicly available, of certain acquisitions that we deemed relevant;
vi.    compared certain publicly available financial and other information for certain public companies that we deemed relevant;
vii.    participated in certain discussions with management of the Company, its legal advisors and the management of Buyerlink; and
ix.    performed such other analyses and considered such other factors as we deemed appropriate for the purpose of reviewing the proposed Transaction and arriving at our opinion.
We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by or through the management of the Company, and we have further relied upon the assurances of the management teams of the Company and Buyerlink that such information does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in any material respect. With respect to any financial projections of the Company and of Buyerlink, we have been advised by the management of the Company and the management of Buyerlink, and we have assumed, with your consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company and Buyerlink of the future financial performance of the Company and Buyerlink. We express no opinion as to any such financial forecasts, estimates or forward-looking information or assumptions on which they are based or on the assumed probabilities associated with future events contemplated thereby. In addition, we have assumed that the Transaction will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions. We have also assumed that, in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Transaction, no delays, limitations, conditions or restrictions will be imposed that would have an adverse effect on the Company or the contemplated benefits expected to be derived in the proposed Transaction. We are not legal, tax, accounting or regulatory advisors. We have relied upon, without independent verification, the assessment of the Company and its legal, tax, accounting and regulatory advisors with respect to legal, tax, accounting and regulatory matters.
In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of the Company or Buyerlink, and have not been furnished or provided with any such appraisals or valuations. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Buyerlink, the Company or any of their respective affiliates is a party or may be subject, and at your direction and with your consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.
Our opinion addresses only the fairness, from a financial point of view, as of the date hereof, to the Company of the Merger Consideration payable by the Company pursuant to the Merger Agreement. Our opinion does not in any manner address any other aspect or implication of the Merger Agreement or any agreement, arrangement or understanding entered into in connection with the Merger Agreement or otherwise, including, without limitation, the fairness of the amount or nature of any compensation to any officers, directors or employees of any party to the Merger Agreement, or any class of such persons, relative to the . This opinion does not address the fairness of the Transaction to the holders of any class of securities, creditors, group of securityholders or other constituencies of the Company. Our opinion also does not address the relative merits of the Merger Agreement as compared to any alternative business strategies or transactions that might exist for the Company, the underlying business decision of the Company to proceed with the Merger Agreement, or the effects of any other transaction in which the Company might engage. This opinion does not indicate that the consideration to be received is the best possibly attainable under any circumstances; instead, it merely states whether the Merger Consideration payable by the Company in the Transaction is within or above a range suggested by certain financial analyses. The decision as to whether to proceed with the Transaction or any related transaction depends on an assessment of factors unrelated to the financial analyses on which this opinion is based.
The issuance of this opinion was approved by an authorized internal fairness committee of Roth in accordance with our customary practice. Our opinion is necessarily based on the economic, monetary, market, financial and other conditions as they exist and can be evaluated, and the information made available to us, as of the date hereof. We express no opinion as to the underlying valuation, future performance or long-term viability of the Company or Buyerlink. Further, we express no opinion as to the actual value of the shares of the Company or the prices at which shares of the Company, in each case, including those shares of the Company to be issued in the Transaction, will trade at any time before or after the announcement of the Merger Agreement or during the time between its announcement and closing. It should be understood that, although subsequent developments or events may affect various assumptions used by us in preparing our opinion, we do not have any obligation to update, revise or reaffirm our opinion based on such developments, events or otherwise and we expressly disclaim any responsibility to do so. Our opinion does not address any legal, tax or accounting matters.
We have been engaged to provide the Special Committee with this opinion. We will receive an opinion fee in the amount of $750,000, a portion of which was payable upon our retention, and the balance upon delivery of the opinion to the Special Committee in form and substance reasonably satisfactory to the Special Committee; provided, that such fairness opinion fee is not contingent upon Roth determining that the Merger Consideration payable by the Company pursuant to the Merger Agreement is fair from a financial point of view to the Company. We will receive an additional fee of $100,000 due and payable upon each additional formal affirmation of the opinion (if any) requested by the Company. In addition, the Company has agreed to reimburse certain expenses and to indemnify us for certain liabilities arising out of our engagement. We note that we were not authorized by the Special Committee to, and did not, solicit any expressions of interest from any other parties with respect to any transaction involving the Company or Buyerlink, or review other alternative acquisitions or transactions that the Company could pursue.
Roth is a full-service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates’ own accounts and for the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company and the other parties to the Transaction, and, accordingly, may at any time hold a long or a short position in such securities. We have not had a material relationship with, nor have we otherwise received any fees from the Company, Buyerlink or any other parties to the Transaction during the two years preceding the date hereof.
Consistent with applicable legal and regulatory requirements, Roth has adopted policies and procedures to establish and maintain the independence of our research departments and personnel. As a result, our research analysts may hold views, make statements or investment recommendations and/or publish research reports with respect to the Company or the Transaction that differ from the views of our investment banking personnel.
This opinion has been prepared solely for the information of the Special Committee for its use in connection with its consideration of the Transaction, and is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote on any matter relating to the Transaction or any other matter. Except with respect to the inclusion of this opinion in the proxy statement/prospectus relating to the Transaction in accordance with our engagement letter with the Company, this opinion shall not be disclosed, referred to or published (in whole or in part), nor shall any public reference to us be made, without our prior written approval. The Special Committee may furnish copies of this letter to the Special Committees’ legal counsel. This opinion does not create any fiduciary duty on the part of Roth to the Company, the Special Committee, the shareholders of the Company or any other party.
On the basis of and subject to the foregoing, we are of the opinion, as of the date hereof, that the Merger Consideration payable by the Company pursuant to the Merger Agreement is fair from a financial point of view to the Company.
Very truly yours,

ROTH Capital Partners, LLC

ANNEX C-1 – CERTIFICATE OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION FOR THE AUTHORIZED SHARES

CERTIFICATE OF AMENDMENT
TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF INSPIRATO INCORPORATED
Inspirato Incorporated, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:
1.The name of the Corporation is Inspirato Incorporated.
2.The Corporation was originally incorporated under the name of Thayer Ventures Acquisition Corporation, and the original certificate of incorporation was filed with the Secretary of State of the State of Delaware on July 31, 2020.
3.This Certificate of Amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”).
4.The first sentence of Article IV, Section 4.1 of the Corporation’s Second Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:
“Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, that the Corporation is authorized to issue is 226,000,000, consisting of:
(a) 210,000,000 shares of common stock (“Common Stock”), including:
(i) 180,000,000 shares of Class A common stock (the “Class A Common Stock”;
(ii) 25,000,000 shares of Class V common stock (the “Class V Common Stock”); and
(iii) 5,000,000 shares of Class B Non-Voting Common Stock (the “Class B Non-Voting Common Stock”);
and (b) 16,000,000 shares of Preferred Stock, $0.0001 par value per share.”
5.All other provisions of the Certificate of Incorporation shall remain in full force and effect.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer on this ___ day of [Month], 2025.
INSPIRATO INCORPORATED
By: ________________________________
Name: [Insert Officer Name]
Title: [Insert Title]

ANNEX C-2 – CERTIFICATE OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION FOR REVERSE SPLIT

CERTIFICATE OF AMENDMENT TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF INSPIRATO INCORPORATED
Inspirato Incorporated, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:
1The name of the Corporation is Inspirato Incorporated.
2The Corporation was originally incorporated under the name of Thayer Ventures Acquisition Corporation, and the original certificate of incorporation was filed with the Secretary of State of the State of Delaware on July 31, 2020.
3This Certificate of Amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”).
4The following sentence is added to the beginning of Article IV, Section 4.1 of the Corporation’s Second Amended and Restated Certificate:
“Effective immediately upon the filing and effectiveness of this Certificate of Amendment (the “Reverse Stock Split Effective Time”), each five (5) shares of Class A Common Stock, Class B Non-Voting Common Stock or Preferred Stock (each as defined below) that are issued and outstanding or held in treasury at the Reverse Stock Split Effective Time shall be reverse split and combined into one (1) validly issued, fully paid and non-assessable share of Class A Common Stock, Class B Non-Voting Common Stock, or Preferred Stock respectively, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). The Reverse Stock Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, Class A Common Stock, Class B Non-Voting Common Stock or Preferred Stock of the Corporation, in each case in accordance with the terms thereof. No fractional shares shall be issued upon the Reverse Stock Split and, in lieu of any fractional shares of Common Stock (as defined below) or Preferred Stock to which the holder would otherwise be entitled, any such fractional share of Common Stock or Preferred Stock shall be paid out in cash, with reference to the closing stock price on Nasdaq (or, if the Common Stock is no longer trading on Nasdaq, on the principal trading market therefor) of the Common Stock on the trading day immediately preceding the Reverse Stock Split Effective Time (as adjusted to give effect to the Reverse Stock Split), without interest.
5All other provisions of the Certificate of Incorporation shall remain in full force and effect.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer on this ___ day of [Month], 2025.
INSPIRATO INCORPORATED
By: ________________________________
Name: [Insert Officer Name]
Title: [Insert Title]

ANNEX D — HISTORICAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF BUYERLINK

Buyerlink Inc. and Subsidiaries

Consolidated Financial Statements as of December 31, 2024 and 2023

BUYERLINK, INC. and SUBSIDIARIES

Independent Auditors’ Report

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholder of
Buyerlink, Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Buyerlink, Inc. (a Delaware Corporation) and its subsidiaries (the “Company”), as of December 31, 2024 and 2023, and the related consolidated statements of income, stockholder’s equity (deficit), and cash flows for each of the two years in the period ended December 31, 2024, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ BPM LLP

We have served as the Company’s auditor since 2020.

San Francisco, California
July 25, 2025

        Buyerlink, Inc. and Subsidiaries
Consolidated Balance Sheets

(amounts in thousands, except share data)

December 31,	
	2024	2023
Assets		
Current Assets:		
Cash and cash equivalents	$ 5,376	$ 3,783
Accounts receivable, net of provision for credit losses (1)	24,264	22,892
Prepaid expenses and other current assets (2)	1,904	1,536
Total current assets	31,544	28,211
Property, equipment and software, net	3,372	4,587
Right-of-use assets (3)	4,700	4,855
Deposits and other assets (4)	337	660
Deferred taxes, net	21,298	3,577
Intangible assets, net	10,254	16,527
Goodwill	8,167	8,800
Total assets	$ 79,672	$ 67,217
Liabilities and Stockholder's Equity (Deficit)		
Current Liabilities:		
Debt, current portion	$ 8,735	$ 11,792
Accounts payable (5)	10,008	10,175
Accrued liabilities	1,348	1,429
Accrued compensation and benefits	2,490	2,656
Income tax payable	277	1,989
Contract liabilities	431	631
Operating lease liabilities, current portion (6)	752	882
Total current liabilities	24,041	29,554
Notes payable, related party	8,687	11,200
Debt, net of current portion	25,990	26,170
Operating lease liabilities, net of current portion (6)	4,692	4,553
Total liabilities	63,410	71,477
Commitments and contingencies (Note 10)		
Stockholder's Equity (Deficit):		
Common stock, par value $0.0001; 1,000 shares authorized; 1,000 shares issued and outstanding as of December 31, 2024 and December 31, 2023	—	—
Series A Preferred stock, par value $0.0001; 1,000 shares authorized; 1,000 shares issued and outstanding as of December 31, 2024; no shares issued and outstanding as of December 31, 2023	—	—
Additional paid-in capital	10,759	10,759
Retained earnings (accumulated deficit)	5,503	(15,019)
Total stockholder's equity (deficit)	16,262	(4,260)
Total liabilities and stockholder's equity (deficit)	$ 79,672	$ 67,217

(1) Includes $0.2 million associated with related parties as of December 31, 2024 and 2023, respectively.

(2) Includes $0.4 million associated with related parties as of December 31, 2024 and 2023, respectively.

(3) Includes $4.2 million and $3.8 million associated with related parties as of December 31, 2024 and 2023, respectively.

(4) Includes $0.1 million associated with related parties as of December 31, 2024 and 2023, respectively.

(5) Includes $0.3 million with related parties as of December 31, 2024 and 2023, respectively.

(6) Includes $4.8 million and $4.2 million associated with related parties as of December 31, 2024 and 2023, respectively.
See Note 12 for more information on related party activity.

The accompanying notes are an integral part of these consolidated financial statements.

        Buyerlink, Inc. and Subsidiaries
Consolidated Statements of Income

(amounts in thousands, except share data)

The accompanying notes are an integral part of these consolidated financial statements.

        Buyerlink, Inc. and Subsidiaries
Consolidated Statements of Stockholder’s Equity (Deficit)

(amounts in thousands, except share data)

The accompanying notes are an integral part of these consolidated financial statements.

        Buyerlink, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

(amounts in thousands)

Year Ended December 31,	
	2024	2023
Cash flows from operating activities:		
Net income	$ 25,561	$ 8,272
Adjustments to reconcile net income to net cash provided by operating activities:		
Depreciation and amortization	8,908	6,737
Goodwill impairment loss	633	448
Provision for credit losses	222	1,345
Interest expense associated with amortization of debt issuance costs	231	262
Change in interest accrued on related-party note payable	—	(60)
Loss on debt extinguishment	641	—
Change in right-of-use asset and operating lease liability	163	53
Loss on sale of property, equipment and software	—	5
Deferred tax benefit	(17,721)	(1,503)
Changes in operating assets and liabilities:		
Accounts receivable	(1,595)	(6,614)
Prepaid expenses and other current assets	(368)	644
Deposits and other assets	323	677
Accounts payable	(167)	(159)
Accrued liabilities	(81)	(61)
Accrued compensation and benefits	(166)	(2,052)
Income tax payable	(1,712)	70
Deferred revenue	(200)	182
Net cash provided by operating activities	14,672	8,246
Cash flows from investing activities:		
Proceeds from sale of property and equipment	—	10
Purchases of property, equipment and software	(1,418)	(1,351)
Net cash used in investing activities	(1,418)	(1,341)
Cash flows from financing activities:		
Proceeds from issuance of debt	31,000	—
Repayment of debt	(34,291)	(5,937)
Proceeds from line of credit	32,707	53,380
Repayment of line of credit	(33,000)	(51,459)
Borrowings under related party note payable	4,154	—
Payments under related party note payable	(6,667)	(2,635)
Payments for debt issurance costs	(525)	(274)
Distributions to stockholder	(5,194)	(250)
Contributions from parent	155	165
Net cash used in financing activities	(11,661)	(7,010)
Net increase (decrease) in cash and cash equivalents	1,593	(105)
Cash and cash equivalents as of beginning of period	3,783	3,888
Cash and cash equivalents as of end of period	$ 5,376	$ 3,783
Supplemental disclosure of cash flow information:		
Cash paid during the year for		
Interest	$ 3,657	$ 3,978
Income taxes	$ 6,864	$ 3,417
Supplemental disclosure of non-cash investing and financing activities:		
Right-of-use assets acquired through operating lease liabiities	$ 1,066	$ 406

The accompanying notes are an integral part of these consolidated financial statements.

Buyerlink, Inc. and Subsidiaries
Notes to consolidated financial statements

1.Organization and Description of Business

Buyerlink Inc. (“Buyerlink” and together with its subsidiaries the “Company”), a C Corporation, was formed as a Delaware corporation on June 30, 2020. Buyerlink operates a proprietary auction marketplace that provides locally targeted advertisers with performance-based marketing solutions on a cost-per-“Enhanced Click” or cost-per-lead basis, by aggregating customer prospects from various online traffic sources, categorized based on user-provided information regarding a product or service of interest, and the location at which the customer prospect desires to purchase the product or receive the service. The Company also generates revenue through automotive retail dealers and automotive manufacturers by helping them market and sell new and used vehicles to consumers through the Company’s programs for online lead and traffic referrals, dealer marketing products and services, and online advertising. Buyerlink’s services are generally provided within United States. The Company is a wholly owned subsidiary of One Planet Ops Inc. (the “Parent”)

The Parent was incorporated in the state of California on June 12, 2001 and reincorporated in the state of Delaware on March 31, 2010. The Parent is wholly owned by One Planet Group, LLC (“OPG”), a Delaware Limited Liability Company, which is owned by the founder and Chief Executive Officer of the Company.

On September 1, 2020, substantially all of the operating assets of the Parent were transferred to Buyerlink, and the Parent began operations as an S Corporation through Buyerlink on that date.

The wholly owned subsidiaries of the Company include AutoWeb Inc. (“AutoWeb”), Ring Partner, Inc. (“Ring Partner”), New Strata Inc. (“New Strata”), SkyRocket Inc. (“SkyRocket”), Merchant Circle, Inc., Contractors.com LLC (“Contractors.com”), California.com LLC (“California.com”), Media Market, Inc., and One Planet Studios LLC (“OPS”).

Business Combinations

AutoWeb Inc.

On August 31, 2022, OPG, through its wholly owned subsidiary, Unity AC 1 LLC (“Unity”), consummated a Stock Purchase Agreement whereby Unity agreed to purchase all of the outstanding shares of AutoWeb. On August 21, 2024, Unity contributed all of the outstanding capital stock of AutoWeb to OPG LLC which, in turn, contributed 100% of the AutoWeb capital stock to the Parent. On the same day, the Parent transferred 100% of the AutoWeb stock to the Company in exchange for 1,000 shares of Series A Preferred Stock (“Preferred Stock”).

As a result of the transactions above, AutoWeb became a wholly owned subsidiary of the Company on August 21, 2024. The addition of this company helped strengthen Buyerlink’s overall results and provided additional business in the automotive marketing and advertising spaces. The Company determined that, given the common ownership between Buyerlink and AutoWeb, the transaction represented an acquisition of an entity under common control which historically had not been presented together in the consolidated financial statements of the Company. Under the “Transaction Between Entities under Common Control” subsections of Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”), when assets and liabilities comprising a business are transferred between entities under common control, the assets and liabilities transferred are recorded in a manner similar to the pooling-of-interest method of accounting. Under this method of accounting, the historical information of the receiving entity should be restated retrospectively for all periods during which the entities were under common control. Accordingly, the Company’s consolidated financial statements have been adjusted to combine AutoWeb as if the business combination had occurred as of January 1, 2023.

Buyerlink, Inc. and Subsidiaries
Notes to consolidated financial statements

One Planet Studios LLC and California.Com LLC

On March 31, 2025, Buyerlink agreed to purchase 100% of the membership interests in OPS and California.com from OPG for an aggregate purchase price of $9.7 million, payable as follows:

•Forgiveness of $1 million receivable from OPG owed to Buyerlink on the purchase date.
•Entry into a promissory note with OPG for $8.7 million, payable in equal quarterly payments at a 7% interest rate to begin on March 31, 2026.

OPS and California.com became wholly owned subsidiaries of the Company on that date. OPS provides technology and administrative support to entities owned by OPG. California.com is a premier domain name that displays lifestyle content and local business suggestions in the state of California. Acquisition of these entities provides for improved cost synergies related to technology and administrative support services as well as an additional domain property to assist in obtaining digital marketing leads for the Company’s consumers. Management evaluated these transactions under the “Transaction Between Entities under Common Control” subsections of ASC 805 and determined that, while these business combinations occurred subsequent to the Company’s year end, they were consummated prior to the date these consolidated financial statements were available for issuance. The Company’s opening consolidated balance sheets have been restated to incorporate the net assets of OPS and California.com, along with the debt forgiveness and promissory note with OPG. The effects of intra-entity transactions on the balance sheets and statements of income for the periods presented and on retained earnings at the beginning of the period presented have been eliminated. The excess of the purchase price over the Parent’s basis of the transferred net assets as of the transaction date is considered a deemed dividend and was recorded to the beginning retained earnings on the Company’s consolidated balance sheets presented herein.

Significant Risks and Uncertainties. The Company operates in a dynamic industry, and accordingly, can be affected by a variety of factors. Such factors which may materially and adversely affect the Company’s future financial and operating results include:

•Dependence on search engine companies for online traffic
•The number of advertisers it attracts
•The lack of advertiser contracts with minimum commitments
•Investments in new industry categories may negatively impact its results
•Potential failures of its technology platform or the Company’s third-party hosting service
•Competition
•Retention of key personnel
•Legal proceedings which may arise in the ordinary course of business
•Changes in government regulation affecting the Company’s business
•Other factors which may arise from time to time

2.Summary of Significant Accounting Policies

Principles of Consolidation. The consolidated financial statements include the accounts of Buyerlink and its wholly owned subsidiaries. All intercompany balances and transactions including those related to AutoWeb, OPS and California.com have been eliminated in consolidation.

Buyerlink, Inc. and Subsidiaries
Notes to consolidated financial statements

Accounting Estimates. The preparation of the Company’s consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates include, but are not limited to, provisions for credit losses, useful lives of depreciable assets and capitalized software costs, long-lived asset impairments, goodwill and intangible asset valuations, and accrued liabilities. These estimates are based on information available as of the date of the consolidated financial statements. Actual results could differ from these estimates.

Comprehensive Income. For the years ended December 31, 2024 and 2023, the Company had no items of other comprehensive income. As such, net income equals comprehensive income for all periods presented.

Cash and Cash Equivalents. All highly liquid investments with maturities of ninety days or less at the date of acquisition are classified as cash equivalents. Cash and cash equivalents represent amounts held by the Company for use by the Company and are recorded at cost, which approximates fair value.

Accounts Receivable, Net. Accounts receivable is generally recorded at the invoiced amount and invoices are generally due 30 days after the service date. Interest is not charged on receivables and collateral is not required. Accounts receivable, net were $24 million and $23 million at December 31, 2024 and 2023, respectively. Accounts receivable, net was $19 million at January 1, 2023.

Provision for Credit Losses. The provision for credit losses is an estimate of credit loss expense that could result from the inability or refusal of customers to pay for services. The Company calculates expected losses on a pool basis for those accounts receivable that have similar risk characteristics. For accounts receivable that do not share similar risk characteristics, the provision is calculated on an individual basis. Additions to the estimated provision for credit losses are recorded to sales and marketing expenses and are based on factors such as historical write-off percentages and current business and economic environmental indicators that may cause the Company’s historical write-off percentages to differ from future expected loss estimates. Reductions in the estimated provision for credit losses due to subsequent cash recoveries are recorded as a decrease to the provision. As specific credit losses are identified, they are written off against the previously established estimated provision for credit losses with no impact on operating expenses. The Company’s provision for credit losses was $0.9 million and $1.1 million at December 31, 2024 and 2023, respectively.

Fair Value of Financial Instruments. The Company records its financial assets and liabilities at fair value, which is defined under the applicable accounting standards as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company uses valuation techniques to measure fair value, maximizing the use of observable outputs and minimizing the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

Level 1 – Observable inputs, such as quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 – Quoted prices for similar assets or liabilities, or inputs other than quoted prices in active markets that are observable either directly or indirectly, or

Level 3 – Unobservable inputs in which there is little or no market data, which requires the Company to develop its own assumptions about the assumptions market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flows models, and similar techniques.

Buyerlink, Inc. and Subsidiaries
Notes to consolidated financial statements

Cash and cash equivalents, accounts receivable, net, accounts payable and accrued liabilities are carried at cost, which management believes approximates fair value because of the short-term maturity of these instruments.

The Company’s debt is held at cost, net of unamortized debt issuance costs, which the Company believes approximates fair value.

Concentration of Credit Risk and Risks due to Customers and Vendors. Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. Cash and cash equivalents are primarily maintained with major financial institutions in the United States and Canada, which management assesses to be of high credit quality. Cash and cash equivalents may, at times, exceed Federal Deposit Insurance Corporation limits in the United States and Canada Deposit Insurance Corporation limits in Canada. Generally, these deposits may be redeemed upon demand.

If there is a decline in the general economic environment that negatively affects the financial condition of the Company’s customers or an increase in the number of customers that are dissatisfied with the Company’s services, additional estimated allowances for credit losses may be required and the impact on the Company’s business, results of operation, financial condition, or cash flow could be material.
The Company has a concentration of credit risk related to the Company’s accounts receivables and revenue with certain large customers. During the years ended December 31, 2024 and 2023, three customers comprised 32% and 28% of net revenues, respectively. Additionally, at December 31, 2024 and 2023, three customers comprised 46% and 39% of accounts receivable, net, respectively.

The Company is also reliant on certain vendors who assist in supplying leads and clicks to our customers. During the years ended December 31, 2024 and 2023, two vendors comprised 34% and 33% of operating expenses, respectively. Additionally, at December 31, 2024 and 2023, two vendors comprised 58% and 56% of accounts payable, respectively.

Property, Equipment and Software, Net. Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets, generally three years. Amortization of leasehold improvements is provided using the straight-line method over the shorter of the remaining lease term or the estimated useful lives of the improvements. Repair and maintenance costs are charged to operating expenses as incurred. Gains or losses resulting from the retirement or sale of property and equipment are recorded as operating income (expense), respectively, and were not significant during the years ended December 31, 2024 and 2023.

Capitalized Internal Use Software Costs.  The Company capitalizes costs to develop internal use software in accordance with ASC 350-40, “Internal-Use Software,” and ASC 350-50, “Website Development Costs,” which require the capitalization of external and internal computer software costs and website development costs (“IDS”), respectively, incurred during the application development stage. The application development stage is characterized by software design and configuration activities, coding, testing and installation. Training and maintenance costs are expensed as incurred while upgrades and enhancements are capitalized if it is probable that such expenditures will result in additional functionality. Capitalized internal use software development costs are amortized using the straight-line method over an estimated useful life of three to five years. The Company placed in service $1.5 million and $1.8 million of such costs during the period ended December 31, 2024 and December 31, 2023, respectively.

Buyerlink, Inc. and Subsidiaries
Notes to consolidated financial statements

Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows.

Goodwill. Goodwill consists of the excess purchase price of consideration paid in a business combination in excess of the fair value of net assets acquired. Goodwill is tested for impairment at year-end, or more frequently if an event or change occurs that would indicate the existence of potential impairment. When evaluating goodwill for impairment, the Company may first perform a qualitative analysis to determine whether it is more-likely-than-not that the fair value of the reporting unit is less than its carrying value. If the Company does not perform the qualitative assessment, or if the Company determines that it is more-likely-than-not that the fair value of the reporting unit is less than its carrying value, the Company will calculate the estimated fair value of the reporting unit. A reporting unit is an operating segment or one level below an operating segment (referred to as a component) to which goodwill is assigned when initially recorded. The Company assigns goodwill to reporting units based on its integration plans and the expected synergies resulting from the acquisition. The fair value evaluation includes the use of acceptable valuation approaches utilizing unobservable inputs, which may lead to a high level of uncertainty. These inputs relate to forecasts of future cash flows, pre-tax income and revenue growth rates, as well as the selection of royalty and discount rates. The analysis depends upon a number of judgements, estimates and assumptions. Accordingly, such analysis is subject to uncertainties, which could cause fair value to fluctuate. At September 30, 2024, the Company absorbed the remaining operations of SkyRocket, due to continued business losses. As a result of this decision, the Company determined all of the goodwill associated with this prior business acquisition was impaired. The Company recorded a goodwill impairment of $0.6 million in the accompanying consolidated statements of income for the year ended December 31, 2024 in relation to this subsidiary. During the year ended December 31, 2023, the Company recorded a goodwill impairment of $0.4 million in relation to this same business unit.

Intangible Assets. Intangible assets with definite lives are amortized over their respective estimated useful lives and are reviewed for impairment upon certain triggering events. Other intangibles assets with indefinite lives are not amortized but, instead, are tested for impairment at least annually at year-end, or more frequently if events and circumstances indicate an impairment may exist. When evaluating indefinite-lived intangibles for impairment, the Company first performs a qualitative analysis to determine whether it is more-likely-than-not that an indefinite-lived intangible asset is impaired. If deemed necessary, based on qualitative factors, a quantitative test is used to determine if the carrying value of an indefinite-lived intangible asset exceeds its fair value. An impairment loss would be recognized to the extent that the carrying amounts exceeds the fair value of the asset. See Note 6 for more information.
Impairment of Long-Lived Assets. The Company evaluates its long-lived assets, including intangible assets with definite lives, for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by comparing the carrying amount of the asset to the future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying value of the assets exceeds its fair value.

Buyerlink, Inc. and Subsidiaries
Notes to consolidated financial statements

Business Combinations. The Company accounts for business combinations using the acquisition method of accounting, which requires determination of the fair value of identifiable assets acquired and liabilities assumed, including any contingent consideration, to properly allocate the purchase price to the individual assets acquired and liabilities assumed and to record any residual purchase price as goodwill in accordance with ASC 805. The Company identifies and attributes fair values and estimated lives to the intangible assets acquired and allocates the total cost of an acquisition to the underlying net assets based on their respective estimated fair values.
If the initial accounting for the business combination has not been completed by the end of the reporting period in which the business combination occurs, provisional amounts are reported to present information about facts and circumstances that existed as of the acquisition date. Once the measurement period ends, which in no case extends beyond one year from the acquisition date, revisions to the accounting for the business combination are recorded in earnings.

All acquisition-related costs, other than the costs to issue debt or equity securities, are accounted for as expenses in the period in which they are incurred.

For business combinations effected through a common control transaction, the Company measures the recognized net assets of the acquiree at the carrying amounts of the net assets previously recognized by the related party. The Company reflects the operations of entities acquired through a common control transaction in the consolidated financial statements as of the latter of the first date in the reporting period or as of the date that the acquired entity was previously acquired by the related party, as applicable.

Traffic Acquisition Costs. Traffic acquisition costs generally consist of payments made to search engine sites and other sources of online traffic.

Technology. Technology costs are expensed as incurred and consist primarily of personnel, communications, consulting, depreciation and amortization of non-revenue-generating capitalized equipment and systems infrastructure, and facilities associated with the development of new technologies.

Other Costs of Revenue. Other costs of revenue consist of salaries, bonuses and benefits attributable to employees who are responsible for acquiring traffic, credit card processing fees, and other third-party costs related to other services revenue, and excludes depreciation and amortization expense.

Advertising Costs. The Company expenses advertising costs as incurred. Advertising costs are recorded in sales and marketing expense within the accompanying consolidated statements of income and were not material for the years ended December 31, 2024 and 2023.

Income Taxes. The Company accounts for income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when in management's estimate, it is more likely than not that the deferred tax assets will not be recovered.

The Company follows ASC 740-10, Accounting for Uncertainty in Income Taxes, which prescribes a comprehensive model for the recognition, measurement, presentation and disclosure in financial statements of any uncertain tax positions that have been taken or expected to be taken on a tax return. No liability related to uncertain tax positions has been recorded in the Company’s financial statements. Penalties and interest expense related to income taxes are included as a component of other expense and interest expense, respectively, as applicable.

Net Income per Share. The Company calculates basic and diluted net income per common share by dividing net-income available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net income per share includes the effect, if any, of potentially dilutive securities such as stock options,

Buyerlink, Inc. and Subsidiaries
Notes to consolidated financial statements

warrants, and convertible instruments. Preferred stock is non-participating, non-convertible and entitles the holder only to a dividend. As a result, preferred stock is excluded from the computation of diluted net income per share beyond the deduction of preferred dividends from net income. For the years ended December 31, 2024 and 2023, there were no dilutive securities outstanding. As a result, basic and diluted net income per share are the same.

Segment Reporting. The Company provides digital marketing and advertising services predominantly within the United States. The Company evaluated segment reporting in accordance with ASC 280, Segment Reporting (“ASC 280”) and concluded that the Company is comprised of one operating segment. The Company reports segment information based on operating results regularly reviewed by the chief operating decision maker, which is our Chief Executive Officer, to make decisions on resource allocation and the performance of the business.

Recent Accounting Pronouncements and Adopted Accounting Guidance

In November 2023, the Financial Accounting Standards Board ("FASB") issued ASU No. 2023-07, Segment Reporting (Topic 280) Improvements to Reportable Segment Disclosures (“ASU 2023-07”). ASU 2023-07 provides updated segment disclosure requirements for entities with a single reportable segment and modifies certain reportable segment disclosure requirements. The guidance is effective for public entities in fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company retrospectively adopted ASU 2023-07 effective December 31, 2024. The adoption of this guidance did not have a material effect on the Company’s disclosures since the Company operates as a single reportable and operating segment, and significant expense information is reviewed by the chief operating decision maker in aggregate and at the consolidated level. For additional information, see Note 13 – Segments.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740) Improvements to Income Tax Disclosures (“ASU 2023-09”), which provides qualitative and quantitative updates to the rate reconciliation and income taxes paid disclosures, among others, in order to enhance the transparency of income tax disclosures, including consistent categories and greater disaggregation of information in the rate reconciliation and disaggregation by jurisdiction of income taxes paid. The amendments in ASU 2023-09 are effective for fiscal years beginning after December 15, 2024, with early adoption permitted. The amendments should be applied prospectively; however, retrospective application is also permitted. The Company is currently evaluating the impact this ASU may have on our financial statement disclosures.

In March 2024, the FASB issued ASU No. 2024-01, Compensation - Stock Compensation (Topic 718) Scope Applications of Profits Interest and Similar Awards (“ASU 2024-01”). ASU 2024-01 adds an example to Topic 718, which illustrates how to apply the scope guidance to determine whether profits interest and similar awards should be accounted for as share-based payment arrangement under Topic 718 or under other US GAAP. ASU 2024-01 is effective for annual periods beginning after December 15, 2024 for public entities, and annual periods beginning after December 15, 2025 for all other entities. The Company is currently evaluating the impact of the adoption of this ASU on its consolidated financial statements.

In November 2024, the FASB issued ASU 2024-03, Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Topic 220) Disaggregation of Income Statement Expenses, which requires additional disclosure of certain amounts included in the expense captions presented on the statement of income, as well as disclosures about selling expenses. The ASU is effective on a prospective basis, with the option for retrospective application, for annual periods beginning after December 15, 2026 and interim reporting periods beginning after December 15, 2027. Early adoption is permitted for annual financial statements that have not yet been issued. The Company is currently evaluating the impact this ASU may have on our financial statement disclosures.

The Company has reviewed all other recently issued accounting pronouncements and concluded that they were either not applicable or not expected to have a material impact to its consolidated financial statements.

Buyerlink, Inc. and Subsidiaries
Notes to consolidated financial statements

3.Revenue Recognition

Revenue is recognized when the Company transfers control of promised goods or services to the Company’s customers, or when the Company satisfies any performance obligations under contract. The amount of revenue recognized reflects the consideration the Company expects to be entitled to in exchange for respective goods or services provided. Further, under ASC 606, contract assets or contract liabilities that arise from past performance but require further performance before obligation can be fully satisfied must be identified and recorded on the balance sheets until respective settlements have been met.

The Company performs the following steps in order to properly determine revenue recognition and identify relevant contract assets and contract liabilities:

●identify the contract with a customer;
●identify the performance obligations in the contract;
●determine the transaction price;
●allocate the transaction price to the performance obligations in the contract; and
●recognize revenue when, or as, the Company satisfies a performance obligation.

Revenue from performance obligations satisfied at a point in time is recognized at the point in time that the Company determines the customer obtains control over the promised good or service.

The Company primarily derives its revenue from fees which are earned through the delivery of leads, clicks, verified calls or other services. The Company recognizes revenue in accordance with the five-step process delineated above and upon completion of all performance obligations. Payments received in advance of completion of the associated performance obligations are recorded as a contract liability. During the year ended December 31, 2024, the Company recognized revenue of $0.2 million from contract liabilities that existed as of December 31, 2023. During the year ended December 31, 2023, the Company recognized revenue of $0.2 million from contact liabilities that existed as of December 31, 2022. Substantially all of the Company’s revenue is earned at a point in time.

The Company’s main revenue sources are described below.

Auto, Home Services, Calls and Verified Call Revenue. Delivery is deemed to have occurred at the time a qualified lead, click, call, form, appointment, or verified call is delivered. From time to time, the Company may agree to issue a refund or credit for products if they fail to meet the contractual or other guidelines of a particular customer. The Company has established a variable consideration sales reserve based on historical experience. To date, such credits have not been material and have been within management’s expectations.

For a portion of the Company’s revenue, the Company has agreements with providers of online media or traffic (“Publishers”) used in the generation of leads or clicks. The Company receives a fee from its clients and pays a fee to Publishers either on a cost per lead, cost per click or cost per impression basis. The Company is the primary obligor in the transaction. As a result, the amount earned from the Company’s customers are recognized as revenue and the fees paid to its Publishers are included in traffic acquisition costs on the accompanying consolidated statements of income.

Variable Consideration. The Company’s products are generally sold with a right-of-return for services that do not meet customer requirements as specified by the relevant contract. Rights-of-return can be estimated, and provisions for estimated returns are recorded as a reduction in revenue by the Company in the period revenue is recognized and thereby accounted for as variable consideration. The Company includes the allowance for customer credits in its net accounts receivable balances on the Company’s balance sheets at period end. From time to time, the Company may issue discounts or credits on current invoices. These discounts or credits are direct reductions to revenue without a change in the allowance for customer credits. See further discussion below on significant judgments exercised by the Company in regard to variable consideration.

Buyerlink, Inc. and Subsidiaries
Notes to consolidated financial statements

Unbilled Revenue. Timing of revenue recognition may differ from the timing of invoicing to customers. The Company records a receivable when revenue is recognized prior to invoicing. From time to time, the Company may have balances on its consolidated balance sheets that represent revenue recognized by the Company upon satisfaction of performance obligations thereby earning the right to receive payment. These not-yet invoiced receivable balances at year-end are driven by the timing of administrative transaction processing and are not indicative of partially complete performance obligations. As of December 31, 2024 and December 31, 2023, the Company had $10 million and $9.7 million respectively, of not yet invoiced (unbilled) receivables in accounts receivable, net of provision for credit losses, on the Company’s consolidated balance sheets.

Practical Expedients and Exemptions. The Company excludes from the transaction price all sales taxes related to revenue producing transactions collected from the customer for a governmental authority. The Company applies the revenue standard requirements to a portfolio of contracts (or performance obligations) with similar characteristics for transactions where it is expected that the effects of applying the revenue recognition guidance to the portfolio would not differ materially from that of applying the same guidance to the individual contracts (or performance obligations) within that portfolio. The Company generally expenses incremental costs of obtaining a contract when incurred because the amortization period would be less than one year. These costs primarily relate to sales commissions and are recorded in selling and marketing expense.

    Significant Judgments. The Company provides its customers with various opportunities to market their products to potential buyers, namely via consumer lead and click traffic referrals and online advertising products and services. Proper revenue recognition of digital marketing activities, as well as proper recognition of assets and liabilities related to these activities, requires management to exercise significant judgment with the following items:
•Arrangements with multiple performance obligations. The Company enters into contracts with customers that can include multiple products and services. Determining whether products and/or services are distinct performance obligations that should be accounted for singularly or separately may require significant judgment.

•Variable consideration and customer credits. The Company’s products are generally sold with a right-of-return. Additionally, the Company will sometimes provide customer credits or sales incentives. These items are accounted for as variable consideration when determining the allocation of the transaction price to performance obligations under a contract. The allowance for customer credits is an estimate of adjustments for services that do not meet customer requirements. Additions to the estimated allowance for customer credits are recorded as a reduction of revenues and are based on the Company’s historical experience of: (i) the amount of credits issued; (ii) the length of time after services are rendered that the credits are issued; (iii) other factors known at the time; and (iv) future expectations. Reductions in the estimated allowance for customer credits are recorded as an increase in revenues.
As specific customer credits are identified, they are charged against this allowance with no impact on revenues. Returns and credits are measured at contract inception, with respective obligations reviewed each reporting period or as further information becomes available, whichever is earlier, and only to the extent that it is probable that a significant reversal of any incremental revenue will not occur. The allowance for customer credits is included in the accounts receivable, net in the Company’s consolidated balance sheets as of December 31, 2024 and 2023.

Buyerlink, Inc. and Subsidiaries
Notes to consolidated financial statements

    Disaggregation of Revenue. The following table summarizes Net revenue disaggregated by source (in thousands) for the years ended December 31, 2024 and 2023. Revenue is generally recognized at a point in time when the delivery of a qualified lead, click or verified call is delivered, as more fully discussed above.

4.    Property, Equipment and Software, Net

    Property, Equipment and Software, Net consisted of the following as of December 31, 2024 and 2023 (amounts in thousands):

Property, equipment, and software depreciation and amortization expense was $2.6 million and $2.4 million during the years ended December 31, 2024 and 2023, respectively.

Buyerlink, Inc. and Subsidiaries
Notes to consolidated financial statements

5. Accrued Liabilities

Accrued liabilities as of December 31, 2024 and 2023, consist of the following (amounts in thousands):

6.Intangible Assets, net and Goodwill

Details of the Company’s intangible assets, net, as of December 31, 2024, are as follows (amounts in thousands):

Domain names include Contractors.com and California.com which were contributed to the Company during 2021 and 2025 (see Note 1), respectively, by OPG, and have been recorded at OPG’s carrying amount of $0.8 million and $3.0 million, respectively. The Company intends to use these domains indefinitely and are not amortizing them. The Company evaluates the domains for impairment in each reporting period. The Company did not record any impairment expense associated with these domains during the years ended December 31, 2024 and 2023.

As discussed in Note 2, the Company evaluated the customer relationship intangible related to New Strata for impairment due to a shift in industries the subsidiary services. As a result of the evaluation, the Company fully disposed of the associated customer relationship asset. As a result, the Company recorded impairment of $3.4 million in the Company’s consolidated financial statements for the period ended December 31, 2024. Additionally, the Company recorded an impairment charge of $0.5 million in the Company’s consolidated financial statements for the period ended December 31, 2024, related to its SkyRocket subsidiary. These impairment losses are included in depreciation and amortization expense in the consolidated statements of income. The Company reduced the gross carrying amount and associated accumulated amortization by $6.8 million to recognize the full disposition of the associated intangible assets.

Buyerlink, Inc. and Subsidiaries
Notes to consolidated financial statements

Details of the Company’s intangible assets, net, as of December 31, 2023, are as follows (amounts in thousands):
The Company identified a potential impairment of intangible assets during its analysis performed at December 31, 2023. The Company contracted with a third party valuation firm to estimate the fair value of two reporting units by using the discounted cash flows method, public company method, and a form of income approach. Based on the valuation, the Company determined intangible assets related to its Ring Partner subsidiary were not impaired. However, the Company determined that for its SkyRocket subsidiary, the fair value of the associated intangible assets was lower than their carrying value. As a result, the Company recorded impairment of $0.4 million and $1.3 million for trademarks and customer relationships, respectively, at December 31, 2023, all of which are included in depreciation and amortization expense on the consolidated statements of income.

Amortization expense related to intangible assets amounted to $6.3 million and $2.6 million during the years ended December 31, 2024 and 2023, respectively. Certain patents have not yet been approved and are therefore included in the “thereafter” category in the below amortization schedule. No amortization has been recorded with respect to such assets.

Future estimated amortization expense related to amortizable intangible assets as of December 31, 2024, is as follows (amounts in thousands):

Buyerlink, Inc. and Subsidiaries
Notes to consolidated financial statements

Changes in the Company’s goodwill balances as of December 31, 2024 and December 31, 2023 are as follows (amounts in thousands):

The Company’s goodwill as of December 31, 2024 consists of amounts recognized from recent acquisitions as well as from $2.4 million recorded during a recapitalization event in 2015.

As discussed in Note 2, the Company absorbed the remaining operations of its SkyRocket business during the year ended December 31, 2024. As a result, the Company recorded a goodwill impairment loss of $0.6 million, in the Company’s consolidated financial statements for the year ended December 31, 2024, representing the entire remaining goodwill balance associated with this operating unit.

During the Company’s goodwill analysis for the year ended December 31, 2023, the Company determined that as a result of lower revenues than previously expected in the Company’s Ring Partner and SkyRocket reporting units and customer relationship degradation in its SkyRocket, the Company determined that it was more-likely-than-not that goodwill may be impaired. The Company estimated the fair value of the reporting units by using the discounted cash flow and public company method and by using a form of the income approach. As a result of the analysis, it was determined that the carrying value of SkyRocket exceeded its fair value and an impairment loss of $0.4 million was recorded in 2023.

7.Debt

JP Morgan Chase Bank, N.A.

On February 22, 2022, the Company executed a credit agreement with JP Morgan Chase Bank, N.A. The initial loan agreement schedule included a revolving line of $5.0 million, a term loan of $38.0 million, and a delayed draw term loan of $20.0 million (the “2022 term loan”). The Company drew down the full amount of the term portion of the 2022 term loan on February 22, 2022 and repaid all other outstanding debt at that time. The maturity date of the 2022 term loan was February 22, 2027. The interest rate on the 2022 term loan was determined as CME Group (“CME”) Term Secured Overnight Financing Rate (“SOFR”) plus 3.1%. Interest payments began on April 5, 2022, and principal repayments commenced on June 30, 2022.

On April 29, 2022, the Company drew down $4.8 million of the delayed draw portion of the 2022 term loan from JP Morgan Chase Bank, N.A. The interest rate of the delayed draw term loan was determined as CME Term SOFR plus 3.1% and the interest payments began on October 31, 2022. The repayment of principal commenced on June 30, 2023.

On June 16, 2023, the Company and JP Morgan Chase Bank, N.A. entered into a Second Amendment to Credit Agreement whereby the revolving commitment of $5.0 million was terminated; the maturity date of the 2022 term loan commitment was modified from February 22, 2027 to June 30, 2025; and the interest rate on the amended 2022 term loan was determined as CME Term SOFR plus 3.1% from June 16, 2023 through September 30, 2023 and CME Term SOFR plus 6.1% from October 1, 2023 through maturity date of June 30, 2025.

Buyerlink, Inc. and Subsidiaries
Notes to consolidated financial statements

On September 25, 2023, the Company and JP Morgan Chase Bank, N.A. entered into a Third Amendment to the 2022 term loan whereby a new revolving commitment was extended in an aggregate amount equal to $1.0 million and the interest rate was adjusted back to the original interest rate in the initial credit agreement. Additionally, the maturity date was extended to September 30, 2026.

On April 5, 2024, the Company and JP Morgan Chase Bank, N.A. entered into the Fourth Amendment to the 2022 term loan. The amendment temporarily amended certain covenant requirements for the first and second quarter of 2024.

On August 21, 2024, the JP Morgan Chase Bank, N.A. loan was paid off by the Company through a new loan agreement entered into with CitiBank N.A. The payoff of the JP Morgan Chase Bank, N.A. loan was accounted for as a debt extinguishment in accordance with ASC 470, Debt. As a result, the Company recorded a loss on extinguishment of debt in the amount of $0.5 million associated with unamortized debt issuance costs related to the loan on the Company’s consolidated statements of income for the year ended December 31, 2024.

Eclipse Business Capital LLC

On August 31, 2022, AutoWeb entered into a $10.0 million loan, security and guarantee Agreement (“EBC Credit Agreement”) with Eclipse Business Capital, LLC (“EBC”). The EBC Credit Agreement provided for a $10.0 million revolving credit facility with borrowings subject to availability based primarily on limits of 85% of eligible billed accounts receivable and 65% against eligible unbilled accounts receivable, subject to an availability block of 10% of gross availability with a floor of $1.0 million. The agreement was also subject to a minimum utilization of $4.0 million and had a maturity date of August 31, 2025. The obligations under the EBC Credit Agreement were guaranteed by AutoWeb’s U.S. subsidiaries and secured by a first priority lien on all of AutoWeb’s U.S. subsidiaries’ tangible and intangible assets.
On February 9, 2023, AutoWeb entered into the first amendment to the EBC Credit Agreement, whereby the availability block was reduced to a floor of $0.5 million or 5% of gross availability.

On September 19, 2023, AutoWeb entered into the second amendment to the EBC credit Agreement, whereby the availability block was further reduced to a floor of $0.25 million or 2.5% of gross availability.

As of December 31, 2023, the Company had $6.0 million outstanding under the EBC Credit Agreement and approximately $1.7 million of net borrowing availability.
Financing costs related to the EBC Credit Agreement were deferred over the initial term of the loan. At December 31, 2023, financing costs, net of accumulated amortization, of approximately $140 thousand and $157 thousand, respectively, were included in debt, current portion on the Company’s consolidated balance sheets. The interest rate per annum applicable to borrowings under the EBC Credit Agreement was the Adjusted Term SOFR (as defined in the EBC Credit Agreement) plus 6% (11.46% at December 31, 2023). The adjusted term SOFR was equal to the forward looking term rate based on SOFR for one month as published by the Term SOFR Administrator plus 11.448 basis points per annum, provided that if Adjusted Term SOFR as so determined shall ever be less than 1.00% then Adjusted Term SOFR shall be 1.00%.

In June 2024, the outstanding balance with EBC was paid off by OPG, on behalf of AutoWeb. This payoff was accounted for as a debt extinguishment under ASC 470, Debt. As a result, the Company recorded a loss on extinguishment of debt in the amount of $0.1 million deferred issuance costs associated with the loan and entered into a short-term related party note payable with OPG for the balance of the payoff.

Buyerlink, Inc. and Subsidiaries
Notes to consolidated financial statements

CitiBank N.A.

On August 21, 2024, the Company entered into a credit agreement with CitiBank, N.A., (“Citi”), whereby Citi granted the Company a term loan of $31.0 million and a trade loan of up to $10.0 million. The Company drew the full amount of the term loan and a portion of the trade loan and repaid all outstanding debt at that time, including the short-term related party note payable to OPG. The maturity date of the CitiBank N.A. loans is August 21, 2028. The term loan has a four-year amortization schedule with quarterly principal and interest payments. The interest rate on the term loan was determined as the sum of adjusted term SOFR for the applicable interest period plus the applicable margin of 3%. Principal and interest payments commenced on September 30, 2024.

The $10.0 million trade loan has a maturity date of August 31, 2028 and an interest rate that is determined as the SOFR reference rate plus a margin of 2.5%. The Company can draw from this loan up to 90% of its accounts receivable balances that are aged less than 30 days. Additionally, the Company can set the tenor of each draw up to a maximum of 75 days, at which time, the loan is required to be re-paid, or backed by updated accounts receivables. At December 31, 2024 the outstanding balance on this loan was $5.7 million and the average tenor was 66 days.

The Company’s bank debt consists of the following loans as of December 31, 2024 and 2023 (amounts in thousands):

For the year ended December 31, 2024, the Company’s total interest expense was $3.7 million, of which $3.5 million represents contractual interest, and $0.2 million represents amortization of debt issuance costs. For the year ended December 31, 2023, the Company’s total interest expense was $4.2 million, of which $3.9 million represents contractual interest, and $0.3 million represents amortization of debt issuance costs. The effective interest rate on the Company’s debt was 8.91% and 9.12% for the years ended December 31, 2024 and 2023, respectively.

The Company’s minimum principal payments under these debt agreements are as follows (amounts in thousands):

The Company’s credit agreements with Citi contain customary covenants that include, among other things, limitations on additional indebtedness, liens, mergers and acquisitions, asset sales, distributions and compliance with certain financial covenants including an agreed upon fixed coverage charge ratio.

Buyerlink, Inc. and Subsidiaries
Notes to consolidated financial statements

8. Stockholder’s Equity (Deficit)

Common Stock. As of December 31, 2024, the Company has authorized 1,000 shares of common stock and has 1,000 shares issued and outstanding.

Preferred Stock. As of December 31, 2024, the Company has authorized 1,000 shares of preferred stock and has 1,000 shares issued and outstanding. Preferred stock is not subject to mandatory redemption and holders rank senior to the holders of common stock with respect to dividend rights and rights upon the Company’s liquidation, dissolution or winding up of its affairs. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or other liquidation event, the holders of each series of preferred stock are entitled to a liquidation preference of $22,300 per share plus any dividends accrued but unpaid at the time of the event, or an amount equivalent to the common stock price immediately before a liquidation event, depending on the type of event. Dividends on preferred stock accrue annually at 5% of the stated value of the preferred shares ($22,300 per share) and are payable only when, as, and if declared by the board of directors and at the Company’s discretion. At December 31, 2024, the Company had $0.4 million in undeclared, unpaid dividends. As these accrued dividends are contingent on board of director declaration and/or liquidation, dissolution or winding up of the Company or other liquidation event, no accrued dividends will be recorded in the Company’s consolidated balance sheets until such time as satisfaction of these contingencies are considered probable. No preferred stock dividends were declared or paid during the years ended December 31, 2024 or December 31, 2023. All of the Company’s preferred stock is held by the Company’s Parent.

Distributions. During the years ended December 31, 2024 and 2023, the Company made net distributions totaling $5 million and $85 thousand, respectively.

Distribution Rights. The Company has granted certain employees “Distribution Rights,” as defined in agreements entered into with these employees (the “Distribution Rights Agreements”), wherein they may participate in the net proceeds resulting from the sale of the Company or one of its subsidiaries. As of December 31, 2024, such employees are entitled, in the aggregate, to approximately 9% of the net proceeds in the event the Company is sold.

The employees are subject to certain terms and conditions described in the Distribution Rights Agreements and are required to be employed by the Company at the time of the sale and related distributions. In accordance, with ASC 718, Stock Compensation, no compensation expense and no accrued compensation has been recorded as the Distribution Rights are contingent in nature, and at December 31, 2024, the Company has determined that it is not probable that the contingencies will be met.

9.Net Income per Share

The following table summarizes the computation of basic and diluted net income per share for the years ended December 31, 2024 and 2023 (in thousands, except shares outstanding and Net income per common share).

Buyerlink, Inc. and Subsidiaries
Notes to consolidated financial statements

10.Commitments and Contingencies

Leases. The Company determines if an arrangement is a lease at inception. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. Operating lease ROU assets and lease liabilities are recognized at the commencement date of the lease based on the present value of lease payments over the lease term. When readily determinable, the Company uses the implicit rate in determining the present value of lease payments. The implicit rates of the Company’s leases are not readily determinable and accordingly, the Company used the incremental borrowing rate based on the information available at the commencement date for all leases. The Company reviews the rate on annual basis. The ROU asset also includes any lease payments made and excludes lease incentives. Lease expense for lease payments is recognized on a straight-line basis over the lease term. Total lease cost was $1.4 million for the years ended December 31, 2024 and 2023, including de minimis short-term and variable lease costs.

At December 31, 2024, the Company had a weighted-average remaining lease term of 7.59 years and a weighted average discount rate of 3.59%. At December 31, 2023, the Company had a weighted-average remaining lease term of 7.3 years and a weighted average discount rate of 3.71%.

ROU assets as of December 31, 2024 were $4.7 million. Lease liabilities as of December 31, 2024 were $5.4 million.

The Company leases its main office facility in Walnut Creek, California from a company owned by the Company’s Chief Executive Officer (see Note 12). The lease expires in 2032 with an option to extend for two additional five year terms. The Company has additional offices in American Fork, Utah, Victoria, Canada, and Yerevan, Armenia. In December 2023, the Company terminated a month-to-month lease in American Fork, Utah and entered into a new lease. The new lease commenced on April 1, 2024 with a three year term and no option to extend. As a result of entering into this lease agreement in December 2023, the Company recorded an additional ROU asset and lease liabilities of $0.4 million on the consolidated balance sheets at December 31, 2023.

Future minimum lease payments required under leases as of December 31, 2024 are as follows (amounts in thousands):

Year ending December 31:	2024
2025	$ 857
2026	593
2027	887
2028	761
2029	786
Thereafter	2,345
Total minimum lease payment	$ 6,229
Less present value discount	(785)
Less current portion	(752)
Operating lease liabilities, net of current portion	$ 4,692

During the years ended December 31, 2024, and December 31, 2023, cash paid for amounts included in the measurement of lease liabilities was $1.2 million.

Buyerlink, Inc. and Subsidiaries
Notes to consolidated financial statements

Legal Proceedings. The Company is subject to legal proceedings arising in the ordinary course of business. Although occasional adverse decisions or settlements may occur, management believes that the final disposition of such matters will not have a material adverse effect on the Company’s consolidated financial statements.

11.Income Taxes

For financial reporting purposes, income (loss) before provision for income taxes, includes the following components (in thousands):

The (benefit) provision for income taxes consists of the following for the years ended December 31, 2024 and 2023 (amounts in thousands):

Buyerlink, Inc. and Subsidiaries
Notes to consolidated financial statements

Income tax (benefit) provision related to continuing operations differs from the amounts computed by applying the statutory federal income tax rate of 21% to pretax income (loss) as follows for the years ended December 2024 and 2023 (in thousands):

Buyerlink, Inc. and Subsidiaries
Notes to consolidated financial statements

The components of the Company's deferred tax assets, net consist of the following as of December 31, 2024 and 2023 (amounts in thousands):

Other assets basis difference included in the deferred tax assets above consists primarily of section 174 capitalized research and experiment expenses, deferred revenue and interest expense. Other assets basis difference included in deferred tax liabilities above consists primarily of right of use assets and deferred state tax.

A valuation allowance is provided when it is more likely than not that the deferred tax assets will not be realized. Due to current profitability and projected profitability in future years, the Company believes it is more likely than not that deferred tax assets will be realized. As a result, the Company did not record a valuation allowance to offset deferred tax assets as of December 31, 2024. The change in the valuation allowance was $17 million and $1.7 million during the years ended December 31, 2024 and 2023, respectively.

The Company complies with ASC 740-10, Accounting for Uncertainty in Income Taxes, which prescribes a comprehensive model for the recognition, measurement, presentation and disclosure in financial statements of any uncertain tax positions that have been taken or expected to be taken on a tax return. The Company adopted the provisions set forth in FASB Accounting Standard Codification (ASC) Topic 740-10, issued originally as FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes.

This pronouncement sets a "more likely than not" criterion for recognizing the tax benefit of uncertain tax positions. No liability related to uncertain tax positions are recorded on the financial statements related to uncertain tax positions. The Company believes there are no uncertain tax positions.

Buyerlink, Inc. and Subsidiaries
Notes to consolidated financial statements

In connection with the unrecognized tax benefits noted above, no penalties and interest were recognized at December 31, 2024. The Company does not anticipate any adjustments that would result in a material change in its unrecognized tax benefits within twelve months of the reporting date.

The Company files corporation tax returns in the United States, states where the Company has employees, Armenia, Canada, and Guatemala. The Company is subject to examination by federal and state taxing authorities for 3 and 4 years, respectively.

Undistributed earnings of the Company’s foreign subsidiaries are considered to be permanently reinvested and accordingly, no deferred U.S. income taxes have been provided thereon. Upon distribution of those earnings in the form of dividends or otherwise, the Company would be subject to U.S. income tax. At the present time it is not practicable to estimate the amount of U.S. income taxes that might be payable if these earnings were repatriated.

As of December 31, 2024, the Company had a net operating loss carry forward for federal income tax purposes of approximately $46.3 million which has no expiration and a total state net operating loss carry forward of approximately $20.8 million, which will begin to expire in 2028. Utilization of some of the federal and state net operating loss and credit carryforwards are subject to annual limitations due to the “change in ownership” provisions of the Internal Revenue Code of 1986 and similar provision. The annual limitations may result in the expiration of net operating losses and credits before utilization. The Company has no tax credit carryforwards.

12.Related Party Transactions

The Company has operating lease agreements expiring in October 2032 and August 2032 with a company owned by the Chief Executive Officer for office space in Walnut Creek, California. The leases contain renewal options at escalated monthly rates. Rent expense was $0.6 million for the years ended December 31, 2024 and 2023. Accounts payable included $35 thousand and $61 thousand to this company as of December 31, 2024 and 2023, respectively. Right-of-use assets included $4.2 million and $3.8 million as of December 31, 2024 and 2023, respectively, and lease liabilities included $4.8 million and $4.2 million associated with this company as of December 31, 2024, and 2023, respectively.

During the year ended December 31, 2024, the Company incurred expenses owed to OPG for administrative support and advisory services in the amount of $3.6 million, $31 thousand associated with travel, and $154 thousand associated with interest expense. During the year ended December 31, 2023, the Company incurred expenses to OPG for administrative support and advisory services in the amount of $2.6 million, $50 thousand associated with travel expenses, and $0.4 million associated with interest expense. Accounts payable included $0.2 million related to this company, as of December 31, 2024 and 2023. Accounts receivable, net included $34 thousand as of December 31, 2024. Accounts receivable, net did not include any balances related to OPG as of December 31, 2023. Additionally, $0.1 million and $74 thousand was included in deposits and other assets related to other de minimis activity with this company at December 31, 2024 and 2023, respectively.

Upon consummation of the acquisition of AutoWeb on August 31, 2022, AutoWeb entered into a loan agreement with OPG whereby OPG paid certain acquisition related expenses on behalf of AutoWeb, totaling $2.2 million. During the year ended December 31, 2024, the Company borrowed $4 million from OPG in order to pay off the EBC loan (see Note 7). The loan was paid off on September 4, 2024. The loan balance was $2.5 million at December 31, 2023. During the years ended December 31, 2024, and December 31, 2023, the Company made a total of $6.7 million and $2.6 million in principal and interest payments, respectively, to OPG.

The Company entered into an agreement to purchase OPS and California.com from OPG for a total of $9.7 million. As an initial down payment, the Company forgave a notes receivable balance of $1.0 million owed to the Company by OPG. Additionally, the Company entered into a promissory note to pay the remaining balance of the purchase price to OPG in equal quarterly payments at a 7% interest rate beginning on March 31, 2026. As these purchases were deemed

Buyerlink, Inc. and Subsidiaries
Notes to consolidated financial statements

acquisitions of entities under common control, the loan was included in the Company’s consolidated balance sheets as of January 1, 2023. The outstanding balance was $8.7 million as of December 31, 2024, and 2023.

As of December 31, 2024, prepaid expenses and other current assets included $0.4 million related to amounts receivable from employees, of which, $0.3 million is receivable from the Company’s Chief Executive Officer and ultimate owner.

During the years ended December 31, 2024 and December 31, 2023, the Company donated $0.5 million and $0.3 million, respectively, to a non-profit organization of which the Chief Executive Officer and owner of the Company is a board member. The Company had $76 thousand and $0.1 million in revenue from this organization during the years ended December 31, 2024 and 2023, respectively. Accounts payable included $87 thousand and $86 thousand associated with this organization as of December 31, 2024 and 2023, respectively. Additionally, Accounts receivable, net included $0.2 million associated with this organization as of December 31, 2024, and 2023.

13.Segments

    The Company consists of one reporting segment related to its digital marketing and advertising services. This segment provides services predominantly within the United States and manages its business on a consolidated basis. Management evaluated the basis upon which the chief operating decision maker (“CODM”), which is the CEO, views and reacts to information in relation to the overall organizational structure to determine the reportable segments of the Company. The CODM uses consolidated net income to evaluate segment assets, which are the consolidated total assets as presented on the consolidated balance sheets, to identify areas of opportunity to streamline processes and reduce operational spend in order to improve operations on a go forward basis. The CODM is regularly provided with information related to the Company’s consolidated net income which is used in assessing performance and in determining resource allocation. The CODM is also provided with expense information as presented on the consolidated statements of income as additional measures of segment profit.

14.Subsequent Events

As discussed in Note 1, on March 31, 2025, OPG transferred all membership interest in OPS and California.com to the Company. These acquisitions were deemed to be acquisitions of entities under common control. As such, the Company has included financial results for both entities in all periods presented in its consolidated financial statements included here in. Additionally, all significant intercompany balances and transactions related to these two entities have been eliminated in consolidation.

As discussed in Note 8, the Company has granted certain employees Distribution Rights, wherein the certain employees may participate in the net proceeds resulting from the sale of the Company or one of its subsidiaries. In March 2025, the Company issued new Distribution Rights Agreements to these certain employees and expanded the population of employees eligible for these awards. Additionally, the updated agreements included provisions requiring payout of the distribution rights over a three-year period, starting one year from the sale date. The employee must be currently employed, and in good standing on the vesting date to be eligible for the distribution. The Company reserves the right to cancel or amend the agreements at any time. Based on the updated agreements, employees eligible for distribution rights are entitled, in the aggregate, to approximately 8.6% of the net value of the Company in the event of a sale of the Company.

On April 2, 2025, the Company entered into amendment number 3 to the Citibank N.A. loan agreement. The amendment updated the terms and conditions of the original agreement to include OPS and California.com as subsidiaries of the Company and therefore included as additional guarantors of the Citibank N.A. debt. Additionally, the agreement included provisions requiring the Company’s related party promissory note associated with the OPS and California.com transaction to be subordinated to the Citibank N.A. debt in all respects.

Buyerlink, Inc. and Subsidiaries
Notes to consolidated financial statements

On May 1, 2025, the Company entered into a lease amendment with the lessor of the Company’s Walnut Creek, California location. The amendment combined certain separate lease agreements and extended the lease term to April 30, 2040. The lease includes two five year renewal options at escalated monthly rates.

On May 14, 2025, the Company entered into a five year lease extension related to its Yerevan, Armenia location. The lease extension begins on August 21, 2025 and expires on August 21, 2030 with no rent escalations and an option to renew for an additional three and one half years.

On June 25, 2025, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Inspirato Incorporated (“Inspirato”), a Delaware corporation, publicly traded on the NASDAQ stock exchange. Pursuant to The Merger Agreement, through a series of mergers, the Company will survive as a wholly owned subsidiary of Inspirato. In connection with the Merger, and as consideration of the Merger, Inspirato will issue to the Parent (i) 73,896,235 shares of Inspirato Class A common stock and (ii) 8,262,327 shares of newly designated Inspirato preferred stock, in each case prior to the Reverse Split and subject to certain adjustments discussed in the Merger Agreement. Immediately following the Merger, Inspirato will change its name to One Planet Platforms, Inc. and will continue as the publicly traded holding company for both Buyerlink and Inspirato LLC.

The completion of the Merger is subject to satisfaction or waiver of certain customary mutual closing conditions and the Merger Agreement contains customary representations warranties and pre-closing covenants.

Management has evaluated events subsequent to the consolidated balance sheets date through the date these financial statements were issued and, other than the items discussed above, noted no additional subsequent events requiring disclosure.

BUYERLINK, INC. and SUBSIDIARIES

Buyerlink, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(Amounts in thousands, except share data, Unaudited)

March 31, 2025	December 31, 2024
Assets		
Current Assets:		
Cash and cash equivalents	$ 5,667	$ 5,376
Accounts receivable, net of provision for credit losess (1)	26,100	24,264
Prepaid expenses and other current assets (2)	2,401	1,904
Total current assets	34,168	31,544
Property, equipment and software, net	3,106	3,372
Right-of-use assets (3)	4,532	4,700
Deposits and other assets (4)	361	337
Deferred taxes, net	22,507	21,298
Intangible assets, net	9,865	10,254
Goodwill	8,167	8,167
Total assets	$ 82,706	$ 79,672
Liabilities and Stockholder's Equity (Deficit)		
Current Liabilities:		
Notes payable, related party, current portion	$ 626	$ —
Debt, current portion	8,760	8,735
Accounts payable (5)	9,874	10,008
Accrued liabilities	1,548	1,348
Accrued compensation and benefits	1,710	2,490
Income tax payable	1,848	277
Contract liabilities	432	431
Operating lease liabilities, current portion (6)	688	752
Total current liabilities	25,486	24,041
Notes payable, related party, net of current portion	8,061	8,687
Debt, net of current portion	25,294	25,990
Operating lease liabilities, net of current portion (6)	4,614	4,692
Total liabilities	63,455	63,410
Commitments and contingencies (Note 10)		
Common stock, par value $0.0001; 1,000 shares authorized; 1,000 shares issued and outstanding as of March 31, 2025 and December 31, 2024	—	—
Series A Preferred stock, par value $0.0001; 1,000 shares authorized; 1,000 shares issued and outstanding as of March 31, 2025 and December 31, 2024	—	—
Additional paid-in capital	10,759	10,759
Retained earnings	8,492	5,503
Total stockholder's equity	19,251	16,262
Total liabilities and stockholder's equity	$ 82,706	$ 79,672

(1) Includes $0.1 million and $0.2 million associated with related parties as of March 31, 2025 and December 31, 2024, respectively.

(2) Includes $0.4 million associated with related parties as of March 31, 2025 and December 31, 2024, respectively.

(3) Includes $4.1 million and $4.2 million associated with related parties as of March 31, 2025 and December 31, 2024, respectively.

(4) Includes $0.1 million associated with related parties as of March 31, 2025 and December 31, 2024, respectively.

(5) Includes $0 and $0.3 million associated with related parties as of March 31, 2025, and December 31, 2024, respectively.

(6) Includes $4.7 million and $4.8 million associated with related parties as of March 31, 2025 and December 31, 2024, respectively.

See Note 12 for more information on related party activity.

The accompanying notes are an integral part of these condensed consolidated financial statements (Unaudited).
D-1

Buyerlink, Inc. and Subsidiaries
Condensed Consolidated Statements of Income

(Amounts in thousands, except share data, Unaudited)

The accompanying notes are an integral part of these condensed consolidated financial statements (Unaudited).
D-2

Buyerlink, Inc. and Subsidiaries
Condensed Consolidated Statements of Stockholder’s Equity (Deficit)

(Amounts in thousands, except share data, Unaudited)

The accompanying notes are an integral part of these condensed consolidated financial statements (Unaudited).
D-3

Buyerlink, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows

(Amounts in thousands, Unaudited)

The accompanying notes are an integral part of these condensed consolidated financial statements (Unaudited).
D-4

Buyerlink, Inc. and Subsidiaries
Notes to consolidated financial statements

1.Organization and Description of Business

Buyerlink Inc. (“Buyerlink” and together with its subsidiaries the “Company”), a C Corporation, was formed as a Delaware corporation on June 30, 2020. Buyerlink operates a proprietary auction marketplace that provides locally targeted advertisers with performance-based marketing solutions on a cost-per-“Enhanced Click” or cost-per-lead basis, by aggregating customer prospects from various online traffic sources, categorized based on user-provided information regarding a product or service of interest, and the location at which the customer prospect desires to purchase the product or receive the service. The Company also generates revenue through automotive retail dealers and automotive manufacturers by helping them market and sell new and used vehicles to consumers through the Company’s programs for online lead and traffic referrals, dealer marketing products and services, and online advertising. Buyerlink’s services are generally provided within United States. The Company is a wholly owned subsidiary of One Planet Ops Inc. (the “Parent”)

The Parent was incorporated in the state of California on June 12, 2001 and reincorporated in the state of Delaware on March 31, 2010. The Parent is wholly owned by One Planet Group, LLC (“OPG”), a Delaware Limited Liability Company, which is owned by the founder and Chief Executive Officer of the Company.

On September 1, 2020, substantially all of the operating assets of the Parent were transferred to Buyerlink, and the Parent began operations as an S Corporation through Buyerlink on that date.

The wholly owned subsidiaries of the Company include AutoWeb Inc. (“AutoWeb”), Ring Partner, Inc. (“Ring Partner”), New Strata Inc. (“New Strata”), SkyRocket Inc. (“SkyRocket”), Merchant Circle, Inc., Contractors.com LLC (“Contractors.com”), California.com LLC (“California.com”), Media Market, Inc., and One Planet Studios LLC (“OPS”).

Business Combinations

AutoWeb Inc.

On August 31, 2022, OPG, through its wholly owned subsidiary, Unity AC 1 LLC (“Unity”), consummated a Stock Purchase Agreement whereby Unity agreed to purchase all of the outstanding shares of AutoWeb. On August 21, 2024, Unity contributed all of the outstanding capital stock of AutoWeb to OPG LLC which, in turn, contributed 100% of the AutoWeb capital stock to the Parent. On the same day, the Parent transferred 100% of the AutoWeb stock to the Company in exchange for 1,000 shares of Series A Preferred Stock (“Preferred Stock”).

As a result of the transactions above, AutoWeb became a wholly owned subsidiary of the Company on August 21, 2024. The addition of this company helped strengthen Buyerlink’s overall results and provided additional business in the automotive marketing and advertising spaces. The Company determined that, given the common ownership between Buyerlink and AutoWeb, the transaction represented an acquisition of an entity under common control which historically had not been presented together in the consolidated financial statements of the Company. Under the “Transaction Between Entities under Common Control” subsections of Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”), when assets and liabilities comprising a business are transferred between entities under common control, the assets and liabilities transferred are recorded in a manner similar to the pooling-of-interest method of accounting. Under this method of accounting, the historical information of the receiving entity should be restated retrospectively for all periods during which the entities were under common control. Accordingly, the Company’s condensed consolidated financial statements have been adjusted to combine AutoWeb as if the business combination had occurred as of the earliest period presented.

D-5

Buyerlink, Inc. and Subsidiaries
Notes to consolidated financial statements

One Planet Studios LLC and California.Com LLC

On March 31, 2025, Buyerlink agreed to purchase 100% of the membership interests in OPS and California.com from OPG for an aggregate purchase price of $9.7 million, payable as follows:

•Forgiveness of $1 million receivable from OPG owed to Buyerlink on the purchase date.
•Entry into a promissory note with OPG for $8.7 million, payable in equal quarterly payments at a 7% interest rate to begin on March 31, 2026.

OPS and California.com became wholly owned subsidiaries of the Company on that date. OPS provides technology and administrative support to entities owned by OPG. California.com is a premier domain name that displays lifestyle content and local business suggestions in the state of California. Acquisition of these entities provides for improved cost synergies related to technology and administrative support services as well as an additional domain property to assist in obtaining digital marketing leads for the Company’s consumers. Management evaluated these transactions under the “Transaction Between Entities under Common Control” subsections of ASC 805 and determined that the acquisition qualified as an acquisition of an entity under common control. As a result, the net assets of OPS and California.com, the debt forgiveness and promissory note with OPG, and the results of operations for OPS and California.com are included in these condensed consolidated financial statements as of the earliest period presented.

2.Summary of Significant Accounting Policies

Principles of Consolidation. The accompanying unaudited condensed consolidated financial statements include the accounts of Buyerlink and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Basis of Presentation. The accompanying condensed consolidated financial statements are prepared in conformity with U.S. generally accepted accounting principles generally accepted in the United States of America (“U.S. GAAP”) which requires the Company to make estimates and assumptions about current and, for some estimates, future economic and market conditions which affect reported amounts and related disclosures in our condensed consolidated financial statements. Although the Company’s estimates contemplate current and expected future conditions, due to uncertainties, actual conditions could differ from our expectations, which could materially affect the Company’s results of operations, financial position and cash flows. The results for any of the interim periods are not necessarily indicative of the results to be expected for the full year or any other period. In the opinion of management, all adjustments consisting of normal recurring adjustments, necessary for a fair presentation with respect to interim condensed consolidated financial statements, have been included.

Certain information and note disclosures normally included in annual consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to applicable rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting. The December 31, 2024 condensed consolidated balance sheet was derived from audited financial statements. These condensed consolidated financial statements should be read in conjunction with the company’s audited consolidated financial statements for the year ended December 31, 2024 and 2023.

Concentration of Credit Risk and Risks due to Customers and Vendors. The Company has a concentration of credit risk related to the Company’s accounts receivables and revenue with certain large customers. During the three months ended March 31, 2025 and 2024, three customers comprised 32% and 31% of net revenues, respectively. Additionally, at March 31, 2025 and December 31, 2024, three customers comprised 39% and 46% of accounts receivable, net, respectively.

D-6

Buyerlink, Inc. and Subsidiaries
Notes to consolidated financial statements

The Company is also reliant on certain vendors who assist in supplying leads and clicks to our customers. During the three months ended March 31, 2025 and 2024, two vendors comprised 36% and 35% of operating expenses, respectively. Additionally, at March 31, 2025 and December 31, 2024, two vendors comprised 53% and 51% of accounts payable and accrued liabilities, respectively.

Business Combinations. The Company accounts for business combinations using the acquisition method of accounting, which requires determination of the fair value of identifiable assets acquired and liabilities assumed, including any contingent consideration, to properly allocate the purchase price to the individual assets acquired and liabilities assumed and to record any residual purchase price as goodwill in accordance with ASC 805. The Company identifies and attributes fair values and estimated lives to the intangible assets acquired and allocates the total cost of an acquisition to the underlying net assets based on their respective estimated fair values.
If the initial accounting for the business combination has not been completed by the end of the reporting period in which the business combination occurs, provisional amounts are reported to present information about facts and circumstances that existed as of the acquisition date. Once the measurement period ends, which in no case extends beyond one year from the acquisition date, revisions to the accounting for the business combination are recorded in earnings.

All acquisition-related costs, other than the costs to issue debt or equity securities, are accounted for as expenses in the period in which they are incurred.

For business combinations effected through a common control transaction, the Company measures the recognized net assets of the acquiree at the carrying amounts of the net assets previously recognized by the related party. The Company reflects the operations of entities acquired through a common control transaction in the consolidated financial statements as of the latter of the first date in the reporting period or as of the date that the acquired entity was previously acquired by the related party, as applicable.

Net Income per Share. The Company calculates basic and diluted net income per common share by dividing net-income available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net income per share includes the effect, if any, of potentially dilutive securities such as stock options, warrants, and convertible instruments. Preferred stock is non-participating, non-convertible and entitles the holder only to a dividend. As a result, preferred stock is excluded from the computation of basic and diluted net income per share beyond the deduction of preferred dividends from net income. For the three months ended March 31, 2025 and 2024, there were no dilutive securities outstanding. As a result, basic and diluted net income per share are the same.

Segment Reporting. The Company provides digital marketing and advertising services predominantly within the United States. The Company evaluated segment reporting in accordance with ASC 280, Segment Reporting (“ASC 280”) and concluded that the Company is comprised of one operating segment. The Company reports segment information based on operating results regularly reviewed by the chief operating decision maker, which is our Chief Executive Officer, to make decisions on resource allocation and the performance of the business.

Recent Accounting Pronouncements and Adopted Accounting Guidance

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740) Improvements to Income Tax Disclosures (“ASU 2023-09”), which provides qualitative and quantitative updates to the rate reconciliation and income taxes paid disclosures, among others, in order to enhance the transparency of income tax disclosures, including consistent categories and greater disaggregation of information in the rate reconciliation and disaggregation by jurisdiction of income taxes paid. The amendments in ASU 2023-09 are effective for fiscal years beginning after December 15, 2024, with early adoption permitted. The amendments should be applied prospectively; however, retrospective application is also permitted. The Company has adopted this ASU on a prospective basis effective January 1, 2025. Adoption of this ASU did not have a material impact on the company’s condensed consolidated financial statement disclosures.
D-7

Buyerlink, Inc. and Subsidiaries
Notes to consolidated financial statements

In March 2024, the FASB issued ASU 2024-01, Compensation - Stock Compensation (Topic 718) Scope Applications of Profits Interest and Similar Awards (“ASU 2024-01”). ASU 2024-01 adds an example to Topic 718, which illustrates how to apply the scope guidance to determine whether profits interest and similar awards should be accounted for as share-based payment arrangement under Topic 718 or under other US GAAP. ASU 2024-01 is effective for annual periods beginning after December 15, 2024 for public entities, and annual periods beginning after December 15, 2025 for all other entities. The Company is currently evaluating the impact of the adoption of this ASU on its condensed consolidated financial statements.

In November 2024, the FASB issued ASU 2024-03, Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Topic 220) Disaggregation of Income Statement Expenses, which requires additional disclosure of certain amounts included in the expense captions presented on the statement of income, as well as disclosures about selling expenses. The ASU is effective on a prospective basis, with the option for retrospective application, for annual periods beginning after December 15, 2026 and interim reporting periods beginning after December 15, 2027. Early adoption is permitted for annual consolidated financial statements that have not yet been issued. The Company is currently evaluating the impact this ASU may have on our condensed consolidated financial statement disclosures.

In May 2025, the FASB issued ASU 2025-03, Business Combination (Topic 805) and Consolidation (Topic 810), which revises guidance for determining the accounting acquirer in transactions involving a variable interest entity (VIE) that qualifies as a business. Rather than automatically designating the VIE as the accounting acquirer, the amendment requires application of the control-based criteria in ASC 805-10-55-12 through 55-15. The standard is effective for annual periods beginning after December 15, 2026, with early adoption permitted. The Company is currently evaluating the impact of this ASU may have on our condensed consolidated financial statements and related disclosures.

The Company has reviewed all other recently issued accounting pronouncements and concluded that they were either not applicable or not expected to have a material impact to its condensed consolidated financial statements.

3.Revenue Recognition

Revenue is recognized when the Company transfers control of promised goods or services to the Company’s customers, or when the Company satisfies any performance obligations under contract. The amount of revenue recognized reflects the consideration the Company expects to be entitled to in exchange for respective goods or services provided. Further, under ASC 606, contract assets or contract liabilities that arise from past performance but require further performance before obligation can be fully satisfied must be identified and recorded on the balance sheets until respective settlements have been met.

The Company performs the following steps in order to properly determine revenue recognition and identify relevant contract assets and contract liabilities:

●identify the contract with a customer;
●identify the performance obligations in the contract;
●determine the transaction price;
●allocate the transaction price to the performance obligations in the contract; and
●recognize revenue when, or as, the Company satisfies a performance obligation.

Revenue from performance obligations satisfied at a point in time is recognized at the point in time that the Company determines the customer obtains control over the promised good or service.

The Company primarily derives its revenue from fees which are earned through the delivery of leads, clicks, verified calls or other services. The Company recognizes revenue in accordance with the five-step process delineated above and upon completion of all performance obligations. Payments received in advance of completion of the associated performance obligations are recorded as a contract liability. During the three months ended March 31, 2025, the
D-8

Buyerlink, Inc. and Subsidiaries
Notes to consolidated financial statements

Company recognized revenue of $9 thousand from contract liabilities that existed as of December 31, 2024. During the three months ended March 31, 2024, the Company recognized revenue of $22 thousand from contact liabilities that existed as of December 31, 2023. Substantially all of the Company’s revenue is earned at a point in time.

The Company’s main revenue sources are described below.

Auto, Home Services, Calls and Verified Call Revenue. Delivery is deemed to have occurred at the time a qualified lead, click or verified call is delivered. From time to time, the Company may agree to issue a refund or credit for products if they fail to meet the contractual or other guidelines of a particular customer. The Company has established a variable consideration sales reserve based on historical experience. To date, such credits have not been material and have been within management’s expectations.

For a portion of Auto and Home Services revenue, the Company has agreements with providers of online media or traffic (“Publishers”) used in the generation of leads or clicks. The Company receives a fee from its clients and pays a fee to Publishers either on a cost per lead, cost per click or cost per impression basis. The Company is the primary obligor in the transaction. As a result, the amount earned from the Company’s customers are recognized as revenue and the fees paid to its Publishers are included in traffic acquisition costs on the accompanying condensed consolidated statements of income.

Variable Consideration. The Company’s products are generally sold with a right-of-return for services that do not meet customer requirements as specified by the relevant contract. Rights-of-return can be estimated, and provisions for estimated returns are recorded as a reduction in revenue by the Company in the period revenue is recognized and thereby accounted for as variable consideration. The Company includes the allowance for customer credits in its net accounts receivable balances on the Company’s condensed consolidated balance sheets at period end. From time to time, the Company may issue discounts or credits on current invoices. These discounts or credits are direct reductions to revenue without a change in the allowance for customer credits. See further discussion below on significant judgments exercised by the Company in regard to variable consideration.

Unbilled Revenue. Timing of revenue recognition may differ from the timing of invoicing to customers. The Company records a receivable when revenue is recognized prior to invoicing. From time to time, the Company may have balances on its condensed consolidated balance sheets that represent revenue recognized by the Company upon satisfaction of performance obligations thereby earning the right to receive payment. These not-yet invoiced receivable balances at year-end are driven by the timing of administrative transaction processing and are not indicative of partially complete performance obligations. As of March 31, 2025 and December 31, 2024, the Company had $12 million and $10 million respectively, of not yet invoiced (unbilled) receivables in accounts receivable, net of provision for credit losses, on the Company’s condensed consolidated balance sheets. Provision for credit losses was $0.7 million and $0.9 million as of March 31, 2025 and December 31, 2024, respectively.

Practical Expedients and Exemptions. The Company excludes from the transaction price all sales taxes related to revenue producing transactions collected from the customer for a governmental authority. The Company applies the revenue standard requirements to a portfolio of contracts (or performance obligations) with similar characteristics for transactions where it is expected that the effects of applying the revenue recognition guidance to the portfolio would not differ materially from that of applying the same guidance to the individual contracts (or performance obligations) within that portfolio. The Company generally expenses incremental costs of obtaining a contract when incurred because the amortization period would be less than one year. These costs primarily relate to sales commissions and are recorded in selling and marketing expense.

D-9

Buyerlink, Inc. and Subsidiaries
Notes to consolidated financial statements

Significant Judgments. The Company provides its customers with various opportunities to market their products to potential buyers, namely via consumer lead and click traffic referrals and online advertising products and services. Proper revenue recognition of digital marketing activities, as well as proper recognition of assets and liabilities related to these activities, requires management to exercise significant judgment with the following items:
•Arrangements with multiple performance obligations. The Company enters into contracts with customers that can include multiple products and services. Determining whether products and/or services are distinct performance obligations that should be accounted for singularly or separately may require significant judgment.

•Variable consideration and customer credits. The Company’s products are generally sold with a right-of-return. Additionally, the Company will sometimes provide customer credits or sales incentives. These items are accounted for as variable consideration when determining the allocation of the transaction price to performance obligations under a contract. The allowance for customer credits is an estimate of adjustments for services that do not meet customer requirements. Additions to the estimated allowance for customer credits are recorded as a reduction of revenues and are based on the Company’s historical experience of: (i) the amount of credits issued; (ii) the length of time after services are rendered that the credits are issued; (iii) other factors known at the time; and (iv) future expectations. Reductions in the estimated allowance for customer credits are recorded as an increase in revenues.

As specific customer credits are identified, they are charged against this allowance with no impact on revenues. Returns and credits are measured at contract inception, with respective obligations reviewed each reporting period or as further information becomes available, whichever is earlier, and only to the extent that it is probable that a significant reversal of any incremental revenue will not occur. The allowance for customer credits is included in the accounts receivable, net in the Company’s condensed consolidated balance sheets as of March 31, 2025 and December 31, 2024.

    Disaggregation of Revenue. The following table summarizes Net revenue disaggregated by source (amounts in thousands) for the three months ended March 31, 2025 and 2024. Revenue is generally recognized at a point in time when the delivery of a qualified lead, click or verified call is delivered, as more fully discussed above.

D-10

Buyerlink, Inc. and Subsidiaries
Notes to consolidated financial statements

4.Property, Equipment and Software, Net

    Property, Equipment and Software, Net consisted of the following as of March 31, 2025 and December 31, 2024 (amounts in thousands):

Property, equipment, and software depreciation and amortization expense was $0.6 million and $0.7 million during the three months ended March 31, 2025 and 2024, respectively.

5.Intangible Assets, net and Goodwill

Details of the Company’s intangible assets, net, as of March 31, 2025, are as follows (amounts in thousands):

Domain names include Contractors.com and California.com which were contributed to the Company by OPG, and have been recorded at OPG’s carrying amount of $0.8 million and $3.0 million, respectively. The Company intends to use these domains indefinitely and are not amortizing them. The Company evaluates the domains for impairment in each reporting period. The Company did not record any impairment expense associated with these domains during the three months ended March 31, 2025 or the year ended December 31, 2024.

D-11

Buyerlink, Inc. and Subsidiaries
Notes to consolidated financial statements

Details of the Company’s intangible assets, net, as of December 31, 2024, are as follows (amounts in thousands):

Amortization expense related to intangible assets amounted to $0.4 million and $0.7 million during the three months ended March 31, 2025 and 2024, respectively.

Future estimated amortization expense related to amortizable intangible assets for the remainder of the year and for future years is as follows (amounts in thousands):

6.Accrued Liabilities

Accrued liabilities as of March 31, 2025 and December 31, 2024, consist of the following (amounts in thousands):

D-12

Buyerlink, Inc. and Subsidiaries
Notes to consolidated financial statements

7.Debt

JP Morgan Chase Bank, N.A.

On February 22, 2022, the Company executed a credit agreement with JP Morgan Chase Bank, N.A. The initial loan agreement schedule included a revolving line of $5.0 million, a term loan of $38.0 million, and a delayed draw term loan of $20.0 million (the “2022 term loan”). The Company drew down the full amount of the term portion of the 2022 term loan on February 22, 2022 and repaid all other outstanding debt at that time. The maturity date of the 2022 term loan was February 22, 2027. The interest rate on the 2022 term loan was determined as CME Group (“CME”) Term Secured Overnight Financing Rate (“SOFR”) plus 3.1%. Interest payments began on April 5, 2022, and principal repayments commenced on June 30, 2022.

On April 29, 2022, the Company drew down $4.8 million of the delayed draw portion of the 2022 term loan from JP Morgan Chase Bank, N.A. The interest rate of the delayed draw term loan was determined as CME Term SOFR plus 3.1% and the interest payments began on October 31, 2022. The repayment of principal commenced on June 30, 2023.

On June 16, 2023, the Company and JP Morgan Chase Bank, N.A. entered into a Second Amendment to Credit Agreement whereby the revolving commitment of $5.0 million was terminated; the maturity date of the 2022 term loan commitment was modified from February 22, 2027 to June 30, 2025; and the interest rate on the amended 2022 term loan was determined as CME Term SOFR plus 3.1% from June 16, 2023 through September 30, 2023 and CME Term SOFR plus 6.1% from October 1, 2023 through maturity date of June 30, 2025.

On September 25, 2023, the Company and JP Morgan Chase Bank, N.A. entered into a Third Amendment to the 2022 term loan whereby a new revolving commitment was extended in an aggregate amount equal to $1.0 million and the interest rate was adjusted back to the original interest rate in the initial credit agreement. Additionally, the maturity date was extended to September 30, 2026.

On April 5, 2024, the Company and JP Morgan Chase Bank, N.A. entered into the Fourth Amendment to the 2022 term loan. The amendment temporarily amended certain covenant requirements for the first and second quarter of 2024.

On August 21, 2024, the JP Morgan Chase Bank, N.A. loan was paid off by the Company through a new loan agreement entered into with CitiBank N.A. The payoff of the JP Morgan Chase Bank, N.A. loan was accounted for as a debt extinguishment in accordance with ASC 470, Debt. As a result, the Company recorded a loss on extinguishment of debt in the amount of $0.5 million associated with unamortized debt issuance costs related to the loan on the Company’s consolidated statements of operations for the year ended December 2024.

Eclipse Business Capital LLC

On August 31, 2022, AutoWeb entered into a $10.0 million loan, security and guarantee Agreement (“EBC Credit Agreement”) with Eclipse Business Capital, LLC (“EBC”). The EBC Credit Agreement provided for a $10.0 million revolving credit facility with borrowings subject to availability based primarily on limits of 85% of eligible billed accounts receivable and 65% against eligible unbilled accounts receivable, subject to an availability block of 10% of gross availability with a floor of $1.0 million. The agreement was also subject to a minimum utilization of $4.0 million and had a maturity date of August 31, 2025. The obligations under the EBC Credit Agreement were guaranteed by AutoWeb’s U.S. subsidiaries and secured by a first priority lien on all of AutoWeb’s U.S. subsidiaries’ tangible and intangible assets.

On February 9, 2023, AutoWeb entered into the first amendment to the EBC Credit Agreement, whereby the availability block was reduced to a floor of $0.5 million or 5% of gross availability.

D-13

Buyerlink, Inc. and Subsidiaries
Notes to consolidated financial statements

On September 19, 2023, AutoWeb entered into the second amendment to the EBC credit Agreement, whereby the availability block was further reduced to a floor of $0.25 million or 2.5% of gross availability.

As of December 31, 2023, the Company had $6.0 million outstanding under the EBC Credit Agreement and approximately $1.7 million of net borrowing availability.
Financing costs related to the EBC Credit Agreement were deferred over the initial term of the loan. At December 31, 2023, financing costs, net of accumulated amortization, of approximately $140 thousand and $157 thousand, respectively, were included in debt, current portion on the Company’s consolidated balance sheets. The interest rate per annum applicable to borrowings under the EBC Credit Agreement was the Adjusted Term SOFR (as defined in the EBC Credit Agreement) plus 6% (11.46% at December 31, 2023). The adjusted term SOFR was equal to the forward looking term rate based on SOFR for one month as published by the Term SOFR Administrator plus 11.448 basis points per annum, provided that if Adjusted Term SOFR as so determined shall ever be less than 1.00% then Adjusted Term SOFR shall be 1.00%.

In June 2024, the outstanding balance with EBC was paid off by OPG, on behalf of AutoWeb. This payoff was accounted for as a debt extinguishment under ASC 470, Debt. As a result, the Company recorded a loss on extinguishment of debt in the amount of $0.1 million deferred issuance costs associated with the loan and entered into a short-term related party note payable with OPG for the balance of the payoff.

CitiBank N.A.

On August 21, 2024, the Company entered into a credit agreement with CitiBank, N.A., (“Citi”), whereby Citi granted the Company a term loan of $31.0 million and a trade loan of up to $10.0 million. The Company drew the full amount of the term loan and a portion of the trade loan and repaid all outstanding debt at that time, including the short-term related party note payable to OPG. The maturity date of the CitiBank N.A. loans is August 21, 2028. The term loan has a four-year amortization schedule with quarterly principal and interest payments. The interest rate on the term loan was determined as the sum of adjusted term SOFR for the applicable interest period plus the applicable margin of 3%. Principal and interest payments commenced on September 30, 2024.

The $10.0 million trade loan has a maturity date of August 31, 2028 and an interest rate that is determined as the SOFR reference rate plus a margin of 2.5%. The Company can draw from this loan up to 90% of its accounts receivable balances that are aged less than 30 days. Additionally, the Company can set the tenor of each draw up to a maximum of 75 days, at which time, the loan is required to be re-paid, or backed by updated accounts receivables. At March 31, 2025 the outstanding balance on this loan was $5.8 million and the average tenor was 60 days.

The Company’s bank debt consists of the following loans as of March 31, 2025 and December 31, 2024 (amounts in thousands):

D-14

Buyerlink, Inc. and Subsidiaries
Notes to consolidated financial statements

For the three months ended March 31, 2025, the Company’s total interest expense was $0.7 million, of which $0.6 million represents contractual interest, and $0.1 million represents amortization of debt issuance costs. For the three months ended March 31, 2024, the Company’s total interest expense was $1.0 million, of which $0.9 million represents contractual interest, and $0.1 million represents amortization of debt issuance costs. The effective interest rate on the Company’s debt was 8.91% and 9.12% for the three months ended March 31, 2025 and 2024, respectively.

The Company’s minimum principal payments under these debt agreements for the remainder of the year and future years are as follows (amounts in thousands):

The Company’s credit agreements with Citi contain customary covenants that include, among other things, limitations on additional indebtedness, liens, mergers and acquisitions, asset sales, distributions and compliance with certain financial covenants including an agreed upon fixed coverage charge ratio.

8.Stockholder’s Equity (Deficit)

Common Stock. As of March 31, 2025 and December 31, 2024, the Company has authorized 1,000 shares of common stock and has 1,000 shares issued and outstanding.

Preferred Stock. As of March 31, 2025 and December 31, 2024, the Company has authorized 1,000 shares of preferred stock and has 1,000 shares issued and outstanding. Preferred stock is not subject to mandatory redemption and holders rank senior to the holders of common stock with respect to dividend rights and rights upon the Company’s liquidation, dissolution or winding up of its affairs. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or other liquidation event, the holders of each series of preferred stock are entitled to a liquidation preference of $22,300 per share plus any dividends accrued but unpaid at the time of the event, or an amount equivalent to the common stock price immediately before a liquidation event, depending on the type of event. Dividends on preferred stock accrue annually at 5% of the stated value of the preferred shares ($22,300 per share) and are payable only when, as, and if declared by the board of directors and at the Company’s discretion. At March 31, 2025, the Company had $0.7 million in undeclared, unpaid dividends. As these accrued dividends are contingent on board of director declaration and/or liquidation, dissolution or winding up of the Company or other liquidation event, no accrued dividends will be recorded in the Company’s condensed consolidated balance sheets until such time as satisfaction of these contingencies are considered probable. No preferred stock dividends were declared or paid during the three months ended March 31, 2025 or March 31, 2024. All of the Company’s preferred stock is held by the Company’s Parent.

Distributions. During the three months ended March 31, 2025 and 2024, the Company made net distributions totaling $2.8 million and $145 thousand, respectively.

Distribution Rights. The Company has granted certain employees “Distribution Rights,” as defined in agreements entered into with these employees (the “Distribution Rights Agreements”), wherein they may participate in the net proceeds resulting from the sale of the Company or one of its subsidiaries. As of March 31, 2025, such employees are entitled, in the aggregate, to approximately 9% of the net proceeds in the event the Company is sold.

D-15

Buyerlink, Inc. and Subsidiaries
Notes to consolidated financial statements

The employees are subject to certain terms and conditions described in the Distribution Rights Agreements and are required to be employed by the Company at the time of the sale and related distributions. In accordance, with ASC 718, Stock Compensation, no compensation expense and no accrued compensation has been recorded as the Distribution Rights are contingent in nature, and at March 31, 2025, the Company has determined that it is not probable that the contingencies will be met.

9.Net Income per Share.

The following table summarizes the computation of basic and diluted net income per share for the three months ended March 31, 2025 and 2024 (in thousands, except shares outstanding and Net Income per Share).

10.Commitments and Contingencies

Leases. The Company determines if an arrangement is a lease at inception. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. Operating lease ROU assets and lease liabilities are recognized at the commencement date of the lease based on the present value of lease payments over the lease term. When readily determinable, the Company uses the implicit rate in determining the present value of lease payments. The implicit rates of the Company’s leases are not readily determinable and accordingly, the Company used the incremental borrowing rate based on the information available at the commencement date for all leases. The Company reviews the rate on annual basis. The ROU asset also includes any lease payments made and excludes lease incentives. Lease expense for lease payments is recognized on a straight-line basis over the lease term. Total lease cost was $350 thousand and $356 thousand for the three months ended March 31, 2025 and 2024, including de minimis short-term and variable lease costs.

At March 31, 2025, the Company had a weighted-average remaining lease term of 6.88 years and a weighted average discount rate of 3.53%. At March 31, 2024, the Company had a weighted-average remaining lease term of 7.45 years and a weighted average discount rate of 3.71%.

D-16

Buyerlink, Inc. and Subsidiaries
Notes to consolidated financial statements

Future minimum lease payments required under leases for the remainder of the year and future years are as follows (amounts in thousands):

During the three months ended March 31, 2025 and 2024, cash paid for amounts included in the measurement of lease liabilities was $0.3 million.

Legal Proceedings. The Company is subject to legal proceedings arising in the ordinary course of business. Although occasional adverse decisions or settlements may occur, management believes that the final disposition of such matters will not have a material adverse effect on the Company’s condensed consolidated financial statements.

11.Income Taxes

The Company computes tax provision for or benefit from income taxes by applying the estimated annual effective tax rate to income or loss from recurring operations and adding the effects of any discrete income tax items specific to the period. The effective tax rate for the three months ended March 31, 2025 was approximately 6%. Excluding discrete tax benefit related to deferred tax asset setup resulting from the contribution of OPS and California.com by OPG to the Company, the effective tax rate was approximately 26%. The difference from the federal statutory rate of 21% was primarily due to state income tax expenses. The provision for income taxes consists of $1.7 million in income tax expense offset by $1.3 million in deferred tax benefit for the three months ended March 31, 2025.

The effective tax rate for the three months ended March 31, 2024 was approximately (382%). The large discrete benefit during the three months ended March 31, 2024 is related to the valuation allowance release of deferred tax assets associated with our Autoweb subsidiary as the Company determined that it is more likely than not that all of its deferred tax assets are realizable. Excluding the discrete benefit mentioned above, the effective tax rate was approximately 24% for the three months ended March 31, 2024. The difference from the federal statutory rate of 21% was primarily due to state income tax expenses. The provision for income taxes consists of $1.2 million in income tax expense offset by $17.0 million in deferred tax benefit for the three months ended March 31, 2024.

12.Related Party Transactions

The Company has operating lease agreements expiring in August 2032 and October 2032 with a company owned by the Chief Executive Officer for office space in Walnut Creek, California. The lease contains a renewal option at escalated monthly rates. Rent expense was $152 thousand and $151 thousand for the three months ended March 31, 2025 and 2024, respectively. Accounts payable included $35 thousand to this company as of March 31, 2025 and December 31, 2024, respectively. Right-of-use assets included $4.1 million and $4.2 million as of March 31, 2025 and
D-17

Buyerlink, Inc. and Subsidiaries
Notes to consolidated financial statements

December 31, 2024, respectively, and lease liabilities included $4.7 million and $4.8 million associated with this company as of March 31, 2025 and December 31, 2024, respectively.

During the three months ended March 31, 2025, the Company incurred expenses owed to OPG for administrative support and advisory services, travel related expenses and interest expenses in the amount of $0.7 million. During the three months ended March 31, 2024, the Company incurred expenses to OPG for administrative support and advisory services, travel related expenses and interest expenses in the amount of $0.9 million. Accounts payable included $0.2 million related to this company, as of December 31, 2024. Accounts receivable, net included $18 thousand as of March 31, 2025 and $34 thousand as of December 31, 2024. Additionally, $0.1 million was included in deposits and other assets related to other de minimis activity with this company at March 31, 2025 and December 31, 2024.

Upon consummation of the acquisition of AutoWeb on August 31, 2022, AutoWeb entered into a loan agreement with OPG whereby OPG paid certain acquisition related expenses on behalf of AutoWeb, totaling $2.2 million. During the year ended December 31, 2024, the Company borrowed $4 million from OPG in order to pay off the EBC loan (see Note 7). The loan was paid off on September 4, 2024.

The Company entered into an agreement to purchase OPS and California.com from OPG for a total of $9.7 million. As an initial down payment, the Company forgave a notes receivable balance of $1.0 million owed to the Company by OPG. Additionally, the Company entered into a promissory note to pay the remaining balance of the purchase price to OPG in equal quarterly payments at a 7% interest rate beginning on March 31, 2026. As these purchases were deemed acquisitions of entities under common control, the loan is included in the Company’s condensed consolidated balance sheets as of January 1, 2024, the earliest period presented. The outstanding balance was $8.7 million as of March 31, 2025 and December 31, 2024.

As of March 31, 2025 and December 31, 2024, deposits and other assets included $0.4 million related to amounts receivable from employees, of which, $0.3 million is receivable from the Company’s Chief Executive Officer and ultimate owner.
During the three months ended March 31, 2025 and 2024, the Company donated $135 thousand and $111 thousand, respectively, to a non-profit organization of which the Chief Executive Officer and owner of the Company is a board member. The Company had $5 thousand and $24 thousand in revenue from this organization during the three months ended March 31, 2025 and 2024, respectively. Accounts payable included $87 thousand associated with this organization as of December 31, 2024. Additionally, Accounts receivable, net included $42 thousand and $0.2 million associated with this organization as of March 31, 2025 and December 31, 2024, respectively.

13.Segments

    The Company consists of one reporting segment related to its digital marketing and advertising services. This segment provides services predominantly within the United States and manages its business on a consolidated basis. Management evaluated the basis upon which the chief operating decision maker (“CODM”), which is the CEO, viewed and reacted to information in relation to the overall organizational structure to determine the reportable segments of the Company. The CODM uses consolidated net income to evaluate segment assets, which are the consolidated total assets as presented on the condensed consolidated balance sheets, to identify areas of opportunity to streamline processes and reduce operational spend in order to improve operations on a go forward basis. The CODM is regularly provided with information related to the Company’s consolidated net income which is used in assessing performance and in determining resource allocation. The CODM is also provided with expense information as presented on the condensed consolidated statements of income as additional measures of segment profit.

D-18

Buyerlink, Inc. and Subsidiaries
Notes to consolidated financial statements

14.Subsequent Events

On April 2, 2025, the Company entered into amendment number 3 to the Citibank N.A. loan agreement. The amendment updated the terms and conditions of the original agreement to include OPS and California.com as subsidiaries of the Company and therefore included as additional guarantors of the Citibank N.A. debt. Additionally, the agreement included provisions requiring the Company’s related party promissory note associated with the OPS and California.com transaction to be subordinated to the Citibank N.A. debt in all respects.

On May 1, 2025, the Company entered into a lease amendment with the lessor of the Company’s Walnut Creek, California location. The amendment combined certain separate lease agreements and extended the lease term to April 30, 2040. The lease includes two five year renewal options at escalated monthly rates.

On May 14, 2025, the Company entered into a five year lease extension related to its Yerevan, Armenia location. The lease extension begins on August 21, 2025 and expires on August 21, 2030 with no rent escalations and an option to renew for an additional three and one half years.

On June 25, 2025, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Inspirato Incorporated (“Inspirato”), a Delaware corporation, publicly traded on the NASDAQ stock exchange. Pursuant to the Merger Agreement, through a series of mergers, the Company will survive as a wholly owned subsidiary of Inspirato. In connection with the Merger, and as consideration of the Merger, Inspirato will issue to the Parent (i) 73,896,235 shares of Inspirato Class A common stock and (ii) 8,262,327 shares of newly designated Inspirato preferred stock, in each case prior to the Reverse Split and subject to certain adjustments discussed in the Merger Agreement. Immediately following the Merger, Inspirato will change its name to One Planet Platforms, Inc. and will continue as the publicly traded holding company for both Buyerlink and Inspirato.

The completion of the Merger is subject to satisfaction or waiver of certain customary mutual closing conditions and the Merger Agreement contains customary representations warranties and pre-closing covenants.

Management has evaluated events subsequent to the condensed consolidated balance sheets date through, the date these condensed consolidated financial statements were available to be issued and, other than the items discussed above, noted no additional subsequent events requiring disclosure.

D-19

PRELIMINARY PROXY CARD DATED [ ] — SUBJECT TO COMPLETION

A	Proposals – The Board of Directors recommend a vote FOR Proposals 1, 2, 3, and 4.

For	Against	Abstain	For	Against	Abstain
1.     To approve, for purposes of complying with Nasdaq Rule 5635, the Stock Issuance pursuant to the Agreement and Plan of Merger, dated June 25, 2025, by and among Inspirato Incorporated, RR Merger Sub, Inc., and Buyerlink, Inc.
☐	☐	☐
2.     To approve an amendment to Inspirato’s certificate of incorporation to increase the authorized number of shares of Inspirato Common Stock and Inspirato Preferred Stock to facilitate the issuance of the Merger Consideration required by the Agreement and Plan of Merger, dated June 25, 2025, by and among Inspirato Incorporated, RR Merger Sub, Inc., and Buyerlink, Inc.
			☐	☐	☐
For	Against	Abstain	For	Against	Abstain

3. To approve thean amendment to Inspirato's certificate of incorporation to effect a reverse stock split pursuant to which each five shares of Inspirato Common Stock and Inspirato Preferred Stock would be combined into one share of Inspirato Common Stock and Inspirato Preferred Stock, respectively.
☐	☐	☐
4. To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Stock Issuance Proposal and/or the Authorized Shares Proposal.
			☐	☐	☐

1

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Notice of Special Meeting of Shareholders
Proxy Solicited by Board of Directors for Special Meeting
Brent Wadman, General Counsel of Inspirato Incorporated, with the power of substitution, is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of Inspirato Incorporated to be held on [     ] or at any postponement or adjournment thereof.
Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxy will have authority to vote FOR items 1, 2, and 3.
In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.
(Items to be voted appear on reverse side)
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